As filed with the Securities and Exchange Commission on May 16, 2000

                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION
             (Exact name of Registrant as specified in its Charter)
                                    Delaware
                            (State of Incorporation)
                                   13-4112735
                     (I.R.S. Employer Identification Number)
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
   (Address and telephone number of Registrant's principal executive offices)

                              John L. Fearey, Esq.
                    PaineWebber Asset Acceptance Corporation
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                             Michael S. Gambro, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                  212-504-6000

================================================================================


            Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of each                      Proposed     Proposed maximum
    class of                         maximum         aggregate        Amount of
securities to be    Amount to be  offering price     offering       registration
   registered (1)   registered    per unit (2)      price (2)          fee

  Asset-Backed      $1,000,000        100%          $1,000,000         $264
Certificates and
  Asset-Backed
Notes, issued in
   series
--------------------------------------------------------------------------------

(1) This Registration Statement and the registration fee pertain to the initial offering of the Asset-Backed Certificates and Asset-Backed Notes registered hereunder by the Registrant and to offers and sales relating to market-making transactions by PaineWebber Incorporated, an affiliate of the Registrant. The amount of Asset-Backed Certificates and Asset-Backed Notes that may be initially offered hereunder and the registration fee shall not be affected by any offers and sales relating to any such market-making transactions.

(2) Estimated solely for the purpose of calculating the registration fee.

                         -------------------------------

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

This Registration Statement includes two base prospectuses and four forms of prospectus supplement. Version 1 of the base prospectus may be used in offering a series of certificates or notes backed by equipment leases and equipment loans. Version 2 of the base prospectus may be used in offering a series of certificates or notes backed by receivables consisting of auto loans, auto leases, recreational vehicle loans, boat loans, lottery proceeds, litigation settlement proceeds and other structured settlements. Version 1 of the form of prospectus supplement may be used in offering a series of certificates backed by equipment leases and equipment loans. Version 2 of the form of prospectus supplement may be used in offering a series of notes backed by equipment leases and equipment loans. Version 3 of the form of prospectus supplement may be used in offering a series of certificates backed by receivables consisting of auto loans, auto leases, recreational vehicle loans, boat loans, lottery proceeds, litigation settlement proceeds and other structured settlements. Version 4 of the form of prospectus supplement may be used in offering a series of notes backed by receivables consisting of auto loans, auto leases, recreational vehicle loans, boat loans, lottery proceeds, litigation settlement proceeds and other structured settlements. Each form of prospectus supplement is meant to be illustrative of the type of disclosure that might be presented for a series of certificates or notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series. These forms assume the possibility of credit enhancement in the form of overcollateralization and a security insurance policy, but as described in each base prospectus, the types of credit support may vary from series to series. Each base prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus and prospectus supplement. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED MAY 16, 2000

PROSPECTUS
_______________, 2000

                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION,
                                    Depositor

                      EQUIPMENT CONTRACT BACKED SECURITIES
                              (Issuable in Series)

     PaineWebber Asset Acceptance Corporation from time to time will offer equipment contract backed certificates or equipment contract backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust fund consisting primarily of any combination of the following receivables:

     o finance leases,

     o installment sale contracts,

     o loan contracts, and

     o participation interests in finance leases and installment sale and loan contracts.

     Each trust fund may also include a security interest in the underlying equipment and any related property and proceeds.

     The certificates of a series will represent beneficial ownership interests in the trust fund. The notes of a series will represent indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     The securities will not represent obligations of PaineWebber Asset Acceptance Corporation or any of its affiliates. No governmental agency will insure the certificates or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes of any series, or, if it does develop, that it will continue.

                                   ----------

                            PAINEWEBBER INCORPORATED

     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" in this prospectus and as may be described in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We may retain or hold for sale, from time to time, one or more classes of a series of certificates, or notes, as applicable. We may offer some classes of the certificates or notes, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933. These offerings will not be made under this prospectus or the related registration statement.

                                   ----------

     We will acquire the receivables in the trust fund for a series from one or more affiliated or unaffiliated receivables sellers. Each receivables seller will be an entity, including vendors, generally in the business of originating or acquiring their particular type of receivables. We will acquire the receivables from the related receivables seller(s) on or prior to the date of issuance of the related securities, as described in this prospectus and in the related prospectus supplement. The receivables included in a trust fund will be serviced by a servicer described in the related prospectus supplement.

                                   ----------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY OF TERMS..............................................................1
RISK FACTORS.................................................................15
   Limited Liquidity of Securities May Adversely Affect the
      Market Value of Your Securities........................................15
   Competing Claims to Ownership of Finance Leases or Installment
      Sale or Loan Contracts May Result in Reduced Payments
      on Your Securities.....................................................15
   Security Interests of Other Persons May be Superior to the
      Trustee's Interests Which May Result in Reduced Payments
      on Your Securities.....................................................16
   Issuer May Not Fully Recover Upon Repossession and Disposition............16
   Insolvency and Bankruptcy Proceedings Could Adversely
      Affect Payments on the Securities......................................17
   Equipment May Become Obselete.............................................18
   Levels of Delinquencies May Increase......................................18
   Some Classes of Securities May Be Subordinated in Priority
      of Payment.............................................................18
   Securityholders Must Rely on Limited Receivables for Repayment............19
   The Issuance of Another Series by a Master Trust May Adversely
      Affect Payments on the Securities......................................19
   Book-Entry Registration May Decrease Liquidity and Delay Payment..........19
   A Reduction in the Rating of a Credit Enhancer Could Result
      in a Reduced Rating for the Securities.................................20
   Yield is Sensitive to Rate of Principal Prepayments on Receivables........20
   UCC Provisions May Affect Enforcement of Leases...........................22
   Contracts Related to Software and Services May Not Be Paid................22
DEFINED TERMS................................................................22
THE TRUST FUNDS..............................................................22
THE ISSUERS..................................................................25
THE RECEIVABLES..............................................................26
   Receivables Pools.........................................................26
   Delinquencies, Repossessions, and Net Losses..............................26
   Maturity and Prepayment Considerations....................................26
   Acquisition of Receivables From Receivables Sellers.......................27
USE OF PROCEEDS..............................................................27
THE DEPOSITOR................................................................28
THE TRUSTEE..................................................................28
DESCRIPTION OF THE SECURITIES................................................28
   General...................................................................28
   General Payment Terms of Securities.......................................29
   Master Trusts.............................................................31
   Book-Entry Registration...................................................33
   Definitive Securities.....................................................36
   Reports to Securityholders................................................37
DESCRIPTION OF THE TRUST AGREEMENTS..........................................37
   Acquisition of the Receivables Under a Receivables Acquisition
      Agreement..............................................................38
   Accounts..................................................................38
   The Servicer..............................................................39
   Servicing Procedures......................................................39
   Payments on Receivables...................................................40
   Servicing Compensation....................................................40
   Distributions.............................................................41
   Credit and Cash Flow Enhancements.........................................41
   Statements to Indenture Trustees and Trustees.............................42
   Evidence as to Compliance.................................................42
   Certain Matters Regarding the Servicers...................................43
   Servicer Default..........................................................43
   Rights Upon Servicer Default..............................................44
   Waiver of Past Defaults...................................................44
   Amendment.................................................................44
   Termination...............................................................45
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.....................................46
   General...................................................................46
   The Equipment.............................................................46
FEDERAL INCOME TAX CONSIDERATIONS............................................48
   FASITs....................................................................49
   Issuers Treated as Partnerships...........................................49
      Tax Characterization of the Issuer as a Partnership....................49
      Tax Consequences to Holders of the Notes...............................50
      Tax Consequences to Holders of the Certificates........................52
   Issuers Treated as Grantor Trusts.........................................57
      Tax Characterization of Grantor Trusts.................................57
      Strip Certificates.....................................................61
ERISA CONSIDERATIONS.........................................................65
   General...................................................................65
   Certain Requirements Under ERISA and the Code.............................66
      General................................................................66
      Parties in Interest/Disqualified Persons...............................66
      Delegation of Fiduciary Duty...........................................67
      Applicability to Non-ERISA Plans.......................................67
   Non-ERISA Plans and Exempt Plans..........................................67
   Unrelated Business Taxable Income--Residual Certificates..................68
METHODS OF DISTRIBUTION......................................................68
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................70

LEGAL MATTERS................................................................71
FINANCIAL INFORMATION........................................................71
ADDITIONAL INFORMATION.......................................................71
RATING.......................................................................71
GLOSSARY OF TERMS............................................................73

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

     (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     The description of terms in the accompanying prospectus supplement will include:

     o details regarding the class or classes of the securities;

     o the rate of interest, other applicable rate or the manner of determining the rate and authorized denominations of each class of the securities;

     o information concerning the receivables and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement relating to one or more pools of receivables or the related securities;

     o the specified interest of each class of securities in the distributions from the trust fund and the manner and priority of the distributions from the trust fund;

     o information as to the nature and extent of subordination of a series of securities;

     o the date of payment to securityholders;

     o information regarding the servicer(s) for the related receivables;

     o information regarding the receivables seller(s) for the related receivables and the underwriting guidelines used by the receivables seller(s) for the receivables;

     o the circumstances under which each trust fund may be subject to early termination;

     o information regarding tax considerations; and

     o additional information with respect to the method of distribution of the securities.

     IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is PaineWebber Asset Acceptance Corporation, 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF SECURITIES.

RELEVANT PARTIES

   Issuer.................... With respect to each series of securities the issuer will be:

                              o the depositor;

                              o a special-purpose company organized and
                                established by the depositor; or

                              o a trust to be formed by the depositor.

                              See "The Issuers" in this prospectus.

   Depositor................. PaineWebber Asset Acceptance Corporation, the
                              depositor, is a corporation organized under the laws of the state of Delaware. The depositor's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (212) 713-2000. See "The Depositor" in this prospectus.

   Servicer.................. The servicer for each trust fund will be specified in the related prospectus supplement. The servicer will service the receivables comprising each trust fund and administer each trust fund according to the related servicing agreement. The servicer may subcontract all or any portion of its obligations as servicer under each servicing agreement to qualified subservicers but the servicer will remain liable with respect to its obligations. See "The Servicer" in this prospectus.

   Receivables Seller(s)..... The depositor will acquire the receivables from one or more affiliated or unaffiliated receivables sellers.

   Trustee................... The trustee for each series of securities will be specified in the related prospectus supplement. In addition, the issuer may separately enter into an indenture and may issue notes under the indenture. If the issuer is a trust and separately enters into an indenture and then issues notes under the indenture, the issuer and the indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.

SECURITIES

   Description of
   Securities................ Each class of securities of any series will either be:

                              o certificates which evidence beneficial ownership
                                in a segregated pool of receivables; or

                              o notes which represent indebtedness of the issuer
                                secured by the trust fund, as described in this prospectus and in the related prospectus supplement.

                              For each series we will establish a trust fund consisting primarily of any combination of the following receivables, together with all related monies that are received:

                              o finance leases;

                              o installment sale contracts;

                              o loan contracts; or

                              o participation interests in the finance leases
                                and installment sale and loan contracts.

                              Each trust fund also may include a security interest in the underlying equipment and related property together with the related proceeds.

                              The equipment underlying the receivables included in each trust fund will be limited to personal property which is leased or financed by the related receivables seller to a lessee. This lease or financing will be under installment sale or loan contracts. These installment sale contracts or loan contracts are either "chattel paper," as defined in the Uniform Commercial Code, or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. This equipment will be further limited to personal property which is subject to:

                              o UCC provisions relating to title transfer,
                                security interests and remedies on default; and

                              o equipment leased to the related lessee for use
                                by the lessee in the ordinary course of business or for home use such as:

                                o medical equipment;

                                o restaurant equipment;

                                o film and video production equipment;

                                o other industrial and production equipment;

                                o data processing equipment;

                                o telecommunications equipment; or

                                o office equipment and furniture.

                              No trust fund will include receivables with respect to which the related finance lease or installment sale or loan contract or the related equipment is subject to federal or state registration or titling requirements which differ materially from, or replace, standard UCC provisions governing:

                              o the manner in which title or security interests
                                in "chattel paper" or the related equipment is determined or perfected; or

                              o remedies on default.

                              For example, no trust fund will include
                              receivables for which the underlying finance lease or installment sale or loan contract or equipment relate to:

                              o motor vehicles;

                              o aircraft;

                              o ships or boats;

                              o firearms or other weapons;

                              o railroad rolling stock;

                              o facilities such as factories, warehouses or
                                plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

                              However, the receivables may include finance leases and installment sale and loan contracts and a security interest in the equipment relating to individual, discrete components of assets like those listed above.

                              The related prospectus supplement will specify if there is credit enhancement with respect to a trust fund or any class of securities. Credit enhancement may include any one or more of the following:

                              o a financial guaranty insurance policy issued by
                                an insurer specified in the related prospectus supplement;

                              o a reserve account;

                              o letters of credit;

                              o credit or liquidity facilities;

                              o third party payments or other support; or

                              o cash deposits or other arrangements.

                              In addition, credit enhancement may be provided by means of subordination, cross-support among the receivables or over-collateralization. The depositor will acquire the receivables from the related receivables seller(s) on or prior to the date of issuance of the related securities, as described in this prospectus and in the related prospectus supplement.

                              With respect to securities representing beneficial ownership interests in a trust, each trust will be established under a pooling agreement between the depositor and the trustee named in the pooling agreement. Each pooling agreement will describe the related pool of receivables held by the trust.

                              With respect to securities that represent debt issued by the issuer, the issuer will enter into an indenture between the issuer and the trustee named in the indenture. Each indenture will describe the related pool of receivables comprising the trust fund and securing the debt issued by the related issuer.

                              The receivables comprising each trust fund will be serviced by the servicer under a servicing agreement between the servicer and the related issuer.

                              Any individual trust fund may contain in a single agreement, or in several agreements:

                              o the contractual arrangements relating to the
                                establishment of a trust, if any;

                              o the servicing of the related receivables;

                              o and the issuance of the related securities.

                              These agreements may combine certain aspects of the pooling agreement, the servicing agreement and the indenture. For example, the agreement may be in the form of a pooling and servicing agreement, or a servicing and collateral management agreement.

                              The trustee is any and all persons acting as trustee under a trust agreement. For purposes of this prospectus, the term "trust agreement" as used with respect to a trust fund means:

                              o any and all agreements relating to the
                                establishment of a trust, if any;

                              o the servicing of the related receivables; and

                              o the issuance of the related securities.

   Securities Will
   Be Non-Recourse........... Except for certain non-recourse debt described under "Federal Income Tax Considerations," the securities will not be obligations of the depositor, the related servicer, the related receivables seller(s) or any person other than the related issuer in the case of securities issued as debt. The notes of a given series will represent obligations of the issuer. The certificates of a given series represent beneficial interests in the related issuer only. In each case, the sole source of payment for the securities will be the receivables of the issuer. As may be described further in the related prospectus supplement, certain types of credit enhancement, including the following, may constitute a full recourse obligation of the issuer of the credit enhancement:

                              o a letter of credit;

                              o a financial guaranty insurance policy;

                              o a reserve fund; or

                              o any other credit enhancement provided in the
                                related prospectus supplement.

   General Nature of
   the Securities as
   Investments............... All of the securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies. Additionally, all of the securities offered under this prospectus and the related prospectus supplement will be of the fixed-income type. Fixed income securities generally, but not always, have a principal balance and a specified interest rate.

                              Each series or class of fixed income securities offered under this prospectus and the related prospectus supplement may have a different interest rate, which may be a fixed or adjustable rate. The related prospectus supplement will specify the interest rate for each series or class of fixed income securities or the initial interest rate and the method for determining subsequent changes to the interest rate.

                              A series may include one or more classes of fixed income securities, known as strip securities. These strip securities will be entitled to:

                              o principal distributions, with disproportionate,
                                nominal or no interest distributions; or

                              o interest distributions, with disproportionate,
                                nominal or no principal distributions.

                              In addition, a series of securities may include two or more classes of fixed income securities:

                              o that differ as to timing, sequential order,
                                priority of payment, interest rate, amount of distribution of principal or interest or both; or

                              o as to which distributions of principal or
                                interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of receivables.

                              These series may include one or more classes of fixed income securities known as accrual securities. Accrual securities will not have a portion of their accrued interest distributed. Rather, the accrued interest will be added to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, of those classes of fixed income securities on each payment date, or in the manner described in the related prospectus supplement.

                              A series may include one or more other classes of fixed income securities that are senior to one or more other classes of fixed income securities in respect of a portion of the distributions of principal and interest and allocations of losses on receivables, if provided for in the related prospectus supplement. In addition, certain classes of senior fixed income securities, or subordinate fixed income securities may be senior to other classes of senior or subordinate fixed income securities in respect of these distributions or losses.

   General Payment
   Terms of Securities....... The holders of the securities will be entitled to receive payments on their securities on specified payment dates. Payment dates with respect to fixed income securities will generally occur monthly, quarterly or semi-annually, as described in the related prospectus supplement.

                              The related prospectus supplement will describe a record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date. The payment date will be a specified day of each month described in the related prospectus supplement.

                              Each trust agreement will provide for, and the related prospectus supplement will describe, a remittance period preceding each payment date. For example, in the case of monthly-pay securities, the remittance period may be the calendar month preceding the month in which a payment date occurs. Collections received on or with respect to the related receivables constituting a trust fund during a remittance period will be required to be remitted by the servicer to the related trustee prior to the related payment date and will be used to fund payments to securityholders on the payment date.

                              The related trust agreement may provide that all or a portion of the payments collected on the related receivables may be applied by the related trustee to the acquisition of additional receivables during a specified period rather than be used to fund payments of principal to securityholders during that period. The result of this application of funds is that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest only or revolving period may, upon the occurrence of specified events that may be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities. In addition, the related trust agreement may provide that all or a portion of the collected payments may be retained by the trustee, and held in certain temporary investments for a specified period prior to being used to fund payments of principal to securityholders.

                              The retention and temporary investment by the trustee of the collected payments may be required by the related trust agreement for the purpose of:

                              o slowing the amortization rate of the related
                                securities relative to the rent payment schedule of the related receivables; or

                              o attempting to match the amortization rate of the
                                related securities to an amortization schedule established at the time the securities are issued.

                              This retention and temporary investment feature may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in distributions to the specified securityholders and an acceleration of the amortization of those securities.

                              Neither the securities nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or the depositor, the related servicer, the related receivables seller, any trustee, or any of their affiliates.

MASTER TRUSTS; ISSUANCE OF
ADDITIONAL SERIES............ A trust agreement may authorize the trustee to issue equity certificates which evidence the equity interest in a master trust. The trust agreement may provide that the depositor may cause the related trustee to issue one or more new series of securities which would cause a reduction in the related equity interest in the master trust represented by the related equity certificate. Under this type of trust agreement, the depositor may determine the terms of any new series. See "Description of the Securities--Master Trusts" in this prospectus.

                              The depositor may cause the related trustee to offer any new series to the public or other investors, in transactions:

                              o either registered or exempt from registration
                                under the Securities Act of 1933; and

                              o directly or through one or more underwriters or
                                placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                              A new series to be issued by a master trust which has a series outstanding may, as may be described in the related prospectus supplement, only be issued upon satisfaction of the conditions described under "Description of the

                              Securities--Master Trusts" in this prospectus. These conditions will include the condition that the subsequent issuance will not effect the rating given to any existing series issued by the master trust. Securities secured by receivables held by a master trust will be entitled to monies received relating to those receivables on a pari passu basis with the other securities issued under the other trust agreements by that master trust.

CROSS-COLLATERALIZATION...... The source of payment for securities of each series will be the receivables of the related trust fund only. However, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

                              Common pools of credit enhancement include:

                              o a master reserve account;

                              o a master insurance policy; or

                              o a master collateral pool consisting of similar
                                receivables.

TRUST FUNDS.................. As may be specified in the related prospectus supplement, each trust fund will consist of the related finance leases and installment sale and loan contracts, and may include a security interest in the related equipment. To the extent specified in the related prospectus supplement, credit enhancement with respect to a trust fund or any class of securities may include any one or more of the following:

                              o a policy issued by an insurer specified in the
                                related prospectus supplement;

                              o a reserve account;

                              o letters of credit;

                              o credit or liquidity facilities;

                              o repurchase obligations;

                              o third party payments or other support; or

                              o cash deposits or other arrangements.

                              Credit enhancement also may be provided by means of subordination, cross-support among the receivables or over-collateralization. See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus. The finance leases and installment sale and loan contracts are either obligations for the lease or purchase of the equipment, or evidence borrowings used to acquire the equipment. These finance leases and installment sale and loan contracts entitle the related lessor to payments of rent and related payments and to either:

                              o the return of the equipment at the termination
                                of the finance leases and installment sale and loan contracts; or

                              o with respect to some of the sale and loan
                                contracts, the payment of a purchase price for the equipment at the election of the lessee.

                              The leases will consist of finance leases. Finance leases usually have a term greater than three years. In a finance lease, the lessor transfers substantially all benefits and risks of ownership to the lessee.

                              In accordance with Statement of Financial
                              Accounting Standards No. 13, a lease is classified as a finance lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria:

                              o the lease transfers title and ownership of the
                                equipment to the lessee by the end of the lease term;

                              o the lease contains a bargain purchase option;

                              o the lease term at inception is at least 75% of
                                the estimated life of the equipment; or

                              o the present value of the minimum lease payments
                                is at least 90% of the fair market value of the equipment at beginning of the lease.

                              Installment sale contracts and loan contracts secured by the related equipment provide for scheduled payments which fully amortize the amount financed by an obligor. The related prospectus supplement will describe the type and characteristics of the sale and loan contracts included in each trust fund relating to the securities offered pursuant to this prospectus and the related prospectus supplement.

                              With respect to the receivables comprising each trust fund, the depositor will acquire the related receivables from the receivables seller through a receivables acquisition agreement or another agreement as may be specified in the related prospectus supplement. The finance lease or installment sale or loan contract so acquired may consist of participation interests in the finance lease or installment sale or loan contracts that evidence the obligor's obligation to pay.

                              The receivables will either be:

                              o transferred to an issuer under a pooling
                                agreement; or

                              o pledged to a trustee on behalf of
                                securityholders under an indenture.

                              The rights and benefits of the depositor or transferor under a receivables acquisition agreement will be assigned to the trustee on behalf of the related securityholders.

PRE-FUNDING ACCOUNT.......... In addition, if specified in the related prospectus supplement, the trust fund will include monies on deposit in a pre-funding account to be established with the trustee. The pre-funding account will be used to acquire additional receivables from time to time during the pre-funding period specified in the related prospectus supplement. The amount in the pre-funding account, if any, will be reduced during the related pre-funding period by the amount used to purchase additional receivables. Any amount remaining in the pre-funding account at the end of the related pre-funding period will be distributed to the related securityholders in the manner described in the related prospectus supplement.

                              If specified in the related prospectus supplement, the depositor may be obligated to acquire from the related receivables seller(s) and to either transfer to an issuer or pledge to a trustee on behalf of securityholders, additional receivables from time to time during any pre-funding period specified in the related prospectus supplement.

REGISTRATION OF SECURITIES... Securities may be represented by global securities registered in the name of Cede & Co., as nominee of DTC, or another nominee. In this case, securityholders will not be entitled to receive definitive securities representing the securityholders' interests, except in the circumstances that may be described in the related prospectus supplement. See "Description of the Securities--Book-Entry Registration" in this prospectus.

CREDIT AND CASH FLOW
ENHANCEMENT.................. Credit enhancement with respect to a trust fund or any class of securities may include any one or more of the following:

                              o a policy issued by an insurer specified in the
                                related prospectus supplement;

                              o a reserve account;

                              o letters of credit;

                              o credit or liquidity facilities;

                              o third party payments or other support; and

                              o cash deposits or other arrangements.

                              Any form of credit enhancement will have certain limitations and exclusions from coverage which will be described in the related prospectus supplement. See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus.

RECEIVABLES ACQUISITION
AGREEMENT.................... The depositor or the related receivables seller may be obligated to acquire from the related trust fund any receivable transferred under a pooling agreement or pledged under an indenture if the interest of the securityholders in that receivable is materially and adversely affected by an uncured breach of any representation or warranty made by the depositor or the related receivables seller with respect to that receivable. To the extent that the depositor acquires any receivables, the related receivables seller may be obligated to acquire those receivables from the depositor under the related receivables acquisition agreement at the same time as the depositor's acquisition of the receivables from the applicable trust fund. The obligation of the depositor to acquire any receivables for which the related receivables seller has breached a representation or warranty may be subject to the related receivables seller's acquisition of those receivables from the depositor. In addition, if so specified in the related prospectus supplement, the depositor may reacquire certain receivables or substitute other receivables for those receivables held by a trust fund, subject to specified conditions set forth in the related trust agreement and receivables acquisition agreement.

SERVICER'S COMPENSATION...... The servicer will be entitled to receive a fee for servicing the finance leases and installment sale and loan contracts of each trust fund equal to a specified percentage of the value or principal balance of the receivables held in the related trust fund, as set forth in the related prospectus supplement. See "Description of the Trust Agreements--Servicing Compensation" in this prospectus.

OPTIONAL TERMINATION......... The related servicer, the related receivables seller, the depositor, or other entities may cause early retirement of a series of securities under the circumstances and in the manner set forth in this prospectus under "Description of the Trust Agreements--Termination" and as may be described in the related prospectus supplement.

MANDATORY TERMINATION........ The trustee, the related servicer or other entities that may be specified in the related prospectus supplement may be required to cause the early retirement of all or any portion of a series of securities. The applicable party would cause the early retirement by soliciting competitive bids for the purchase of the related trust fund or otherwise, in the manner specified under "The Trust Agreements-- Termination" in this prospectus.

TAX CONSIDERATIONS........... Securities of each series offered by this prospectus will, for federal income tax purposes, constitute either:

                              o interests in an issuer treated as a grantor
                                trust under applicable provisions of the Code;

                              o debt issued by an issuer or by the depositor; or

                              o interests in an issuer which is treated as a
                                partnership.

                              The prospectus supplement for each series of securities will summarize federal income tax considerations relevant to the purchase, ownership and disposition of the securities. Investors are advised to consult their tax advisors and to review "Federal Income Tax Considerations" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS......... The prospectus supplement for each series of securities will summarize considerations under ERISA, relevant to the purchase of those securities by employee benefit plans and individual retirement accounts. See "ERISA

                              Considerations" in this prospectus in the related prospectus supplement.

RATINGS...................... Each class of securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies. The ratings will address, in the opinion of the rating agencies, the likelihood that the issuer will be able to make timely payment of all amounts due on the related securities in accordance with the terms of the securities. The ratings will neither address any prepayment or yield considerations applicable to any securities nor constitute a recommendation to buy, sell or hold any securities.

                              The ratings expected to be received with respect to any securities will be set forth in the related prospectus supplement.

                                    RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

COMPETING CLAIMS TO OWNERSHIP OF FINANCE LEASES OR INSTALLMENT SALE OR LOAN CONTRACTS MAY RESULT IN REDUCED PAYMENTS ON YOUR SECURITIES

     In connection with the issuance of any series of securities, the related receivables seller(s) will transfer finance leases or installment sale or loan contracts to the depositor.

     The related trust agreement may provide either that:

     o the trustee will be required to maintain possession of the original copies of all finance leases and installment sale and loan contracts that constitute chattel paper; or

     o the depositor, the related receivables seller(s) or the related servicer will retain possession of the finance leases and installment sale and loan contracts.

If the depositor or a receivables seller retains possession of the related finance lease or installment sale or loan contract, the servicer may take possession of the original copies as necessary for its enforcement. If any finance lease or installment sale or loan contract remains in the possession of the depositor or a receivables seller, the related prospectus supplement may describe specific trigger events that will require delivery to the trustee. If the depositor, the servicer, the trustee, the receivables seller or other third party, sells or pledges and delivers the finance leases or installment sale or loan contracts to another party, in violation of the receivables acquisition agreement or the trust agreement, there is a risk that the other party could acquire an interest that has a priority over the issuer's interest.

     Furthermore, if the depositor, the servicer, a receivables seller or a third party, while in possession of the finance lease or installment sale or loan contract, is rendered insolvent, the event of insolvency may result in competing claims to ownership or security interests in the finance lease or installment sale or loan contract. The attempt, even if unsuccessful, could result in delays in payments on the securities. If successful, the claim could result in losses to the securityholders or an acceleration of the repayment of the securities. If provided in the related prospectus supplement, the related receivables seller(s) and the depositor will make certain representations and warranties with respect to the ownership of the finance lease or installment sale or loan contract as of the date of the transfer to the depositor and the issuer.

SECURITY INTERESTS OF OTHER PERSONS MAY BE SUPERIOR TO THE TRUSTEE'S INTERESTS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR SECURITIES

     Pursuant to the trust agreement for a particular series of securities, the trustee will be granted or assigned a security interest in the related equipment, and the receivables acquisition agreement will require the receivables seller to make certain representations and warranties with respect to the security interest in the equipment.

     As described in this prospectus and as may be described in the related prospectus supplement, because of the administrative burden and expense that would be entailed in so doing, neither the receivables seller nor the depositor will file, or necessarily will be required to file, UCC financing statements identifying the equipment as collateral pledged in favor of the related trustee on behalf of the securityholders. In the absence of these filings any security interest in the equipment will not be perfected in favor of the related trustee. As a result the trustee could lose priority of its security interest in the equipment. Neither the receivables seller nor the depositor will have any obligation to reacquire equipment as to which a loss of priority of security interest results in the loss of lien priority after the date the trust fund receives an interest in the equipment unless otherwise obligated in the related prospectus supplement.

ISSUER MAY NOT FULLY RECOVER UPON REPOSSESSION AND DISPOSITION

     If the depositor or the trustee must rely on repossession and disposition of equipment to recover scheduled payments due on defaulted finance lease or installment sale or loan contracts, the issuer may not receive the full amount due on a finance lease or sale or loan contract or may not receive the full amount on a timely basis. Other factors that may affect the ability of the issuer to receive the full amount due on a finance lease or installment sale or loan contract include:

     o whether financing statements to perfect the security interest in the equipment were filed;

     o depreciation;

     o obsolescence;

     o damage or loss of any equipment; and

     o the application of federal and state bankruptcy and insolvency laws.

     As a result, you may be subject to delays in receiving payments and may suffer losses of your investment in the securities.

INSOLVENCY AND BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

     The depositor will take steps in structuring the transactions contemplated by this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the related receivables seller or the depositor under insolvency laws like the United States Bankruptcy Code or similar applicable state laws will not result in the receivables of the related trust fund becoming property of the estate of the receivables seller or the depositor within the meaning of those insolvency laws. These steps may involve the creation by the related receivables seller or the depositor of a separate, limited-purpose company or trust whose organizational documents contain certain limitations, including:

     o restrictions on the nature of its business; and

     o restrictions on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors.

     However, there can be no assurance that the activities of any limited-purpose company or trust would not result in a court concluding that the receivables and liabilities of the limited-purpose company or trust should be consolidated with those of the related receivables seller or depositor in a proceeding under any insolvency law.

     If provided in the related prospectus supplement, the equity interest in a trust fund, if any, may be transferred to the related limited-purpose subsidiary.

     If the receivables seller is the servicer, cash collections held by the receivables seller may be commingled and used for the benefit of that receivables seller prior to each payment date. In the event of the bankruptcy of that receivables seller, the trustee may not have a perfected interest in those collections.

     In the event of an insolvency of the transferor of receivables, a court, among other remedies, could attempt to recharacterize the transfer of the receivables as a borrowing by the transferor of receivables or the related securityholders, secured by a pledge of the receivables.

     The attempt to recharacterize, even if unsuccessful, could result in delays in payments on the securities. If the attempt to recharacterize were successful, a court could elect to accelerate payment of the securities and liquidate the receivables. The securityholders would then be entitled to the then outstanding principal and interest on the receivables at the applicable interest rate to the date of payment. As a result, you could lose the right to future payments of interest and might incur reinvestment losses. The related prospectus supplement may provide that, in the event the related issuer is rendered insolvent, the related trustee will promptly:

     o sell;

     o dispose of; or

     o otherwise liquidate the related receivables.

The proceeds from this sale, disposition or liquidation of the receivables will be treated as collections on the receivables. If the proceeds from the liquidation of the receivables and any amount available from any credit enhancement, if any, are not sufficient to pay securities of the related series in full, the amount of principal returned to you will be reduced and you will incur a loss.

     Lessees of the equipment may be entitled to assert against the related receivables seller, the depositor, or the issuer, claims and defenses which they have against the receivables seller with respect to the receivables.

EQUIPMENT MAY BECOME OBSOLETE

In the event that there is a default on a finance lease or installment sale or loan contract and the lessee and any guarantor has insufficient assets available to pay the finance lease or sale or loan contract payments on the scheduled payment dates, the only other source of moneys, other than the applicable credit enhancements, if any, for those amounts will be the income and proceeds from the disposition of the related equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of equipment subject to a default on a finance lease or installment sale or loan contract, the issuer may not recover the entire amount due on the finance lease or sale or loan contract. As a result, you may be subject to delays in receiving payments and suffer losses of your investment in the securities.

LEVELS OF DELINQUENCIES MAY INCREASE

     We cannot assure you that:

     o the historical levels of delinquencies and losses experienced by the related receivables seller on its portfolio of finance lease and installment sale and loan contracts will be the same as the performance of the finance leases and sale and loan contracts included in any trust fund; or

     o that those levels will continue in the future.

     Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies.

SOME CLASSES OF SECURITIES MAY BE SUBORDINATED IN PRIORITY OF PAYMENT

     Distributions of interest and principal on one class of securities of a series may be subordinated in priority of payment to interest and principal due on other classes of securities of a related series. Moreover, each trust fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than:

     o the related receivables;

     o a pre-funding account;

     o any related reserve account; and

     o any other credit enhancement.

SECURITYHOLDERS MUST RELY ON LIMITED RECEIVABLES FOR REPAYMENT

     The securities solely represent interests in the related trust or debt secured by the related trust fund, and will not represent a recourse obligation to other assets of the related receivables seller(s) or of the depositor. No securities of any series will be insured or guaranteed by any receivables seller, the depositor, the servicer, or the applicable trustee. Consequently, holders of the securities of any series must rely for repayment primarily upon payments on:

     o the related receivables;

     o any amounts on deposit in any pre-funding account;

     o any reserve account; and

     o any other credit enhancement, all as may be specified in the related prospectus supplement.

THE ISSUANCE OF ANOTHER SERIES BY A MASTER TRUST MAY ADVERSELY AFFECT PAYMENT ON THE SECURITIES

     A master trust may issue more than one series. While the terms of any additional series will be specified in a supplement to the related master trust agreement, the provisions of the supplement and the terms of any additional series, will not be subject to prior review by, or consent of, holders of the securities of any series previously issued by the master trust. The terms may include:

     o methods for determining applicable investor percentages and allocating collections;

     o provisions creating different or additional security or credit enhancements; and

     o any other provisions which are made applicable only to that series.

     The obligation of the related trustee to issue any new series is subject to the condition, among others, that the issuance will not result in any rating agency reducing or withdrawing its rating of the securities of any outstanding series. We cannot assure you, however, that the terms of any series might not have an impact on the timing or amount of payments received by a securityholder of another series issued by the same master trust. See "Description of the Securities--Master Trusts" in this prospectus.

BOOK-ENTRY REGISTRATION MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities representing the securityholders' interests, except in the circumstances as may be described in the related prospectus supplement.

     Since transactions in securities usually will be effected only through:

     o DTC,

     o direct or indirect participants in DTC's book-entry system, or

     o certain banks,

the ability of a securityholder to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to the securities, may be limited due to lack of a physical security representing the securities.

     Securityholders may experience some delay in their receipt of distributions of interest on and principal of the securities since distributions may be required to be forwarded by the trustee to DTC. In this event, DTC will credit the distributions to the accounts of its participants which then will credit them to the accounts of the applicable class of securityholders either directly or indirectly through indirect participants. See "Description of the Securities--Book-Entry Registration" in this prospectus.

A REDUCTION IN THE RATING OF A CREDIT ENHANCER COULD RESULT IN A REDUCED RATING FOR THE SECURITIES

     The rating of securities credit enhanced by:

     o a letter of credit,

     o a financial guaranty insurance policy,

     o a reserve fund,

     o a credit or liquidity facilities,

     o cash deposits, or

     o other forms of credit enhancement,

will depend primarily on the creditworthiness of the credit enhancer that is the issuer of the external credit enhancement device.

     Any reduction in the rating assigned to the claims-paying ability of the related credit enhancer to honor its obligations under any credit enhancement below the rating initially given to the securities would likely result in a reduction in the rating of the securities.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENTS

     Because the rate of payment of principal on the securities will depend on the rate of payment on the related finance leases and installment sale and loan contracts, the rate of payment of principal on the securities cannot be predicted. Payments on finance leases and installment sale and loan contracts will include:

     o scheduled payments as well as partial and full prepayments, to the extent not replaced with substitute finance leases and installment sale and loan contracts;

     o payments upon the liquidation of defaulted finance leases and installment sale and loan contracts;

     o payments upon acquisitions by the related receivables seller, the related servicer or the depositor of finance leases and installment sale and loan contracts from the related trust fund on account of a breach of representations and warranties;

     o payments upon an optional acquisition by the related receivables seller, the related servicer or the depositor of finance leases and installment sale and loan contracts from the related trust fund; and

     o residual payments.

     The rate of early terminations of finance leases and installment sale and loan contracts due to prepayments and defaults may be influenced by a variety of economic and other factors, including:

     o obsolescence;

     o current economic conditions; and

     o tax considerations.

     The risk of reinvesting distributions of the principal of the securities will be borne by the securityholders. The yield to maturity on strip securities or securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the related receivables. In addition, the yield to maturity on certain other types of classes of securities, including strip securities, accrual securities, or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment of the related finance leases and installment sale and loan contracts than other classes of securities.

     The depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of prepayments of finance leases and installment sale and loan contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including:

     o prevailing interest rates;

     o the availability of alternate financing; and

     o local and regional economic conditions.

     Therefore, we cannot assure you as to the level of prepayments that a trust fund will experience.

     You should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual yield that is less than the anticipated yield, in the case of securities purchased at a discount.

     You should also consider the risk that a faster than anticipated rate of prepayments on the receivables could result in an actual yield that is less than the anticipated yield, in the case of any securities purchased at a premium.

UCC PROVISIONS MAY AFFECT ENFORCEMENT OF LEASES

     Almost every state has adopted a version of Article 2A of the UCC. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things:

     o limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease; and

     o provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults.

     In addition, Article 2A validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

CONTRACTS RELATED TO SOFTWARE AND SERVICES MAY NOT BE PAID

     Some finance leases and installment sale and loan contracts, as described in the related prospectus supplement, may relate to software and services that are not owned by the related receivables seller and in which no related interest will be transferred to the issuer. Accordingly, if there is a default on any of these finance leases or installment sale or loan contracts, the issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under those contracts.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 73.

                                 THE TRUST FUNDS

     The property of each trust fund, as will be specified in the related prospectus supplement, will include:

     o a pool of Receivables, including any Receivables conveyed to the issuer after the applicable closing date;

     o all monies, including accrued interest, due under the security interest in the Receivables on or after the applicable cut-off date;

     o the amounts as from time to time may be held in one or more accounts established and maintained by the servicer under the related Trust Agreement, as further described in the related prospectus supplement;

     o the security interests, if any, in the Equipment relating to the pool of Receivables;

     o the right to proceeds from claims on physical damage policies, if any, covering the Equipment or the related obligors, as the case may be;

     o the proceeds of any repossessed Equipment related to the pool of Receivables;

     o the rights of the depositor under the related Receivables Acquisition Agreement; and

     o interest earned on certain short-term investments held by the trust fund, unless the related prospectus supplement specifies that the earnings may be paid to the related servicer or Receivables seller(s).

     The trust fund may also include, if so specified in the related prospectus supplement, monies on deposit in a pre-funding account. The pre-funding account will be used by the trustee to acquire or receive a security interest in additional Receivables during the pre-funding period specified in the related prospectus supplement. In addition, some combination of credit enhancements may be issued to or held by the trustee on behalf of the related trust fund for the benefit of the holders of one or more classes of securities.

     The Receivables comprising a trust fund, as specifically described in the related prospectus supplement, will be either:

     o originated by the related Receivables seller;

     o originated by various vendors and acquired by the related Receivables seller;

     o acquired by the related Receivables seller from originators or other lessors of Receivables.

     The Equipment underlying the Contracts included in each trust fund will be limited to personal property which is leased or financed by the related Receivables seller to the lessee under Contracts which either:

     o are "chattel paper" or

     o would be "chattel paper" but for a technical definitional matter, but are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

     The Equipment underlying the Contracts will be further limited to personal property which is subject to UCC provisions relating to title transfer, security interests and remedies on default and Equipment leased to the related lessee for use by the lessee in the ordinary course of business or for home use such as:

     o medical equipment;

     o restaurant equipment;

     o film and video production equipment;

     o other industrial and production equipment;

     o data processing equipment;

     o telecommunications equipment;

     o office equipment and furniture.

     No trust fund will include Receivables with respect to which the related Contracts or the related Equipment is subject to federal or state registration or titling requirements which differ materially from, or supplant, standard UCC provisions governing:

     o the manner in which title or security interests in "chattel paper" or the related Equipment is determined or perfected or

     o remedies on default.

     For example, no trust fund will include Receivables with respect to which the underlying Contracts or Equipment relate to:

     o motor vehicles;

     o aircraft;

     o ships or boats

     o firearms or other weapons;

     o railroad rolling stock; or

     o facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

     However, the Receivables may include Contracts and a security interest in the Equipment relating to individual, discrete components of assets such as those listed above.

     The Receivables will be acquired by the depositor from the related Receivables seller under a Receivables Acquisition Agreement or under provisions of the Trust Agreements between the Receivables seller and the depositor. The Receivables included in each trust fund will be selected from those Receivables held by the Receivables sellers based on the criteria specified in the applicable Trust Agreement and described in this prospectus or in the related prospectus supplement.

     With respect to each series of securities, on or prior to the closing date on which the securities are delivered to securityholders, the depositor will form a trust fund by either:

o     transferring the related Receivables to a trust under a Trust
      Agreement; or

o entering into an indenture, or causing a special-purpose company or trust to enter into an indenture, with an indenture trustee, relating to the issuance of the securities, secured by the related Receivables.

     The Receivables comprising each trust fund will generally have been originated by the related Receivables seller or acquired by the Receivables seller from others in accordance with the Receivables seller's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any trust fund will be described in all material respects in the related prospectus supplement.

                                   THE ISSUERS

     With respect to each series of securities, the issuer will be:

     o the depositor;

     o a special-purpose company organized and established by the depositor; or

     o a trust to be formed by the depositor.

     For purposes of this prospectus and the related prospectus supplement, the depositor, if the depositor issues the related securities, the related special-purpose company, if a special-purpose company issues the related securities, or the related trust, if a trust issues the related securities, will be referred to as the "issuer" with respect to those securities.

     Upon the issuance of the securities of a given series, the proceeds from the issuance will be used by the depositor to acquire the related Receivables from the related Receivables seller. The related servicer will service the related Receivables under the applicable servicing agreement, and will be compensated for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicers may be appointed custodians for the related Receivables by each trustee and the depositor, as may be set forth in the related prospectus supplement.

     The following protection may be provided to the securityholders of a given class by:

     o the subordination of another class of securities of that series;

     o the availability of the funds in the reserve account; or

     o any other credit enhancement for that series as may be specified in the related prospectus supplement.

If this protection is insufficient, the issuer must rely solely on the payments from the obligors on the related Contracts, and the proceeds from the sale of property which secure or are leased under the defaulted Contracts. It may be difficult for the issuer to realize on the collateral securing those Contracts, and thus the proceeds to be distributed to the securityholders of that series.

                                 THE RECEIVABLES

RECEIVABLES POOLS

     Information with respect to the Receivables in each trust fund will be set forth in the related prospectus supplement, including:

     o the identity of the related Receivables seller(s);

     o the related underwriting criteria and collection policies;

     o the composition of the Receivables and the distribution of the Receivables by geographic location;

     o the annual percentage rate; and

     o remaining principal balance as of the applicable cut-off date.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

     Certain information relating to the related Receivables seller's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each prospectus supplement. This information may include, among other things, the experience with respect to all Contracts in the Receivables seller's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular trust fund. We cannot assure you that the delinquency, repossession and net loss experience on any trust fund will be comparable to the related Receivables seller's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

     As may be more fully described in the related prospectus supplement, if a Contract permits a prepayment, the prepayment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the depositor or the related Receivables seller will be obligated to acquire Receivables from the related trust fund under the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related securities which results from prepayments will be borne entirely by the related securityholders.

     The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of securities, together with a description of any applicable prepayment penalties.

ACQUISITION OF RECEIVABLES FROM RECEIVABLES SELLERS

     The Receivables underlying a series of securities may be acquired by the depositor, either directly or through affiliates, from the related Receivables seller under a Receivables Acquisition Agreement between the depositor or its affiliate and each related Receivables seller.

     The depositor expects that each Receivable so acquired will be one originated by the Receivables seller in accordance with the underwriting criteria to be specified in the related prospectus supplement. The related prospectus supplement may specify that:

     o each Receivables seller which is an originator will be an institution experienced in originating and servicing retail installment sale and installment loan contracts similar to the Contracts in accordance with accepted industry practices and prudent guidelines;

     o each Receivables seller under the related Receivables Acquisition Agreement will make certain representations and warranties to the depositor or the related trustee in respect of the related Receivables;

     o in the event the representations and warranties are not made to the related trustee, the depositor will assign its rights relating to those representations and warranties, except certain rights of indemnification, and interest in the related Receivables Acquisition Agreement to the related trustee for the benefit of the securityholders of that series, and the Receivables seller will then be liable to the trustee for defective or missing documents or an uncured breach of the Receivables seller's representations or warranties.

                                 USE OF PROCEEDS

     The proceeds from the sale of the securities of a given series will be applied by the depositor to the acquisition of the related Receivables from the related Receivables seller. The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o to purchase the related assets of the trust fund;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

     o to establish any reserve funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                                  THE DEPOSITOR

     PaineWebber Asset Acceptance Corporation, the depositor, was incorporated in the State of Delaware on April 19, 2000 as a wholly-owned, limited purpose finance subsidiary of PaineWebber Group Inc. The depositor's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019. Its telephone number is (212) 713-2000.

     As described in this prospectus under "The Trust Funds," the only obligations, if any, of the depositor with respect to a series of securities may be limited representations and warranties and limited undertakings to repurchase or substitute Receivables under limited circumstances. We do not expect that the depositor will have any servicing obligations or responsibilities with respect to any trust fund. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The servicer with respect to any series of securities may be an affiliate of the depositor. As described in this prospectus under "The Trust Funds," the depositor may acquire Receivables through or from an affiliate.

     Neither the depositor nor PaineWebber Group Inc., nor any of their respective affiliates, will insure or guarantee the securities of any series.

                                    THE TRUSTEE

     The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement.

     With respect to each series of securities, no resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by the successor trustee. The related prospectus supplement will describe the manner in which the trustee may resign. If no successor trustee is appointed by the depositor or the securityholders, or if no successor trustee accepts appointment within a specified period following any resignation or removal, the trustee or any securityholder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                           DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. Each series of securities, or, multiple series of securities, will be issued under a Trust Agreement. All of the securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies.

     Fixed income securities generally, but not always, have a principal balance and a specified interest rate.

     Each series or class of securities offered under this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of securities described in that prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of Strip Securities entitled to:

     o principal distributions with disproportionate, nominal or no principal distributions; or

     o interest distributions with disproportionate, nominal or no interest distributions.

     In addition, a series of securities may include two or more classes of securities:

     o that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both; or

     o as to which distributions of principal or interest or both on any class may be made:

       o upon the occurrence of specified events;

       o in accordance with a schedule or formula; or

       o on the basis of collections from designated portions of the related pool of Receivables.

     A series may include one or more classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to its principal balance, or nominal balance, in the case of Accrual Securities which are also Strip Securities, on each payment date, or in the manner that may be described in the related prospectus supplement.

     If provided in the related prospectus supplement, a series may include one or more other classes of senior securities that are senior to one or more other classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

     As will be provided in the related Trust Agreement and as will be described in the related prospectus supplement, securityholders will be entitled to receive payments on their securities on the specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as further described in the related prospectus supplement.

     The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

     Each Trust Agreement will provide for a remittance period preceding each payment date. As more fully provided in the related prospectus supplement, collections received on the related Receivables during a remittance period will be required to be remitted by the related servicer to the related trustee prior to the related payment date and will be used to fund payments to securityholders on that payment date. The related prospectus supplement may provide that all or a portion of the payments collected on the related Receivables may be applied by the related trustee to the acquisition of subsequent Receivables during a specified period rather than be used to fund payments of principal to securityholders during that period. This results in securities with an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest-only or revolving periods may, upon the occurrence of events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

     In addition, the related prospectus supplement may provide that all or a portion of the collected payments may be retained by the trustee for a specified period prior to being used to fund payments of principal to securityholders.

     The retention and temporary investment by the trustee of the collected payments may be required by the related Trust Agreement for the purposes of:

     o slowing the amortization rate of the related securities relative to the payment schedule of the related Receivables; or

     o attempting to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

     If applicable to any securities, these features may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in distributions to the specified securityholders and an acceleration of the amortization of the securities.

     Neither the securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the depositor, the related servicer, the related Receivables seller, any trustee or any of their respective affiliates unless specifically set forth in the related prospectus supplement.

     As may be described in the related prospectus supplement, securities of each series covered by a particular Trust Agreement will either represent:

     o specified beneficial ownership interests in a separate trust fund created under the Trust Agreement; or

     o debt secured by the related trust fund.

     If any trust fund includes certificates of interest or participations or security interests in Receivables, the related prospectus supplement will describe the material terms and conditions of the certificates or participations or describe the security interest.

MASTER TRUSTS

     The Trust Agreement may provide that the depositor may direct the related trustee to issue new series where the depositor may designate, to the extent applicable:

     o its name or designation;

     o its initial principal amount, or method for calculating the amount;

     o its interest rate, or a formula for determining it;

     o the payment dates and the date or dates from which interest will accrue;

     o the method for allocating collections to securityholders of the series;

     o any bank accounts to be used by the series and the terms governing the operation of those bank accounts;

     o the percentage used to calculate monthly servicing fees;

     o the provider and terms of any form of credit enhancement;

     o the terms on which the securities of the series may be repurchased or remarketed to other investors;

     o the number of classes of securities of the series, and if the series consists of more than one class, the rights and priorities of each class;

     o the extent to which the securities of the series will be issuable in book-entry form;

     o the priority of the series with respect to any other series; and

     o any other relevant terms.

     Each new series issued under a master trust will have the effect of decreasing the equity interest in the related master trust. None of the depositor, the related servicer, the related trustee or any master trust is required or intends to obtain the consent of any securityholder of any outstanding series to issue any additional series.

     Each Master Trust Agreement will provide that the depositor may designate terms so that each new series issued under a master trust has an amortization period which may have a different length and begin on a different date than the periods for any series previously issued by the related master trust and then outstanding. In addition, each new series issued under a master trust may have the benefits of credit enhancements issued by enhancement providers different from the providers of the credit enhancement for any series previously issued by the related master trust and then outstanding. Under each Master Trust Agreement, the related trustee will hold the credit enhancement only on behalf of the securityholders to which the credit enhancement relates. The depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the issuer or remarketed to other investors. As will be more fully described in the related prospectus supplement, there is no limit to the number of new series issued under a master trust that the depositor may cause under a Master Trust Agreement. Each master trust will terminate only as provided in the related Master Trust Agreement. We cannot assure you that the terms of any new series issued under a master trust might not have an impact on the timing and amount of payments received by securityholders of another series issued by the same master trust.

     Under each Master Trust Agreement and under a related supplement, new series issued under a master trust may only occur upon the satisfaction of conditions provided in the Master Trust Agreement. The obligation of the related trustee to authenticate the securities of any new series issued under a master trust and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the conditions specified in the Master Trust Agreement, which may include:

     o on or before the business day specified in the related prospectus supplement immediately preceding the date upon which the new series issued under a master trust is to occur, the depositor will give the related trustee, the related servicer, the related rating agencies and related providers of credit enhancement, written notice of the new series issued under a master trust and the date upon which the new series issued under a master trust is to occur;

     o the depositor will deliver to the related trustee a supplement to the related Master Trust Agreement, in form satisfactory to the trustee, executed by each party to the related Master Trust Agreement other than the trustee;

     o the depositor will deliver to the related trustee any related credit enhancement agreement;

     o the related trustee will receive confirmation from the related rating agencies that the new series issued under a master trust will not result in any rating agency reducing or withdrawing its rating for any other series or class of trust;

     o the depositor will deliver to the related trustee, the related rating agencies and the providers of credit enhancement, an opinion of counsel acceptable to the related trustee that for federal income tax purposes:

       (1) following the new series issued under a master trust the related master trust will not be deemed to be an association, or publicly traded partnership, taxable as a corporation;

       (2) the new series issued under a master trust will not affect the tax characterization as debt of securities of any outstanding series or class issued by the master trust that were characterized as debt at the time of their issuance; and

       (3) the new series issued under a master trust will not cause or constitute an event in which gain or loss would be recognized by any securityholders or the related master trust; and

     o any other conditions specified in any supplement.

     Upon satisfaction of the conditions set forth in the Master Trust Agreement, the related trustee will execute the supplement to the related Master Trust Agreement and issue the securities of the new series.

BOOK-ENTRY REGISTRATION

     Securityholders of a given series may hold their securities through DTC in the United States or Clearstream Banking, societe anonyme or Euroclear in Europe if they are participants of those systems, or indirectly through organizations that are participants in those systems.

     Cede & Co., as nominee for DTC, will hold the global securities for a given series. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines which are in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The securityholders of a given series that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities of a series may do so only through participants and indirect participants. In addition, securityholders of a given series will receive all distributions of principal and interest through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders of a given series may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which then will forward them to indirect participants or the securityholders. It is anticipated that the only "securityholder" in respect of any series will be Cede & Co., as nominee of DTC. Securityholders of a given series will not be recognized as securityholders of that series, and these securityholders will be permitted to exercise the rights of securityholders of that series only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among participants on whose behalf it acts for the securities and to receive and transmit distributions of principal of, and interest on, those securities. Participants and indirect participants with which the securityholders of a given series have accounts for the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective securityholders of that series. Accordingly, although the securityholders will not possess securities, the creating and affecting DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

     DTC will advise the trustee for each Series that it will take any action permitted to be taken by a securityholder of the related series only at the direction of one or more participants to whose accounts with DTC the securities of that series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that their actions are taken on behalf of participants whose holdings include undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, services for:

     o safekeeping;

     o administration;

     o clearance and settlement of internationally traded securities; and

     o securities lending and borrowing.

     Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including:

     o securities lending and borrowing; and

     o interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

     Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     As a result, the Euroclear Operator is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

     Definitive Securities will be issued to the securityholders of a given series or their nominees, rather than to DTC or its nominee, only if:

     (1) the trustee for the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the securities and the trustee is unable to locate a qualified successor;

     (2) the servicer, at its option, elects to terminate the book-entry-system through DTC; or

     (3) after the occurrence of an "Event of Default" under the related indenture or a default by the servicer under the related Trust Agreement, securityholders representing at least a majority of the outstanding principal amount of the securities advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC is no longer in the securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all the securityholders through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as Definitive Securities to the securityholders.

     Distributions of principal of, and interest on, the securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those securities in the related prospectus supplement. The distributions may be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on those securities, however, will generally be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive Securities in respect of a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     On or prior to each payment date for a series of securities, the related servicer or the related trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements for the related trust fund setting forth the information which generally may include the following information, to the extent applicable:

     (1)  the amount of the distribution for each class of securities;

     (2)  the amount of the distribution allocable to principal;

     (3)  the amount of the distribution allocable to interest;

     (4) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

     (5) the aggregate outstanding principal balance and the pool factor for each class of securities after giving effect to all payments reported under (2) above on the payment date;

     (6)  the amount paid to the servicer for the related remittance period;

     (7) the amount of the aggregate purchase amounts for Receivables that have been reacquired for the remittance period; and

     (8) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable payment date and a description of any credit enhancement substituted for any letter of credit, financial guaranty insurance policy, or reserve account.

     Each amount set forth under subclauses (1), (2), (3) and (4) for the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable trustee will provide to the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws, for the purpose of the securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

     The following summary describes certain terms of each Trust Agreement under which a trust fund will be created and the related securities for the trust fund will be issued. For purposes of this prospectus, the term "Trust Agreement" as used regarding a trust means any and all agreements relating to:

     o the establishment of the related trust;

     o the servicing of the related Receivables; and

     o the issuance of the related securities, including the indenture.

ACQUISITION OF THE RECEIVABLES UNDER A RECEIVABLES ACQUISITION AGREEMENT

     On the closing date specified for any series of securities, the depositor will acquire the related Receivables or a security interest in the Receivables from the related Receivables seller under a Receivables Acquisition Agreement. The depositor will either transfer the Receivables to an issuer under a pooling agreement, or will pledge the depositor's right, title and interests in and to the Receivables to a trustee on behalf of securityholders under an indenture.

     The depositor and/or the related Receivables seller may be obligated to acquire from the related trust fund its interest in any Receivable transferred to an issuer or pledged to a trustee on behalf of securityholders. This obligation may arise if the interest of the securityholders in the Receivables is materially and adversely affected by a breach of any representation or warranty made by the depositor or the related Receivables seller for the Receivable, which breach is not cured following the discovery by or notice to the depositor or the related Receivables seller of the breach. The obligation of the depositor to acquire the Receivables for which a Receivables seller has breached a representation or warranty would be subject to the Receivables seller's acquisition of the Receivables from the depositor. In addition, if so specified in the related prospectus supplement, the depositor and/or the Receivables seller may reacquire Receivables or substitute other Receivables for the Receivable held by a trust fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

ACCOUNTS

     With respect to each series of securities, the related servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders, into which all payments made on the related Receivables will be deposited. The servicer will also establish and maintain with the trustee separate distribution accounts, in the name of the trustee on behalf of the securityholders, in which amounts released from a collection account and any reserve account or other credit enhancement, if any, for distribution to the securityholders will be deposited and from which distributions to the securityholders will be made.

     Any other accounts to be established with respect to a series of securities, including any reserve account, will be described in the related prospectus supplement.

     For any series of securities, funds in the accounts established under the related Trust Agreement will be invested as provided in the related Trust Agreement in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. If the rating agencies so permit, eligible investments may include securities issued by the depositor, the related Receivables seller, the related servicer or their affiliates or other trusts created by the depositor or its affiliates. Eligible investments are mostly limited to obligations or securities that mature not later than the business day immediately preceding the related payment date. However, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in the reserve account a temporary shortfall in the amounts distributed to the related securityholders could result. This temporary shortfall could, in turn, increase the average life of the securities of that series. The related prospectus supplement will specify whether or not the investment earnings on funds deposited in the accounts, net of losses and investment expenses, will be available to pay securityholders.

     The accounts will be maintained with a federally or state chartered depository institution and in a manner satisfactory to each rating agency rating the securities of the related series.

     To the extent that a servicer's unsecured debt ratings are acceptable to the rating agencies, amounts deposited to any account maintained by the servicer may be commingled with the servicer's general account monies. Any rights to so commingle monies will be described in the related prospectus supplement.

THE SERVICER

     The servicer under each Trust Agreement will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the Receivables seller or the depositor and may have other business relationships with the Receivables seller or the depositor or their affiliates. The servicer for each series will service the Receivables contained in the trust fund for that series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities by doing so.

     Each servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the securityholders will constitute a default by the servicer under the related Trust Agreement.

SERVICING PROCEDURES

     Each Trust Agreement will provide that the related servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related trust fund. The servicer will also continue the collection procedures that the servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others in a manner consistent with the related Trust Agreement. Consistent with its normal procedures, and, to the extent described in the related prospectus supplement, the servicer may, in its discretion and on a case-by-case basis, arrange with the obligor to extend or modify the payment schedule on a Receivable. Some of the arrangements, including, any extension of the payment schedule beyond the final scheduled payment date for the related securities, may result in the servicer acquiring the Receivable if the Contract becomes a defaulted Contract. The servicer may sell the Equipment securing the respective defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" in this prospectus.

     The material aspects of any particular servicer's collections procedures will be set forth in the related prospectus supplement.

PAYMENTS ON RECEIVABLES

     With respect to each series of securities, the related servicer will deposit all payments on the related Receivables and all proceeds of the Receivables collected in the related collection facility, such as a lock-box account or collection account. Monies deposited in a collection facility for a trust fund may be commingled with funds from other sources. As will be further specified in the related prospectus supplement, the related servicer will be required to deposit payments on the related Receivables collected during each collection period into the related collection account on a specified day each month. Pending deposit into the related collection account, collections in the collection facility may be invested by the related servicer at its own risk and for its own benefit, and will not be segregated from funds of the related servicer.

SERVICING COMPENSATION

     With respect to any series of securities, the related servicer will be entitled to receive a servicing fee for each collection period. The servicing fee will be in an amount equal to a specified percentage per annum of the value of the Receivables held in the related trust fund, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any distribution to the related securityholders.

     Each servicer may also, if specified in the related prospectus supplement, collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. Each servicer will generally be entitled to reimbursement from the related trust fund for expenses and liabilities incurred by it in servicing the Receivables. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

     The servicing fee will:

     (1) compensate the related servicer for performing the functions of a third party servicer of similar types of Receivables as an agent for their beneficial owner, including:

          o collecting and posting all payments;

          o responding to inquiries of obligors on the related Receivables;

          o investigating delinquencies;

          o sending payment coupons to obligors;

          o reporting tax information to obligors;

          o paying costs of collection and disposition of defaults; and

          o policing the collateral.

     (2) compensate the related servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable trustee and the applicable indenture trustee;

     (3)  reimburse the related servicer for:

          o certain taxes;

          o accounting fees;

          o outside auditor fees; and

          o data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS

     With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled to those distribution will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of those series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders of each series will be set forth in the related prospectus supplement.

     With respect to each series of securities, on each payment date collections on the related Receivables will be transferred from the collection account to the distribution account for distribution to securityholders, to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on that date, to the extent specified in the related prospectus supplement. As may be more fully described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given series will be subordinate to distributions in respect of interest on that class, and distributions in respect of the certificates of that series may be subordinate to payments in respect of the notes of that series.

CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of credit enhancement arrangements, if any, and the provider of the credit enhancements, if applicable, for each class of securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

     o a financial guaranty insurance policy;

     o subordination of one or more classes of securities;

     o reserve accounts;

     o over-collateralization;

     o letters of credit;

     o credit or liquidity facilities;

     o third party payments or other support;

     o surety bonds;

     o guaranteed cash deposits or any other arrangements as may be described in the related prospectus supplement; or

     o any combination of two or more of the above forms of credit enhancement.

     If specified in the related prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders or the class or series of the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. As may be more specifically provided in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest on the principal balance. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as may be described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Prior to each payment date with respect to each series of securities, the related servicer will provide to the applicable indenture trustee and/or the applicable trustee and credit enhancer a statement setting forth substantially the information described in the related prospectus supplement. This may include the same information as is required to be provided in the periodic reports provided to securityholders of that series described under "Description of the Securities--Reports to Securityholders" in this prospectus. The statement will be as of the close of business on the last day of the preceding related remittance period.

EVIDENCE AS TO COMPLIANCE

     Each Trust Agreement will generally provide that a firm of independent public accountants will furnish to the related issuer and/or the applicable trustee, an annual statement as to compliance by the related servicer during the preceding twelve months with the standards relating to the servicing of the Receivables. In the case of the first certificate, the period will cover the time since the applicable closing date.

     Each Trust Agreement will also generally provide for delivery to the related issuer and/or the applicable trustee of a certificate signed by an officer of the related servicer. The certificate will either:

     o state that the servicer has fulfilled its obligations under the Trust Agreement in all material respects throughout the preceding 12 months, or, in the case of the first certificate, the period from the applicable closing date; or

     o describe the default if there has been a default in the fulfillment of its obligation in any material respect.

     Each servicer may also be required to agree to give the issuer and the trustee notice of certain servicer defaults under the related Trust Agreement.

CERTAIN MATTERS REGARDING THE SERVICERS

     The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law and except pursant to the terms specified in the related prospectus supplement. The resignation will not become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the Trust Agreement.

     Neither the related servicer nor any of its respective directors, officers, employees, or agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action under the Trust Agreement, or for errors in judgment, other than as may be described in the related prospectus supplement. However, neither the servicer nor any similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. In addition, the Trust Agreement may provide that the related servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the Trust Agreement the following entities may be the successor to the servicer under the Trust Agreement:

     o any entity into which the related servicer may be merged or consolidated;

     o any entity resulting from any merger or consolidation to which the servicer is a party;

     o any entity succeeding to the business of the servicer; or

     o any corporation or other entity that assumes the obligations of the servicer.

SERVICER DEFAULT

     A "servicer default" under a Trust Agreement may include:

     (1) any failure by the related servicer to deliver to the applicable trustee for deposit in any of the applicable accounts any required payment or to direct the trustee to make any required distributions from the applicable accounts, which failure continues unremedied for greater than the number of business days specified in the related prospectus supplement after written notice from the trustee is received by the servicer or after discovery by the servicer;

     (2) any failure by the servicer or the related Receivables seller to observe or perform in any material respect any other covenant or agreement in the Trust Agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for a period greater than 120 days after written notice is given of the failure; and

     (3)  any Insolvency Event.

RIGHTS UPON SERVICER DEFAULT

     As long as a servicer default under a Trust Agreement remains unremedied, the applicable trustee, credit enhancer or holders of securities of the related series with not less than 25% of the voting rights of the outstanding securities may terminate all the rights and obligations of the servicer, if any, under the Trust Agreement. After the rights and obligations of the servicer are terminated the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable trustee or the securityholders from effecting a transfer of servicing. In the event that the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of Receivables. This trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the servicer under the related Trust Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each trust fund, subject to the approval of any credit enhancer, the holders of securities evidencing at least a majority of the voting rights of the outstanding securities may, on behalf of all securityholders of the related securities, waive any default by the servicer, or by the related Receivables seller, in the performance of its obligations under the related Trust Agreement and its consequences. However, a default in making any required deposits to or payments from any of the accounts in accordance with the Trust Agreement may not be waived. No waiver will impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

     To the extent provided in the related prospectus supplement, each of the Trust Agreements may be amended by the parties to the Trust Agreement, without the consent of the related securityholders. The amendment may be for the purpose of:

     o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreements or

     o modifying in any manner the rights of the securityholders.

This amendment will be permitted if, in the opinion of counsel satisfactory to the applicable trustee, the amendment does not materially and adversely affect the interests of any of the affected securityholders.

     The Trust Agreements may also be amended by the depositor, the servicer, and the applicable trustee with the consent of any credit enhancer and the holders of securities evidencing at least a majority of the voting rights of the outstanding securities for the purpose of:

     o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreements; or

     o modifying in any manner the rights of the securityholders:

     This amendment will be permitted if the amendment does not:

       o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of the securityholders; or

       o reduce the percentage of the securities of the series which are required to consent to the amendment, without the consent of the securityholders of that series.

TERMINATION

     The obligations of the servicer, the Receivables seller(s), the depositor and the trustee under the related Trust Agreement will terminate upon the earlier to occur of:

     (1) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and

     (2) the payment to securityholders of the related series of all amounts required to be paid to them under the Trust Agreement.

     In order to avoid excessive administrative expense, the related servicer, Receivables seller, depositor or the other party may be permitted to purchase from a trust fund, all the remaining Receivables at a price set forth in the related prospectus supplement. This repurchase may occur only if the current balance of the Receivables is less than a specified percentage set forth in the related prospectus supplement of the initial pool balance for the trust fund. The related securities will be redeemed following the purchase.

     A trustee may solicit bids for the purchase of the Receivables remaining in a trust within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement. This purchase must be in accordance with the terms and conditions set forth in the related prospectus supplement. If the trustee receives satisfactory bids as described in the prospectus supplement, then the Receivables remaining in that trust fund will be sold to the highest bidder.

     Any outstanding notes of the related series may be redeemed concurrently with either of the events specified above. The subsequent distribution to the related securityholders of all amounts required to be distributed to them under the applicable Trust Agreement may effect the prepayment of the certificates of that series.

                      CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


GENERAL

     The Contracts that comprise the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC, for most purposes a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The depositor, the related servicer and/or the related Receivables seller(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the issuer's or the trustee's interests in the Contracts and their proceeds.

THE EQUIPMENT

     The related Receivables seller will convey a security interest in the related Equipment to the depositor. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related prospectus supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. If the Equipment is subject to a superior lien, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the related servicer on behalf of the issuer. In addition, the failure to stamp a lease related to the Equipment to prevent a third party in possession from having a lien superior to the lien of the servicer on behalf of the issuer, would jeopardized the related security interest in the Equipment.

     In the event of a default by the lessee, the related servicer on behalf of the related trustee may take action to enforce the defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted Contract by:

     o the lessee's voluntary surrender of those assets; or

     o "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the lessee, some jurisdictions require that the lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that the sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the related servicer to:

     o sell promptly any repossessed item of Equipment;

     o reacquire the repossessed Equipment from the trust fund;

     o re-lease the repossessed Equipment for the benefit of the securityholders; or

     o take any other action as specified in the related prospectus supplement.

     Under most state laws, a lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus:

     o reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale; and

     o reasonable attorneys' fees, to the extent provided for in the written agreement of the parties.

     In addition, because the market value of the Equipment of the type financed under the Receivables Acquisition Agreement generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related trust fund and the risk of an avoidance sought by a bankruptcy trustee in the case of unperfected interests in the Equipment, the related servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the servicer elects to repossess and sell the leased Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of that lessee's Contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to:

     o repossess the Equipment in a commercially reasonable manner; and

     o "mitigate damages" in the event of a lessee's failure to cure a default.

     The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the Equipment and to offset the net proceeds of the disposition against its claim. In addition, a lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the related servicer's repossession and sale of the leased Equipment is found to be a retention discharging the lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the lessee for the shortfall, but a defaulting lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the related servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a lessee, various provisions of the Bankruptcy Code of 1978 and related laws may interfere with or eliminate the ability of the servicer or the trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a lessee, the trustee could be prevented from continuing to collect payments due from or on behalf of the lessee or exercising any remedies assigned to the trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the lessee to use or dispose of the leased Equipment and provide the trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Receivables may be leased by the Receivables seller to governmental entities. Payment by governmental authorities of amounts due under the Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related prospectus supplement may limit collections with respect to certain governmental Contracts.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material federal income tax considerations of the purchase, ownership and disposition of the securities. The summary does not purport to deal with federal income tax considerations applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

     The following summary is based upon current provisions of the Code, the Treasury regulations issued under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The depositor will be provided with an opinion of Cadwalader, Wickersham & Taft regarding certain federal income tax matters discussed below. Those opinions, however, are not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified in this prospectus, to each issuer, the notes and the certificates and the related terms, parties and documents applicable to that issuer.

     The federal income tax consequences to certificateholders will vary depending on:

     o whether the issuer is treated as a partnership under the Code and applicable Treasury regulations or

     o whether the issuer will be treated as a grantor trust.

     The prospectus supplement for each series of certificates will specify whether the issuer will be treated as a partnership or as a grantor trust.

FASITS

     Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a FASIT. These provisions were effective as of September 1, 1997, but many technical issues concerning FASITs have not yet been addressed by final Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect that treatment. The applicable Trust Agreement, if applicable, may be amended to provide that the depositor and trustee will cause a FASIT election to be made for the issuer if the depositor delivers an opinion of Cadwalader, Wickersham & Taft to the effect that, for federal income tax purposes,

     (1) the deemed issuance of FASIT regular interests, occurring in connection with the election, will not adversely affect the federal income tax treatment of the securities,

     (2) following the election the issuer will not be deemed to be an association, or publicly traded partnership, taxable as a corporation, and

     (3) the election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the issuer.

ISSUERS TREATED AS PARTNERSHIPS

     Tax Characterization of the Issuer as a Partnership

     An issuer which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners. The issuer will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series, including any class of notes treated as equity for federal income tax purposes. Cadwalader, Wickersham & Taft will deliver their opinion that an issuer will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Cadwalader, Wickersham & Taft's opinion will also conclude that either

     (1) the nature of the income of the issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, or

     (2) that the restrictions on transfer of certain classes of the securities will prevent the issuer from being classified as a publicly traded partnership.

     If an issuer were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The issuer's taxable income would include all of its income on the related Receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any corporate income tax could materially reduce cash available to make distributions on the securities, and beneficial owners of securities could be liable for the part of the tax that is unpaid by the issuer.

     Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Cadwalader, Wickersham & Taft will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include the OID in income, on a pro rata basis as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the short-term note may be subject to special rules. An accrual basis holder of a short-term note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. The gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Non-U.S. Holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S. Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

     (1) is not actually or constructively a "10 percent shareholder" of the issuer or the depositor or an affiliate (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the issuer or the depositor or an affiliate is a "related person" within the meaning of the Code and

     (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Non-U.S. Person that owns the note. If this interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

     (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and

     (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

     Final regulations dealing with withholding tax on income paid to Non-U.S. Persons and related matters were issued by the Treasury Department on October 6, 1997. These new withholding regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The new withholding regulations would require, in the case of notes held by a foreign partnership, that:

     (1) the certification described above be provided by the partners rather than by the foreign partnership and

     (2) the partnership provide certain information, including a United States taxpayer identification number.

     A look-through rule would apply in the case of tiered partnerships. Prospective investors who are Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

     Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuer will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Cadwalader, Wickersham & Taft, the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuer. If so treated, unless otherwise indicated in the applicable prospectus supplement, the issuer should be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in this kind of publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to Non-U.S. Persons generally would be subject to U.S. tax and U.S. withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuer expenses.

     Tax Consequences to Holders of the Certificates

     Treatment of the Issuer as a Partnership. The depositor will agree, and the related certificateholders will agree by their purchase of certificates, to treat the issuer as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuer, the partners of the partnership being the certificateholders (including the holder of any certificates representing the retained interest in the issuer) and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and the depositor is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuer.

This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the issuer will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the issuer. The issuer's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Receivables. The issuer's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuer for each month equal to the sum of:

     (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the related pass-through rate for that month and interest, if any, on amounts previously due on the certificates but not yet distributed;

     (2) any issuer income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) any other amounts of income payable to the certificateholders for that month; and

     (4) in the case of an individual, estate or trust, the certificateholder's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph.

     This allocation of interest will be reduced by any amortization by the issuer of premium on Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the issuer will be allocated to the owner of the retained interest of the issuer. Losses of the issuer will be allocated to the retained interest and to the certificates in the order in which such losses are borne, and additional income will be allocated to a class that receives a recovery of a previously allocated loss.

     In the event the issuer issues certificates which are Strip Securities, the amount allocated to the certificateholders will equal the excess of

     (1) the pass-through rate applicable to the Strip Securities times the notional principal amount for the Strip Securities for the month over

     (2) the portion of the amount distributed with respect to the Strip Securities for the month that would constitute a return of basis if the Strip Securities constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption).

     However, no negative accruals will be permitted, and other deductions of the issuer will be allocated to the Strip Securities up to their remaining capital account balances immediately before the final redemption.

     The portion of expenses of the issuer (including fees to the servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to those taxpayers. The deductions might be disallowed to the taxpayers in whole or in part and might result in those taxpayers being taxed on an amount of income that exceeds the amount of cash actually distributed to those taxpayers over the life of the issuer. Any net loss of the issuer will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the Trust Agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

     The issuer intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest Receivables and precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that the calculations be made separately for each Receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the Receivables were not issued with OID, and, therefore, the issuer should not have OID income. However, the purchase price paid by the issuer for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the issuer acquires the related Receivables at a market discount or premium, it will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset the premium against interest income on those Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under applicable Treasury regulations, this kind of 50% or greater transfer would cause a deemed contribution of the assets of the issuer to a new partnership in exchange for interests in the issuer. These interests in a new partnership would be deemed distributed to the partners of the issuer in liquidation thereof, which would not constitute a sale or exchange. The issuer will not comply with certain technical requirements that might apply when this kind of constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. With respect to noncorporate certificateholders, this capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for

     (1)  12 months or less, or

     (2)  more than 12 months, respectively.

     Long-term capital gain tax rates are lower for noncorporate certificateholders as compared with short-term capital gains, which are taxed at ordinary income tax rates. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuer income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the liabilities of the issuer. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid these special reporting requirements, the issuer will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of this type of monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuer might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the issuer, will be authorized to revise the issuer's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuer income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the issuer is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuer and will report each certificateholder's allocable share of items of issuer income and expense to holders and the IRS on Schedule K-I. The issuer will provide the Schedule K-l information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes

     (1) the name, address and taxpayer identification number of the nominee and

     (2)  as to each beneficial owner

          (a)  the name, address and identification number of that person,

          (b) whether that person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          (c) certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

     The retained interest holder will be designated as the tax matters partner for each issuer in the related Trust Agreement and, as such, will be responsible for representing the certificateholder in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuer.

     Tax Consequences to Non-U.S. Certificateholders. Pursuant to a change in the safe harbor provisions of Section 864(b)(2)(A) of the Code (applicable to tax years beginning after December 31, 1997), certificateholders who are Non-U.S. Persons will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons solely as a result of owning or trading certificates. As a result, the issuer is not obligated to withhold on the portion of its taxable income that is allocable to Non-U.S. Persons at regular graduated rates (35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other Non-U.S. Persons), unless those Non-U.S. Persons hold certificates in connection with the conduct of a U.S. trade or business.

     Interest allocable to a Non-U.S. Person that does not hold certificates in connection with the conduct of a U.S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying Receivables owned by the issuer are not in "registered form" as that term is defined in applicable Treasury regulations. As a result, this Non-U.S. Person who holds certificates will be subject to United States withholding tax on interest or OID attributable to the underlying Receivables (whether or not that amount is distributed) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 3l% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

ISSUERS TREATED AS GRANTOR TRUSTS

     Tax Characterization of Grantor Trusts

     The prospectus supplement may provide an opinion by Cadwalader, Wickersham & Taft that the issuer will not be classified as an association taxable as a corporation and that the issuer will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code (a "grantor trust fund"). In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the issuer's assets as described below. The certificates issued by an issuer that is treated as a grantor trust are referred to as grantor trust certificates. Grantor trust certificates may either be "standard certificates" or "strip certificates" as described below.

     Standard Certificates. The holder of certificates representing the same percentage of interest and principal payments in the Receivables with respect to a series, referred to in this prospectus as "standard certificates," will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuer represented by the standard certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the issuer. Any amounts received by a standard certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each standard certificateholder will be required to report on its federal income tax return in accordance with that standard certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the issuer represented by the standard certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each standard certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuer. Standard certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. Such expenses are not deductible at all for purposes of computing the alternative minimum tax, which may expose such holders to significant additional tax liability. A standard certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A standard certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     Original Issue Discount. Except as discussed below with respect to strip certificates or as otherwise discussed in the applicable prospectus supplement, it is not anticipated that the receivables or the standard certificates will be issued with original issue discount ("OID") for federal income tax purposes.

     Market Discount. A standard certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the Receivable allocable to the holder's undivided interest over the holder's tax basis in that interest. Market discount with respect to a standard certificate will be considered to be zero if the amount allocable to the standard certificate is less than 0.25% of the standard certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a Receivable-by-Receivable basis, based on the allocation of your purchase price among the Receivables based on their fair market values. However, we will not furnish information to you on a Receivable-by-Receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute the premium on a Receivable-by-Receivable basis.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or in an amount, for each accrual period, equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the standard certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, a prepayment assumption will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a standard certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a standard certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the standard certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. This deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. The price paid for a standard certificate by a holder will be allocated to that holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that the holder's undivided interest in each Receivable will have its own tax basis. A standard certificateholder that acquires an interest in Receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the standard certificate. The basis for the standard certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A standard certificateholder that makes this election for a standard certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the standard certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a Receivable-by-Receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute the premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a standard certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to the standard certificate and the portion of the adjusted basis of the standard certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that that type of loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Election to Treat All Interest as OID. The OID regulations permit a standard certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If that kind of election were to be made with respect to a standard certificate with market discount, the standard certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the standard certificateholder acquires during the year of the election or thereafter. Similarly, a standard certificateholder that makes this election for a standard certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the standard certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a standard certificate is irrevocable.

     Sale or Exchange of a Standard Certificate. Sale or exchange of a standard certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the standard certificate. This adjusted basis generally will equal the seller's purchase price for the standard certificate, increased by the OID and any market discount included in the seller's gross income with respect to the standard certificate, and reduced by any market premium amortized by the seller and by principal payments on the standard certificate previously received by the seller. This gain or loss will be capital gain or loss to an owner for which a standard certificate is a "capital asset" within the meaning of

Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under "--Market Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the standard certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates are less than short-term capital gains rates for individuals, which are taxed at ordinary income tax rates.)

     Standard certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a standard certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Interest or OID paid to Non-U.S. Persons who own standard certificates will be treated as "portfolio interest" for purposes of United States withholding tax. That interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or any lower rate provided for by an applicable tax treaty) withholding tax imposed on those amounts provided that

     (1) the Non-U.S. Person is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the Receivables and

     (2)  that certificateholder fulfills certain certification requirements.

     Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. Person and must provide its name and address. If, however, the interest or gain is effectively connected to the conduct of a trade or business within the U.S. by that certificateholder, that owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

     Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a standard certificateholder at any time during that year, any information that servicer deems necessary or desirable to assist standard certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold standard certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Strip Certificates

     General. Strip Certificates are subject to the rules of Code Section 1286, under which the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The securities will be subject to those rules if:

     (1) the depositor or any of its affiliates is treated as having an ownership interest in the Receivables to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the Contracts, or

     (2) securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Receivables.

     In general, a holder of a Strip Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Receivable and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Receivable, including the Strip Certificate's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. Although not free from doubt, for purposes of reporting to holders of Strip Certificates, the servicing fees will be allocated to the classes of Strip Certificates in proportion to the distributions to the classes for the related period or periods. The holder of a Strip Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Strip Certificates for federal income tax purposes is not clear in certain respects, particularly where Strip Certificates are issued with respect to a pool of Receivables containing variable-rate Receivables, the depositor has been advised by Cadwalader, Wickersham & Taft that:

     (1) The issuer will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association or publicly traded partnership taxable as a corporation and

     (2) each Strip Certificate should be treated as a single installment obligation for purposes of calculating OID and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID regulations. Although it is possible that computations with respect to Strip Certificates could be made in one of the ways described below under "--Possible Alternative Characterization," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Strip Certificates should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Strip Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any OID. In addition, under those regulations, a Strip Certificate that represents a right to payments of both interest and principal may be viewed either as issued with OID or market discount, as described below, at a de minimis, or, presumably, at a premium. This treatment indicates that the interest component of a Strip Certificate of this type would be treated as qualified stated interest under the OID

Regulations (reportable as interest under the cash or accrual method, as the case may be), assuming it is not an interest-only Strip Certificate. Further, these regulations provide that the purchaser of a Strip Certificate will be required to account for any discount as market discount rather than OID if either:

     (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related Receivables. Any market discount would be reportable as described above under "Standard Certificates--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation

     Taxation of Strip Certificates. Except as described above under "--General," each Strip Certificate will be considered to have been issued with OID for federal income tax purposes. OID with respect to a Strip Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. For Receivables that are prepayable, such accrual will likely employ a prepayment assumption. With the apparent exception of a Strip Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Strip Certificate will be the purchase price paid by each holder of the Strip Certificate. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Strip Certificate to the holder of securities, presumably under the prepayment assumption, other than qualified stated interest.

     If the Receivables prepay at a rate either faster or slower than under the applicable prepayment assumption, a holder's recognition of OID will be either accelerated or decelerated and the amount of the OID will be either increased or decreased depending on the relative interests in principal and interest on each Receivable represented by the holder's Strip Certificate. While the matter is not free from doubt, the holder of a Strip Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Strip Certificate to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Strip Certificates will not be made if the Receivables are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to repayable securities. However, if final regulations dealing with contingent interest with respect to the Strip Certificates apply the same principles as the OID regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Strip Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Strip Certificates.

     Sale or Exchange of Strip Certificates. Sale or exchange of a Strip Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Strip Certificate, as described above under "Standard Certificates--Sale or Exchange of a Standard Certificate." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Strip Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were OID in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the original prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Strip Certificates. When an investor purchases more than one class of Strip Certificates, it is currently unclear whether for federal income tax purposes the classes of Strip Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Strip Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

     (1) one installment obligation consisting of the Strip Certificate's pro rata share of the payments attributable to principal on each Receivable and a second installment obligation consisting of the respective Strip Certificate's pro rata share of the payments attributable to interest on each Receivable,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Receivable, or

     (3) a separate installment obligation for each Receivable, representing the Strip Certificate's pro rata share of payments of principal and/or interest to be made with respect to that Strip Certificate.

     Alternatively, the holder of one or more classes of Strip Certificates may be treated as the owner of a pro rata fractional undivided interest in each Receivable to the extent that the related Strip Certificate, or classes of Strip Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Receivable, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding OID on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether OID on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Strip Certificates and the resultant differing treatment of income recognition, holders of securities are urged to consult their own tax advisors regarding the proper treatment of Strip Certificates for federal income tax purposes.

     Information Reporting and Backup Withholding. The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Strip Certificates at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those Strip Certificates to prepare its federal income tax returns.

The information will include the amount of OID accrued on Strip Certificates held by persons other than holders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a holder of Strip Certificates other than an original holder that purchased at the issue price. In particular, in the case of Strip Certificates, the reporting will be based on a representative initial offering price of each class of Strip Certificates or a price as set forth in the related prospectus supplement. The trustee will also file OID information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Standard Certificates--Information Reporting and Backup Withholding."

     Non-U.S. Persons. To the extent that a Strip Certificate evidences ownership in Receivables that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the holder of Strip Certificates on a sale or exchange also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or OID paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "Standard
Certificates--Non-U.S. Persons."

                                      * * *

     The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to the employee benefit plans and arrangements. The following is a general discussion of the requirements, and certain applicable exceptions to and administrative exemptions from the requirements. For purposes of this discussion, an IRA is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs and Non-ERISA Plans are not considered ERISA Plans, but the Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Exempt Plans are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but the Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law.

     Before purchasing any certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption applies, including whether the appropriate conditions set forth there would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

CERTAIN REQUIREMENTS UNDER ERISA AND THE CODE

     General

     In accordance with ERISA's general fiduciary standards, before investing in a certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments, including prepayments on a Contract, as discussed in "The Receivables--Maturity and Prepayment Considerations" in this prospectus.

     Parties in Interest/Disqualified Persons

     Other provisions of ERISA, and corresponding provisions of the Code, prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan, so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. The depositor, the master servicer or the trustee or certain affiliates of these parties might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed plan assets for purposes of ERISA, are used to purchase a certificate if, with respect these assets, the depositor, the master servicer or the trustee or an affiliate of these parties either:

     o has investment discretion with respect to the investment of the assets of the ERISA Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

     Delegation of Fiduciary Duty

     Further, if the assets included in a trust fund were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the trust estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The U.S. Department of Labor has issued regulations concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity, such as a trust estate, for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest", such as a Certificate, in this type entity.

     Certain exceptions are provided in the Department of Labor regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of a trust fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the regulations. For example, one of the exceptions in the regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in the entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Applicability to Non-ERISA Plans

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

NON-ERISA PLANS AND EXEMPT PLANS

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of the investment under the Code or other applicable law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

     The purchase of a residual certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization. In addition, prior to the transfer of a residual certificate, the trustee or the depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that the transfer will not subject the trustee, the depositor, the master servicer or any servicer to additional obligations imposed by ERISA or the Code.

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA, THE CODE OR OTHER APPLICABLE LAW OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                             METHODS OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by PaineWebber Incorporated acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If PaineWebber Incorporated acts as agent in the sale of securities, PaineWebber Incorporated will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that PaineWebber Incorporated elects to purchase securities as principal, PaineWebber Incorporated may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify PaineWebber Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber Incorporated and any underwriters may be required to make in respect of any liability.

     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, PaineWebber Incorporated and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     If required by applicable law or regulation, this prospectus will be used by PaineWebber Incorporated, our affiliate, in connection with offers and sales related to market-making transactions in the securities previously offered by this prospectus in transactions in which PaineWebber Incorporated acts as principal. PaineWebber Incorporated may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed by the depositor as required by
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that specifically concern the related series of securities. We will provide or cause to be provided a copy of any or all reports incorporated in this prospectus by reference without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without the exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to PaineWebber Asset Acceptance Corporation, 1285 Avenue of the Americas, New York, New York 10019,
Attention: General Counsel, or by telephone at (212) 713-2000.

     We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging on to the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft, New York, New York.

                              FINANCIAL INFORMATION

     A trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities, except for serial issuances by a master trust. The depositor's activities will be limited solely to the activities of trust funds to be formed with respect to each series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

     A prospectus supplement may contain the financial statements of the related credit enhancer, if any.

                             ADDITIONAL INFORMATION

     This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                     RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified Rating Agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated or

     (3) the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

     The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

                                GLOSSARY OF TERMS

     "ACCRUAL SECURITIES" are one or more classes of fixed income securities as to which a portion of the accrued interest will not be distributed but rather will be added to the principal balance, or nominal balance in the case of Accrual Securities which are also Strip Securities, of those classes of fixed income securities on each payment date.

     "BENEFIT PLANS" are Exempt Plans, ERISA Plans and Non-ERISA Plans referred to collectively.

     "CHATTEL PAPER" has the meaning in the Uniform Commercial Code which generally means a record that evidences both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods. The term does not include charters or other contracts involving the use or hire of a vessel. If a transaction is evidenced both by a security agreement or lease and by an instrument or series of instruments, the group of records taken together constitutes chattel paper.

     "CLEARSTREAM" Clearstream Banking, societe anonyme.

     "CLEARSTREAM PARTICIPANTS" are participating organizations for which Clearstream holds securities.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONTRACTS" with respect to each trust fund are any combination of finance leases or installment sale or loan contracts or participation interests in the leases or contracts, together with all related monies.

     "COOPERATIVE" is the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "DEFINITIVE SECURITY" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

     "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of those bodies, provided that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by these governmental entities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), and any organization, other than a farmers' cooperative described in Code Section 521, that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511.

     "EQUIPMENT" is the equipment and related property that is being financed or leased under a Contract, together with the related proceeds.

     "ERISA PLANS" are retirement plans and other employee benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, which are subject to

ERISA, and bank collective investment funds and insurance company general and separate accounts in which the plans, accounts or arrangements are invested.

     "EUROCLEAR" the Euroclear System.

     "EUROCLEAR OPERATOR" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.

     "EUROCLEAR PARTICIPANTS" are participating organizations for which Euroclear holds securities.

     "EXEMPT PLANS" are employee benefit plans that are governmental plans, (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA).

     "FASIT" is a financial asset securitization investment trust.

     "INSOLVENCY EVENT" is financial insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or the related Receivables seller and actions by the servicer or the related Receivables seller indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

     "MASTER TRUST AGREEMENT" is a Trust Agreement which authorizes the trustee to issue certificates evidencing the equity interest in a master trust.

     "NON-ERISA PLANS" include IRAs that are not endorsed by or contributed to by the IRA participant's employer or employee organization and certain employee benefit plans covering only self-employed individuals.

     "NON-U.S. PERSON" is a person who is not a U.S. Person.

     "OID" is original issue discount.

     "OID REGULATIONS" are Treasury regulations relating to OID.

     "PARTICIPANTS" are participating organizations through which a securityholder can hold its book-entry security.

     "RECEIVABLES" are the Equipment and Contracts included in each trust fund.

     "RECEIVABLES ACQUISITION AGREEMENT" the agreement between the Receivables seller and the depositor under which the Receivables will be acquired by the depositor from the related Receivables seller.

     "STRIP CERTIFICATES" means securities subject to Code Section 1286, under which the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

     "STRIP SECURITIES" are one or more classes of fixed income securities entitled to:

     (1) principal distributions, with disproportionate, nominal or no interest distributions; or

     (2) interest distributions, with disproportionate, nominal or no principal distributions.

     "TRUST AGREEMENT" as used with respect to a trust means any and all agreements relating to the establishment of the related trust, the servicing of the related Receivables and the issuance of the related securities, including an indenture and a pooling and servicing agreement.

     "UCC" means the Uniform Commercial Code.

     "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

The information in this prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus and prospectus supplement. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 16, 2000

PROSPECTUS
______________, 2000

                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION,

                                    Depositor

                             ASSET-BACKED SECURITIES

                              (Issuable in Series)

   PaineWebber Asset Acceptance Corporation from time to time will offer asset-backed certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

   For each series we will establish a trust fund consisting primarily of any combination of the following receivables:

   o retail installment sale and installment loan contracts secured by new or used automobiles, light duty trucks, motorcycles, recreational vehicles, recreational sport and power boats, boat motors, boat trailers, power and sailing yachts and claims on related insurance policies,

   o closed-end or open-end lease contracts on new and used automobiles and light duty trucks and claims on related insurance policies,

   o lottery proceeds and litigation settlement proceeds and other structured cash settlements.

   Each trust fund may also include a security interest in the assets underlying the receivables and any related property and proceeds.

   The certificates of a series will represent beneficial ownership interests in the trust fund. The notes of a series will represent indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------

   YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

   The securities will not represent obligations of PaineWebber Asset Acceptance Corporation or any of its affiliates. No governmental agency will insure the securities or the receivables backing the securities.

   You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

--------------------------------------------------------------------------------

   THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes of any series, or, if it does develop, that it will continue.

                              -------------------

                            PAINEWEBBER INCORPORATED

   We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" in this prospectus and as may be described in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We may retain or hold for sale, from time to time, one or more classes of a series of certificates, or notes, as applicable. We may offer some classes of the certificates or notes, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933. These offerings will not be made under this prospectus or the related registration statement.

                              -------------------

   We will acquire the receivables in the trust fund for a series from one or more affiliated or unaffiliated receivables sellers. Each receivables seller will be an entity, including vendors, generally in the business of originating or acquiring their particular type of receivables. We will acquire the receivables from the related receivables seller(s) on or prior to the date of issuance of the related securities, as described in this prospectus and in the related prospectus supplement. The receivables included in a trust fund will be serviced by a servicer described in the related prospectus supplement.

                              -------------------

   This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY OF TERMS...............................................................1
RISK FACTORS..................................................................13
   Limited Liquidity of Securities May Adversely Affect the
      Market Value of Your Securities.........................................13
   Competing Claims to Ownership of Receivables May Result in
      Reduced Payments on Your Securities.....................................13
   Security Interests of Other Persons May be Superior to the
      Trustee's Interests Which May Result in Reduced Payments
      on Your Securities......................................................14
   Issuer May Not Fully Rely Upon Repossession and Disposition................15
   Insolvency and Bankruptcy Proceedings Could Adversely
      Affect Payments on the Securities.......................................15
   Lack of Title to Leased Vehicles Could Cause Losses........................16
   Vicarious Tort Liability Relating to Leased Vehicles Could
      Cause Losses............................................................17
   Insurance on Vehicles May Be Inadequate to Cover Losses....................17
   Levels of Delinquencies May Increase.......................................18
   Some Classes of Securities May Be Subordinated in Priority
      of Payment..............................................................18
   Securityholders Must Rely on Limited Receivables for Repayment.............18
   The Issuance of Another Series by a Master Trust May Adversely
      Affect Payments on the Securities.......................................19
   Book-Entry Registration May Decrease Liquidity and Delay Payment...........19
   A Reduction in the Rating of a Credit Enhancer Could Result
      in a Reduced Rating for the Securities..................................20
   Yield is Sensitive to Rate of Principal Prepayments on Receivables.........20
DEFINED TERMS.................................................................21
THE TRUST FUNDS...............................................................21
THE ISSUERS...................................................................23
THE RECEIVABLES...............................................................24
   Receivables Pools..........................................................24
   The Loan Contracts Relating to Financed Vehicles and Boats.................24
   Lease Contracts Relating to Vehicles.......................................26
   Recoveries On Vehicles.....................................................28
   Residual Value Insurance For Leased Vehicles...............................28
   Contingent And Excess Liability Insurance Policies For Leased
      Vehicles................................................................29
   Delinquencies, Repossessions, and Net Losses...............................30
   Maturity and Prepayment Considerations.....................................30
   Acquisition of Receivables From Receivables Sellers........................30
USE OF PROCEEDS...............................................................31
THE DEPOSITOR.................................................................31
THE TRUSTEE...................................................................32
DESCRIPTION OF THE SECURITIES.................................................32
   General....................................................................32
   General Payment Terms of Securities........................................33
   Master Trusts..............................................................34
   Book-Entry Registration....................................................36
   Definitive Securities......................................................39
   Reports to Securityholders.................................................40
DESCRIPTION OF THE TRUST AGREEMENTS...........................................41

   Acquisition of the Receivables Under a Receivables
      Acquisition Agreement...................................................41
   Accounts...................................................................42
   The Servicer...............................................................43
   Servicing Procedures.......................................................43
   Payments on Receivables....................................................43
   Servicing Compensation.....................................................44
   Payments...................................................................45
   Credit and Cash Flow Enhancements..........................................45
   Statements to Indenture Trustees and Trustees..............................46
   Evidence as to Compliance..................................................46
   Certain Matters Regarding the Servicers....................................47
   Servicer Default...........................................................47
   Rights Upon Servicer Default...............................................48
   Waiver of Past Defaults....................................................48
   Amendment..................................................................48
   Termination................................................................49
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES......................................49
   Financed Vehicles--General.................................................49
   Security Interests in the Financed Vehicles................................50
      The Trustee's Interests in the Loan Contracts...........................50
      Perfection..............................................................50
      Continuity of Perfection................................................52
      Priority of Certain Liens Arising by Operation of Law...................53
   The Trustee's Interests In Leased Vehicles.................................53
   Security Interests In Boats................................................54
   Repossession...............................................................58
   Notice of Sale; Redemption Rights..........................................58
   Deficiency Judgments and Excess Proceeds...................................59
   Soldiers' and Sailors' Civil Relief Act of 1940............................59
   Consumer Protection Laws...................................................60
      Loan Contracts..........................................................60
      Lease Contracts.........................................................61
   Other Limitations..........................................................62
   Vicarious Tort Liability With Respect To The Leased Vehicles...............62
FEDERAL INCOME TAX CONSIDERATIONS.............................................63
   FASITs.....................................................................64
   Issuers Treated as Partnerships............................................64
      Tax Characterization of the Issuer as a Partnership.....................64
      Tax Consequences to Holders of the Notes................................65
      Tax Consequences to Holders of the Certificates.........................67
   Issuers Treated as Grantor Trusts..........................................72
      Tax Characterization of Grantor Trusts..................................72
      Strip Certificates......................................................77
ERISA CONSIDERATIONS..........................................................81
   General....................................................................81
   Certain Requirements Under ERISA and the Code..............................81
      General.................................................................81
      Parties in Interest/Disqualified Persons................................81
      Delegation of Fiduciary Duty............................................82
   Non-ERISA Plans and Exempt Plans...........................................82
   Unrelated Business Taxable Income--Residual Certificates...................83
METHODS OF DISTRIBUTION.......................................................83
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................85
LEGAL MATTERS.................................................................86
FINANCIAL INFORMATION.........................................................86
ADDITIONAL INFORMATION........................................................86
RATING........................................................................86
GLOSSARY OF TERMS.............................................................88

                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

      (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

      (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

The description of terms in the accompanying prospectus supplement will include:

     o    details regarding the class or classes of the securities;

     o the rate of interest, other applicable rate or the manner of determining the rate and authorized denominations of each class of the securities;

     o information concerning the receivables and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement relating to one or more pools of receivables or the related securities;

     o the specified interest of each class of securities in the payments from the trust fund and the manner and priority of the payments from the trust fund;

     o information as to the nature and extent of subordination of a series of securities;

     o    the date of payment to securityholders;

     o    information regarding the servicer(s) for the related receivables;

     o information regarding the receivables seller(s) for the related receivables and the underwriting guidelines used by the receivables seller(s) for the receivables;

     o the circumstances under which each trust fund may be subject to early termination;

     o    information regarding tax considerations; and

     o additional information with respect to the method of payment of the securities.

IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                               ---------------------

If you require additional information, the mailing address of our principal executive offices is PaineWebber Asset Acceptance Corporation, 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                     SUMMARY OF TERMS

   THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF SECURITIES.

RELEVANT PARTIES

   Issuer.................... With respect to each series of securities the issuer will be:

                              o     the depositor;

                              o a special-purpose company organized and established by the depositor; or

                              o     a trust to be formed by the depositor.

                              See "The Issuers" in this prospectus.

   Depositor................. PaineWebber Asset Acceptance Corporation, the

                              depositor, is a corporation organized under the laws of the state of Delaware. The depositor's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (212) 713-2000. See "The Depositor" in this prospectus.

   Servicer.................. The servicer for each trust fund will be specified in the related prospectus supplement. The servicer will service the receivables comprising each trust fund and administer each trust fund according to the related servicing agreement. The servicer may subcontract all or any portion of its obligations as servicer under each servicing agreement to qualified subservicers but the servicer will remain liable with respect to its obligations. See "The Servicing" in this prospectus.

   Receivables Seller(s)..... The depositor will acquire the receivables from one or more affiliated or unaffiliated receivables sellers.

   Trustee................... The trustee for each series of securities will be specified in the related prospectus supplement. In addition, the issuer may separately enter into an indenture and may issue notes under the indenture. If the issuer is a trust and separately enters into an indenture and then issues notes under the indenture, the issuer and the indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.

SECURITIES

   Description of
      Securities............. Each class of securities of any series will either be:

                              o    certificates which evidence beneficial
                                   ownership in a segregated pool of
                                   receivables; or

                              o notes which represent indebtedness secured by the trust fund, as described in this prospectus and in the related prospectus supplement.

                              For each series we will establish a trust fund consisting primarily of any combination of the following receivables together with all related monies that are received:

                              o retail installment sale and installment loan contracts secured by new or used automobiles, light duty trucks, motorcycles, recreational vehicles, recreational sport and power boats, boat motors, boat trailers, power and sailing yachts and claims on related insurance policies;

                              o closed-end or open-end lease contracts on new and used automobiles and light duty trucks and claims on related insurance policies; or

                              o lottery proceeds and litigation settlement proceeds and other structured cash settlements.

                              Each trust fund also may include a security interest in the assets underlying the receivables and any related property and proceeds.

                              No trust fund will include receivables for which the underlying assets relate to:

                              o    office equipment;

                              o    aircraft;

                              o    firearms or other weapons;

                              o    railroad rolling stock; or

                              o facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

                              With respect to securities that represent beneficial ownership interests in a trust, each trust will be established under a pooling agreement between the depositor and the trustee named in the pooling agreement. Each pooling agreement will describe the related pool of receivables held by the trust.

                              With respect to securities that represent debt issued by the issuer, the issuer will enter into an indenture between the issuer and the trustee named in the indenture. Each indenture will describe the related pool of receivables comprising the trust fund and securing the debt issued by the related issuer.

                              The receivables comprising each trust fund will be serviced by the servicer under a servicing agreement between the servicer and the related issuer.

                              Any individual trust fund may contain in a single agreement, or in several agreements:

                              o the contractual arrangements relating to the establishment of a trust, if any;

                              o    the servicing of the related receivables;

                              o    and the issuance of the related securities.

                              These agreements may combine certain aspects of the pooling agreement, the servicing agreement and the indenture. For example, the agreement may be in the form of a pooling and servicing agreement, or a servicing and collateral management agreement.

                              The trustee is any and all persons acting as trustee under a trust agreement. For purposes of this prospectus, the term "trust agreement" as used with respect to a trust fund means:

                              o    any and all agreements relating to the
                                   establishment of a trust, if any;

                              o    the servicing of the related receivables; and

                              o    the issuance of the related securities.

   Securities Will Be
   Non-Recourse.............. Except for certain non-recourse debt described under "Federal Income Tax Considerations," the securities will not be obligations of the depositor. The related servicer, the related receivables seller(s) or any person other than the related issuer in the case of securities issued as debt. The notes of a given series will represent obligations of the issuer. The certificates of a given series represent beneficial interests in the related issuer only. In each case, the sole source of payment for the securities will be the receivables of the issuer. As may be described further in the related prospectus supplement, certain types of credit enhancement, including the following, may constitute a full recourse obligation of the issuer for that credit enhancement:

                              o    a letter of credit;

                              o    a financial guaranty insurance policy; or

                              o    a reserve fund.

   General Nature of the
   Securities as
   Investments............... All of the securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies. Additionally, all of the securities offered under this prospectus and the related prospectus supplement will be of the fixed-income type. Fixed income securities generally, but not always, have a principal balance and a specified interest rate.

                              Each series or class of fixed income securities offered under this prospectus and the related prospectus supplement may have a different interest rate, which may be a fixed or adjustable rate. The related prospectus supplement will specify the interest rate for each series or class of fixed income securities or the initial interest rate and the method for determining subsequent changes to the interest rate.

                              A series may include one or more classes of fixed income securities, known as strip securities. These strip securities will be entitled to:

                              o principal payments, with disproportionate, nominal or no interest payments; or

                              o interest payments, with disproportionate, nominal or no principal payments.

                              In addition, a series of securities may include two or more classes of fixed income securities:

                              o that differ as to timing, sequential order, priority of payment, interest rate, amount of payments of principal or interest or both; or

                              o as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of receivables.

                              These series may include one or more classes of fixed income securities known as accrual securities. Accrual securities will not have a portion of their accrued interest distributed. Rather, the accrued interest will be added to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, of those classes of fixed income securities on each payment date, or in the manner described in the related prospectus supplement.

                              A series may include one or more other classes of fixed income securities that are senior to one or more other classes of fixed income securities in respect of a portion of the payments of principal and interest and allocations of losses on receivables, if provided for in the related prospectus supplement. In addition, certain classes of senior fixed income securities, or subordinate fixed income securities may be senior to other classes of senior or subordinate fixed income securities in respect of these payments or losses.

   General Payment
   Terms of Securities....... The holders of the securities will be entitled to receive payments on their securities on specified payment dates. Payment dates with respect to fixed income securities will generally occur monthly, quarterly or semi-annually, as described in the related prospectus supplement.

                              The related prospectus supplement will describe a record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date. The payment date will be a specified day of each month described in the related prospectus supplement.

                              Each trust agreement will provide for, and the related prospectus supplement will describe, a remittance period preceding each payment date. For example, in the case of monthly-pay securities, the remittance period may be the calendar month preceding the month in which a payment date occurs. Collections received on or with respect to the related receivables constituting a trust fund during a remittance period will be required to be remitted by the servicer to the related trustee prior to the related payment date and will be used to fund payments to securityholders on the payment date.

                              The related trust agreement may provide that all or a portion of the payments collected on the related receivables may be applied by the related trustee to the acquisition of additional receivables during a specified period rather than be used to fund payments of principal to securityholders during that period. The result of this application of funds is that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest only or revolving period may, upon the occurrence of specified events that may be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities. In addition, the related trust agreement may provide that all or a portion of the collected payments may be retained by the trustee, and held in certain temporary investments for a specified period prior to being used to fund payments of principal to securityholders.

                              The retention and temporary investment by the trustee of the collected payments may be required by the related trust agreement for the purpose of:

                              o slowing the amortization rate of the related securities relative to the rent payment schedule of the related receivables; or

                              o attempting to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

                              This retention and temporary investment feature may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in payments to the specified securityholders and an acceleration of the amortization of those securities.

                              Neither the securities nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or the depositor, the related servicer, the related receivables seller, any trustee, or any of their affiliates.

MASTER TRUSTS; ISSUANCE OF
ADDITIONAL SERIES............ A trust agreement may authorize the trustee to issue equity certificates which evidence the equity interest in a master trust. The trust agreement may provide that the depositor may cause the related trustee to issue one or more new series of securities which would cause a reduction in the related equity interest in the master trust represented by the related equity certificate. Under this type of trust agreement, the depositor may determine the terms of any new series. See "Description of the Securities--Master Trusts" in this prospectus.

                              The depositor may cause the related trustee to offer any new series to the public or other investors, in transactions:

                              o either registered or exempt from registration under the Securities Act of 1933; and

                              o directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                              A new series to be issued by a master trust which has a series outstanding may, as may be described in the related prospectus supplement, only be issued upon satisfaction of the conditions described under "Description of the Securities--Master Trusts" in this prospectus. These conditions will include the condition that the subsequent issuance will not effect the rating given to any existing series issued by the master trust. Securities secured by receivables held by a master trust will be entitled to monies received relating to those receivables on a pari passu basis with the other securities issued under the other trust agreements by that master trust.

CROSS-COLLATERALIZATION...... The source of payment for securities of each series will be the receivables of the related trust fund only. However, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

                              Common pools of credit enhancement include:

                              o    a master reserve account;

                              o    a master insurance policy; or

                              o    a master collateral pool consisting of
                                   similar receivables.

                              No payment received on any receivable held by any issuer may be applied to the payment of securities issued by any other issuer. However, collections in excess of the amounts needed to pay the related securities may be deposited in:

                              o    a common master reserve account; or

                              o    an over-collateralization account that
                                   provides credit enhancement for more than one series of securities issued under the related trust agreement.

TRUST FUNDS.................. The related  prospectus  supplement  will  specify the receivables to be included in each trust fund and may specify that a security interest in the underlying property will also be included in the trust fund. To the extent specified in the related prospectus supplement, credit enhancement with respect to a trust fund or any class of securities may include any one or more of the following:

                              o a policy issued by an insurer specified in the related prospectus supplement;

                              o    a reserve account;

                              o    letters of credit;

                              o    credit or liquidity facilities;

                              o    repurchase obligations;

                              o    third party payments or other support; or

                              o    cash deposits or other arrangements.

                              Credit enhancement may be provided by means of subordination, cross-support among the receivables or over-collateralization. See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus. The retail installment sale or installment loan contract are obligations for the purchase of the property, or evidence borrowings used to acquire the property or refinancings of those borrowings. The receivables contracts may consist of any combination of:

                              o    contracts that provide for fixed level
                                   monthly payments which will amortize the full amount of the contract over its term;

                              o contracts that provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments; or

                              o contracts that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments.

                              The receivables will either be:

                              o transferred to an issuer under a pooling agreement; or

                              o    pledged to a trustee on behalf of
                                   securityholders under an indenture.

                              The rights and benefits of the depositor or transferor under a receivables acquisition agreement will be assigned to the trustee on behalf of the related securityholders.

PRE-FUNDING ACCOUNT.......... In addition, if specified in the related prospectus supplement, the trust fund will include monies on deposit in a pre-funding account to be established with the trustee. The pre-funding account will be used to acquire subsequent receivables from time to time during the pre-funding period specified in the related prospectus supplement. The amount in the pre-funding account, if any, will be reduced during the related pre-funding period by the amount used to purchase subsequent receivables. Any amount remaining in the pre-funding account at the end of the related pre-funding period will be paid to the related securityholders in the manner described in the related prospectus supplement.

                              The depositor may be obligated to acquire from the related receivables seller(s) and to either transfer to an issuer or pledge to a trustee on behalf of securityholders, subsequent receivables from time to time during any pre-funding period specified in the related prospectus supplement.

REGISTRATION OF SECURITIES... Securities may be represented by global securities registered in the name of Cede & Co., as nominee of DTC, or another nominee. In this case, securityholders will not be entitled to receive definitive securities representing the securityholders' interests, except in certain circumstances that may be described in the related prospectus supplement. See "Description of the Securities--Book-Entry Registration" in this prospectus.

CREDIT AND CASH FLOW
ENHANCEMENT.................. Credit  enhancement with respect to a trust fund or any class of securities may include any one or more of the following:

                              o a policy issued by an insurer specified in the related prospectus supplement;

                              o    a reserve account;

                              o    letters of credit;

                              o    credit or liquidity facilities;

                              o    third party payments or other support; and

                              o    cash deposits or other arrangements.

                              Any form of credit enhancement will have certain limitations and exclusions from coverage which will be described in the related prospectus supplement.

                              See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus.

RECEIVABLES ACQUISITION
AGREEMENT.................... The depositor or the related receivables seller will be obligated to acquire from the related trust fund any receivable transferred under a pooling agreement or pledged under an indenture if the interest of the securityholders in that receivable is materially and adversely affected by a breach of any representation or warranty made by the depositor or the related receivables seller with respect to that receivable, if the breach has not been cured. To the extent that the depositor acquires any receivables, the related receivables seller will be obligated to acquire those receivables from the depositor under the related receivables acquisition agreement at the same time as the depositor's acquisition of the receivables from the applicable trust fund. The obligation of the depositor to acquire any receivables for which the related receivables seller has breached a representation or warranty is subject to the related receivables seller's acquisition of those receivables from the depositor. In addition, if so specified in the related prospectus supplement, the depositor may reacquire certain receivables or substitute other receivables for those receivables held by a trust fund, subject to specified conditions set forth in the related trust agreement and receivables acquisition agreement.

SERVICER'S COMPENSATION...... The servicer will be entitled to receive a fee for servicing the receivables of each trust fund equal to a specified percentage of the value or principal balance of the receivables held in the related trust fund, as set forth in the related prospectus supplement. See "Description of the

                              Trust Agreements--Servicing Compensation" in this prospectus and as may be described in the related prospectus supplement.

OPTIONAL TERMINATION......... The related servicer, the related receivables seller, the depositor, or other entities may cause early retirement of a series of securities under the circumstances and in the manner set forth in this prospectus under "Description of the Trust Agreements--Termination" and as may be described in the related prospectus supplement.

MANDATORY TERMINATION........ The trustee, the related servicer or other entities that may be specified in the related prospectus supplement may be required to cause the early retirement of all or any portion of a series of securities. The applicable party would cause the early retirement by soliciting competitive bids for the purchase of the related trust fund or otherwise, in the manner specified under "Description of the Trust Agreements--Termination" in this prospectus and as may be described in the related prospectus supplement.

TAX CONSIDERATIONS........... Securities of each series offered by this prospectus will, for federal income tax purposes, constitute either:

                              o interests in an issuer treated as a grantor trust under applicable provisions of the Code;

                              o    debt issued by an issuer or by the depositor;
                                   or

                              o interests in an issuer which is treated as a partnership.

                              The prospectus supplement for each series of securities will summarize federal income tax considerations relevant to the purchase, ownership and disposition of the securities. Investors are advised to consult their tax advisors and to review "Federal Income Tax Considerations" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS......... The prospectus supplement for each series of securities will summarize considerations under ERISA, relevant to the purchase of those securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

RATINGS...................... Each class of securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies. The ratings will address, in the opinion of the rating agencies, the likelihood that the issuer will be able to make timely payment of all amounts due on the related securities in accordance with the terms of the securities. The ratings will neither address any prepayment or yield considerations applicable to any securities nor constitute a recommendation to buy, sell or hold any securities.

                              The ratings expected to be received with respect to any securities will be set forth in the related prospectus supplement.

                                       RISK FACTORS

   Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, payments on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

   We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

COMPETING CLAIMS TO OWNERSHIP OF RECEIVABLES MAY RESULT IN REDUCED PAYMENTS ON YOUR SECURITIES

   In connection with the issuance of any series of securities, the related receivables seller(s) will transfer retail installment sale or installment loan contracts to the depositor. The receivables may consist of a security interest in the retail installment contracts or notes and security agreements evidencing the obligor's obligation to pay.

   The related prospectus supplement will further describe the provisions in the related trust agreement that either:

   o the trustee will be required to maintain possession of the original copies of all retail installment sale or installment loan contracts that constitute chattel paper; or

   o that the depositor, the related receivables seller(s) or the related servicer will retain possession of the retail installment sale or installment loan contract.

   If the depositor or a receivables seller retains possession of the related retail installment sale or installment loan contract, the servicer may take possession of the original copies as necessary for its enforcement. If any retail installment sale or installment loan contract remains in the possession of the depositor or a receivables seller, the related prospectus supplement may describe specific trigger events that will require delivery to the trustee. If the depositor, servicer, trustee, receivables seller or other third party, sells or pledges and delivers the receivable to another party, in violation of the receivables acquisition agreement or the trust agreement, there is a risk that the other party could acquire an interest in them that has a priority over the issuer's interest.

   Furthermore, if the depositor, the servicer, a receivables seller or a third party is rendered insolvent, the event of insolvency may result in competing claims to ownership or security interests in the retail installment sale or installment loan contract. The claim, even if unsuccessful, could result in delays in payments on the securities. If successful, the claim could result in losses to the securityholders or an acceleration of the repayment of the securities. The related receivables seller will be obligated to acquire any receivable from the related trust fund if there is a breach of the representations and warranties that materially adversely affect the interests of the depositor or the issuer in them and the breach has not been cured or as otherwise provided in the related prospectus supplement.

SECURITY INTERESTS OF OTHER PERSONS MAY BE SUPERIOR TO THE TRUSTEE'S INTERESTS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR SECURITIES

   Federal and state laws, including the UCC as in effect in various states, controls:

   o the transfer of the receivables by the related receivables sellers to the depositor under each receivables acquisition agreement and then by the depositor to the trustee under the related trust agreement;

   o  the perfection of the security interests in the receivables; and

   o the enforcement of rights to realize on the property as collateral for the receivables.

   The related prospectus supplement will describe the actions that the related servicer will be required to take to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, a third party were to purchase a receivable for new value in the ordinary course of its business, without actual knowledge of the issuer's interest, and take possession of a receivable, the purchaser would acquire an interest in the receivable superior to the interest of the issuer. The related prospectus supplement may provide that no action will be taken to perfect the rights of the trustee in proceeds of a policy of vendor's single interest physical damage insurance or of any other insurance policies covering individual property or obligors.

   In addition, in the case receivables relating to financed boats which have liens perfected pursuant to federal law, other liens may, as a matter of law, have priority over the perfected first priority liens. These other liens may arise from:

   o  damages arising out of a maritime tort;

   o wages of a stevedore when employed directly by the owner operator, master, ship's husband, or agent of the vessel;

   o  wages of the crew of a vessel;

   o  general average; or

   o  salvage.

   This risk exists for crew wages in the case of the financed boats because of the possibility that recreational boat owners will utilize crew members and because liens for wages owed to the crew members could have priority over the issuer's lien in the asset. None of the receivables seller, the servicer, the trustee or the depositor will have any obligation to purchase a receivable as to which these liens result in the trustee's or issuer's losing the priority of its security interest or its security interest in the financed property after the date the security interest was conveyed to the trustee or issuer.

   Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the related servicer into a account. See "Certain Legal Aspects of the Receivables" in this prospectus.

ISSUER MAY NOT FULLY RECOVER UPON REPOSSESSION AND DISPOSITION

   In the case of receivables relating to financed vehicles or leased vehicles, if the trustee must rely on repossession and disposition of vehicles to recover scheduled payments due on defaulted receivables, the issuer may not receive the full amount due on the receivables or may not receive the full amount on a timely basis. Other factors that may affect the ability of the issuer to receive the full amount due on the receivables include:

   o whether the certificates of title relating to the vehicles are in the name of the related titling trust or indicate the existence of a security interest;

   o  depreciation;

   o  obsolescence;

   o  damage or loss of any vehicles; and

   o  the application of federal and state bankruptcy and insolvency laws.

   As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

INSOLVENCY AND BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

   The depositor will take steps in structuring the transactions contemplated by this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the related receivables seller or the depositor under insolvency laws like the United States Bankruptcy Code or similar applicable state laws will not result in the receivables of the related trust fund becoming property of the estate of the receivables seller or the depositor within the meaning of those insolvency laws. These steps may involve the creation by the related receivables seller or the depositor of a separate, limited-purpose company or trust whose organizational documents contain certain limitations, including:

   o  restrictions on the nature of its business; and

   o restrictions on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors.

   However, there can be no assurance that the activities of any limited-purpose company or trust would not result in a court concluding that the receivables and liabilities of the limited-purpose company or trust should be consolidated with those of the related receivables seller or depositor in a proceeding under any insolvency law.

   The related prospectus supplement may provide that the equity interest in a trust fund, if any, may be transferred to the related limited-purpose subsidiary.

   If a receivables seller is the servicer, cash collections held by the receivables seller may be commingled and used for the benefit of that receivables seller prior to each payment date. In the event of the bankruptcy of that receivables seller, the trustee may not have a perfected interest in those collections.

   In the event of an insolvency of the transferor of receivables, a court, among other remedies, could attempt to recharacterize the transfer of the receivables as a borrowing by the transferor of receivables or the related securityholders, secured by a pledge of the receivables.

   The attempt to recharacterize, even if unsuccessful, could result in delays in payments on the securities. If the attempt to recharacterize were successful, a court could elect to accelerate payment of the securities and liquidate the receivables. The securityholders would then be entitled to the then outstanding principal and interest on the receivables at the applicable interest rate to the date of payment. Thus, the securityholders could lose the right to future payments of interest and might incur reinvestment losses. The related prospectus supplement may provide that, in the event the related issuer is rendered insolvent, the related trustee will promptly sell, dispose of, or otherwise liquidate the related receivables.

   The proceeds from this sale, disposition or liquidation of the receivables will be treated as collections on the receivables. If the proceeds from the liquidation of the receivables and any amount available from any credit enhancement are not sufficient to pay securities of the related series in full, the amount of principal returned to the securityholders will be reduced and you will incur a loss.

   Obligors under the receivables may be entitled to assert against the related receivables seller, the depositor, or the issuer, if any, claims and defenses which they have against the receivables seller with respect to the receivables.

LACK OF TITLE TO LEASED VEHICLES COULD CAUSE LOSSES

   In the case of receivables relating to leased vehicles, the vehicles subject to lease contracts will typically be titled in the name of either a finance subsidiary, which may be a receivables seller, or in the name of the applicable issuer. In the event that the leased vehicles are not titled in the name of the related issuer, a notation of lien in favor of the related trustee on the related certificates of title will be filed except to the extent described in the related prospectus supplement or that the laws of any particular state do not require this lien notation to be made to perfect the trustee's security interest. The lack of title or notation of lien could result in the applicable issuer losing the priority of its security interest in the vehicles. See "Certain Legal Aspects of the Receivables" in this prospectus.

VICARIOUS TORT LIABILITY RELATING TO LEASED VEHICLES COULD CAUSE LOSSES

   In the case of receivables relating to leased vehicles, the applicable issuer will own the vehicles subject to lease contracts. However, the vehicles will be operated by issuer lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

   Some state statutes provide that a victim of an accident has no cause of action against the owner of the leased vehicle arising from the negligent operation of the leased vehicle unless the owner has negligently entrusted or continues to negligently entrust the vehicle to an inappropriate lessee.

   Other state statutes provide that the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability for tort claims arising out of the negligent operation of the leased vehicle or negligent acts of the operator in the event of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance, and the insurance is in effect.

   Generally, the lease contracts contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law, and the related trust agreement will require the servicer to monitor compliance by the lessees with the insurance.

   Actions by third parties might arise against the owner of a vehicle subject to lease contracts based on legal theories other than negligence. These theories include product defect or improper vehicle preparation prior to the origination of the related lease contract. Even if the applicable issuer were to be the subject of an action for damages as a result of its ownership of a vehicle subject to lease contracts, those damages may be covered by insurance. In the event that any available insurance coverage were to be exhausted and damages were assessed against the issuer, claims could be imposed against the assets of the applicable issuer. However, the claims would not take priority over any items comprising the trust fund to the extent that the trustee has a perfected security interest in the trust fund. If any such claims were imposed against the assets of the trust, you could incur a loss on your investment. See "Certain Legal Aspects of the Receivables--Vicarious Tort Liability Could Cause Losses" in this prospectus.

INSURANCE ON VEHICLES MAY BE INADEQUATE TO COVER LOSSES

   In the case of receivables relating to leased or financed vehicles, each contract generally requires the related obligor to maintain insurance covering physical damage to the vehicle in an amount not less than the unpaid principal balance of the contract under which the receivables seller is named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

   In addition to physical damage insurance which may be required to be maintained by the obligors, each vehicle may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance which provides limited coverage for:

   o  physical loss or damage from any external cause to the vehicle; and

   o  inability to locate the vehicle or the related obligor.

   Any recovery under a policy of vendor's single interest physical damage insurance may be less than the outstanding principal and interest due on the related receivable. If these shortfalls occur, you could suffer a loss on your investment.

LEVELS OF DELINQUENCIES MAY INCREASE

   We cannot assure you that:

   o the historical levels of delinquencies and losses experienced by any receivables seller on its portfolio of retail installment sale or installment loan contracts will be the same as the performance of the contracts included in any trust fund; or

   o  that those levels will continue in the future.

   Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies.

SOME CLASSES OF SECURITIES MAY BE SUBORDINATED IN PRIORITY OF PAYMENT

   Payments of interest and principal on one class of securities of a series may be subordinated in priority of payment to interest and principal due on other classes of securities of a related series. Moreover, each trust fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than:

   o  the related receivables;

   o  a pre-funding account;

   o  any related reserve accounts; and

   o  any other credit enhancement.

SECURITYHOLDERS MUST RELY ON LIMITED RECEIVABLES FOR REPAYMENT

   The securities solely represent interests in the related trust or debt secured by the related trust fund, and will not represent a recourse obligation to other assets of the related receivables seller(s) or of the depositor. No securities of any series will be insured or guaranteed by any receivables seller, the depositor, the servicer, or the applicable trustee. Consequently, holders of the securities of any series must rely for repayment primarily upon payments on:

   o  the related receivables;

   o  any amounts on deposit in the pre-funding account;

   o  any reserve account; and

   o any other credit enhancement as may be specified in the related prospectus supplement.

THE ISSUANCE OF ANOTHER SERIES BY A MASTER TRUST MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

   A master trust may issue more than one series. While the terms of any additional series will be specified in a supplement to the related master trust agreement, the provisions of the supplement and the terms of any additional series, will not be subject to prior review by, or consent of, holders of the securities of any series previously issued by the master trust. The terms may include:

   o methods for determining applicable investor percentages and allocating collections;

   o provisions creating different or additional security or credit enhancements;
      and

   o  any other provisions which are made applicable only to that series.

   The obligation of the related trustee to issue any new series is subject to the condition, among others, that the issuance will not result in any rating agency reducing or withdrawing its rating of the securities of any outstanding series. We cannot assure you, however, that the terms of any series might not have an impact on the timing or amount of payments received by a securityholder of another series issued by the same master trust. See "Description of the Securities--Master Trusts" in this prospectus.

BOOK-ENTRY REGISTRATION MAY DECREASE LIQUIDITY AND DELAY PAYMENT

   Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities representing the securityholders' interests, except in the circumstances that may be described in the related prospectus supplement.

   Transactions in securities usually will be effected only through:

   o  DTC,

   o  direct or indirect participants in DTC's book-entry system, or

   o  certain banks.

   As a result, the ability of a securityholder to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to the securities, may be limited due to lack of a physical security representing the securities.

   Securityholders may experience some delay in their receipt of payments of interest on and principal of the securities since payments may be required to be forwarded by the trustee to DTC. In this event, DTC will credit the payments to the accounts of its participants which then will credit them to the accounts of the applicable class of securityholders either directly or indirectly through indirect participants. See "Description of the Securities--Book-Entry Registration" in this prospectus.

A REDUCTION IN THE RATING OF A CREDIT ENHANCER COULD RESULT IN A REDUCED RATING FOR THE SECURITIES

   The rating of securities credit enhanced by the following will depend primarily on the creditworthiness of the credit enhancer that is the issuer of the external credit enhancement device:

   o  a letter of credit,

   o  a financial guaranty insurance policy,

   o  a reserve fund,

   o  a credit or liquidity facilities

   o  cash deposits, or

   o  other forms of credit enhancement,

   Any reduction in the rating assigned to the claims-paying ability of the related credit enhancer to honor its obligations under any credit enhancement below the rating initially given to the securities would likely result in a reduction in the rating of the securities.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENTS ON RECEIVABLES

   Because the rate of payment of principal on the securities will depend on the rate of payment on the related receivables, the rate of payment of principal on the securities cannot be predicted. Payments on the receivables will include:

   o scheduled payments as well as partial and full prepayments, to the extent not replaced with substitute receivables;

   o  payments upon the liquidation of defaulted receivables;

   o payments upon acquisitions by the related receivables seller, the related servicer or the depositor of receivables from the related trust fund on account of a breach of representations and warranties in the related trust agreement;

   o payments upon an optional acquisition by the related receivables seller, the related servicer or the depositor of receivables from the related trust fund; and

   o  residual payments.

   The rate of early terminations of receivables due to prepayments and defaults may be influenced by a variety of economic and other factors, including:

   o  obsolescence;

   o  current economic conditions; and

   o  tax considerations.

   The risk of reinvesting payments of the principal of the securities will be borne by the securityholders. The yield to maturity on strip securities or securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the related receivables. In addition, the yield to maturity on other types of securities may be relatively more sensitive to the rate of prepayment of the related retail installment sale or installment loan contracts than other classes of securities. The other types of securities include:

   o  strip securities;

   o  accrual securities; or

   o  other classes in a series including more than one class of securities,

   The rate of prepayments of receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including:

   o  prevailing interest rates;

   o  the availability of alternate financing; and

   o  local and regional economic conditions.

   Therefore, we cannot assure you as to the level of prepayments that a trust fund will experience.

   You should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual yield that is less than the anticipated yield, in the case of securities purchased at a discount.

   You should also consider the risk that a faster than anticipated rate of prepayments on the receivables could result in an actual yield that is less than the anticipated yield, in the case of any securities purchased at a premium.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus to assist you in understanding the terms of the securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 88.

                                 THE TRUST FUNDS

   The property of each trust fund, as specified in the related prospectus supplement, will include

   o a pool of Receivables, including any Receivables conveyed to the issuer after the related closing date;

   o all monies, including accrued interest, due under the Receivables on or after the applicable cut-off date;

   o the amounts as from time to time may be held in one or more accounts established and maintained by the servicer under the related Trust Agreement, as may be further described in the related prospectus supplement;

   o the security interests, if any, in the assets underlying the related pool of Receivables;

   o in the case of Receivables consisting of Loan Contracts or Lease Contracts, the right to proceeds from claims on physical damage policies, if any, covering the related Boats, Recreational Vehicles and Vehicles or the related obligors, as the case may be;

   o in the case of Receivables consisting of Loan Contracts or Lease Contracts, the proceeds of any repossessed Boats, Recreational Vehicles and Vehicles related to the pool of Receivables;

   o the rights of the depositor under the related Receivables Acquisition Agreement; and

   o interest earned on certain short-term investments held by the trust fund, unless the related prospectus supplement specifies that the earnings may be paid to the related servicer or Receivables seller(s).

   The trust fund may also include, if so specified in the related prospectus supplement, monies on deposit in a pre-funding account. The pre-funding account will be used by the trustee to acquire or receive a security interest in subsequent Receivables during the pre-funding period specified in the related prospectus supplement. In addition, some combination of credit enhancements may be issued to or held by the trustee on behalf of the related trust fund for the benefit of the holders of one or more classes of securities. The Receivables comprising a trust fund, as specifically described in the related prospectus supplement, will be either:

   o  originated by the related Receivables seller;

   o originated by various manufacturers and acquired by the related Receivables seller;

   o originated by various dealers and acquired by the related Receivables seller; or

   o acquired by the related Receivables seller from originators or owners of Receivables.

   In the case of Receivables consisting of Loan Contracts or Lease Contracts, the related Boat, Recreational Vehicle or Vehicle will be subject to federal or state registration or titling requirements. No trust fund will include Receivables with respect to which the underlying assets relate to:

   o  office equipment;

   o  aircraft;

   o  firearms or other weapons;

   o  railroad rolling stock; or

   o facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

   The Receivables will be acquired by the depositor from the related Receivables seller under a Receivables Acquisition Agreement or under provisions of the Trust Agreements between the Receivables seller and the depositor. The Receivables included in each trust fund will be selected from those Receivables held by Receivables sellers based on the criteria specified in the applicable Trust Agreement and described in this prospectus or in the related prospectus supplement.

   With respect to each series of securities, on or prior to the closing date on which the securities are delivered to securityholders, the depositor will form a trust fund by either:

   o  transferring the related Receivables to a trust under a Trust Agreement;
      or

   o entering into an indenture, or causing a special-purpose company or trust to enter into an indenture, with an indenture trustee, relating to the issuance of the securities, secured by the related Receivables.

   The Receivables comprising each trust fund will generally have been originated by the related Receivables seller or acquired by the Receivables seller from vendors or from other lessors in accordance with the Receivables seller's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any trust fund will be described in all material respects in the related prospectus supplement.

                                   THE ISSUERS

   With respect to each series of securities, the issuer will be:

   o  the depositor;

   o  a special-purpose company organized and established by the depositor; or

   o  a trust to be formed by the depositor.

   For purposes of this prospectus and the related prospectus supplement, the depositor, if the depositor issues the related securities, the related special-purpose company, if a special-purpose company issues the related securities, or the related trust, if a trust issues the related securities, will be referred to as the "issuer" with respect to those securities.

   Upon the issuance of the securities of a given series, the proceeds from the issuance will be used by the depositor to acquire the related Receivables from the related Receivables seller. The related servicer will service the related Receivables under the applicable servicing agreement, and will be compensated for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicers may be appointed custodians for the related Receivables by each trustee and the depositor, as may be set forth in the related prospectus supplement.

   The following protection may be provided to the securityholders of a given class:

   o  the subordination of another class of securities of that series;

   o  the availability of the funds in the reserve account; or

   o any other credit enhancement for that series as may be specified in the related prospectus supplement.

If this protection is insufficient, the issuer must rely solely on the payments from the obligors on the Receivables and the proceeds from the sale of the assets which secure or are leased under the defaulted Receivables. It may be difficult for the issuer to realize on the collateral securing those Receivables, and thus the proceeds to be paid to the securityholders of that series may be reduced.

                                 THE RECEIVABLES

RECEIVABLES POOLS

   Information with respect to the Receivables in each trust fund will be set forth in the related prospectus supplement, including:

   o  the identity of the related Receivables seller(s);

   o the related underwriting criteria and collection policies; o the composition of the Receivables and the distribution of the Receivables by geographic location;

   o  the annual percentage rate; and

   o  remaining principal balance as of the applicable cut-off date.

THE LOAN CONTRACTS RELATING TO FINANCED VEHICLES AND BOATS

   The Loan Contracts may consist of any combination of:

   o  Rule of 78s Contracts;

   o  Fixed Value Contracts; or

   o  Simple Interest Contracts.

   Each Rule of 78s Contract provides for the payment by the obligor of a specified total amount of payments, payable in monthly installments on the related due date. The total amount of payments represents:

   o  the principal amount financed and

   o finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the Loan Contract.

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


   The rate at which the amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Loan Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Loan Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. However, the related prospectus supplement may provide that all payments received by the related servicer on the Rule of 78s Contracts may be allocated on an actuarial basis.

   A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of the monthly installments which may be satisfied by:

   o  payment in full in cash of the amount;

   o transfer of the vehicle to the related Receivables seller provided certain conditions are satisfied; or

   o  refinancing the fixed value payment in accordance with certain conditions.

   For Simple Interest Contracts, each monthly payment consists of:

   o an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable:

   o  multiplied by the stated annual percentage rate; and

   o further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.

   This is unlike the monthly payment under Rule of 78s Contracts. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

   If an obligor pays a fixed monthly installment before its scheduled due date:

   o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

   o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater;

   If an obligor pays a fixed monthly installment after its scheduled due date:

   o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

   o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

   In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

   If an obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had the rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Payments to security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because under the related prospectus supplement the payments may be determined using the actuarial method.

LEASE CONTRACTS RELATING TO VEHICLES

   The Lease Contracts are generally written for an original term of not more than 60 months, for a "capitalized cost", which occasionally may be in excess of the manufacturer's suggested price, plus an implicit finance or lease charge. The Lease Contracts are generally written on a constant yield basis and provide for equal monthly payments, so that at the end of the lease term the capitalized cost has been amortized to an amount equal to the residual value of the related Vehicle.

   With respect to each Lease Contract that is a closed-end lease, at the end of its term, if the lessee does not elect to purchase the related Vehicle upon exercise of the purchase option contained in the Lease Contract, the lessee is required to return the Vehicle. The lessee will then owe only the incidental charges for excess mileage, excessive wear and use and other items as may be due under the Lease Contract. In contrast, under each Lease Contract that is an open-end lease, the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased Vehicle at that time and the residual value established at the time of origination of the lease.

   Generally, each lessee is permitted to purchase the related Vehicle at the end of the term of the related Lease Contract. The purchase price is generally a fixed dollar amount equal to the residual value plus any applicable taxes and all other incidental charges which may be due under the Lease Contract. In addition, each Lease Contract generally allows the related lessee voluntarily to terminate the Lease Contract by paying certain miscellaneous charges and a termination amount more fully described in this section below or as may be described in the related prospectus supplement.

   In other instances, the Lease Contracts are not expected to run to their full terms. For example, from time to time there are incentive programs for dealers to trade customers under existing leases with remaining terms of less than one year into new Lease Contracts. In so doing, the dealer is able to keep the customer, sell a new car under a new Lease Contract and obtain a used car for resale.

   Each Lease Contract generally provides that the lessor may terminate the Lease Contract and repossess the leased Vehicle in the event of a default by the lessee. Events of default under a Lease Contract may include, but are not limited to:

   o  failure to make payment when due;

   o  certain events of bankruptcy or insolvency;

   o  failure to maintain the insurance required by the Lease Contract;

   o failure to maintain or repair the leased Vehicle as required or to comply with any other term or condition of the Lease Contract; and

   o the making of a material misrepresentation by the lessee in the lease application.

   Upon early termination or default, the amount owed by the lessee under a Lease Contract is generally equal to:

   o the amount of delinquent and future scheduled monthly payments and any incidental charges owing under the Lease Contract, less unearned finance charges;

   o  plus, the residual value of the leased Vehicle; and

   o minus any security deposit and any net liquidation proceeds realized from the sale of the related leased Vehicle.

   In the event of an early termination of, or default under, a Lease Contract, the Lease Contract may provide that if the lessee disagrees with the wholesale price for the leased Vehicle, the lessee has the right to obtain from an independent third party a professional appraisal of the wholesale value of the leased Vehicle that could be realized at sale. This appraised value would then be used as the revised estimated fair market value for purposes of calculating sums due from the lessee in those circumstances.

   In the event of early termination of, or a default under, a Lease Contract, any shortfall between the amounts collected with respect to the Lease Contract, after deducting the costs and other sums retained by the servicer in connection with the Lease Contract, and the Discounted Contract Balance, together with the residual value of the Vehicle, will reduce the value of the collateral constituting a part of the trust fund. To the extent that the shortfall is not covered through payments on or in respect of the other Lease Contracts and leased Vehicles, from monies on deposit in the Accounts, from claims under the residual value insurance, if any, or from other insurance proceeds or liquidation proceeds, the related securityholders could suffer a loss on their investment.

RECOVERIES ON VEHICLES

   The trust fund will not include underlying Vehicles, although the right to receive recoveries with respect to the Vehicles in the event that the related Contract becomes defaulted may be included in the trust fund. The related prospectus supplement may specify that the depositor will execute the requisite documents in order to convey title to the Vehicle to a finance subsidiary, or the trustee.

   Since the trust fund will not contain leased Vehicles, no securities will be issued in respect of leased Vehicles or any residual values associated with leased Vehicles.

   In the event that any Contract becomes a defaulted Contract, the servicer will be required to attempt to maximize the recoveries on the Contract, which may include commencing a legal action against the related obligor for the balance of the scheduled monthly payments remaining on the Contract, repossessing and selling the related Vehicle or both.

   Repossessions involve the seizure of the related Vehicle, followed by either the sale of the Vehicle or, in the case of leased Vehicles, the releasing of the Vehicle to a new obligor. In the event that the Vehicle is repossessed and offered for sale, the sale will be conducted either at a public auction, or the Vehicle will be consigned to a dealership and offered for sale on the lot. The sale method that is selected by the servicer will depend on the servicer's determination of which method will likely maximize the recovery proceeds, and will also depend upon the availability of public auctions versus dealerships in the locale in which the repossession is effected.

   The servicer may, in realizing on defaulted Contracts, utilize the original lessor, as servicer.

   If a Lease Contract becomes a "fully-performed Contract", i.e., the related obligor has made all scheduled payments on the Lease Contract, the obligor will generally have the option to purchase the Vehicle, or to return the Vehicle to the servicer for sale or re-leasing. Any recoveries on a fully-performed Contract will be released to the depositor, subject to any conditions precedent to the release set forth in the related Trust Agreement.

RESIDUAL VALUE INSURANCE FOR LEASED VEHICLES

   The Receivables seller may obtain an insurance policy in respect of the residual values of the leased Vehicles relating to matured Lease Contracts. The trustee may be named as an additional insured under any primary residual value insurance policy. A primary residual value insurance policy generally provides coverage for 100% of the amount by which the "residual value" of any leased Vehicle exceeds the "market value" for the leased Vehicle. For these purposes, "residual value" is generally determined by reference to the Automotive Lease Guide, Percentage Edition, and will be calculated by multiplying the manufacturer's suggested price for the leased Vehicle, as adjusted to reflect any optional equipment, by a percentage that varies depending upon the original term of the related Lease Contract. Additional adjustments are generally then made for any excess mileage and excess damage. "Market value" is generally the greater of:

   o the price actually received by or on behalf of the insured in a commercially reasonable sale held in accordance with procedures approved by the insurer, or

   o the "average wholesale value" established by the Black Book Used Car Market Guide, monthly edition.

   An insurer may unilaterally change the reference publications used for these definitions upon providing advance notice. The primary residual value insurance policy generally does not have any deductibles or provide for co-insurance, but does provide for a maximum amount payable in respect of a leased Vehicle and an aggregate cap for all payments made in respect of the leased Vehicles.

   The Receivables seller may obtain an additional insurance policy providing coverage in respect of the "insured value" of a Lease Contract covered by that policy in excess of a deductible of a specified percentage of the insured value, depending upon the original term of the related Lease Contract. For purposes of any excess residual value insurance policy, the "insured value" is generally equal to the lesser of:

   o the residual value set forth in the Receivables seller's Residual Lease Guide in effect as of the date of origination of the related Lease Contract, or

   o the residual value set forth in the Automotive Lease Guide, Percentage Edition in effect for the original term of the Lease Contract.

   An excess residual value insurance policy would be an excess policy, and a claim under that policy would be made only after deducting any other recovery by the servicer in respect of the related residual value of a leased Vehicle, and the "fair market value" of the leased Vehicle. The "fair market value" of a leased Vehicle is generally defined in the Excess Residual Value Insurance Policy as an amount equal to the greater of:

   o the best sales price offered in respect of the leased Vehicle in commercially reasonable sales transactions; or

   o the "clean wholesale" value established in the Black Book Used Car Market Guide Monthly.

   Claims made under the excess residual value insurance policy are generally based upon a comparison of the net recoveries for all covered Vehicles disposed of during the related quarter to the aggregate insured values for those Vehicles. As a result, the amount payable under the excess residual value insurance policy in respect of the residual value of a leased Vehicle could be less than the insured value of the leased Vehicle.

CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES FOR LEASED VEHICLES

   In addition to the personal property and liability insurance coverage which is generally required to be obtained and maintained by the lessees pursuant to the Lease Contracts, and as additional protection in the event that any lessee fails to maintain all the required insurance under the Lease Contract, the Receivables seller may maintain contingent liability insurance which provides coverage for property damage or personal liability suffered by third persons caused by any Vehicle owned by any insured. The issuer may be an additional insured under this policy with respect to the leased Vehicles. As may be provided in the related prospectus supplement, the servicer may also maintain substantial amounts of excess insurance coverage for which the issuer may be named as an additional named insured. With respect to damage to the leased Vehicles themselves, each lessee is generally obligated by the related Lease Contract to maintain collision insurance. In the event that the issuer was not named as an additional insured under the contingent and excess liability insurance policies or all of the foregoing insurance coverage were exhausted and damages were assessed against the issuer, claims could be imposed against the assets of the issuer. If that occurs, the related securityholders could incur a loss on their investment. See "Risk Factors--Vicarious Tort Liability Could Cause Losses" and "Certain Legal Aspects of the Receivables--Vicarious Tort Liability With Respect to the Leased Vehicles" in this prospectus.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

   Certain information relating to the related Receivables seller's or the servicer's delinquency, repossession and net loss experience with respect to the Receivables it has originated or acquired or serviced will be set forth in each prospectus supplement. This information may include, among other things, the experience with respect to all the Receivables in the Receivables seller's or servicer's portfolio during certain specified periods, including receivables which may not meet the criteria for selection as a Receivable for any particular trust fund. There can be no assurance that the delinquency, repossession and net loss experience on any trust fund will be comparable to the related Receivables seller's or servicer's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

   If a Receivable permits a prepayment, the prepayment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the depositor or the related Receivables seller will be obligated to acquire Receivables from the related trust fund under the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related securities which results from prepayments will be borne entirely by the related securityholders.

   The related prospectus supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of securities, together with a description of any applicable prepayment penalties.

ACQUISITION OF RECEIVABLES FROM RECEIVABLES SELLERS

   The Receivables underlying a series of securities may be acquired by the depositor, either directly or through affiliates from the related Receivables seller under a Receivables Acquisition Agreement between the depositor or its affiliate and each related Receivables seller.

   Each Receivable acquired by the depositor may be one originated by the Receivables seller in accordance with the underwriting criteria specified in the prospectus supplement or purchased by the Receivables seller. The related prospectus supplement may provide that:

   o each Receivables seller which is an originator will be an institution experienced in originating and servicing retail installment sale and installment loan contracts in accordance with accepted industry practices and prudent guidelines;

   o each Receivables seller under the related Receivables Acquisition Agreement will make certain representations and warranties to the depositor or the related trustee in respect of the related Receivables; and

   o in the event the representations and warranties are not made to the related trustee, the depositor will assign its rights relating to those representations and warranties, except certain rights of indemnification, and interest in the related Receivables Acquisition Agreement to the related trustee for the benefit of the securityholders of that series, and the Receivables seller will then be liable to the trustee for defective or missing documents or an uncured breach of the Receivables seller's representations or warranties.

                                 USE OF PROCEEDS

   The proceeds from the sale of the securities of a given series will be applied by the depositor to the acquisition of the related Receivables from the related Receivables seller. The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

   o  to purchase the related assets of the trust fund;

   o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

   o to establish any reserve funds or other funds described in the related prospectus supplement; and

   o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                                  THE DEPOSITOR

   PaineWebber Asset Acceptance Corporation, the depositor, was incorporated in the State of Delaware on April 19, 2000 as a wholly-owned, limited purpose finance subsidiary of PaineWebber Group Inc. The depositor's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019. Its telephone number is (212) 713-2000.

   As described in this prospectus under "The Trust Funds," the only obligations, if any, of the depositor with respect to a series of securities may be limited representations and warranties and limited undertakings to repurchase or substitute Receivables under limited circumstances. We do not expect that the depositor will have any servicing obligations or responsibilities with respect to any trust fund. The depositor does not have, nor is it expected in the future to have, any significant assets.

   The servicer with respect to any series of securities may be an affiliate of the depositor. As described in this prospectus under "The Trust Funds," the depositor may acquire Receivables through or from an affiliate.

   Neither the depositor nor PaineWebber Group Inc., nor any of their respective affiliates, will insure or guarantee the securities of any series.

                                   THE TRUSTEE

   The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement.

   With respect to each series of securities, no resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by the successor trustee. The related prospectus supplement will describe the manner in which the trustee may resign. If no successor trustee is appointed by the depositor or the securityholders, or if no successor trustee accepts appointment within a specified period following any resignation or removal, the trustee or any securityholder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

   The securities will be issued in series. Each series of securities, or, multiple series of securities, will be issued under a Trust Agreement. All of the securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies.

   Fixed income securities generally, but not always, have a principal balance and a specified interest rate.

   Each series or class of securities offered under this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of securities described in that prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

   A series may include one or more classes of Strip Securities entitled to:

   o principal payments, with disproportionate, nominal or no principal payments; or

   o  interest payments, with disproportionate, nominal or no interest payments.

   In addition, a series of securities may include two or more classes of securities:

   o that differ as to timing, sequential order, priority of payment, interest rate or amount of payment of principal or interest or both; or

   o as to which payments of principal or interest or both on any class may be made:

      o  upon the occurrence of specified events;

      o  in accordance with a schedule or formula; or

      o on the basis of collections from designated portions of the related pool of Receivables.

   A series may include one or more classes of Accrual Securities, as to which certain accrued interest will not be paid but rather will be added to its principal balance, or nominal balance, on each payment date, or in the manner that may be described in the related prospectus supplement.

   If provided in the related prospectus supplement, a series may include one or more other classes of senior securities that are senior to one or more other classes of subordinate securities in respect of payments of principal and interest and allocations of losses on Receivables.

   In addition, certain classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of payments or losses.

GENERAL PAYMENT TERMS OF SECURITIES

   As will be provided in the related Trust Agreement and as described in the related prospectus supplement, securityholders will be entitled to receive payments on their securities on the specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as will be described in the related prospectus supplement.

   The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

   Each Trust Agreement will describe a remittance period preceding each payment date. As may be more fully provided in the related prospectus supplement, collections received on the related Receivables during a remittance period will be required to be remitted by the related servicer to the related trustee prior to the related payment date and will be used to fund payments to securityholders on that payment date. The related prospectus supplement may provide that all or a portion of the payments collected on the related Receivables may be applied by the related trustee to the acquisition of subsequent Receivables during a specified period rather than be used to fund payments of principal to securityholders during that period. This results in securities with an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest-only or revolving periods may, upon the occurrence of events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

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


   In addition, the related prospectus supplement may provide that all or a portion of the collected payments may be retained by the trustee for a specified period prior to being used to fund payments of principal to securityholders. These collected payments may be held in certain temporary investments, including Receivables.

   The retention and temporary investment by the trustee of the collected payments may be required by the related Trust Agreement for the purposes of:

   o slowing the amortization rate of the related securities relative to the payment schedule of the related Receivables; or

   o attempting to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

   If applicable to any securities, these features may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in payments to the specified securityholders and an acceleration of the amortization of the securities.

   Neither the securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the depositor, the related servicer, the related Receivable seller, any trustee or any of their respective affiliates unless specifically set forth in the related prospectus supplement.

   As may be described in the related prospectus supplement, securities of each series will either represent:

   o specified beneficial ownership interests in a separate trust fund created under the Trust Agreement; or

   o  debt secured by the related trust fund.

   If any trust fund includes certificates of interest or participations or security interests in Receivables, the related prospectus supplement will describe the material terms and conditions of the certificates or participations or describe the security interest.

MASTER TRUSTS

   The Trust Agreement may provide that the depositor may direct the related trustee to issue new series where the depositor may designate, to the extent applicable:

   o  its name or designation;

   o  its initial principal amount, or method for calculating the amount;

   o  its interest rate, or a formula for determining it

   o  the payment dates and the date or dates from which interest will accrue;

   o  the method for allocating collections to securityholders of the series;

   o any bank accounts to be used by the series and the terms governing the operation of those bank accounts;

   o  the percentage used to calculate monthly servicing fees;

   o  the provider and terms of any form of credit enhancement;

   o the terms on which the securities of the series may be repurchased or remarketed to other investors;

   o the number of classes of securities of the series, and if the series consists of more than one class, the rights and priorities of each class;

   o the extent to which the securities of the series will be issuable in book-entry form;

   o  the priority of the series with respect to any other series; and

   o  any other relevant terms.

   Each new series issued under a master trust will have the effect of decreasing the equity interest in the related master trust. None of the depositor, the related servicer, the related trustee or any master trust is required or intends to obtain the consent of any securityholder of any outstanding series to issue any additional series.

   Each Master Trust Agreement will provide that the depositor may designate terms so that each new series issued under a master trust has an amortization period which may have a different length and begin on a different date than the periods for any series previously issued by the related master trust and then outstanding. In addition, each new series issued under a master trust may have the benefits of credit enhancements issued by enhancement providers different from the providers of the credit enhancement for any series previously issued by the related master trust and then outstanding. Under each Master Trust Agreement, the related trustee will hold the credit enhancement only on behalf of the securityholders to which the credit enhancement relates. The depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the issuer or remarketed to other investors. As may be more fully described in the related prospectus supplement, there is no limit to the number of new series issued under a master trust that the depositor may cause under a Master Trust Agreement. Each master trust will terminate only as provided in the related Master Trust Agreement. We cannot assure you that the terms of any new series issued under a master trust might not have an impact on the timing and amount of payments received by securityholders of another series issued by the same master trust.

   Under each Master Trust Agreement and under a related supplement, new series issued under a master trust may only occur upon the satisfaction of conditions provided in the Master Trust Agreement. The obligation of the related trustee to authenticate the securities of any new series issued under a master trust and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the conditions specified in the Master Trust Agreement. These conditions may include:

   o on or before the fifth business day immediately preceding the date upon which the new series issued under a master trust is to occur, the depositor will give the related trustee, the related servicer, the related rating agencies and related providers of credit enhancement, written notice of the new series issued under a master trust and the date upon which the new series issued under a master trust is to occur;

   o the depositor will deliver to the related trustee a supplement to the related Master Trust Agreement, in form satisfactory to the trustee, executed by each party to the related Master Trust Agreement other than the trustee;

   o the depositor will deliver to the related trustee any related credit enhancement agreement;

   o the related trustee will receive confirmation from the related rating agencies that the new series issued under a master trust will not result in any rating agency reducing or withdrawing its rating for any other series or class of trust;

o the depositor will deliver to the related trustee, the related rating agencies and the providers of credit enhancement, an opinion of counsel acceptable to the related trustee that for federal income tax purposes:

      (1) following the new series issued under a master trust the related master trust will not be deemed to be an association, or publicly traded partnership, taxable as a corporation;

      (2) the new series issued under a master trust will not affect the tax characterization as debt of securities of any outstanding series or class issued by the master trust that were characterized as debt at the time of their issuance; and

      (3) the new series issued under a master trust will not cause or constitute an event in which gain or loss would be recognized by any securityholders or the related master trust; and

   o  any other conditions specified in any supplement.

   Upon satisfaction of the conditions set forth in the Master Trust Agreement, the related trustee will execute the supplement to the related Master Trust Agreement and issue the securities of the new series.

BOOK-ENTRY REGISTRATION

   Securityholders of a given series may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations that are participants in those systems.

   Cede & Co., as nominee for DTC, will hold the global securities for a given series. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered under
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines which are in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   The securityholders of a given series that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities of a series may do so only through participants and indirect participants. In addition, securityholders of a given series will receive all payments of principal and interest through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders of a given series may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which then will forward them to indirect participants or the securityholders. It is anticipated that the only "securityholder" in respect of any series will be Cede & Co., as nominee of DTC. Securityholders of a given series will not be recognized as securityholders of that series, and these securityholders will be permitted to exercise the rights of securityholders of that series only indirectly through DTC and its participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among participants on whose behalf it acts for the securities and to receive and transmit payments of principal of, and interest on, those securities. Participants and indirect participants with which the securityholders of a given series have accounts for the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective securityholders of that series. Accordingly, although the securityholders will not possess securities, the creating and affecting DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

   DTC will advise the trustee for each series that it will take any action permitted to be taken by a securityholder of the related series only at the direction of one or more participants to whose accounts with DTC the securities of that series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that their actions are taken on behalf of participants whose holdings include undivided interests.

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, services for:

   o  safekeeping;

   o  administration;

   o  clearance and settlement of internationally traded securities; and

   o  securities lending and borrowing.

   Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including:

   o  securities lending and borrowing; and

   o interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

   Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear Operator is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

   Except as required by law, the trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

   Definitive Securities will generally be issued to the securityholders of a given series or their nominees, rather than to DTC or its nominee, only if:

   (1) the trustee for the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the securities and the trustee is unable to locate a qualified successor;

   (2) the servicer, at its option, elects to terminate the book-entry-system through DTC; or

   (3) after the occurrence of an "Event of Default" under the related indenture or a default by the servicer under the related Trust Agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC is no longer in the securityholders' best interest.

   Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all the securityholders through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as Definitive Securities to the securityholders.

   Payments of principal of, and interest on, the securities will then be made by the applicable trustee in accordance with the procedures set forth in the related Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those securities in the related prospectus supplement. The distributions may be made with a check mailed to the address of the holder as it appears on the register maintained by the applicable trustee or otherwise permitted in the related Trust Agreement. The final payment on those securities, however, will generally be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment to the applicable securityholders.

   Definitive Securities in respect of a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

   On or prior to each payment date for a series of securities, the related servicer or the related trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements for the related trust fund setting forth the information which may generally include the following information, to the extent applicable:

   (1) the amount of the payment for each class of securities;

   (2) the amount of the payment allocable to principal;

   (3) the amount of the payment allocable to interest;

   (4) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

   (5) the aggregate outstanding principal balance and the pool factor for each class of securities after giving effect to all payments reported under
       (2) above on the payment date;

   (6) the amount paid to the servicer for the related remittance period;

   (7) the amount of the aggregate purchase amounts for Receivables that have been reacquired for the remittance period; and

   (8) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable payment date and a description of any credit enhancement substituted for any letter of credit, financial guaranty insurance policy, or reserve account.

   Each amount set forth under subclauses (1), (2), (3) and (4) for the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable trustee will provide to the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws, for the purpose of the securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

   The following summary describes certain terms which may be included in each Trust Agreement under which a trust fund will be created and the related securities for the trust fund will be issued. For purposes of this prospectus, the term "Trust Agreement" as used regarding a trust means any and all agreements relating to:

   o  the establishment of the related trust;

   o  the servicing of the related Receivables; and

   o  the issuance of the related securities, including the indenture.

ACQUISITION OF THE RECEIVABLES UNDER A RECEIVABLES ACQUISITION AGREEMENT

   On the closing date specified for any series of securities, the depositor will acquire the related Receivables or a security interest in the Receivables from the related Receivables seller under a Receivables Acquisition Agreement. The depositor will either transfer the Receivables to an issuer under a pooling agreement, or will pledge the depositor's right, title and interests in and to the Receivables to a trustee on behalf of securityholders under an indenture.

   The depositor and/or the related Receivables seller may be obligated to acquire from the related trust fund its interest in any Receivable transferred to an issuer or pledged to a trustee on behalf of securityholders. This obligation may arise if the interest of the securityholders in the Receivables is materially and adversely affected by a breach of any representation or warranty made by the depositor or the related Receivables seller for the Receivable, which breach is not cured following the discovery by or notice to the depositor or the related Receivables seller of the breach. The obligation of the depositor to acquire the Receivables for which a Receivables seller has breached a representation or warranty would be subject to the Receivables seller's acquisition of the Receivables from the depositor. In addition, if so specified in the related prospectus supplement, the depositor and/or the Receivables seller may reacquire Receivables or substitute other Receivables for the Receivable held by a trust fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

ACCOUNTS

   With respect to each series of securities, the related servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders, into which all payments made on the related Receivables will be deposited. The servicer will also establish and maintain with the trustee separate payment accounts, in the name of the trustee on behalf of the securityholders, in which amounts released from a collection account and any reserve account or other credit enhancement, if any, for payment to the securityholders will be deposited and from which payments to the securityholders will be made.

   Any other accounts to be established with respect to an issuer, including any reserve account, will be described in the related prospectus supplement.

   For any series of securities, funds in the accounts established under the related Trust Agreement will be invested as provided in the related Trust Agreement in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. If the rating agencies so permit, eligible investments may include securities issued by the depositor, the related Receivables seller, the related servicer or their affiliates or other trusts created by the depositor or its affiliates. Eligible investments are mostly limited to obligations or securities that mature not later than the business day immediately preceding the related payment date. However, funds in any reserve account may be invested in securities that will not mature prior to the date of the next payment and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in the reserve account a temporary shortfall in the amounts paid to the related securityholders could result. This temporary shortfall could, in turn, increase the average life of the securities of that series. The related prospectus supplement will provide whether or not investment earnings on funds deposited in the accounts, net of losses and investment expenses, will be available to pay securityholders.

   The accounts will be maintained with a federally or state chartered depository institution and in a manner satisfactory to each rating agency rating the securities of the related series.

   To the extent that a servicer's unsecured debt ratings are acceptable to the rating agencies, amounts deposited to any account maintained by the servicer may be commingled with the servicer's general account monies. Any rights to so commingle monies will be described in the related prospectus supplement.

THE SERVICER

   The servicer under each Trust Agreement will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the Receivables seller or the depositor and may have other business relationships with the Receivables seller or the depositor or their affiliates. The servicer for each series will service the Receivables contained in the trust fund for that series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities by doing so.

   Each servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the securityholders will constitute a default by the servicer under the related Trust Agreement.

SERVICING PROCEDURES

   Each Trust Agreement will provide that the related servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related trust fund. The servicer will also continue the collection procedures that the servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others in a manner consistent with the related Trust Agreement. Consistent with its normal procedures, and, to the extent described in the related prospectus supplement, the servicer may, in its discretion and on a case-by-case basis, arrange with the obligor to extend or modify the payment schedule on a Receivable. Some of the arrangements, including, any extension of the payment schedule beyond the final scheduled payment date for the related securities, may result in the servicer acquiring the Receivable if the Receivable becomes a defaulted Contract. The servicer may sell the asset underlying the defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" in this prospectus.

   The material aspects of any particular servicer's collections procedures will be set forth in the related prospectus supplement.

PAYMENTS ON RECEIVABLES

   With respect to each series of securities, the related servicer will deposit all payments on the related Receivables and all proceeds of the Receivables collected in the related collection facility, such as a lock-box account or collection account. Monies deposited in a collection facility for a trust fund may be commingled with funds from other sources. As will be further specified in the related prospectus supplement, the related servicer will be required to deposit payments on the related Receivables collected during each collection period into the related collection account on a specified day each month. Pending deposit into the related collection account, collections in the collection facility may be invested by the related servicer at its own risk and for its own benefit, and will not be segregated from funds of the related servicer.

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


SERVICING COMPENSATION

   With respect to any series of securities, the related servicer will be entitled to receive a servicing fee for each collection period. The servicing fee will be in an amount equal to a percentage per annum set forth in the related prospectus supplement of the value of the Receivables held in the related trust fund, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of payments with respect to the servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any payment to the related securityholders.

   Each servicer may also, if specified in the related prospectus supplement, collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. Each servicer will generally be entitled to reimbursement from the related trust fund for expenses and liabilities incurred by it in servicing the Receivables. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

   The servicing fee will:

   (1) compensate the related servicer for performing the functions of a third party servicer of similar types of Receivables as an agent for their beneficial owner, including:

       o  collecting and posting all payments;

       o  responding to inquiries of obligors on the related Receivables;

       o  investigating delinquencies;

       o  sending payment coupons to obligors;

       o  reporting tax information to obligors;

       o  paying costs of collection and disposition of defaults; and

       o  policing the collateral.

   (2) compensate the related servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable trustee and the applicable indenture trustee;

   (3) reimburse the related servicer for:

       o  certain taxes;

       o  accounting fees;

       o  outside auditor fees; and

       o data processing costs and other costs incurred in connection with administering the Receivables.

PAYMENTS

   With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled to those payments will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of those series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all payments to each class of certificateholders of each series will be set forth in the related prospectus supplement.

   With respect to each series of securities, on each payment date collections on the related Receivables will be transferred from the collection account to the payment account for payment to securityholders, to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for payment on that date, to the extent specified in the related prospectus supplement. As may be more fully described in the related prospectus supplement, payments in respect of principal of a class of securities of a given series will be subordinate to payments in respect of interest on that class, and payments in respect of the certificates of that series may be subordinate to payments in respect of the notes of that series.

CREDIT AND CASH FLOW ENHANCEMENTS

   The amounts and types of credit enhancement arrangements, if any, and the provider of the credit enhancements, if applicable, for each class of securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

   o  a financial guaranty insurance policy;

   o  subordination of one or more classes of securities;

   o  reserve accounts;

   o  over-collateralization;

   o  letters of credit;

   o  credit or liquidity facilities;

   o  third party payments or other support;

   o  surety bonds;

   o guaranteed cash deposits or any other arrangements as may be described in the related prospectus supplement; or

   o  any combination of two or more of the above forms of credit enhancement.

   If specified in the related prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

   The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders or the class or series of the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. As may be more specifically provided in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest on the principal balance. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as may be described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

   Prior to each payment date with respect to each series of securities, the related servicer will be required to provide to the applicable indenture trustee and/or the applicable trustee and credit enhancer a statement setting forth the information described in the related prospectus supplement, which may include the same information as is required to be provided in the periodic reports provided to securityholders of that series described under "Description of the Securities--Reports to Securityholders" in this prospectus. The statement will be as of the close of business on the last day of the preceding related remittance period.

EVIDENCE AS TO COMPLIANCE

   Each Trust Agreement will generally provide that a firm of independent public accountants will furnish to the related issuer and/or the applicable trustee, an annual statement as to compliance by the related servicer during the preceding twelve months with the standards relating to the servicing of the Receivables. In the case of the first certificate, the period will cover the time since the applicable closing date.

   Each Trust Agreement will also generally provide for delivery to the related issuer and/or the applicable trustee of a certificate signed by an officer of the related servicer. The certificate will either:

   o state that the servicer has fulfilled its obligations under the Trust Agreement in all material respects throughout the preceding 12 months, or, in the case of the first certificate, the period from the applicable closing date; or

   o describe the default if there has been a default in the fulfillment of its obligation in any material respect.

   Each servicer may also be required to agree to give the issuer and the trustee notice of certain servicer defaults under the related Trust Agreement.

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


CERTAIN MATTERS REGARDING THE SERVICERS

   The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law and except pursuant to terms specified in the related prospectus supplement. The resignation will not become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the Trust Agreement.

   Neither the related servicer nor any of its respective directors, officers, employees, or agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action under the Trust Agreement, or for errors in judgment, other than as may be described in the related prospectus supplement. However, neither the servicer nor any similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. In addition, the Trust Agreement may provide that the related servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

   Under the circumstances specified in the Trust Agreement the following entities may be the successor to the servicer under the Trust Agreement:

   o  any entity into which the related servicer may be merged or consolidated;

   o any entity resulting from any merger or consolidation to which the servicer is a party;

   o  any entity succeeding to the business of the servicer; or

   o any corporation or other entity that assumes the obligations of the servicer.

SERVICER DEFAULT

   A "servicer default" under a Trust Agreement may include:

   (1) any failure by the related servicer to deliver to the applicable trustee for deposit in any of the applicable accounts any required payment or to direct the trustee to make any required payments from the applicable accounts, which failure continues unremedied for greater than 2 business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

   (2) any failure by the servicer or the related Receivables seller to observe or perform in any material respect any other covenant or agreement in the Trust Agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for a period greater than 120 days after written notice is given of the failure; and

   (3) any Insolvency Event.

RIGHTS UPON SERVICER DEFAULT

   As long as a servicer default under a Trust Agreement remains unremedied, the applicable trustee, credit enhancer or holders of securities of the related series with not less than a percentage of the voting rights of the outstanding securities as specified in the related prospectus supplement may terminate all the rights and obligations of the servicer, if any, under the Trust Agreement. After the rights and obligations of the servicer are terminated the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable trustee or the securityholders from effecting a transfer of servicing. In the event that the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of an amount set forth in the related Trust Agreement and whose regular business includes the servicing of a similar type of Receivables. This trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the servicer under the related Trust Agreement.

WAIVER OF PAST DEFAULTS

   Subject to the approval of any credit enhancer, the holders of securities evidencing at least a majority of the voting rights of the outstanding securities may, on behalf of all securityholders of the related securities, waive any default by the servicer, or by the related Receivables seller, in the performance of its obligations under the related Trust Agreement and its consequences. However, a default in making any required deposits to or payments from any of the accounts in accordance with the Trust Agreement may not be waived. No waiver will impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

   To the extent provided in the related prospectus supplement, each of the Trust Agreements may be amended by the parties to the Trust Agreement, without the consent of the related securityholders. This amendment may be for the purpose of

   o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreements or

   o  modifying in any manner the rights of the securityholders.

This type of amendment may be made if it does not materially and adversely affect the interests of any of those securityholders.

   The Trust Agreements may also be amended by the depositor, the servicer, and the applicable trustee with the consent of any credit enhancer and the holders of securities evidencing at least a majority of the voting rights of the outstanding securities for the purpose of:

   o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreements; or

   o  modifying in any manner the rights of the securityholders;

This type of amendment may be made if it does not:

   o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or payments that are required to be made for the benefit of the securityholders; or

   o reduce the percentage of the securities of the series which are required to consent to the amendment, without the consent of the securityholders of that series.

TERMINATION

   With respect to each trust, the obligations of the related servicer, the related Receivables seller(s), the depositor and the applicable trustee under the related Trust Agreement will terminate upon the earlier to occur of:

   (1) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and

   (2) the payment to securityholders of the related series of all amounts required to be paid to them under the Trust Agreement.

   In order to avoid excessive administrative expense, the related servicer, Receivables seller, depositor or other party be permitted to purchase from a trust fund all the remaining Receivables, as of the end of any collection period immediately preceding a payment date. The purchase will be permitted only if the current balance of the Receivables is less than a specified percentage set forth in the related prospectus supplement of the initial pool balance for the trust fund, and the price for the purchase will be set forth in the related prospectus supplement. The related securities will be redeemed following the purchase.

   A trustee may solicit bids for the purchase of the Receivables remaining in a trust within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement. This purchase must be in accordance with the terms and conditions set forth in the related prospectus supplement. If the trustee receives satisfactory bids as described in the prospectus supplement, then the Receivables remaining in that trust fund will be sold to the highest bidder.

   Any outstanding notes of the related series may be redeemed concurrently with either of the events specified above. The subsequent payment to the related certificateholders of all amounts required to be paid to them under the applicable Trust Agreement may effect the prepayment of the certificates of that series.

                         CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

FINANCED VEHICLES--GENERAL

   A number of federal and state laws, including the UCC as in effect in various states, govern:

   o the transfer of the Receivables by the related Receivables seller to the depositor under each Receivables Acquisition Agreement;

   o the transfer of the Receivables by the depositor to the trustee under the related Trust Agreement;

   o  the perfection of the security interests in the Receivables; and

   o the enforcement of rights to realize on the Receivables and the Recreational Vehicles and Vehicles as collateral for the Receivables.

   The related servicer will take the actions required to perfect the rights of the trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase, including the taking of a security interest, a Receivable for new value in the ordinary course of its business, without actual knowledge of the issuer's interest, and take possession of a Receivable, the purchaser would acquire an interest in the Receivable superior to the interest of the issuer. As may be further specified in the related prospectus supplement, no action will be taken to perfect the rights of the trustee in proceeds of any vendor's single interest physical damage policy or of any other insurance policies covering individual property or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the related servicer into a account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

   The Trustee's Interests in the Loan Contracts

   Retail installment sale contracts and note and security agreements, such as the Loan Contracts related to the Recreational Vehicles and Vehicles, evidence the credit sale by dealers to consumers or indebtedness of consumers incurred to acquire Recreational Vehicles and Vehicles. These Loan Contracts also constitute personal property security agreements and include grants of security interests in the related Recreational Vehicles and Vehicles under the UCC. Perfection of security interests in Recreational Vehicles and Vehicles is generally governed by the registration or titling laws of the state in which each Recreational Vehicle or Vehicle is registered or titled. In most states a security interest in a Recreational Vehicle or Vehicle is perfected by notation of the secured party's lien on the Recreational Vehicle's or Vehicle's certificate of title.

   The related prospectus supplement may provide that the Loan Contracts acquired from Receivables seller name the related Receivables seller as obligee or assignee and as the secured party. As may be specified in the related prospectus supplement, the related Receivables seller will represent that it has taken all actions necessary under the laws of the state in which the related Recreational Vehicle and Vehicle is titled to perfect its security interest in the Recreational Vehicles and Vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

   Perfection

   Under the related Receivables Acquisition Agreement, the Receivables seller will sell and assign or, if so specified in the related prospectus supplement, either sell and assign or pledge the

Loan Contracts and the related security interests in the Boats, Recreational Vehicles and Vehicles to the depositor. Under the related Trust Agreement, the depositor will assign to the trustee the Loan Contracts and its interest in the Receivables seller's security interests in the Boats, Recreational Vehicles and Vehicles. Because of the administrative burden and expense, none of the depositor, the related servicer nor the trustee will generally amend any certificate of title to identify the depositor or the trustee as the new secured party on the certificates of title relating to the Boats, Recreational Vehicles and Vehicles. The trustee, if so specified in the related prospectus supplement, will continue to hold the Receivables and any certificates of title relating to the Boats, Recreational Vehicles and Vehicles in its possession as custodian for the trustee under the related Trust Agreement even though the depositor and the trustee may not be relying on possession as the legal basis for the perfection of their interests in the Receivables or in the security interests in the Boats, Recreational Vehicles and Vehicles. This, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

   A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following:

   o depositing with the related state department of motor vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

   o filing a sworn notice of lien with the related state department of motor vehicles or analogous state office and noting the lien on the certificate of title; or

   o if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder.

   However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related state department of motor vehicles for a transfer of registration in order to obtain an effective assignment of the security interest. The transferee also is not required to reapply when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of those states, the assignment by the related Receivables seller of their interests in the Receivables to the depositor under the related Receivables Acquisition Agreement, and the assignment by the depositor of its interest in the Receivables to the trustee under the related Trust Agreement should be effective conveyances of the respective security interests of the related Receivables seller and the depositor in the Receivables, and specifically, the Recreational Vehicles and Vehicles. Without this re-registration and without amendment of any lien noted on the related certificate of title, the depositor should succeed to the related Receivables seller's rights as secured party and the trustee should succeed to the depositor's rights as secured party.

   Although re-registration of the Recreational Vehicle or Vehicle is not necessary to convey a perfected security interest in the Recreational Vehicle or Vehicles to the trustee, the trustee's security interest could be defeated through:

   o  fraud;

   o  negligence;

   o  forgery; or

   o administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Recreational Vehicle or Vehicles.

   However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related Receivables seller's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of a property or subsequent creditors who take a security interest in a Recreational Vehicle or Vehicle. If there are any Recreational Vehicles or Vehicles as to which the related Receivables seller failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Recreational Vehicles or Vehicles and holders of first priority perfected security interests in the Recreational Vehicles or Vehicles.

   Continuity of Perfection

   Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and then until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract or note and security agreement to surrender possession of the certificate of title to assist in the re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection.

   In each of the Trust Agreements, the related servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the related servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related servicer will receive notice as a result of its lien noted on the certificate of title. Under the related Trust Agreement, the related servicer will hold the certificates of title for the related property as custodian for the trustee. Under the related Trust Agreement, the related servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

   Priority of Certain Liens Arising by Operation of Law

   Under the laws of most states, certain of the following statutory liens take priority over even a first priority perfected security interest in the Recreational Vehicle or Vehicle by operation of law:

   o  mechanics' liens;

   o  repairmen's liens;

   o  garagemen's liens for repairs performed on a motor vehicle;

   o  motor vehicle accident liens;

   o  towing and storage liens;

   o  liens arising under various state and federal criminal statutes; and

   o  liens for unpaid taxes.

   The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities. This confiscation may result in the loss of a secured party's perfected security interest in a confiscated vehicle. Liens for repairs or taxes superior to the security interest of the trustee in the Recreational Vehicle or Vehicle, or the confiscation of the Recreational Vehicle or Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the trustee or any securityholder in the event the superior lien for repairs or taxes or confiscation arises. In addition, the superior lien for repairs or taxes or confiscation arising after the related closing date would not give rise to the related Receivables seller's repurchase obligation under the related Receivables Acquisition Agreement.

THE TRUSTEE'S INTERESTS IN LEASED VEHICLES

   The Receivables seller, with respect to Lease Contracts, will be required, to the extent not done previously, to deliver to the appropriate Department of Motor Vehicles in the related states duly completed and executed applications for:

   (a) transfer of the certificates of title to the related leased vehicles from the current title holder to either a finance subsidiary or to the related issuer;


   (b) release of any prior liens recorded on such certificates of title; and


   (c) in the event that the leased Vehicles will be titled in the name of a finance subsidiary of the Receivables seller and not the issuer, a notation of lien in favor of the related trustee on the certificates of title, except, to the extent that the laws of any particular state do not require such a lien notation to be made to perfect the trustee's security interest.

   Various liens and interests could be imposed upon all or part of the related trust fund that, by operation of law, would take priority over the trustee's interest in the trust fund, however perfected. These liens include tax liens arising against the Receivables seller or, a finance subsidiary of the Receivables seller, mechanic's, repairman's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular leased Vehicle, and liens arising under various state and federal criminal statutes.

SECURITY INTERESTS IN BOATS

   Except for Boats registered under the laws of non-U.S. jurisdictions, generally, security interests in Boats may be perfected in one of three ways:

   o in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state department of motor vehicles or other appropriate state agency;

   o in other states, a security interest may be perfected by filing a UCC-1 financing statement. However, in some jurisdictions a purchase money lien in consumer goods may be perfected without any filing requirement; and

   o if a Boat qualifies for documentation under federal law, a preferred mortgage may be obtained under the federal ship mortgage statutes by filing the preferred mortgage with the Secretary of Transportation of the United States, who conducts that function through the United States Coast Guard.

   To qualify for documentation under federal law, a boat must measure at least five net tons, which is a measure not of weight but of units of 100 cubic feet of enclosed, internal volume after certain deductions of space, as measured under federal law. If a boat with a security interest perfected under state law is later documented under federal law, or an application for documentation is filed, the exclusive method of perfecting a security interest in it is to have the Boat owner sign a preferred mortgage and for the preferred mortgage to be filed with the United States Coast Guard. When a Boat becomes documented under federal law, or an application for documentation is duly filed, the state law security interest will coexist with the federal security interest.

   Typically arrangements are made so that the necessary documents to grant and perfect the desired security interest or mortgage are signed by the consumer and are filed by the dealer or the applicable Receivables seller. In the event of clerical error or otherwise, the necessary actions will not have been taken, or taken in a timely fashion. In this event, the Receivables seller may not have a perfected security interest in the financed Boat or the security interest may be subordinate to the interests of subsequent purchasers of the financed Boat, other lienholders, or bankruptcy trustees or receivers of the owner of the financed Boat. The Receivables seller's security interest or preferred mortgage may also be subordinate to these third parties in the event of fraud or forgery by the obligor or administrative error by state or federal recording and filing officials.

   In addition, under certain state certificate of title statutes the Receivables seller must separately perfect its security interest in boat motors, unless the financed Boat is properly documented under federal law. As a matter of federal law, the particular boat motor is considered to be an appurtenance of the financed Boat.

   A security interest perfected by a preferred mortgage has a nationwide scope and no further action is necessary when an obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the obligor moves to a state other than the state in which a security interest is originally perfected. In addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

   If the security interest in the Boat is perfected under a title statute and the related obligor moves to a state other than the state in which the Boat is registered, under the laws of most title states the perfection of the security interest in the Boat would continue for a brief period of time after the relocation. Some states issuing certificates of title on Boats require surrender of a certificate of title to reregister a Boat. In those states that also provide for possession of the certificate of title by the secured party, the Receivables seller must surrender possession of the certificate of title in these circumstance for any related financed Boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to the secured party of surrender of the certificate of title by another person. If either the servicer is in possession of a certificate of title that must be surrendered to reregister the financed Boat or the servicer receives notice of any surrender of the certificate of title by another person, the servicer would then have the opportunity to continue the perfection of the security interest in the financed Boat in the state of registration. If the obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. When an obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record surrenders possession of the certificate of title. Accordingly the servicer, in this circumstance, would have an opportunity to require satisfaction of the related Receivable before release of the lien.

   If the Receivables seller has perfected its security interest in the boat by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will be required to file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. If the servicer does not learn of the change or act in time, the perfection of the security interest could lapse. UCC-1 financing statements generally expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the Receivables seller's perfected security interest. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in that state, under the laws of most states the perfection of the security interest in the financed Boat would continue for four months after the relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the Receivables seller's security interest.

   Generally, none of the certificates of title of financed Boats will be endorsed, delivered and filed nor will UCC-1 financing statements be amended or assigned of record, nor will transfers of preferred mortgages be filed. This is so because of the administrative burden and expense of:

   o endorsing the certificate of title of each financed Boat to reflect an issuer's interest in that Boat and delivering each certificate of title to the trustee for filing, and the payment of related filing fees, in the case of financed Boats licensed in states where security interests in boats are subject to certificate of title statutes;

   o filing amendments to or assignments of record of UCC-1 financing statements relating to each financed Boat, and the payment of related filing fees, to reflect the issuer's interest in that Boat, in the case of financed Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and

   o filing each transfer of the preferred mortgages, and the payment of related filing fees, as required under federal law to perfect the trust's interest in that preferred mortgage, in the case of financed Boats which are documented under federal law.

    In the absence of these procedures, neither the depositor nor the issuer may have a perfected security interest in the financed Boats licensed in certificate of title or UCC states, and will not have a perfected security interest in financed Boats documented under federal law. However, the failure to make these endorsements, filings or recordations will not affect the validity of the original security interest as against the obligor under a Loan Contract in UCC states.

   In the case of the "title" states, in the absence of endorsement of the certificate of title of each financed Boat to reflect an issuer's interest in that Boat and delivery of each certificate of title to the trustee for filing, the Receivables seller will continue to be named as the secured party on the certificates of title relating to the financed Boats registered in those states. In most of those states, a transfer of the related Receivable would be an effective conveyance of a security interest and the new secured party would succeed to the rights of the Receivables seller as the secured party. In the absence of fraud or forgery by the obligor or administrative error by federal, state or local recording officials, the notation of the lien of the Receivables seller on the certificate of title will be sufficient to protect the issuer against the rights of subsequent lenders who take a security interest by the laws of that state or subsequent lenders who take a security interest in the financed Boat. There exists a risk, however, in not identifying the issuer as the new secured party on the certificate of title, that the issuer or trustee may in some states be subordinate to claims of creditors or the receiver of a Receivables seller in the event of the insolvency of the Receivables seller and that, through fraud or negligence, the security interest of the issuer or trustee could be released by the Receivables seller as security of record.

   Similarly, the Receivables seller will not cause the documentation for financed Boats which are subject to a preferred mortgage to be endorsed to reflect the issuer's interest in them. In addition, the transfer will not be filed with the Secretary of Transportation, and under federal law no transfer of a preferred mortgage is valid against a third party without notice until the transfer is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the federal statue, an issuer's or trustee's security interest in federally documented financed Boats is subordinate to creditors and the receiver or trustee of the originator or any other holder of the related Receivable, in the event of the insolvency of the originator or any other holder of the related Receivable and to the rights of subsequent purchasers of the financed Boat and the bankruptcy trustee of the obligor. This provision does not affect the validity of the original security interest as against the obligor. As a general rule, a preferred mortgage on a financed Boat is subordinate to:

   o the costs incurred by the court and the custodian of the financed Boat incurred during foreclosure proceedings;

   o liens for crew wages, salvage, general average, and tort claims, whenever they arise;

   o preferred mortgages granted and perfected prior in time to the mortgage in question;

   o liens under federal law for "necessaries," which are generally goods and services rendered or delivered to the financed Boat, furnished before the preferred mortgage in question is perfected; and

   o certain stevedoring charges, which are a type of "necessaries" claims, whenever they arise.

   A security interest perfected under state law is subordinate to the same costs and liens, and is also subordinate to liens for necessaries, including:

   o  stevedoring charges, whenever they arise;

   o  previously perfected state law security interest; and

   o  certain other liens, including liens for storage, repairs and taxes.

   The priority of all security interests, mortgages, and liens is subject to the application of principles of equitable subordination and other changes due to the exercise by courts of their equitable discretion in appropriate cases. Certain states laws and federal law permit the confiscation of boats by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated boat. Federal law protects a preferred mortgage from this result for violation of federal laws if he mortgagor did not authorize, consent or conspire with respect to the unlawful act.

   The enforceability and priority of security interests in Boats that journey outside the United States are subject to the laws of each country where those Boats go, which laws vary from place to place.

   The validity of a preferred mortgage or a state law security interest in a financed Boat that has never been operated other than for pleasure could be challenged if securityholders having a controlling interest with respect to the issuer were determined:

   o to be nationals of, or under the control of entities in, countries that the U.S. Maritime Administration has named pursuant to applicable regulations as being contrary to United States foreign policy interests, or

   o to be foreign nationals or subject to foreign control in time of war or national emergency and any related transfers of securities to these nationals or entities could also be challenged.

   The holder of a preferred maritime lien who arrests a Boat under federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a preferred mortgage does not receive notice of the suit, the Boat can be sold free and clear of the preferred mortgage. If the holder of the preferred mortgage does not arrest the Boat and foreclose the mortgage under federal law in federal court, but rather repossesses and resells the Boat under state law, any preferred maritime liens on the Boat are not terminated by that sale and may impair the preferred mortgage holder's ability to transfer clear title to the Boat.

   Liens that take priority over a perfected security interest in a financed Boat could arise, or the confiscation of a financed Boat could occur, at any time during the term of a related Receivable. No notice will be given to the trustee, any indenture trustee, any noteholders or the certificateholders in respect of a given issuer if the lien arises or confiscation occurs. See "Risk Factors - Competing Claims to Ownership of Receivables May Result in Reduced Payments on Your Securities" in this prospectus.

REPOSSESSION

   In the event of default by an obligor, the holder of the related retail installment sale contract or note and security agreement has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless the means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace. However, in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

   The UCC and other state laws require a secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held.

   In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on those notices. In most states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

   o  the unpaid principal balance of the obligation;

   o  accrued interest on the obligation;

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   o  reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale;

   o  in some jurisdictions, reasonable attorneys' fees and legal expenses; or

   o in some states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

   In addition to these notice requirements, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

   The proceeds of resale of the property generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing the debtor's loan. However, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price of less than specified amounts.

   Some states impose prohibitions, limitations, or notice requirements on actions for deficiency judgments. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

   Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if that lienholder does not exist or if there are remaining funds, the UCC requires the creditor to remit the surplus to the obligor under the contract.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a lessee who enters the military service after the origination of the lessee's Lease Contract, may not be charged interest above an annual rate of 6% during the period of such lessee's active duty status, unless a court orders otherwise upon application of the lender. This also applies to a lessee who

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is a member of the National Guard or is in reserve status at the time of the origination of the Lease Contract and is later called to active duty. Any shortfall in interest collections resulting from the application of this Act, to the extent not covered by credit support, could result in losses to securityholders. In addition, this Act imposes limitations which would impair the ability of the servicer to repossess the leased Vehicle relating to an affected Lease Contract, or otherwise to take legal action with respect to that Lease Contract, during the lessee's period of active duty status. Thus, in the event that the Lease Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the related leased Vehicle in a timely fashion.

CONSUMER PROTECTION LAWS

   Loan Contracts

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

   o  the Truth-in-Lending Act;

   o  the Equal Credit Opportunity Act;

   o  the Federal Trade Commission Act;

   o  the Fair Credit Billing Act;

   o  the Fair Credit Reporting Act;

   o  the Fair Debt Collection Practices Act;

   o  the Magnuson-Moss Warranty Act;

   o  the Federal Reserve Board's Regulations B and Z;

   o state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code;

   o  state motor vehicle retail installment sale acts, state "lemon" laws; and

   o  other similar laws.

   In addition, the laws of some states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the trustee to enforce consumer finance contracts such as the Receivables.

   The so-called "holder-in-due-course rule" of the Federal Trade Commission has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract, and

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the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. The holder-in-due-course rule is generally duplicated by:

   o  the Uniform Consumer Credit Code;

   o  other state statutes; or

   o  the common law in certain states.

   To the extent that the Receivables will be subject to the requirements of the holder-in-due-course rule, the trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of that Vehicle. The claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related Receivable.

   Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "buyer's guide" which explains the warranty coverage for those vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a buyer's guide or odometer disclosure statement was not provided to the purchaser of a vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor on a Receivable were successful in asserting any of these claims or defenses, the related servicer would pursue on behalf of the issuer any reasonable remedies against the seller or manufacturer of the vehicle, subject to limitations as to the expense of those actions to be specified in the related Trust Agreement.

   Any of these losses, to the extent not covered by credit support, as may be specified in the related prospectus supplement, could result in losses to the securityholders.

   Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

   In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

   Lease Contracts

   Numerous federal and state consumer protection laws imposed requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a Vehicle is leased. These disclosures

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include the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments and the circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to the Receivables seller as the initial lessor, and may also apply to the issuer and the trustee as purchasers or assignees of the Lease Contracts. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the Receivables seller, the depositor and the trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the servicers, the Receivables seller, the depositor and the trustee may be subject to set-off as a result of this noncompliance.

   Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

   In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

   Some states have adopted "lemon" laws providing redress to consumers who purchase or lease a Vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased Vehicle become subject to an applicable lemon law, a lessee could compel the issuer to terminate the related Lease Contract and refund a portion of prior scheduled monthly payments. Although the issuer may be able to assert a claim against the manufacturer of the defective vehicle, we cannot assure you that the claim would be successful. Any loss, to the extent not covered by credit support specified in the related prospectus supplement, could result in losses to the securityholders.

OTHER LIMITATIONS

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any shortfalls, to the extent not covered by the credit support that may be specified in the related prospectus supplement, could result in losses to the securityholders.

VICARIOUS TORT LIABILITY WITH RESPECT TO THE LEASED VEHICLES

   Although the issuer may own the leased Vehicles, they will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or

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


property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

   Some state statutes provide that a victim of an accident has no cause of action against the owner of the leased vehicle arising from the negligent operation of the leased vehicle unless the owner has negligently entrusted or continues to negligently entrust the vehicle to an inappropriate lessee. Other state statutes provide that the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability for tort claims arising out of the negligent operation of the leased vehicle or negligent acts of the operator in the event of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance, and that insurance is in effect.

   Generally, the Lease Contracts contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state requirements.

   Actions by third parties might arise against the owner of a leased Vehicle based on legal theories other than negligence. These theories include product defect or improper vehicle preparation prior to the origination of the related Lease Contract. Even if the issuer were to be the subject of an action for damages as a result of its ownership of a leased vehicle, the damages may be covered by contingent and excess liability insurance policies if, as may be specified in the related prospectus supplement, the issuer is named as a beneficiary of those policies. In the event that all the insurance coverage were exhausted and damages were assessed against the issuer, claims could be imposed against the assets of the issuer, including the leased Vehicles. However, these claims would not take priority over any items comprising the trust fund to the extent that the trustee has a perfected security interest in those items. If these claims were imposed the assets of the issuer, you could incur a loss on your investment. See "Risk Factors--Vicarious Tort Liability Could Cause Losses" in this prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general summary of the material federal income tax considerations of the purchase, ownership and disposition of the securities. The summary does not purport to deal with federal income tax considerations applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

   The following summary is based upon current provisions of the Code, the Treasury regulations issued under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The depositor will be provided with an opinion of Cadwalader, Wickersham & Taft regarding certain federal income tax matters discussed below. Those opinions, however, are not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified in this prospectus, to each issuer, the notes and the certificates and the related terms, parties and documents applicable to that issuer.

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   The federal income tax consequences to certificateholders will vary depending on:

   o whether the issuer is treated as a partnership under the Code and applicable Treasury regulations or

   o  whether the issuer will be treated as a grantor trust.

   The prospectus supplement for each series of certificates will specify whether the issuer will be treated as a partnership or as a grantor trust.

FASITS

   Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a FASIT. These provisions were effective as of September 1, 1997, but many technical issues concerning FASITs have not yet been addressed by final Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect that treatment. The applicable Trust Agreement, if applicable, may be amended to provide that the depositor and trustee will cause a FASIT election to be made for the issuer if the depositor delivers an opinion of Cadwalader, Wickersham & Taft to the effect that, for federal income tax purposes,

   (1) the deemed issuance of FASIT regular interests, occurring in connection with the election, will not adversely affect the federal income tax treatment of the securities,

   (2) following the election the issuer will not be deemed to be an association, or publicly traded partnership, taxable as a corporation, and

   (3) the election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the issuer.

ISSUERS TREATED AS PARTNERSHIPS

   Tax Characterization of the Issuer as a Partnership

   An issuer which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners. The issuer will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series, including any class of notes treated as equity for federal income tax purposes. Cadwalader, Wickersham & Taft will deliver their opinion that an issuer will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Cadwalader, Wickersham & Taft's opinion will also conclude that either:

   (1) the nature of the income of the issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations; or



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   (2) the restrictions on transfer of certain classes of the securities will prevent the issuer from being classified as a publicly traded partnership.

   If an issuer were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The issuer's taxable income would include all of its income on the related Receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the securities, and beneficial owners of securities could be liable for the part of the tax that is unpaid by the issuer.

   Tax Consequences to Holders of the Notes

   Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Cadwalader, Wickersham & Taft will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include the OID in income, on a pro rata basis as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of the short-term note may be subject to special rules. An accrual basis holder of a short-term note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. The gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Non-U.S. Holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S. Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

   (1) is not actually or constructively a "10 percent shareholder" of the issuer or the depositor or an affiliate (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the issuer or the depositor or an affiliate is a "related person" within the meaning of the Code and

   (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

   If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Non-U.S. Person that owns the note. If this interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

   (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and

   (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

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   Final regulations dealing with withholding tax on income paid to Non-U.S.
Persons and related matters were issued by the Treasury Department on October 6, 1997. These new withholding regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The new withholding regulations would require, in the case of notes held by a foreign partnership, that:

   (1) the certification described above be provided by the partners rather than by the foreign partnership and

   (2) the partnership provide certain information, including a United States taxpayer identification number.

   A look-through rule would apply in the case of tiered partnerships. Prospective investors who are Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

   Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuer will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of Cadwalader, Wickersham & Taft, the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuer. If so treated, unless otherwise indicated in the applicable prospectus supplement, the issuer should be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in this kind of publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to Non-U.S. Persons generally would be subject to U.S. tax and U.S. withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuer expenses.

   Tax Consequences to Holders of the Certificates

   Treatment of the Issuer as a Partnership. The depositor will agree, and the related certificateholders will agree by their purchase of certificates, to treat the issuer as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuer, the partners of the partnership being the certificateholders (including the holder of any certificates representing the retained interest in the issuer) and the notes being debt of the partnership.

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However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and the depositor is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuer. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

   Partnership Taxation. As a partnership, the issuer will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the issuer. The issuer's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Receivables. The issuer's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuer for each month equal to the sum of:

   (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the related pass-through rate for that month and interest, if any, on amounts previously due on the certificates but not yet paid;

   (2) any issuer income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

   (3) any other amounts of income payable to the certificateholders for that month; and

   (4) in the case of an individual, estate or trust, the certificateholder's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph.

   This allocation of interest will be reduced by any amortization by the issuer of premium on Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the issuer will be allocated to the owner of the retained interest of the issuer. Losses of the issuer will be allocated to the retained interest and to the certificates in the order in which such losses are borne, and additional income will be allocated to a class that receives a recovery of a previously allocated loss.

   In the event the issuer issues certificates which are Strip Securities, the amount allocated to the certificateholders will equal the excess of

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   (1) the pass-through rate applicable to the Strip Securities times the notional principal amount for the Strip Securities for the month over

   (2) the portion of the amount paid with respect to the Strip Securities for the month that would constitute a return of basis if the Strip Securities constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption).

   However, no negative accruals will be permitted, and other deductions of the issuer will be allocated to the Strip Securities up to their remaining capital account balances immediately before the final redemption.

   The portion of expenses of the issuer (including fees to the servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to those taxpayers. The deductions might be disallowed to the taxpayers in whole or in part and might result in those taxpayers being taxed on an amount of income that exceeds the amount of cash actually paid to those taxpayers over the life of the issuer. Any net loss of the issuer will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the Trust Agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

   The issuer intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest Receivables and precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that the calculations be made separately for each Receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the Receivables were not issued with OID, and, therefore, the issuer should not have OID income. However, the purchase price paid by the issuer for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

   If the issuer acquires the related Receivables at a market discount or premium, it will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on those Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under applicable Treasury regulations, this kind of 50% or greater transfer would cause a deemed contribution of the assets of the issuer to a new partnership in exchange for interests in the issuer. These interests in a new partnership would be deemed paid to the partners of the issuer in liquidation thereof, which would not constitute a sale or exchange. The issuer will not comply with certain technical requirements that might apply when this kind of constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the depositor's tax basis in the certificates sold. With respect to noncorporate certificateholders, this capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for

   (1) 12 months or less, or

   (2) more than 12 months, respectively.

   Long-term capital gain tax rates are lower for noncorporate certificateholders as compared with short-term capital gains, which are taxed at ordinary income tax rates. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuer income (includible in income) and decreased by any payments received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the liabilities of the issuer. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid these special reporting requirements, the issuer will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of this type of monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuer might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the issuer, will be authorized to revise the issuer's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuer income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the issuer is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuer and will report each certificateholder's allocable share of items of issuer income and expense to holders and the IRS on Schedule K-I. The issuer will provide the Schedule K-l information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes

   (1) the name, address and taxpayer identification number of the nominee and

   (2) as to each beneficial owner

       (a) the name, address and identification number of that person,

       (b) whether that person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

       (c) certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

   In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

   The retained interest holder will be designated as the tax matters partner for each issuer in the related Trust Agreement and, as such, will be responsible for representing the certificateholder in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuer.

   Tax Consequences to Non-U.S. Certificateholders. Pursuant to a change in the safe harbor provisions of Section 864(b)(2)(A) of the Code (applicable to tax years beginning after December 31, 1997), certificateholders who are Non-U.S. Persons will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons solely as a result of owning or trading certificates. As a result, the issuer is not obligated to withhold on the portion of its taxable income that is allocable to Non-U.S. Persons at regular graduated rates (35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other Non-U.S. Persons), unless those Non-U.S. Persons hold certificates in connection with the conduct of a U.S. trade or business.

   Interest allocable to a Non-U.S. Person that does not hold certificates in connection with the conduct of a U.S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying Receivables owned by the issuer are not in "registered form" as that term is defined in applicable Treasury regulations. As a result, this Non-U.S. Person who holds certificates will be subject to United States withholding tax on interest or OID attributable to the underlying Receivables (whether or not that amount is paid) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

   Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 3l% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

ISSUERS TREATED AS GRANTOR TRUSTS

   Tax Characterization of Grantor Trusts

   The prospectus supplement may provide an opinion by Cadwalader, Wickersham & Taft that the issuer will not be classified as an association taxable as a corporation and that the issuer will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code (a "grantor trust fund"). In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the issuer's assets as described below. The certificates issued by an issuer that is treated as a grantor trust are referred to as grantor trust certificates. Grantor trust certificates may either be "standard certificates" or "strip certificates" as described below.

   Standard Certificates. The holder of certificates representing the same percentage of interest and principal payments in the Receivables with respect to a series, referred to in this prospectus as "standard certificates," will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuer represented by the standard certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the issuer. Any amounts received by a standard certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each standard certificateholder will be required to report on its federal income tax return in accordance with that standard certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the issuer represented by the standard certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each standard certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuer. Standard certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. Such expenses are not deductible at all for purposes of computing the alternative minimum tax, which may expose such holders to significant additional tax liability. A standard certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A standard certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

   Original Issue Discount. Except as discussed below with respect to strip certificates or as otherwise discussed in the applicable prospectus supplement, it is not anticipated that the receivables or the standard certificates will be issued with original issue discount ("OID") for federal income tax purposes.

   Market Discount. A standard certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the Receivable allocable to the holder's undivided interest over the holder's tax basis in that interest. Market discount with respect to a standard certificate will be considered to be zero if the amount allocable to the standard certificate is less than 0.25% of the standard certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a Receivable by Receivable basis, based on the allocation of your purchase price among the Receivables based on their fair market values. However, we will not furnish information to you on a Receivable by Receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute the premium on a Receivable by Receivable basis.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or in an amount, for each accrual period, equal to the product of

   (1) the total remaining market discount and

   (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

   For purposes of calculating market discount under any of the above methods in the case of instruments (such as the standard certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, a prepayment assumption will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a standard certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a standard certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the standard certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. This deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. The price paid for a standard certificate by a holder will be allocated to that holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that the holder's undivided interest in each Receivable will have its own tax basis. A standard certificateholder that acquires an interest in Receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the standard certificate. The basis for the standard certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A standard certificateholder that makes this election for a standard certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the standard certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a Receivable by Receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute the premium.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a standard certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to the standard certificate and the portion of the adjusted basis of the standard certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that that type of loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   Election to Treat All Interest as OID. The OID regulations permit a standard certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If that kind of election were to be made with respect to a standard certificate with market discount, the standard certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the standard certificateholder acquires during the year of the election or thereafter. Similarly, a standard certificateholder that makes this election for a standard certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the standard certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a standard certificate is irrevocable.

   Sale or Exchange of a Standard Certificate. Sale or exchange of a standard certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the standard certificate. This adjusted basis generally will equal the depositor's purchase price for the standard certificate, increased by the OID and any market discount included in the depositor's gross income with respect to the standard certificate, and reduced by any market premium amortized by the depositor and by principal payments on the standard certificate previously received by the depositor. This gain or loss will be capital gain or loss to an owner for which a standard certificate is a "capital asset" within the meaning of Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under "--Market Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the standard certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates are less than short-term capital gains rates for individuals, which are taxed at ordinary income tax rates.)

   Standard certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a standard certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

   Non-U.S. Persons. Interest or OID paid to Non-U.S. Persons who own standard certificates will be treated as "portfolio interest" for purposes of United States withholding tax. That interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or any lower rate provided for by an applicable tax treaty) withholding tax imposed on those amounts provided that

   (1) the Non-U.S. Person is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the Receivables and

   (2) that certificateholder fulfills certain certification requirements.

   Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. Person and must provide its name and address. If, however, the interest or gain is effectively connected to the conduct of a trade or business within the U.S. by that certificateholder, that owner will be subject to U.S. federal income tax on the interest or gain at graduated rates. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

   Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a standard certificateholder at any time during that year, any information that servicer deems necessary or desirable to assist standard certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold standard certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax liability.

   Strip Certificates

   General. Strip Certificates are subject to the rules of Code Section 1286, under which the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The securities will be subject to those rules. if:

   (1) the depositor or any of its affiliates is treated as having an ownership interest in the Receivables to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans, or

   (2) securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Receivables.

   In general, a holder of a Strip Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Receivable and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Receivable, including the Strip Certificate's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. Although not free from doubt, for purposes of reporting to holders of Strip Certificates, the servicing fees will be allocated to the classes of Strip Certificates in proportion to the distributions to the classes for the related period or periods. The holder of a Strip Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Strip Certificates for federal income tax purposes is not clear in certain respects, particularly where Strip Certificates are issued with respect to a pool of Receivables containing variable-rate Receivables, the depositor has been advised by counsel that:

   (1) The Issuer will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association or publicly traded partnership taxable as a corporation and

   (2) each Strip Certificate should be treated as a single installment obligation for purposes of calculating OID and gain or loss on disposition.

   This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID regulations. Although it is possible that computations with respect to Strip Certificates could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Strip Certificates should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Strip Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any OID. In addition, under those regulations, a Strip Certificate that represents a right to payments of both interest and principal may be viewed either as issued with OID or market discount, as described below, at a de minimis, or, presumably, at a premium. This treatment indicates that the interest component of a Strip Certificate of this type would be treated as qualified stated interest under the OID Regulations (reportable as interest under the cash or accrual method, as the case may be), assuming it is not an interest-only Strip Certificate. Further, these regulations provide that the purchaser of a Strip Certificate will be required to account for any discount as market discount rather than OID if either:

   (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or

   (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related Receivables. Any market discount would be reportable as described above under "Standard Certificates--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

   Taxation of Strip Certificates. Except as described above under "General," each Strip Certificate will be considered to have been issued with OID for federal income tax purposes. OID with respect to a Strip Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. For Receivables that are prepayable, such accrual will likely employ a prepayment assumption. With the apparent exception of a Strip Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Strip Certificate will be the purchase price paid by each holder of the Strip Certificate. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Strip Certificate to the holder of securities, presumably under the prepayment assumption, other than qualified stated interest.

   If the Receivables prepay at a rate either faster or slower than under the applicable prepayment assumption, a holder's recognition of OID will be either accelerated or decelerated and the amount of the OID will be either increased or decreased depending on the relative interests in principal and interest on each Receivable represented by the holder's Strip Certificate. While the matter is not free from doubt, the holder of a Strip Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Strip Certificate to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Strip Certificates will not be made if the Receivables are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to repayable securities. However, if final regulations dealing with contingent interest with respect to the Strip Certificates apply the same principles as the OID regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Strip Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Strip Certificates.

   Sale or Exchange of Strip Certificates. Sale or exchange of a Strip Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Strip Certificate, as described above under "Standard Certificates--Sale or Exchange of a Standard Certificate." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Strip Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were OID in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the original prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Strip Certificates. When an investor purchases more than one class of Strip Certificates, it is currently unclear whether for federal income tax purposes the classes of Strip Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterization. The characterizations of the Strip Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

   (1) one installment obligation consisting of the Strip Certificate's pro rata share of the payments attributable to principal on each Receivable and a second installment obligation consisting of the respective Strip Certificate's pro rata share of the payments attributable to interest on each Receivable,

   (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Receivable, or

   (3) a separate installment obligation for each Receivable, representing the Strip Certificate's pro rata share of payments of principal and/or interest to be made with respect to that Strip Certificate.

   Alternatively, the holder of one or more classes of Strip Certificates may be treated as the owner of a pro rata fractional undivided interest in each Receivable to the extent that the related Strip Certificate, or classes of Strip Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Receivable, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding OID on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether OID on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

   Because of these possible varying characterizations of Strip Certificates and the resultant differing treatment of income recognition, holders of securities are urged to consult their own tax advisors regarding the proper treatment of Strip Certificates for federal income tax purposes.

   Information Reporting and Backup Withholding. The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Strip Certificates at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those Strip Certificates to prepare its federal income tax returns. The information will include the amount of OID accrued on Strip Certificates held by persons other than holders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a holder of Strip Certificates other than an original holder that purchased at the issue price. In particular, in the case of Strip Certificates, the reporting will be based on a representative initial offering price of each class of Strip Certificates or a price as set forth in the related prospectus supplement. The trustee will also file OID information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Standard Certificates--Information Reporting and Backup Withholding."

   Non-U.S. Persons. To the extent that a Strip Certificate evidences ownership in Receivables that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the holder of Strip Certificates on a sale or exchange also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or OID paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "Standard
Certificates--Non-U.S. Persons."

                                       * * *

   The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                   ERISA CONSIDERATIONS

GENERAL

   ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to the employee benefit plans and arrangements. The following is a general discussion of the requirements, and certain applicable exceptions to and administrative exemptions from the requirements. For purposes of this discussion, an IRA is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs and Non-ERISA Plans are not considered ERISA Plans, but the Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Exempt Plans are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but the Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law.

CERTAIN REQUIREMENTS UNDER ERISA AND THE CODE

   General

   In accordance with ERISA's general fiduciary standards, before investing in a certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments, including prepayments on a retail installment sale or installment loan contract, as discussed in "The Receivables--Maturity and Prepayment Considerations" in this prospectus.

   Parties in Interest/Disqualified Persons

   Other provisions of ERISA, and corresponding provisions of the Code, prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan, so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. The depositor, the master servicer or the trustee or certain affiliates of these parties might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption or some other exemption is available.

   Special caution should be exercised before the assets of an ERISA Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed plan assets for purposes of ERISA, are used to purchase a certificate if, with respect these assets, the depositor, the master servicer or the trustee or an affiliate of these parties either:

   o has investment discretion with respect to the investment of the assets of the ERISA Plan; or

   o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

   Delegation of Fiduciary Duty

   Further, if the assets included in a trust fund were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the trust estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor has issued regulations concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity, such as a Trust Estate, for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest", such as a Certificate, in this type entity.

   Certain exceptions are provided in the Department of Labor regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of a trust fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the regulations. For example, one of the exceptions in the regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in the entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

NON-ERISA PLANS AND EXEMPT PLANS

   Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of the investment under the Code or other applicable law.

   Before purchasing any certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA or the Code, whether prohibited transaction class exemptions such as PTE 83-1 or any individual administrative exemption applies, including whether the appropriate conditions set forth there would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

   The purchase of a residual certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization. In addition, prior to the transfer of a residual certificate, the trustee or the depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that the transfer will not subject the trustee, the depositor, the master servicer or any servicer to additional obligations imposed by ERISA or the Code.

   DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA, THE CODE OR OTHER APPLICABLE LAW OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

   THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                             METHODS OF DISTRIBUTION

   The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

   Alternatively, the related prospectus supplement may specify that the securities will be distributed by PaineWebber Incorporated acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If PaineWebber Incorporated acts as agent in the sale of securities, PaineWebber Incorporated will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the related cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that PaineWebber Incorporated elects to purchase securities as principal, PaineWebber Incorporated may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

   The depositor will indemnify PaineWebber Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber Incorporated and any underwriters may be required to make in respect of any liability.

   The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   In the ordinary course of business, PaineWebber Incorporated and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

   The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

   As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

   If required by applicable law or regulation, this prospectus will be used by PaineWebber Incorporated, our affiliate, in connection with offers and sales related to market-making transactions in the securities previously offered by this prospectus in transactions in which PaineWebber Incorporated acts as principal. PaineWebber Incorporated may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                    INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed by the depositor as required by
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that specifically concern the related series of securities. We will provide or cause to be provided a copy of any or all reports incorporated in this prospectus by reference without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without the exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to PaineWebber Asset Acceptance Corporation, 1285 Avenue of the Americas, New York, New York 10019,
Attention: General Counsel, or by telephone at (212) 713-2000.

   We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging on to the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

   The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft, New York, New York.

                              FINANCIAL INFORMATION

   A trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities, except for serial issuances by a master trust. The depositor's activities will be limited solely to the activities of trust funds to be formed with respect to each series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

   A prospectus supplement may contain the financial statements of the related credit enhancer, if any.

                                  ADDITIONAL INFORMATION

   This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                          RATING

   It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

   (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

   (2) the degree to which the rate of prepayments might differ from that originally anticipated or

   (3) the likelihood of early optional termination of the series of securities.

   The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

   The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

                                GLOSSARY OF TERMS

   "ACCRUAL SECURITIES" are one or more classes of fixed income securities as to which a portion of the accrued interest will not be paid but rather will be added to the principal balance, or nominal balance in the case of Accrual Securities which are also Strip Securities, of those classes of fixed income securities on each payment date.

   "BENEFIT PLANS" are Exempt Plans, ERISA Plans and Non-ERISA Plans referred to collectively.

   "BOATS" are recreational sport and power boats, including any boat motors and accompanying trailers, and yachts, both power and sail and any other related property, together with any related proceeds which may be included in each trust fund.

   "CLEARSTREAM" is Clearstream Banking, societe anonyme.

   "CLEARSTREAM PARTICIPANTS" are participating organizations for which Clearstream holds securities.

   "CODE" means the Internal Revenue Code of 1986, as amended.

   "CONTRACTS" are Lease Contracts and Loan Contacts.

   "COOPERATIVE" is the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

   "DEFINITIVE SECURITY" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

   "DISCOUNTED CONTRACT BALANCE" of a Contract as of any cut-off date is the present value of all of the remaining payments scheduled to be made with respect to that Contract, discounted at a rate specified in the related prospectus supplement and the Trust Agreement

   "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of those bodies, provided that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by these governmental entities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), and any organization, other than a farmers' cooperative described in Code Section 521, that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511.

   "ERISA PLANS" are retirement plans and other employee benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, which are subject to ERISA, and bank collective investment funds and insurance company general and separate accounts in which the plans, accounts or arrangements are invested.

   "EUROCLEAR" is the Euroclear System.

   "EUROCLEAR OPERATOR" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.

   "EUROCLEAR PARTICIPANTS" are participating organizations for which Euroclear holds securities.

    "EXEMPT PLANS" are employee benefit plans that are governmental plans, (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA).

   "FASIT" is a financial asset securitization investment trust.

   "FIXED VALUE CONTRACTS" are Loan Contracts that provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payment.

   "INSOLVENCY EVENT" is financial insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or the Receivables seller and actions by the servicer or the related Receivables seller indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

   "LEASE CONTRACTS" with respect to each trust fund may consist of any combination of closed-end or open-end lease contracts secured by new and used Boats, Recreational Vehicles and Vehicles financed by those contracts, or participation or security interests in them, together with all related monies.

   "LOAN CONTRACTS" with respect to each trust fund may consist of any combination of retail installment sales contracts and note and security agreements secured by new and used Boats, Recreational Vehicles and Vehicles financed by those contracts, or participation or security interests in them, together with all related monies.

   "MASTER TRUST AGREEMENT" is a Trust Agreement which authorizes the trustee to issue certificates evidencing the equity interest in a master trust.

   "NON-U.S. PERSON" is a person who is not a U.S. Person.

   "OID" is original issue discount.

   "OID REGULATIONS" are U.S. Treasury regulations relating to OID.

   "PARTICIPANTS" are participating organizations through which a securityholder can hold its book-entry security.

   "RECEIVABLES" are Contracts and Structure Settlements.

   "RECEIVABLES ACQUISITION AGREEMENT" the agreement between the Receivables seller and the depositor under which the Receivables will be acquired by the depositor from the related Receivables seller.

   "RECREATIONAL VEHICLES" means new and used recreational vehicles and any related property, together with any related proceeds which may be financed or leased under Loan Contracts or Lease Contracts, respectively.

   "RULE OF 78S" is the provision of payments according to a "sum of periodic balances" or "sum of monthly payments" method and under which the portion of each payment allocable to interest is higher during the early months of the term of a Loan Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal.

   "RULE OF 78S CONTRACTS" are contracts that provide for fixed level monthly payments which will amortize the full amount of the Loan Contract over its term and that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method. Each Rule of 78s Contract provides for the payment by the obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the Loan Contract.

   "SIMPLE INTEREST CONTRACTS" are contracts that provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

   "STRIP CERTIFICATES" means securities subject to Code Section 1286, under which the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

   "STRIP SECURITIES" are one or more classes of fixed income securities entitled to:

   (1) principal payments, with disproportionate, nominal or no interest payments; or

   (2) interest payments, with disproportionate, nominal or no principal payments.

   "STRUCTURED SETTLEMENTS" means lottery proceeds and litigation settlement proceeds and other structured cash settlements and any related property, together with any related proceeds.

   "TRUST AGREEMENT" as used with respect to a trust fund means any and all agreements relating to the establishment of the trust, the servicing of the related Receivables and the issuance of the related securities, including an indenture and a pooling and servicing agreement.

   "UCC" means the Uniform Commercial Code.

   "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

   "VEHICLES" means new and used automobiles, motorcycles and light duty trucks and any related property, together with any related proceeds which may be financed or leased under Loan Contracts or Lease Contracts, respectively.

   "VSI INSURANCE POLICY" means a policy of vendor's single interest physical damage insurance which provides insurance against physical damage risks.

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                    SUBJECT TO COMPLETION, DATED MAY 16, 2000


PROSPECTUS SUPPLEMENT DATED __________, 200_
TO PROSPECTUS DATED __________, 200_

                           $____________ (APPROXIMATE)
                    ________ EQUIPMENT CONTRACT TRUST 200_-_
              EQUIPMENT CONTRACT-BACKED CERTIFICATES, SERIES 200_-_
                    $__________ ______% CLASS A CERTIFICATES
                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION
                                   (DEPOSITOR)
                         [____________________________]
                              (ORIGINATOR/SERVICER)

The Trust Fund--

   o The trust fund consists primarily of a pool of receivables consisting of direct finance leases and commercial loans and the security interests in the underlying equipment.

The Offered Certificates--

   o The trust will issue 3 classes of certificates. Only the Class A certificates are offered by this prospectus supplement.

                  PRICE TO THE   UNDERWRITING  PROCEEDS TO THE
                     PUBLIC        DISCOUNT       DEPOSITOR
                  ------------   ------------  ---------------

                             %              %  $



   The proceeds to depositor are less expenses, estimated at $[ ]. See "Underwriting" in this prospectus supplement.

--------------------------------------------------------------------------------

   YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ___ IN THE PROSPECTUS.

   The certificates will not represent obligations of the depositor, originator, the trustee or any other person or entity. No governmental agency will insure the certificates or the collateral securing the certificates.

   You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

--------------------------------------------------------------------------------

   NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS sUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            PAINEWEBBER INCORPORATED

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information about the certificates in two separate documents that progressively include more detail:

   (1) the accompanying prospectus dated ___________, 200_. The accompanying prospectus provides general information, some of which may not apply to your series of certificates.

   (2) this prospectus supplement, which describes the specific terms of your series of certificates. Sales of the certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

   IF THE TERMS OF THE CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            Page

Summary......................................................................S-4
Risk Factors.................................................................S-9
Forward-Looking Statements..................................................S-10
Defined Terms...............................................................S-11
The Contract Pool...........................................................S-11
   The Contracts............................................................S-11
   The Equipment Subject to the Contracts...................................S-12
   Subsequent Contracts.....................................................S-13
   Substitutions and Modifications..........................................S-13
Description of Originator and its Originating Practices.....................S-23
Description of Servicer and its Servicing Standards.........................S-23
Formation of the Trust......................................................S-23
Description of the Certificates.............................................S-24
   The Offered Certificates.................................................S-24
   Conveyance of Receivables................................................S-24
   Representations and Warranties of the Originator.........................S-25
   Indemnification..........................................................S-25
   Servicer Advances........................................................S-26
   Flow of Funds............................................................S-26
   Withholding..............................................................S-27
   Reports to Certificateholders............................................S-27
   Optional Purchase........................................................S-28
   Servicing................................................................S-28
   The Servicer Not to Resign...............................................S-28
   Events of Servicing Termination..........................................S-29
   Rights Upon an Event of Servicing Termination............................S-30
   Amendment................................................................S-30
The Trustee.................................................................S-31
   Duties and Immunities of the Trustee.....................................S-31
Prepayment and Yield Considerations.........................................S-32
   Weighted Average Lives of the Offered Certificates.......................S-32
Federal Income Tax Considerations...........................................S-34
ERISA Considerations........................................................S-35
Legal Investment............................................................S-38
Underwriting................................................................S-38
Additional Information......................................................S-39
Legal Matters...............................................................S-40
Ratings.....................................................................S-40
Glossary of Terms...........................................................S-41

                                     SUMMARY

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

Issuer....................... ___________ Trust 200_-_ will issue the certificates.

Depositor.................... PaineWebber Asset Acceptance Corporation will transfer the receivables to the trustee.
                              PaineWebber Asset Acceptance Corporation is a Delaware corporation. The depositor's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.

Servicer..................... ______________ will service the receivables transferred to the trustee. The servicer is a _________ with its principal place of business in __________. The servicer is a wholly owned subsidiary of __________, a ________
                              corporation.  The servicer's address is
                              ____________, telephone number (___) ____. ____.

Trustee...................... The ____________________, a
                              ____________________.  The trustee's address is
                              ____________________________________, and its
                              telephone number is ___________________. For a description of the trustee and its responsibilities with respect to the certificates, see "The Trustee" in this prospectus supplement.

RELEVANT DATES

Cut-Off Date................. ________, 200_.

Closing Date................. On or about ________, 200_.

Distribution Dates
  and Record Dates........... Distribution dates will be on the _____ day of each month, or the next succeeding business day, commencing in __________. Record dates are the calendar day of each month.

The Transfer Agreements...... The initial leases and loan contracts are originated by the servicer and assigned by the servicer to one of two subsidiaries of the servicer. On or prior to the date of formation of the trust, these subsidiaries will assign the initial leases and loan contracts back to the servicer. On the date of formation of the trust, the servicer will transfer all of its right, title and interest in and to the initial leases and loan contracts, the initial equipment and the related property to a special-purpose finance vehicle, ___________ under a contribution agreement. ______________ will then transfer the initial transferred property to the depositor under a receivables transfer agreement. Under the pooling and servicing agreement, the depositor will transfer the trust assets to the trust.

Trust Assets................. The assets of the trust will initially consist of:

                              o  non-cancelable equipment leases;

                              o  installment sale contracts and loans
                                 relating to the equipment;

                              o other loans and leases and all related payments due and related proceeds received after the cut-off date with respect to the initial leases;

                              o  the underlying equipment; and

                              o  other related property.

The Class A Certificates..... The Class A certificates will represent the right to receive a specified principal amount and monthly interest at a rate of ______% per annum on the unpaid portion of that principal amount. The rights to the payments are based solely on the interest in the trust represented by the Class A certificates. The Class A certificates will be issued in a principal amount of $__________, which is approximately _____________% of the aggregate lease principal balance of the initial leases as of the cut-off date with respect to the initial leases. The Class A certificates are available in book-entry form only, through the facilities of DTC.

                              The trust will also issue two classes of subordinate certificates, the Class B certificates and the trust certificate.

                              The subordinate certificates are not offered by this prospectus supplement, and will be issued initially to the depositor. The depositor will deliver the subordinate certificates to __________ as partial consideration for the conveyance of the property initially transferred to the depositor.

                              ____________________ expects that the Class B certificates will be privately placed with one or more qualified institutional investors.

                              ____________________ will retain the trust
                              certificate. From time to time the depositor may transfer new property to the trust.

Credit Enhancement........... Credit enhancement is provided by means of the subordination.

Subordination................ The Class A certificates are senior to the
                              Class B certificates, which are senior to the residual interests. More senior classes are entitled to principal payments prior to the subordinate classes or interests, which provides credit enhancement for the senior classes. Losses resulting from defaults on the underlying contracts will be absorbed first, by the residual interest holders, second, by the Class B certificateholders, and third, by the Class A certificateholders.

The Contracts................ The principal source of payment for the certificates will be the payments received from the contract pool. You should not rely on the sale of the underlying leased or financed equipment for payments on your certificate.

                              The contracts have the following characteristics:

                              o The contracts are small-ticket equipment leases and commercial loans, with an initial aggregate discounted principal balance expected to be approximately $__________ on the closing date.

                              o The discounted principal balance of a contract at any time will be calculated by discounting the remaining scheduled payments and any final scheduled payment on the contract at a discount rate equal to ______%.

                              o The contracts are triple-net leases. This means that the obligor is required to pay all taxes, maintenance and insurance associated with the leased equipment.

                              o  The contracts are noncancellable by the
                                 obligors.

                              o A contract cannot be prepaid unless the obligor pays at least the outstanding discounted contract principal balance of the contract and any other delinquent scheduled payments due under the contract.

                              o All payments under the contracts are absolute, unconditional obligations of the obligors.

                              o The contracts provide that the payments are not subject to set-off or reduction without the lessor's consent.

Pre-Funding Account.......... On the closing date, approximately $__________
                              will be deposited into a pre-funding account. These funds will be used from time to time, on or before ____________, 200_, to fund the acquisition of subsequent contracts for addition to the contract pool.

                              To the extent that any amounts on deposit in the pre-funding account are not used to purchase subsequent contracts by ____________, 200_, the trust will apply these amounts as a pro rata prepayment of the principal balance of the certificates on the distribution date immediately succeeding the end of the pre-funding period.

Servicing of
  The Contracts.............. ________________________ will act as servicer and will be obligated to service and administer the contracts.

Optional Purchase............ The servicer may purchase all of the receivables as of the last day of any month in which the aggregate principal balance as a percentage of the original aggregate principal balance is 10% or less. See "Description of the Certificates--Optional Purchase" in this prospectus supplement.

Federal Income
  Tax Considerations......... In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the depositor, for federal income tax purposes the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

                              The trustee and the certificateholders will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax and the certificateholders will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations......... As described in this prospectus supplement, the
                              Class A certificates may be purchased by employee benefit plans that are subject to ERISA or entities using assets of the plans. Any benefit plan fiduciary considering purchase of the Class A certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations" in this prospectus supplement.

Ratings...................... The trust will not issue the certificates unless they have been assigned the following ratings:

                                 CLASS
                              -----------  -----------  -----------  -----------
                                   A

                              These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

   Before making an investment decision, you should carefully consider the following risks in addition to the risk factors discussed in the prospectus which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables. Unless otherwise noted, all statistical percentages are based upon the contract pool that existed on a statistical calculation date of _____________, 200_.

   CONCENTRATIONS OF THE OBLIGORS AND THE EQUIPMENT UNDERLYING THE CONTRACTS IN PARTICULAR GEOGRAPHIC JURISDICTIONS MAY RESULT IN LOSSES ON YOUR CERTIFICATE IF THOSE REGIONS EXPERIENCE ECONOMIC DOWNTURNS.

   As of the statistical calculation date, the obligors and underlying equipment with respect to approximately _____% and _____% of the contracts were located in the states of ____________ and ______________, respectively. To the extent adverse events or economic conditions are particularly severe in these jurisdictions or in the event an obligor or group of obligors in these jurisdictions were to experience financial difficulties due to the economic conditions specific to these jurisdictions, the delinquency and loss experience of the contract pool could be adversely impacted. As a result, you could experience delays in receiving payments or suffer losses on your certificate.

PREPAYMENTS OF PRINCIPAL MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATE.

   Payments on the contracts may include several types of prepayments. These prepayments include partial and full prepayments by the obligor, payments upon the liquidation of defaulted contracts and payments by the originator or the servicer on account of breaches of representations and warranties concerning the receivables. These prepayments will be distributed to the certificateholders in reduction of the principal balance of the certificates. The risk of reinvesting these early distributions of the principal will be borne by you and we cannot assure you that you will be able to reinvest them at a yield equaling or exceeding the yield on your certificate.

   The yield to maturity on certificates purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments. You should consider, in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments on the contracts could result in an actual yield that is less than the anticipated yield. In the case of any certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments on the contracts could result in an actual yield that is less than the anticipated yield.

   In addition, if the funds on deposit in the pre-funding account are not fully applied to the purchase of subsequent contracts during the pre-funding period, the remaining funds will be used to make a principal prepayment on the certificates following the end of the pre-funding period. The purchase of subsequent contracts is dependent on the ability of the originator to originate sufficient subsequent contracts that meet the eligibility criteria described in this prospectus supplement. The ability of the originator to originate subsequent contracts may be affected by a variety of social and economic factors, including:

   o  interest rates;

   o  unemployment levels;

   o  the rate of inflation; and

   o  consumer perception of economic conditions generally.

   If the originator does not originate sufficient subsequent contracts, there will be a prepayment on the certificates. The risk of reinvesting a prepayment of the principal will be borne by you and there can be no assurance that you will be able to reinvest them at a yield equaling or exceeding the yield on your certificate.

PAYMENTS ON THE CERTIFICATES ARE PRIMARILY FUNDED BY COLLECTIONS ON THE CONTRACT POOL; IF CREDIT ENHANCEMENT IS EXHAUSTED FOR YOUR CLASS OF CERTIFICATES, LOSSES ON THE CONTRACT POOL WILL LEAD TO LOSSES ON YOUR CERTIFICATE.

   The principal source of funds for the repayment of the certificates are the collections on the contract pool. Thus, losses on the contract pool may cause losses on your certificate. The structure of the transaction provides for a limited level of credit enhancement for the certificates by means of subordination. The residual interests are in a first-loss position. Losses on the contract pool will be allocated to the residual interests prior to any losses being allocated to the certificates.

THE BANKRUPTCY OF THE ORIGINATOR COULD LEAD TO DELAYS IN PAYMENTS OR LOSSES ON YOUR CERTIFICATE.

   If the originator, or the third-party companies from which the originator purchased the contracts, were to file for bankruptcy, the bankruptcy trustee might seek to repudiate the contracts and/or claim an interest in the contract pool. This attempt, even if unsuccessful, could result in delays in payments on your certificate. If these attempts were successful, the recovery on the contracts would be limited to the then current value of the contracts. Thus, the certificateholders would lose the right to future payments and could possibly incur reinvestment losses on amounts recovered.

                           FORWARD-LOOKING STATEMENTS

   In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

   (1) economic conditions and industry competition,

   (2) political and/or social conditions, and

   (3) the law and government regulatory initiatives.

   We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-[__] in this prospectus supplement.

                                THE CONTRACT POOL

THE CONTRACTS

   The Contracts consist of small-ticket leases and commercial loans acquired by the originator from third parties or originated directly by the originator or its affiliates. The Receivables consist of the Contracts and certain interests in the related Equipment or other property. See "Description of Originator and its Originating Practices" in this prospectus supplement.

   The statistical information concerning the pool of Contracts set forth in this prospectus supplement is based upon the Contract pool that existed on a statistical calculation date of _______________, 200_. As of the statistical calculation date, the Contracts had an Aggregate Discounted Contract Principal Balance of $_____________, which was calculated using a statistical discount rate ____%. The Aggregate Discounted Contract Principal Balance of the actual Contracts pool will be calculated using an actual discount rate of _____%, which is equal to the sum of the servicing fee rate, the trustee fee rate and the Class B Certificate Rate. The Aggregate Discounted Contract Principal Balance of the Contracts in the actual Contract pool on the closing date is expected to be greater than the Aggregate Discounted Contract Principal Balance of the Contracts in the statistical Contract pool as set forth in this prospectus supplement. The additional Contracts will represent Contracts acquired by the transferors on or prior to the closing date.

   Between the statistical calculation date and the closing date, some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the statistical calculation date may be determined not to meet the eligibility requirements for the final Contract pool, and may not be included in the final Contract pool. While the statistical distribution of the characteristics as of the closing date for the final Contract pool and calculated at the discount rate will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date and calculated at the statistical discount rate as presented in this prospectus supplement, we do not expect that variance to be material.

   In the event that the transferors do not, as of the closing date, have the full amount of Contracts which they expected, the pre-funding account will be increased accordingly. However, the Pre-Funded Collateral Amount will in no event exceed 25% of the Initial Aggregate Collateral Balance. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the Aggregate Discounted Contract Principal Balance of the statistical Contract pool.

   The Contracts generally require the periodic, scheduled payment of rent or other payments on a monthly basis, in arrears. In connection with all calculations required to be made under the transaction documents with respect to the determination of Discounted Contract Principal

Balances, on any determination date the Discounted Contract Principal Balance for each Contract will be calculated assuming:

   (1) scheduled payments are due on the last day of each collection period;

   (2) scheduled payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

   (3) scheduled payments are discounted to the last day of the collection period prior to the determination date.

   The Contracts have the characteristics specified in the Transfer Agreements and described in this prospectus supplement, and the Contracts eligible to be designated as substitute Contracts or subsequent Contracts will conform to the characteristics specified in the Transfer Agreements or subsequent Transfer Agreements, as applicable, and in this prospectus supplement.

   References in this prospectus supplement to percentages refer in each case to the percentage of the Aggregate Discounted Contract Principal Balance of the statistical Contract pool as of the statistical calculation date.

   As of the statistical calculation date, the Contracts in the statistical Contract pool had the following characteristics:

   o the Contracts had original terms to maturity of __ to __ months, with a weighted average original term to maturity of approximately __ months;

   o the Contracts had remaining terms to maturity of __ to __ months, with a weighted average remaining term to maturity of approximately __ months;

   o the Discounted Contract Principal Balances of the Contracts ranged from $________ to $__________;

   o the Contracts relating to the largest obligor are equal to ____% of the Aggregate Discounted Contract Principal Balance of the statistical Contract pool; and

   o  the average Discounted Contract Principal Balance is $_________.

THE EQUIPMENT SUBJECT TO THE CONTRACTS

   The Equipment subject to the Contracts consists of equipment used in a wide variety of businesses consistent with equipment leasing. The Equipment and other property underlying the Contracts may include, but is not limited to, the following:

   o equipment utilized in the offices and clinics of dentists, medical doctors, chiropractors, optometrists, ophthalmologists, veterinarians, and other professional service providers;

   o  restaurant equipment;

   o  point of sale equipment;

   o  computer equipment;

   o  copier and facsimile equipment;

   o  telecommunications equipment;

   o  automobile servicing equipment;

   o  materials handling equipment; and

   o  other general use equipment in the service sector.

SUBSEQUENT CONTRACTS

   Subject to the conditions set forth below, prior to the end of the pre-funding period, all or a portion of the balance of funds in the pre-funding account may be released for the purchase by the transferors of subsequent Receivables consisting of subsequent Contracts and the related Equipment.

SUBSTITUTIONS AND MODIFICATIONS

   Under the Pooling and Servicing Agreement, one or more substitute Contracts and the related Equipment may be substituted for a Contract and the related Equipment that

   (x) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or

   (y) is required to be reacquired by the originator pursuant to the Pooling and Servicing Agreement.

   Each substitute Contract will be a Contract which satisfies certain representations and warranties set forth in this prospectus supplement and in the Pooling and Servicing Agreement as of the Cut-Off Date for that substitute Contract. In addition, the following conditions must be satisfied:

   o With respect to Contracts substituted for Defaulted Contracts, Prepayments or Early Termination Contracts, on a cumulative basis from the initial Cut-Off Date, the sum of the Discounted Contract Principal Balance of the substitute Contracts, as of the Cut-Off Date for the substitute Contract, would not exceed __% of the Initial Aggregate Collateral Balance;

   o As of the Cut-Off Date for the substitute Contract, the substitute Contract then being transferred have an Aggregate Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the __________ being replaced;

   o The servicer makes a good faith determination, in accordance with its underwriting guidelines, that the credit quality of the substitute Contract is not worse than that of the Contract being replaced; and

   o No substitution will be permitted if, as a result of the substitution, (x) the sum of the scheduled payments and any Final Scheduled Payments on all Contracts, after giving effect to the substitutions, due in any collection period thereafter would be less than (y) the sum of the scheduled payments and any Final Scheduled Payments which would otherwise be due in that collection period, prior to giving effect to the substitution.

   Under the Pooling and Servicing Agreement, the servicer is permitted to allow an obligor to prepay a Contract in an amount not less than the Prepayment Amount. In addition, in the event that an obligor requests an upgrade or trade-in of Equipment, the servicer may remove the

Equipment and related Contract from the pool, but only upon payment of an amount equal to the Reacquisition Amount.

   The servicer may waive, modify or vary any term of a Contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the certificateholders. However, the servicer will covenant in the Pooling and Servicing Agreement that,

   o  it will not forgive any payment of rent or principal,

   o unless an obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any scheduled payment or Final Scheduled Payment or change the final maturity date on any Contract. However, no change in the final maturity date of any Contract will be permitted under any circumstances if the new maturity date for the Contract is later than the maturity date of the latest maturing Contract then transferred to the trust, and

   o  the servicer may accept Prepayment in part or in full;

      provided, however, that,

      o in the event of Prepayment in full, the servicer may consent to the Prepayment only in an amount not less than the Prepayment Amount, and

      o in the event of a partial Prepayment, the servicer may consent to the partial Prepayment only if

         (1) following the partial Prepayment, all delinquent scheduled payments then due under the Contract have been paid,

         (2) the partial Prepayment is paid along with an amount equal to the product of (x) one-twelfth, (y) the discount rate and (z) the Discounted Contract Principal Balance of the Contract prior to the partial Prepayment and

         (3) the partial Prepayment will not reduce the Discounted Contract Principal Balance by more than the amount of the partial Prepayment.

         In the case of a partial Prepayment, the servicer is required to accurately recalculate the Discounted Contract Principal Balance of the Contract, and the allocation of scheduled payments to principal and interest.

   Under to the Pooling and Servicing Agreement, the servicer will manage, administer, service and make collections on the Contracts, in accordance with a servicing standard which satisfies the terms of the Pooling and Servicing Agreement, the Contracts, the servicer's current credit and collection policies and applicable law. To the extent consistent with those terms, the servicer will service the Contracts in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small-ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Pooling and Servicing Agreement. The servicer will use commercially reasonable best efforts consistent with the servicing standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any

Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract and remarket, either through sale or re-lease, the Equipment and act as sales and processing agent for Equipment which it repossesses. The servicer will follow the practices and procedures as are consistent with the servicing standard and as it deems necessary or advisable and as is customary and usual in its servicing of equipment leases and loans and other actions by the servicer in order to realize recoveries upon the Contract, which may include reasonable efforts to enforce any recourse obligations of obligors and repossessing and selling the Equipment at a public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment has suffered damage, the servicer will not be required to pay for any repair or towards the repossession of the Equipment unless it determines in its discretion that the repair and/or repossession will increase the proceeds and recoveries on the Equipment by an amount greater than the amount of the expenses.

   The following tables set forth certain statistical information relating to the Contract pool that existed on the statistical calculation date of __________, 200_ and are calculated using a statistical discount rate of ____%. Certain columns may not total 100% due to rounding.

                        DISTRIBUTION OF THE CONTRACTS BY
                  CURRENT DISCOUNTED CONTRACT PRINCIPAL BALANCE

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
            RANGE OF                                CONTRACT         CONTRACT
      DISCOUNTED CONTRACT           NUMBER OF       PRINCIPAL        PRINCIPAL
       PRINCIPAL BALANCE            CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
--------------   --------------
$                $                                 $
                                                                            %

























                                    -----------    ----------         -------
Total......................                        $                  100.00%
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                             ORIGINAL EQUIPMENT COST

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
            RANGE OF                NUMBER OF       PRINCIPAL        PRINCIPAL
    ORIGINAL EQUIPMENT COST         CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------
$                $                                 $
                                                                            %

























                                    -----------    ----------         -------
Total......................                        $                  100.00%
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                                TOP 10 INDUSTRIES

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
            INDUSTRY                CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

[Automotive dealers & service                                               %
 stations                                           $
Auto repair, services, and
 parking
Business services
Engineering & management
 services
Health services
Industrial machinery and
 __________
Legal services
Personal services
Printing and publishing
Services, n.e.c.]
Other
                                    -----------    ----------         -------
Total......................                        $                  100.00%
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                                 EQUIPMENT TYPE

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
       EQUIPMENT TYPE               CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

[100% Software                                     $                        %
Alarm/Security Systems
Automotive Repair Equipment
Cash Dispensing
Cash Registers
Cleaning/Janitorial Equipment
Communications Equipment
Construction Equipment
Copiers
Dental Equipment
Display Booth
Dry Cleaning
Fixtures
Furniture
General Computers
HVAC
Industrial Equipment
Medical Equipment
Mini Computers
Office Automation Equipment
Photo/Printing Equipment
Restaurant Equipment
Server Computer
Sound Systems
Vending Equipment
Workstation Computers]
Other
                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                             OBLIGOR BILLING ADDRESS


                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
             STATE                  CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
             STATE                  CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
   Total......................



                        DISTRIBUTION OF THE CONTRACTS BY
                           REMAINING TERM TO MATURITY

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
  RANGE OF REMAINING TERM (IN       NUMBER OF       PRINCIPAL        PRINCIPAL
              MONTHS)               CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------













                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======

                         DISTRIBUTION OF THE CONTRACTS
                          BY ORIGINAL TERM TO MATURITY

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
  RANGE OF ORIGINAL TERM (IN        NUMBER OF       PRINCIPAL        PRINCIPAL
             MONTHS)                CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------













                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======



                          DISTRIBUTION OF THE CONTRACTS
                               BY AGE OF CONTRACTS

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
  RANGE OF AGE OF CONTRACTS         CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------













                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======

             DESCRIPTION OF ORIGINATOR AND ITS ORIGINATING PRACTICES

                                [TO BE PROVIDED]


               DESCRIPTION OF SERVICER AND ITS SERVICING STANDARDS

                                [TO BE PROVIDED]


                             FORMATION OF THE TRUST

   The trust, _____________ ____________________ Trust 200_-_, will be formed in accordance with the laws of the State of [____________________________________]
pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described in this prospectus supplement. Prior to formation, the trust will have had no assets or obligations and no operating history. Upon formation, the trust will not engage in any business activity other than acquiring and transferring the Receivables, issuing the certificates and distributing payments on the certificates. As described under "Description of the Certificates--Flow of Funds," a portion of the monthly collections with respect to the Receivables will be paid to the servicer as servicing compensation and to the trustee, as fees. All other expenses of the trust will be paid as provided in the Pooling and Servicing Agreement.

   The trust fund will consist of the following as well as any and all related income and proceeds:

   o  the Receivables;

   o  the Contracts;

   o  any scheduled payments on the Contracts;

   o  Residual Receipts and Defaulted Contract Recoveries to be made by lessees;

   o  any guaranties of a lessee's or obligor's obligations under a Contract;

   o the insurance policies maintained by the lessees or obligors with respect to the Equipment and the proceeds of those insurance policies;

   o any rights of the depositor under the Receivables Transfer Agreement, including the right to instruct to exercise any unassignable rights of enforcement under the Contracts and any guaranties of that right;

   o funds from time to time deposited in the collection account, the advance payment account and the subsequent contract funding account.

   The Pooling and Servicing Agreement does not permit the trust to acquire any additional assets other than subsequent Contracts. The trust does not have any operating history and will not engage in any business activity other than owning the trust fund, issuing the certificates and making distributions on the certificates. Thus, there has not been included any historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust.

                         DESCRIPTION OF THE CERTIFICATES

   The certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by the servicer, the trust and the trustee. The servicer will provide a copy of the Pooling and Servicing Agreement to subsequent certificateholders without charge on written request addressed to it at _______.

   The following summary describes certain terms of the Transfer Agreements. The summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the Transfer Agreements.

THE OFFERED CERTIFICATES

   The offered certificates, together with the subordinate certificates, will represent in the aggregate the entire beneficial interest in a trust.

   The trust will agree in the Pooling and Servicing Agreement and in the respective offered certificates to distribute, in each case, at the times, from the sources and on the terms and conditions set forth in the Pooling and Servicing Agreement and in the respective offered certificates:

   o to the holders of each Class A certificates (a) an amount of principal equal to the initial certificate principal balance of their class and (b) Class A Certificate Interest, and

   o to the Class B certificateholders (a) an amount of principal equal to the initial Class B certificate principal balance and (b) Class B Certificate Interest.

   The Class A Certificates will be issued in book-entry form only through DTC. The trustee is required to make payments on the offered certificates on each distribution date.

   The first distribution date for distributions to the Class A certificates will be __________, 200_ Distributions are required to be made by the trustee, by check mailed, or, if requested by the certificateholder, by wire transfer of immediately available funds, to the certificateholder entitled to the funds at the address appearing on the certificate register on the record date. For as long as the Class A certificates are in book-entry form they will be registered in the name of Cede & Co.

CONVEYANCE OF RECEIVABLES

   On the closing date, the trust will acquire all right, title and interest in and to and all income and proceeds of:

   o  the initial Receivables;

   o insurance policies with respect to the initial Receivables and any related insurance proceeds;

   o  the rights of the depositor under the Receivables Transfer Agreement; and

   o  the security deposits relating to the initial Receivables.

   The servicer will retain possession of the Contracts and the Contract files. The servicer also will retain copies of any other documents which relate to:

   o  the Receivables;

   o  any related evidence of insurance and payment;

   o delinquency and related reports maintained by the servicer in the ordinary course of business with respect to each Receivable.

   Prior to transfer of the Receivables to the trust, the servicer will cause its electronic ledger to be marked to show that the Receivables have been transferred to ______________, then to the depositor and then to the trust. See "Certain Legal Aspects of the Receivables" in the prospectus.

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

   The originator will make certain warranties in the Pooling and Servicing Agreement with respect to the Contracts for the benefit of the trustee. These warranties relate to the quality and characteristics of the Contracts and the Equipment.

   Under the terms of the Pooling and Servicing Agreement, following its discovery or receipt of notice of a breach of a warranty that materially and adversely affects any Receivable, which breach has not been cured or waived in all material respects, the originator will be obligated to reacquire that Receivable and deposit the Reacquisition Amount in the collection account on or before the earlier of (x) two weeks after discovery or receipt of notice of the breach or (y) the end of the calendar month.

INDEMNIFICATION

   The Pooling and Servicing Agreement will provide that the originator will defend and indemnify the trust, the trustee and the certificateholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by that party by virtue of:

   (x) a breach by the originator of its obligations, other than breach of the originator's representations and warranties, with respect to which the sole remedy is expressly limited to the originator's reacquisition of the affected Receivables and the remittance of the Reacquisition Amount by the originator or

   (y) in the case of the trustee, its performance of its duties, except to the extent that the loss, claim, damage or liability resulted from the trustee's breach of the terms of the Pooling and Servicing Agreement, negligence or willful misconduct.

   The Pooling and Servicing Agreement will provide that the servicer will defend and indemnify the trust and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, repossession or operation by the servicer or any affiliate of the servicer of any Equipment, as well as from the failure of the servicer to perform its duties under the Pooling and Servicing Agreement. The servicer's obligations to indemnify the trust and the certificateholders for acts or omissions of the servicer will survive the removal of the servicer but will not apply to any acts or omissions of a successor servicer. This indemnification does not extend to indirect, incidental, special or consequential damages.

SERVICER ADVANCES

   In the event that any obligor fails to remit the full scheduled payment or Final Scheduled Payment due from it with respect to a collection period by the determination date related to the collection period, the servicer is required to make a servicer advance from its own funds of an amount equal to the unpaid portion of a scheduled payment or Final Scheduled Payment if the servicer, in its sole discretion, determines that eventual recovery of the servicer advance is likely from collections from or on behalf of the related obligor. The Pooling and Servicing Agreement provides for the reimbursement of the servicer for these servicer advances from funds available for distribution in the collection account on each subsequent distribution date before the required payments to certificateholders have been made as set forth in "Flow of Funds" below in this prospectus supplement. If a Contract becomes a Delinquent Contract, and the servicer determines that recovery of further servicer advances is unlikely, the servicer will not be required to make a servicer advance or partial servicer advance, but will be required to enforce its remedies, including acceleration, under that Contract. Furthermore, if at any time the originator or an affiliate is no longer the servicer, servicer advances will be permitted but will not be required. The Pooling and Servicing Agreement will provide that, in the event that the servicer determines that any servicer advances previously made are not recoverable from the related obligor, or any Delinquent Contracts for which the servicer has made a servicer advance then become Defaulted Contracts, the trustee will draw on the collection account to repay the servicer advances as set forth in "Flow of Funds" below in this prospectus supplement.

FLOW OF FUNDS

   On each determination date, the servicer is required to deliver to the trustee and each rating agency a servicer's certificate setting forth the information needed to make payments on the upcoming distribution date.

   On each distribution date, the trustee will be required to make the following payments from the Available Funds and the Residual Receipts then on deposit in the collection account, in the following order of priority:

   (1) to the servicer, the servicer fee then due, together with any unrecoverable servicer advances and certain miscellaneous amounts;

   (2) to the Class A certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related collection period;

   (3) until the Class A Certificate Principal Balance has been reduced to zero, to the Class A certificateholders, (a) from the Available Funds then remaining in the collection account, the sum of (1) the Class A Base Principal Distribution Amount for that distribution date, and (2) any Class A Overdue Principal and (b) one-half of the Residual Receipts received by the servicer during the prior collection period;

   (4) to the Class B certificateholders, the Class B Certificate Interest and the Class B Overdue Interest for the related collection period;

   (5) until the Class B Certificate Principal Balance has been reduced to zero, to the Class B certificateholders, (a) from the Available Funds then remaining in the collection account, the sum of (1) the Class B Base Principal Distribution Amount for that distribution date, and (2) any Class B Overdue Principal and (b) one-half of the Residual Receipts received by the servicer during the prior collection period;

   (6) from the Available Funds then remaining in the collection account, to the servicer, certain miscellaneous amounts; and

   (7) to the holder of the trust certificate, any remaining amounts.

WITHHOLDING

   The trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to certificateholders of interest with respect to the offered certificates. The consent of the certificateholders is not required for this withholding. In the event the certificateholder is other than DTC, then in the event that the trustee does withhold or causes to be withheld any amount from interest payments or advances of interest payments to any certificateholders under federal income tax withholding requirements, the trustee will indicate the amount withheld annually to those certificateholders.

REPORTS TO CERTIFICATEHOLDERS

   On each distribution date, the trustee will furnish or cause to be furnished with each payment to certificateholders, a statement prepared by the servicer setting forth the following information:

   o With respect to a statement to a Class A certificateholder or a Class B certificateholder, the amount of the payment allocable to the payment of the Class A Base Principal Distribution Amount or Class B Base Principal Distribution Amount and Class A Overdue Principal or Class B Overdue Principal, as applicable;

   o With respect to a statement to a Class A certificateholder or a Class B certificateholder, the amount of the payment allocable to Class A Certificate Current Interest or Class B Certificate Current Interest and Class A Overdue Interest or Class B Overdue Interest, as applicable, for the certificateholder's class;

   o The aggregate amount of fees and compensation received by the servicer pursuant to the Pooling and Servicing Agreement for the collection period;

   o The outstanding aggregate principal balance of each class of certificates and the ratio of the outstanding aggregate principal balance of each class of certificates to the initial aggregate principal balance of that class, after taking into account all distributions made on the distribution date;

   o The Aggregate Discounted Contract Principal Balance and the ratio of the Aggregate Discounted Contract Principal Balance to the Initial Aggregate Collateral Balance, after taking into account all distributions made on that distribution date;

   o The total unreimbursed servicer advances with respect to the related collection period;

   o The amount of Defaulted Contract Recoveries for the related collection period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related collection period, calculated immediately prior to the time the Contracts became Defaulted Contracts;

   o The total number of Contracts and the Aggregate Discounted Contract Principal Balances of those Contracts, together with the number and Aggregate Discounted Contract Principal Balances of all Contracts as to which the obligors were one, two, three or four scheduled payments delinquent, and Delinquent Contracts reconveyed; and

   o During the pre-funding period only, the amount on deposit in the pre-funding account and the capitalized interest account after giving effect to the withdrawals from those accounts on the distribution date.

   In addition, by January 31 of each calendar year following any year during which the certificates are outstanding, commencing January 31, 200__, the trustee will furnish to each certificateholder of record at any time during the preceding calendar year, information as to the aggregate of amounts reported pursuant to items (1) and (2) above for the calendar year to enable certificateholders to prepare their federal income tax returns.

OPTIONAL PURCHASE

   The Pooling and Servicing Agreement will provide that the servicer is permitted at its option to purchase from the trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than 10% of the original Aggregate Principal Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of the last day, plus the appraised value of any other property held by the trust.

SERVICING

   The servicer, as an independent contractor or on behalf of the trust and for the benefit of the certificateholders, as their interests may appear, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any insurance policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Pooling and Servicing Agreement. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the trustee with respect to distributions, making servicer advances, providing appropriate federal income tax information to certificateholders and collecting and remitting sales and property taxes on behalf of taxing authorities.

   The servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any insurance policies, exercising the degree of skill and care consistent with that which the servicer customarily exercises with respect to similar property owned, managed or serviced by it.

   For its servicing of the Contracts, the servicer will receive servicing compensation including the monthly servicer fee for each collection period, which is payable on the next succeeding distribution date, and servicing charges consisting of certain fees paid by obligors, including late payment fees.

   The servicing compensation will compensate the servicer for customary contract servicing activities to be performed by the servicer for the trust, additional administrative services performed by the servicer on behalf of the trust and expenses paid by the servicer on behalf of the trust.

THE SERVICER NOT TO RESIGN

   The Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the Pooling and Servicing Agreement, except upon consent of the majority certificateholders or a determination that the servicer's performance of its duties is no longer permissible under applicable law.

EVENTS OF SERVICING TERMINATION

   An "Event of Servicing Termination" under the Pooling and Servicing Agreement includes the following:

   o a change of "control" of the servicer. "Control" has the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended;

   o if the servicer fails to make (x) any servicer advance within two business days of the related determination date, or (y) any other payment or deposit required under the Pooling and Servicing Agreement within three business days of the date the payment or deposit is required to be made, but not more than once in any collection period;

   o if the servicer fails to submit a servicer's certificate within two business days following knowledge or notice of non-receipt;

   o (x) if the servicer fails to observe or perform in any material respect any other covenant or agreement in the Pooling and Servicing Agreement or the certificates or

      (y) if any representation or warranty of the servicer in the Pooling and Servicing Agreement is incorrect, and the failure or breach materially and adversely affects the rights of the trustee, the certificateholders and continues unremedied for 30 days after the earlier to occur of (A) written notice to the servicer by the trustee or to the trustee or the servicer by any certificateholder or (B) the date on which any servicing officer or authorized officer of the trustee knows, or reasonably should have known, of the failure or of the breach;

   o upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of the petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days;

   o upon the voluntary filing of a bankruptcy petition or assignment for the benefit of creditors, the consent by the servicer to that appointment, the admission in writing by the servicer of its inability to pay its debts as they become due or the determination by a court that the servicer is generally not paying its debts as they come due;

   o in the event that the servicer assigns or attempts to assign its rights and duties under the Pooling and Servicing Agreement except as specifically permitted in the Pooling and Servicing Agreement;

   o a final judgment or order shall be rendered against the servicer for payment in excess of $_________ and continues for 90 days without a stay;

   o  ____________________________________ shall fail to have a U.S. GAAP net worth, excluding goodwill, of at least $__________; or

   o (x) the average Delinquency Trigger Ratio for any distribution date and the two immediately preceding distribution dates exceeds ___%, or (y) the average Net Charge-

      Off Ratio for any distribution date and the immediately preceding two distribution dates exceeds ___%.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

   If an Event of Servicing Termination has occurred and is continuing, the trustee may with the consent of the majority of the holders of the certificates, terminate all, but not less than all, of the servicer's rights and obligations under the Pooling and Servicing Agreement. Upon the termination, a successor servicer shall be appointed by the trustee or, if none has been so appointed, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Pooling and Servicing Agreement; provided, however, that the trustee will not:

   o assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties,

   o be required to make any servicer advance if the servicer advance would be prohibited by applicable law or if the trustee determines that the servicer advance would not be reimbursed, or

   o be liable for acts, omissions or breaches of representations or warranties by the servicer occurring prior to transfer of the servicing functions.

   Regardless of the termination, the servicer will be entitled to payment of amounts payable to it prior to the termination for services rendered prior to the termination. The trustee also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement.

AMENDMENT

   The Transfer Agreements may be amended by the respective parties to them at any time, without consent of the certificateholders, to cure any ambiguity, upon receipt of an opinion of counsel to the servicer that the amendment will not adversely affect in any respect the interests of any certificateholder.

   The Transfer Agreements may also be amended from time to time by the respective parties to them and the majority of the holders of the certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer Agreements or of modifying in any manner the rights of the certificateholders; provided, that the amendment will not:

      (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any certificate without the consent of the holder of the certificate and written confirmation from each rating agency that the amendment will not result in the reduction or removal of the rating then assigned to the certificates or

      (b) reduce the percentage of certificateholders required to consent to any amendment, without unanimous consent of the certificateholders and written confirmation from each rating agency that the amendment will not result in the reduction or removal of the rating then assigned to the certificates.

   The trustee is required under the Pooling and Servicing Agreement to furnish the certificateholders and the rating agencies with written notice of the substance of any amendment to the Pooling and Servicing Agreement promptly upon execution of the amendment.

                                   THE TRUSTEE

   The trustee has a trust office at ________________________. The trustee's duties in connection with the certificates are limited solely to its express obligations under the Pooling and Servicing Agreement.

   The trustee may resign, subject to the conditions set forth below, at any time upon written notice to the transferors and the servicer, in which event the servicer will be obligated to appoint a successor trustee. If no successor trustee is appointed and accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition a court of competent jurisdiction for the appointment of a successor trustee. Any successor trustee will meet the financial and other standards for qualifying as a successor trustee under the Pooling and Servicing Agreement. The servicer may and will, at the direction of the certificateholders of any class evidencing more than 25% of the percentage interests of that class may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the Pooling and Servicing Agreement and fails to resign after written request for resignation, or is legally unable to act, or if the trustee is adjudicated to be insolvent. In these circumstances, the servicer or the certificateholders will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES AND IMMUNITIES OF THE TRUSTEE

   The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, other than the authentication of the certificates, or of any Receivable or related document and will not be accountable for the use or application by the originator or the transferors of any funds paid to the transferors in consideration of the sale of any certificates. If no Event of Servicing Termination has occurred, the trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement.

   No recourse is available based on any provision of the Pooling and Servicing Agreement, the certificates or any Receivable or assignment of a Receivable against the trustee, in its individual capacity, and the trustee will not have any personal obligation, liability or duty whatsoever to any certificateholder or any other person with respect to these claims and the claim will be asserted solely against the trust assets or any indemnitor, except for any liability as is determined to have resulted from the trustee's own negligence or willful misconduct.

   The trustee will be entitled to receive, pursuant to the priority set forth in the Pooling and Servicing Agreement, a reasonable trustee fee as compensation for its services as trustee, and reimbursement for the Trustee Expenses.

                       PREPAYMENT AND YIELD CONSIDERATIONS

   The rate of principal payments on, and the weighted average life of, the offered certificates will be directly related to the rate of payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of the principal payments. Payments on the Contracts may be in the form of scheduled payments, prepayments, early terminations or liquidations due to default, casualty, repurchases for breach and the like. These payments will result in distributions to certificateholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of these payments may be influenced by a number of factors, including general economic conditions.

   The Contracts generally do not provide for the right of the obligor to prepay. Under the Pooling and Servicing Agreement, the servicer will be permitted to allow the Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

   The expected final distribution date for the Class A certificates is __________, 200_. This date is the dates on which the certificate principal balance of the related class of certificates would be reduced to zero, assuming, among other things:

   (x) Prepayments with respect to the Contracts are received at a rate of _% CPR and

   (y) the modeling assumptions apply.

   The weighted average life of the offered certificates could be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final distribution dates with respect to the offered certificates could occur significantly earlier than the final scheduled distribution dates due to defaults, and because the originator is obligated to reacquire Contracts in the event of breaches of representations and warranties.

   "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a certificate to the date of distribution to the investor in the certificate of each dollar distributed in reduction of principal of the certificate, assuming no losses. The weighted average lives of the offered certificates will be influenced by the rate at which payments on the Contracts are made. Payments on Contracts may be in the form of scheduled payments or prepayments. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the Contracts. The weighted average lives of the offered certificates will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the CPR, represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Contracts. The CPR assumes that a fraction of the outstanding Contract pool is prepaid on each distribution date, which implies that each Contract in the Contract pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract pool. The CPR measures prepayments based on the outstanding principal on the previous distribution date. The CPR further assumes that all Contracts are the same size and make scheduled payments at the same rate and that each Contract will be either paid as scheduled or prepaid in full.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

   The tables below were prepared assuming, among other things, that the following modeling assumptions apply:

   o  the closing date for the certificates occurs on __________, 200_,

   o distributions on the certificates are made on the __th day of each month regardless of the day on which the distribution date actually occurs, commencing in __________, 200_ in accordance with the priorities described in this prospectus supplement,

   o no delinquencies or defaults in the payment of scheduled payments on the Contracts are experienced and the payments are timely received,

   o no Contract is reacquired for breach of a representation and warranty or otherwise,

   o  the actual discount rate is _____% per annum,

   o Prepayments with respect to the Contracts are received on the last day of each calendar month, commencing on __________, 200_,

   o  no Restricting Event occurs,

   o  the Class A certificate rate is ______% per annum.

   o the Contract pool consists of a pool of Contracts with an Aggregate Discounted Contract Principal Balance equal to approximately $__________ available on the closing date that make their first payment in __________, 200_, and

   o the Contract pool consists of a pre-funded pool of Contracts with an Aggregate Discounted Contract Principal Balance equal to approximately $__________ available on __________, 200_, that make their first payment in __________, 200_.

   Since the tables were prepared on the basis of the modeling assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. These discrepancies may have an effect upon the percentages of the certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual Contracts in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

   The following tables set forth the percentages of the initial principal amount of the Class A certificates, assuming a CPR of _%, _%, _%, _%, _% and _%, respectively.

                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING
                              CLASS A CERTIFICATES

                             Prepayment Speed (CPR)

Distribution Date             0%       2%       4%       5%       6%      8%
-----------------             --       --       --       --       --      --

Closing Date
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
Weighted Average Life
  (years)

   The Contracts will not have the characteristics assumed above, and we cannot assure you that (1) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (2) the weighted average lives of the offered certificates will be as calculated above. Because the rate of distributions of principal of the offered certificates will be a result of the actual payments, including prepayments, of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the offered certificates will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

   The effective yield to certificateholders will depend upon, among other things, the price at which the offered certificates are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments of principal, is paid to the certificateholders.

   Due to the subordination provisions applicable to the offered certificates, it is likely that the certificate principal balance of the certificates will amortize more rapidly than will the initial Aggregate Discounted Contract Principal Balance of the Contract pool. See "Description of Certificates--Flow of Funds" in this prospectus supplement.

                        FEDERAL INCOME TAX CONSIDERATIONS

   Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a certificate that holds the certificate as a capital asset and, unless otherwise indicated below, is a U.S. Person. This summary does not address special tax rules which may apply to certain types of investors, and investors that hold certificates as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Considerations." The authorities on which we based this discussion are subject to change or differing interpretations, and these changes or interpretations could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the certificates.

   In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the seller, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity and treated as a mere security device when there is a single beneficial owner of the trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the trust.

   The trustee will treat each holder of a certificate for federal income purposes as a partner in the trust. As a result, such holders will be required to report their allocable share of the income or losses of the trust as and when earned thereby, and whether or not distributed. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each holder's allocable share of income and expense to the holders and the IRS on Schedule K-1. Such Schedule will indicate that each holder will have income in an amount approximately equal to the amount of income such holder would recognize if the certificates were debt instruments subject to the rules described above. Generally, holders will be required to file tax returns that are consistent with any such information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies. See "Federal Income Tax Considerations -- Trusts Treated as Partnership" in the accompanying prospectus.

   Payments of interest and principal, as well as payments of proceeds from the sale of certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   We will report to certificateholders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the certificates.

   Non-U.S. Persons who purchase certificates should not that the trustee will treat the income received with respect thereto as subject to U.S. tax withholding at a rate of 30%, unless it is established to the satisfaction of the trustee that such rate is reduced or eliminated by an applicable tax treaty. In addition, other U.S. tax withholding and reporting rules may be applicable to a certificateholder who is a non-U.S. person.

   On October 6, 1997, the Treasury Department issued regulations which make certain modifications to the withholding rules for investors who are non-U.S. Persons and the backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Non-U.S. Persons are urged to consult their tax advisors regarding the effect of these regulations.

                              ERISA CONSIDERATIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to these Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to certain exceptions not here relevant. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for these persons.

   In addition to the matters described below, purchasers of Class A certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class A certificates.

   Under a final regulation issued by the Department of Labor concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an IRA, or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of the employee benefit plan's or the IRA's investment in that entity, the assets and properties of certain entities in which a Plan makes an equity investment could be deemed to be assets of the Plan unless certain exceptions under the final regulation apply or an exemption is available. If Plans that purchase the Class A certificates are deemed to own an interest in the underlying assets of the trust, the operations of the trust could result in prohibited transactions.

   The Department Of Labor has granted to PaineWebber Incorporated an administrative exemption, Prohibited Transaction Exemption 90-36 which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed under Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Class A certificates, provided that certain conditions set forth in the exemption are satisfied.

   If the general conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Class A certificates by Plans in the initial issue of certificates, the holding of Class A certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Class A certificates by Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.

   If the specific conditions of paragraph I.B. of Section I of the exemption are also satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

   (1) the direct or indirect sale, exchange or transfer of Class A certificates in the initial issuance of Class A certificates to a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Class A certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Contracts or (b) an affiliate of that person,

   (2) the direct or indirect acquisition or disposition in the secondary market of Class A certificates by Plans and

   (3) the holding of Class A certificates by Plans.

   Among the specific conditions that must be satisfied is the condition that immediately after the acquisition of the Class A certificates no more than 25% of the assets of the Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the date hereof, the seller believes no obligor with respect to Receivables included in the trust constitutes more than 5 percent of the aggregate unamortized principal balance of the trust.

   If the specific conditions of paragraph I.C. of Section I of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

   The exemption may provide an exemption from the restrictions imposed by
Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the Plan's ownership of Class A certificates.

   The exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

   (1) The acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

   (3) The certificates acquired by the Plan have received a rating at the time of the acquisition that is one of the three highest general rating categories from either Standard & Poor's Ratings Services, Moody's Investors Services, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

   (4) The trustee is not an affiliate of any other member of the restricted group;

   (5) The sum of all payments made to and retained by PaineWebber Incorporated in connection with the distribution of certificates represents not more than reasonable compensation for its services. The sum of all payments made and retained by the seller under the assignment of the Receivables TO the trust represents not more than the fair market value of the Receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

   The trust must also meet the following requirements:

   (1) the Receivables must consist solely of assets of the type that have been included in other investment pools;

   (2) certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Ratings Services, Moody's Investors Services, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the Plan's acquisition of certificates; and

   (3) certificates evidencing interest in the other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates

   It is a condition of issuance of the Class A certificates that they be rated AAA or its equivalent by a nationally recognized rating agency. Before purchasing a Class A certificate based on the exemption, a fiduciary of a Plan should itself confirm (1) that the certificate constitutes a "certificate" for purposes of the exemption and (2) that the specific conditions and other requirements set forth in the exemption would be satisfied. Any Plan fiduciary considering the purchase of a Class A certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The subordinate certificates may not be acquired by any Plan.

                                LEGAL INVESTMENT

   The Class A certificates will be eligible securities for purchase by money market funds under the Investment Company Act of 1940.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the issuer to sell to each of the underwriters listed below, and each of the underwriters has agreed to purchase, the principal amount of each class of the certificates set forth opposite its name below. Under the terms and conditions of the underwriting agreement, each of the underwriters is obligated to take and pay for all of the certificates if any are taken.

                                            CLASS A
UNDERWRITERS                             CERTIFICATES
------------                             ------------

PaineWebber Incorporated...............  $
[--------------------].................
Total..................................

   The depositor has been advised by the underwriters that they propose initially to offer the certificates to the public at the prices set forth below, and to selling group members at those prices less a selling concession not in excess of the percentage set forth below for each class of certificates. The underwriters may allow, and the selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each class of certificates. After the initial public offering, the public offering price and such concessions may be changed.

                         PRICE TO     UNDERWRITING    SELLING
                          PUBLIC        DISCOUNT     CONCESSION    REALLOWANCE
                         --------     ------------   ----------    -----------

Class A Certificates           %              %              %             %

   The depositor does not intend to apply for listing of the certificates on a national securities exchange, but has been advised by the underwriters that they may make a market in the certificates. The underwriters are not obligated, however, to make a market in the certificates and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the certificates.

   The depositor, the transferor and the servicer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the depositor, the transferor and the servicer.

   After the initial distribution of the certificates by the underwriters, this prospectus supplement may be used by the underwriters or its successors, in connection with offers and sales relating to market making transactions in the certificates. The underwriters may act as principal or agent in these transactions. The transactions will be at prices related to prevailing market prices at the time of sale. Each underwriter is a member of the New York Stock Exchange, Inc.

   The underwriter is an affiliate of the depositor.

                             ADDITIONAL INFORMATION

   PaineWebber Asset Acceptance Corporation has filed with the SEC a registration statement (Registration No. 333-_____) under the Securities Act of 1933, as amended, with respect to the certificates offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in the registration statement under the rules and regulations of the SEC. You may read and copy the registration statement at the Public Reference Room at the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the SEC maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                  LEGAL MATTERS

   The validity of the certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

   As a condition to the issuance of the Class A certificates, the Class A certificates must be rated "____" by __________________________________ and
"___" by _____________________________.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings assigned to the offered certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

                                GLOSSARY OF TERMS

   As used in this prospectus supplement, the following terms have the following meanings:

   ADVANCE PAYMENT: With respect to a Contract and a collection period, any scheduled payment, Final Scheduled Payment, Purchase Option Payment or portion of either made by or on behalf of an obligor and received by the servicer during the collection period, which payment or portion of the payment does not become due until a subsequent collection period. However, Advance Payments do not include Prepayment Amounts.

   AGGREGATE DISCOUNTED CONTRACT PRINCIPAL BALANCE: Means, at any time of determination and with respect to any Contracts, any amount equal to the sum of the Discounted Contract Principal Balances of the Contracts.

   AVAILABLE FUNDS: With respect to a distribution date, all amounts-including scheduled payments, Unscheduled Payments, and servicer advances-held in the collection account on the related determination date, after taking into account all deposits required to be made on that determination date, other than any Advance Payment.

   BASE PRINCIPAL AMOUNT: With respect to any distribution date, an amount equal to the excess of:

   o the sum of (1) the Aggregate Discounted Contract Principal Balance of the Contracts, as of the close of business on the last day of the second preceding collection period, and (2) the Pre-Funded Collateral Amount, as of the close of business on the last day of the second preceding collection period, over

   o the sum of (1) the Aggregate Discounted Contract Principal Balance of the Contracts, as of the close of business on the last day of the immediately preceding collection period, (2) the Pre-Funded Collateral Amount, as of the close of business on the last day of the immediately preceding collection period, (3) the aggregate Prepayment Amounts received by the servicer during the related collection period, (4) any Defaulted Contract Amounts relating to the related collection period and (5) the amount of any funds released from the pre-funding account as a prepayment of principal on the offered certificates, divided by ____%.

   CLASS A ACCELERATED PERCENTAGE: _____%.

   CLASS A ADDITIONAL PRINCIPAL DISTRIBUTION AMOUNT: Means (a) with respect to any distribution date prior to the Class A Termination Date, any Unscheduled Payments with respect to the related collection period; and (b) with respect to the Class A Termination Date, the amount described in clause (a) above, to the extent necessary to reduce the certificate principal balance of each class of Class A certificates to zero.

   CLASS A BASE PRINCIPAL DISTRIBUTION AMOUNT: Means (x) with respect to any distribution date prior to the Class A Termination Date, the sum of:

   (1) the product of (A) the Class A Percentage and (B) the Base Principal Amount for this distribution date;

   (2) the Class A Additional Principal Distribution Amount; and

   (3) the product of (A) the Class A Accelerated Percentage and (B) the amount of any funds released from the pre-funding account as a prepayment of principal; and

   (y) with respect to the Class A Termination Date, the amount described in clause (x) above, to the extent necessary to reduce the certificate principal balance of each class of Class A certificates to zero.

   CLASS A CERTIFICATE CURRENT INTEREST: With respect to any distribution date and each class of Class A certificates, the interest accrued during the related Interest Accrual Period, equal to the product of:

   (1) (A) for the Class A certificates, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (B) for each other class of Class A certificates, one-twelfth;

   (2) the certificate rate for that class of Class A certificates; and

   (3) the aggregate certificate principal balance of that class of Class A certificates outstanding on the immediately preceding distribution date, after taking into account all distributions made on that distribution date.

   CLASS A CERTIFICATE INTEREST: Means, for any distribution date and any class of Class A certificates, the sum of the Class A Current Certificate Interest for that class of Class A certificates and the Class A Overdue Certificate Interest for that class of Class A certificates.

   CLASS A CERTIFICATE RATE: ______% per annum.

   CLASS A DEFAULT INTEREST: Means, for any distribution date and each class of Class A certificates, the product of:

   (1) the sum of clauses (1) and (2) of the definition of Class A Overdue Interest with respect to that class;

   (2) (A) for the Class A certificates, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (B) for each other class of Class A certificates, one-twelfth; and

   (3) __%.

   CLASS A OVERDUE INTEREST: With respect to any distribution date and each class of Class A certificates, the difference between (x) the sum of:

   (1) the excess, if any, of that portion of any Class A Certificate Interest due on the immediately preceding distribution date for that class of Class A certificates over that portion of the Class A Certificate Interest paid on the immediately preceding distribution date for that class of Class A certificates;

   (2) without duplication of the amount described in clause (1), the amount of the Class A Overdue Interest due and unpaid as of the immediately preceding distribution date attributable to that class of Class A certificates; and

   (3) the product of:

       (a) the sum of clauses (1) and (2);

       (b) (1) for the Class A certificates, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of Class A certificates, one-twelfth; and

       (c) the Class A Certificate Rate; and

       (d) any Class A Overdue Interest attributable to that class of Class A certificates paid on that distribution date.

   CLASS A OVERDUE PRINCIPAL: With respect to any distribution date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior distribution dates and (b) the aggregate amount of the principal, from whatever source, actually distributed to Class A certificateholders on all prior distribution dates.

   CLASS A PERCENTAGE: ____%.

   CLASS A TERMINATION DATE: The distribution date on which the certificate principal balance of each class of Class A certificates is reduced to zero.

   CLASS B ACCELERATED PERCENTAGE: _____%.

   CLASS B ADDITIONAL PRINCIPAL DISTRIBUTION AMOUNT: Means:

      (1) with respect to any distribution date prior to the Class A Termination Date, zero;

      (2) with respect to the Class A Termination Date, the excess, if any, of
   (A) any Unscheduled Payments with respect to the related collection period, over (B) the amount of that sum necessary to reduce the certificate principal balance of each class of Class A certificates to zero; and

      (3) with respect to any period following the Class A Termination Date, the amount described in clause (2)(A) above, to the extent necessary to reduce the Class B certificate principal balance to zero.

   CLASS B BASE PRINCIPAL DISTRIBUTION AMOUNT: Means:

   (x) with respect to any distribution date prior to the Class A Termination Date, the sum of:

      (1) the product of (A) the Class B Percentage and (B) the Base Principal Amount for that distribution date;

      (2) the Class B Additional Principal Distribution Amount; and

      (3) the product of (A) the Class B Accelerated Percentage and (B) the amount of any funds released from the pre-funding account as a prepayment of principal; and

   (y) with respect to the Class A Termination Date, the amount described in clause (x) above plus the portion of the Class A Base Principal Distribution Amount, not applied as a reduction of the note principal balance of the Class A notes, on that date.

   CLASS B CERTIFICATE INTEREST: With respect to any distribution date, the interest accrued during the related Interest Accrual Period, equal to the product of:

      (1) one-twelfth of the Class B Certificate Rate; and

      (2) the aggregate Class B Certificate Principal Balance outstanding immediately prior to the distribution date.

   CLASS B CERTIFICATE CURRENT PRIORITY INTEREST: With respect to any payment date, the interest accrued during the related Interest Accrual Period, equal to the product of:

      (1) one-twelfth of the Class B Certificate Rate; and

      (2) the aggregate Class B Collateralized Balance outstanding on the immediately preceding payment date.

   CLASS B CERTIFICATE JUNIOR INTEREST: With respect to any distribution date, the Class B Certificate Current Junior Interest and the Class B Overdue Junior Interest.

   CLASS B CERTIFICATE PRIORITY INTEREST: With respect to any distribution date, the Class B Certificate Current Priority Interest and the Class B Overdue Priority Interest.

   CLASS B CERTIFICATE PRINCIPAL BALANCE: At any time, the Initial Class B Certificate Principal Amount minus all payments previously received by the Class B certificateholders on account of principal.

   CLASS B CERTIFICATE RATE: _____% per annum.

   CLASS B COLLATERALIZED BALANCE: The positive difference, if any, of the Class B certificate principal balance over the Class B Uncollateralized Balance.

   CLASS B OVERDUE INTEREST: With respect to any distribution date, the sum of
(x) the sum of:

      (1) the excess, if any, equal to (a) the aggregate amount of Class B Certificate Interest due on all prior distribution dates over (b) the aggregate amount of Class B Certificate Interest, from whatever source, actually distributed to Class B certificateholders on all prior distribution dates; and

      (2) the amount, if any, described in clause (y) as of the immediately preceding distribution date; and

   (y) the product of (a) one-twelfth of the Class B Certificate Rate and (b) the amount described in clause (x) above as of that distribution date.

   CLASS B OVERDUE PRINCIPAL: With respect to any distribution date, the difference, if any, equal to (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior distribution dates and (b) the aggregate amount of the principal, from whatever source, actually distributed to Class B Certificateholders on all prior distribution dates.

   CLASS B OVERDUE PRIORITY INTEREST: With respect to any distribution date, the difference between (x) the sum of:

      (1) the excess, if any, of any Class B Certificate Priority Interest due on the immediately preceding distribution date over the Class B Certificate Priority Interest paid on the immediately preceding distribution date;

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      (2) without duplication of the amount described in clause (1), the amount of the Class B Overdue Priority Interest due and unpaid as of the immediately preceding distribution date; and

      (3) the product of (a) the sum of clauses (1) and (2), (b) one-twelfth and
   (c) the sum of the Class B Certificate Rate plus _____%; and

   (y) any Class B Overdue Priority Interest paid on that distribution date.

   CLASS B PERCENTAGE: ____%.

   CLASS B UNCOLLATERALIZED BALANCE: The positive difference, if any, of:

      (1) the sum of (A) the Class A certificate principal balance and (B) the Class B certificate principal balance; over

      (2) the sum of (A) the Aggregate Discounted Contract Principal Balance of all of the Contracts and (B) the Pre-Funded Collateral Amount.

   CODE: means the Internal Revenue Code of 1986, as amended.

   CONTRACT: Means any combination of finance leases or installment sale or loan contracts relating to Equipment or participation interests in those leases or contracts, together with all related monies.

   CONTROLLING PARTY: Means the majority of the holders of the certificates.

   CPR: means the conditional prepayment rate which is the prepayment model used in this prospectus supplement and which represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Contracts.

   CUMULATIVE LOSS EVENT: Means that the sum of the Defaulted Contract Amounts, as of the first distribution date for which the Contract is classified as a Defaulted Contract, of all Contracts which have become Defaulted Contracts, on a cumulative basis since the closing date, less any Defaulted Contract Recoveries, exceeds an amount equal to ____% of the Initial Aggregate Collateral Balance.

   CUT-OFF DATE: Means (x) with respect to the initial Contracts, the close of business on ___________, 200_, and (y) with respect to any subsequent Contracts or substitute Contracts, the close of business on the last day of the month preceding the month in which the Contract was transferred to the transferors.

   DEFAULTED CONTRACT: A Contract becomes a "Defaulted Contract" at the earliest of the date on which:

   o the servicer has determined in its sole discretion, in accordance with the servicing standard and its customary servicing procedures, that the Contract is not collectible;

   o all or part of a scheduled payment thereunder is more than 120 days delinquent;

   o the servicer elected not to make a servicer advance or for which the servicer has determined that a prior servicer advance is not recoverable; or

   o a bankruptcy proceeding has been instituted by or against the obligor, and the obligor has failed to make a scheduled payment or Final Scheduled Payment.

   DEFAULTED CONTRACT AMOUNTS: Means, with respect to any distribution date, the sum of:

      (1) the present value of all of the remaining scheduled payments and any Final Scheduled Payment due or to become due under each Contract which became a Defaulted Contract during the related collection period, discounted monthly at the actual discount rate; and

      (2) any scheduled payments previously due and not paid by the obligor.

   DEFAULTED CONTRACT RECOVERIES: All proceeds of the sale or re-lease of Equipment related to Defaulted Contracts and any amounts collected as judgments against an obligor or others related to the failure of the obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (1) any unreimbursed servicer advances with respect to the Contract and (2) any reasonably incurred out-of-pocket expenses incurred by the servicer in enforcing the Contract or in liquidating the Equipment.

   DELINQUENCY TRIGGER EVENT: Exists on any distribution date on which the average of the Delinquency Trigger Ratios for the distribution date and the two immediately preceding distribution dates exceeds _%. Once a Delinquency Trigger Event occurs, then the condition will be deemed to continue until the distribution date which is the third consecutive distribution date for which the average of the Delinquency Trigger Ratio for the distribution date and the two immediately preceding distribution dates is less than _%.

   DELINQUENCY TRIGGER RATIO: With respect to any distribution date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a scheduled payment remained unpaid for more than 60 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month.

   DELINQUENT CONTRACT: As of any determination date, any Contract, other than a Contract which became a Defaulted Contract prior to the determination date, with respect to which all or a portion of any scheduled payment was not received by the servicer as of 30 days from its due date.

   DISCOUNTED CONTRACT PRINCIPAL BALANCE: With respect to any Contract, on any determination date, the sum of the present value of all of the remaining scheduled payments and any Final Scheduled Payment becoming due under the Contract after the end of the prior collection period, discounted monthly at the actual discount rate in the manner described below. However, except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, Expired Contract or Contract reacquired by the originator pursuant to the Pooling and Servicing Agreement, will be equal to zero.

   In connection with all calculations required to be made pursuant to the Transfer Agreements with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract will be calculated assuming:

   o  scheduled payments are due on the last day of each collection period;

   o scheduled payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

   o scheduled payments are discounted to the last day of the collection period prior to the determination date.

   EARLY TERMINATION CONTRACT: Any Contract that has terminated pursuant to the terms of the Contract prior to its scheduled expiration date, other than a Defaulted Contract.

   EQUIPMENT: The equipment and related property that is being financed or leased under a Contract, together with the related proceeds.

   EVENT OF SERVICING TERMINATION: Has the meaning given in "Description of the Certificates--Events of Servicing Termination" in this prospectus supplement.

   EXCLUDED PLAN: Means, for purposes of the Class A certificates, a Plan sponsored by (1) PaineWebber Incorporated, (2) the originators, (3) the servicer, (4) the trustee, (5) the transferors, (6) the depositor, (7) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, and (8) any affiliate or successor of a person described in
(1) to (7).

   EXPIRED CONTRACT: Any Contract that has terminated on its scheduled expiration date.

   FINAL SCHEDULED PAYMENT: With respect to any Contract, any payment set forth in the Contract other than the regular scheduled payment which is required to be paid by the related obligor at the maturity of the Contract.

   INITIAL AGGREGATE COLLATERAL BALANCE: The sum of:

      (1) the Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date; and

      (2) the Pre-Funded Collateral Amount on the closing date.

   INITIAL CLASS B PRINCIPAL BALANCE:  $__________.

   INITIAL UNPAID AMOUNT: With respect to a Contract, the excess of:

      (1) the aggregate amount of all scheduled payments due prior to the Cut-Off Date; over

      (2) the aggregate of all scheduled payments made prior to the Cut-Off Date with respect to the Contract.

   INTEREST ACCRUAL PERIOD: With respect to any distribution date, the period from and including the prior distribution date to but excluding that distribution date and with respect to the initial distribution date, (1) for the Class A certificates, the period from and including the closing date up to but excluding that distribution date, and (2) for each other class of certificates, the period from and including __________, 200_ up to but excluding that distribution date.

   NET CHARGE-OFF EVENT: Exists on any distribution date on which the weighted average of the Net Charge-Off Ratio for the distribution date and the two immediately preceding distribution dates exceeds ___%. Once a Net Charge-Off Event occurs, then the condition will be deemed to continue until the distribution date which is the fourth consecutive distribution date for which the weighted average of the Net Charge-Off Ratio for the distribution dates and the two immediately preceding distribution dates is less than ___%.

   NET CHARGE-OFF RATIO: With respect to any distribution date, twelve times the quotient, expressed as a percentage, of:

      (1) the sum of the Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month, regardless of whether a substitute Contract was provided for them, less all recoveries received during the immediately preceding calendar month, including, but not limited to, liquidation proceeds; divided by

      (2) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month.

   For the purposes of the calculation of the Net Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract will not be zero, but will instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in that definition.

   PLAN: Means any:

      (1) employee benefit plan as defined in Section 3(3) of ERISA;

      (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; or

      (3) entity whose underlying assets include plan assets by reason of a plan's investment in entities specified in clauses (1) and (2) above.

   POOLING AND SERVICING AGREEMENT: Means the Pooling and Servicing Agreement among the depositor, the servicer and the trustee.

   PRE-FUNDED COLLATERAL AMOUNT: As of any date of determination, is the amount on deposit in the pre-funding account, divided by ____%.

   PREMIUM AMOUNT: With respect to any distribution date, the product of (1) one-twelfth, (2) the Premium Rate and (3) the outstanding Class A certificate principal balance as of the end of the immediately preceding collection period.

   PREPAYMENT: With respect to a collection period and a Contract other than a Defaulted Contract, the amount received by the servicer during the collection period from or on behalf of an obligor with respect to the Contract in excess of the sum of:

      (1) any scheduled payment and any Final Scheduled Payment due during the collection period; plus

      (2) the aggregate of any overdue scheduled payments, Initial Unpaid Amounts and unpaid Servicing Charges for the Contract, so long as the amount is designated by the obligor as a prepayment and the servicer has consented to the prepayment.

   Neither Residual Receipts nor Defaulted Contract Recoveries are Prepayments.

   PREPAYMENT AMOUNT: With respect to a distribution date and a Contract, an amount, without duplication, equal to the sum of:

   o the Discounted Contract Principal Balance as of the beginning of the immediately preceding collection period--without any deduction for any security deposit paid by an obligor, unless the security deposit has been deposited in the collection account under the Pooling and Servicing Agreement;

   o the product of (x) the Discounted Contract Principal Balance of the Contract as of the beginning of the immediately preceding collection period and (y) one-twelfth of the actual discount rate; and

   o  any scheduled payments theretofore due and not paid by an obligor.

   PURCHASE AMOUNT: Means, with respect to a Receivable, the principal balance and accrued interest on the Receivable, including one month's interest on the Receivable, in the month of payment, at the annual percentage rate less the servicing fee, after giving effect to the receipt of any moneys collected, from whatever source, on the Receivable, if any.

   PURCHASE OPTION PAYMENT: With respect to a Contract, any payment set forth in the Contract payable by the obligor. This payment includes any security deposit applied in respect of that payment, upon the exercise of a purchase option for the Equipment relating to the Contract at the end of the term of the Contract, whether or not the obligor actually exercises the purchase option. With respect to any Contract which does not set forth a purchase option, any payment made by an obligor to purchase the Equipment relating to the Contract at the end of the term of the Contract.

   REACQUISITION AMOUNT: With respect to a distribution date and a Contract, the sum, without duplication, of:

   o the Discounted Contract Principal Balance as of the beginning of the immediately preceding collection period, without any deduction for any security deposit paid by an obligor, unless the security deposit has been deposited in the collection account pursuant to the Pooling and Servicing Agreement;

   o the product of (x) Discounted Contract Principal Balance of the Contract as of the beginning of the immediately preceding collection period and (y) one-twelfth of the actual discount rate; and

   o  any scheduled payments previously due and not paid by an obligor.

   RECEIVABLES: Means the Contracts and all related monies received after the Cut-Off Date and the underlying Equipment.

   RECEIVABLES TRANSFER AGREEMENT: Means the receivables transfer agreement, dated as of _______________, 200_, among the depositor, the originator and the transferors.

   RESIDUAL BALANCE: As of any distribution date, the difference, if any, between:

      (1) the sum of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding collection period and (b) the amount on deposit in the pre-funding account; and

      (2) the sum of (a) the outstanding Class A certificate principal balance and (b) the outstanding Class B certificate principal balance, each, without taking into account any previous distributions on them attributable to Residual Receipts, after taking into account any distributions on the distribution date.

   RESIDUAL RECEIPTS: All Purchase Option Payments or other proceeds of the sale, re-lease or re-marketing of the underlying Equipment, to the extent the proceeds exceed any scheduled payments and any Final Scheduled Payments remaining unpaid, but limited to the originator's booked residual value for the Contract.

   RESTRICTED GROUP: Means any affiliate of a person described in (1) to (7) of the definition of Excluded Plan.

   RESTRICTING EVENT: An event which will occur on a distribution date on which:

   o an Event of Servicing Termination has occurred under the Pooling and Servicing Agreement and is not cured within the grace period set forth in the Pooling and Servicing Agreement;

   o  a Net Charge-Off Event exists;

   o  a Delinquency Trigger Event exists;

   o  a Subordination Deficiency Event exists; or

   o  a Cumulative Loss Event exists.

   SUBORDINATION DEFICIENCY EVENT: Exists on any distribution date on which:

      (1) the excess of:

          (x) the sum of (A) the Aggregate Discounted Contract Principal Balance of the Contracts as of the end of the immediately preceding collection period and (B) the Pre-Funded Collateral Amount as of the end of the immediately preceding collection period; over

          (y) the outstanding Class A certificate principal balance on the distribution date, after taking into account distributions which would have been made on the distribution date; is less than

      (2) _____% of the Initial Aggregate Collateral Balance.

   TRANSFER AGREEMENTS: Means the Receivables Transfer Agreement and the Pooling and Servicing Agreement.

   TRUST OPERATING EXPENSES: With respect to any distribution date, an amount equal to the amounts owing to the servicer and the trustee pursuant to the Pooling and Servicing Agreement and payable out of Available Funds in priority to the Class A Certificate Interest then owing to the Class A certificateholders.

   TRUSTEE EXPENSES: Means the sum of the reimbursement to the trustee for its reasonable expenses in its capacity as trustee, including, without limitation, amounts payable to the trustee, in respect of a transfer of servicing.

   UNSCHEDULED PAYMENTS: With respect to any distribution date, any Prepayment Amount, Residual Receipts and Reacquisition Amounts received on account of a Contract during the preceding calendar month and Defaulted Contract Amounts on Contracts which became Defaulted Contracts during the preceding calendar month.

   "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

=========================================  =====================================

YOU SHOULD RELY ON THE INFORMATION
CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE
ATTACHED PROSPECTUS.  WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH

DIFFERENT INFORMATION.                           $___________ (APPROXIMATE)

WE ARE NOT OFFERING THESE CERTIFICATES             _______________________
IN ANY STATE WHERE THE OFFER IS NOT                     TRUST 200_-_
PERMITTED.                                                 ISSUER

           TABLE OF CONTENTS               ________________-BACKED CERTIFICATES,
                                                        SERIES 200_-_

         PROSPECTUS SUPPLEMENT                    _________________________
Summary...........................S-4                     SERVICER
Risk Factors......................S-9
Forward-Looking Statements.......S-10                 PAINEWEBBER ASSET
Defined Terms....................S-11              ACCEPTANCE CORPORATION
The Contract Pool................S-11                     DEPOSITOR
Description of Originator and its
  Originating Practices..........S-23
Description of Servicer and its                         $___________
  Servicing Standards............S-23               CLASS A CERTIFICATES
Formation of the Trust...........S-23               PROSPECTUS SUPPLEMENT
Description of the Certificates..S-24
The Trustee......................S-31             PAINEWEBBER INCORPORATED
Prepayment and Yield
 Considerations..................S-32
Federal Income Tax ConsiderationsS-34
ERISA Considerations.............S-35                  _________, 200_
Legal Investment.................S-38
Underwriting.....................S-38
Additional Information...........S-39
Legal Matters....................S-40
Ratings..........................S-40
Glossary of Terms................S-41

               PROSPECTUS
Summary of Terms.................
Risk Factors.....................
Defined Terms....................
The Trust Funds..................
The Issuers......................
The Receivables..................
Pool Factors.....................
Use of Proceeds..................
The Depositor....................
The Trustee......................
Description of the Securities....
Description of the Trust
 Agreements......................
Legal Aspects of the Receivables.
Federal Income Tax Considerations
Tax Considerations...............
ERISA Considerations.............
Methods of Distribution .........
Incorporation of Information by
  Reference......................
Legal Matters....................
Financial Information............
Additional Information...........
Ratings..........................
Glossary of Terms................

DEALERS WILL BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE
SECURITIES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.  IN
ADDITION, ALL DEALERS SELLING THESE
SECURITIES WILL DELIVER A PROSPECTUS
SUPPLEMENT AND PROSPECTUS UNTIL
____________, 200_.


===========================================  ===================================

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 16, 2000


PROSPECTUS SUPPLEMENT DATED __________, 200_
(TO PROSPECTUS DATED __________, 200_)

                           $____________ (APPROXIMATE)
                    ________ EQUIPMENT CONTRACT TRUST 200_-_
                 EQUIPMENT CONTRACT-BACKED NOTES, SERIES 200_-_
                       $__________ ______% CLASS A-1 NOTES
                      $___________ ______% CLASS A-2 NOTES
                      $___________ ______% CLASS A-3 NOTES
                      $___________ ______% CLASS A-4 NOTES
                       $___________ ______% CLASS B NOTES

                          [_____________________ LOGO]
                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION
                                    DEPOSITOR

THE TRUST FUND--

o The trust fund consists primarily of a pool of receivables consisting of direct finance leases and commercial loans and the security interests in the underlying equipment.

THE OFFERED NOTES--

o  The trust will issue 5 classes of notes.

CREDIT ENHANCEMENT--

o [The Class A notes will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and to specified payments of principal pursuant to the terms of a financial guaranty insurance policy to be issued by _______________]

                                   [____ LOGO]

o The Class A notes are senior to the Class B notes. The Class B notes are senior to the residual ownership interests in the trust.

                  PRICE TO THE   UNDERWRITING  PROCEEDS TO THE
                     PUBLIC        DISCOUNT       DEPOSITOR
                  ------------   ------------  ---------------

                            %              %   $


   The price to public, underwriting discount and proceeds to depositor shown are for the Class A-1, Class A-2, Class A-3, Class A-4 and Class B notes in the aggregate. This information is shown for each individual class on page S-[ ]. See "Underwriting" in this prospectus supplement.

   The proceeds to depositor are less expenses, estimated at $[ ]. See "Underwriting" in this prospectus supplement.

--------------------------------------------------------------------------------

   YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

   The notes will not represent obligations of the depositor, originator or any other person or entity. No governmental agency will insure the notes or the underlying contracts securing the notes.

   You should consult with your own advisors to determine if the notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the notes.

--------------------------------------------------------------------------------

   NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            PAINEWEBBER INCORPORATED

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information about the notes in two separate documents that progressively include more detail:

   (1) the accompanying prospectus dated ___________, 200_. The accompanying prospectus provides general information, some of which may not apply to your series of notes.

   (2) this prospectus supplement, which describes the specific terms of your series of notes. Sales of the notes may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

   IF THE TERMS OF THE NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE

Summary......................................................................S-1
Risk Factors.................................................................S-8
   Concentrations of the obligors and the equipment underlying the contracts in particular geographic jurisdictions may result in losses on your notes....................................................S-8
   Prepayments of principal may adversely affect the yield on your
     note....................................................................S-8
   Payments on the notes are primarily funded by collections on the contract pool; if credit enhancement is exhausted for your class of notes, losses on the contracts will lead to losses on your
     notes...................................................................S-9
   The bankruptcy of the originator could lead to delays in payments or losses on your notes.................................................S-9
   [Because the ratings of the Class A notes are dependent upon the creditworthiness of the note insurer, a downgrade of the note insurer could cause a downgrade of the Class A notes.]..................S-9
Forward-Looking Statements..................................................S-10
Defined Terms...............................................................S-10
Transaction Overview........................................................S-10
   The Transaction..........................................................S-10
The Contract Pool...........................................................S-11
   The Contracts............................................................S-11
   The Equipment Subject to the Contracts...................................S-13
   Subsequent Contracts.....................................................S-13
   Substitutions and Modifications..........................................S-13
The Originator And The Servicer.............................................S-24
[Description Of Originator And Its Originating Practices]...................S-24
[Description Of Servicer And Its Servicing Standards].......................S-24
[Description Of Servicer's Delinquency Experience]..........................S-24
Formation of the Trust......................................................S-24
   The Owner Trustee........................................................S-24
Description of the Notes....................................................S-24
   The Offered Notes........................................................S-25
   The Security for the Notes...............................................S-25
   Conveyance of Receivables................................................S-26
   Representations and Warranties of the Originator.........................S-27
   Indemnification..........................................................S-27
   Servicer Advances........................................................S-28
   Flow of Funds............................................................S-29
   Withholding..............................................................S-31
   Reports to Noteholders...................................................S-31
   Optional Redemption......................................................S-32
   Servicing................................................................S-32
   The Servicer Not to Resign...............................................S-33
   Events of Servicing Termination..........................................S-33
   Rights Upon an Event of Servicing Termination............................S-34
   Events of Default........................................................S-35
   Amendment................................................................S-36
The Indenture Trustee and the Back-up Servicer..............................S-37
   Duties and Immunities of the Indenture Trustee...........................S-37
   Duties of the Back-up Servicer...........................................S-38
Prepayment and Yield Considerations.........................................S-38
   Weighted Average Lives of the Offered Notes..............................S-39
[The Note Insurance Policy].................................................S-43
The Note Insurer............................................................S-46
[Description of the Note Insurer]...........................................S-46
Federal Income Tax Considerations...........................................S-46
   Classification of Investment Arrangement.................................S-47
   Taxation of Holders......................................................S-47

Backup Withholding and Information Reporting................................S-49
ERISA Considerations........................................................S-49
Legal Investment............................................................S-50
Underwriting................................................................S-50
Additional Information......................................................S-52
Experts.....................................................................S-52
Legal Matters...............................................................S-52
Ratings.....................................................................S-52
Glossary of Terms...........................................................S-53

                                     SUMMARY

   This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.

RELEVANT PARTIES

The Trust.................... _______ Equipment Contract Trust 200_-_, a
                              __________ statutory business trust. The principal executive office of the trust is in ____________________, in care of the owner trustee, at the address of the owner trustee specified below.

The Depositor................ PaineWebber Asset Acceptance Corporation, a
                              Delaware corporation. The principal executive office of the depositor is located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (212) 713-2000.

The Transferors.............. _____________________ and
                              ______________________, each of which is owned
                              by the originator.  The principal executive
                              office of the each of the transferors is at
                              ______________________________________________,
                              and their telephone number is
                              __________________.

The Originator............... _________________________________, a
                              _______________________, originated or
                              purchased the contracts. For a description of the business of the originator, see "The Originator and the Servicer" in this prospectus supplement.

The Servicer................. ______________________________ will act as servicer of the contracts. For a description of the business of the servicer, see "The Originator and the Servicer" in this prospectus supplement. The address of the servicer is
                              _______________________________________________
                              and its telephone number if ________________.

The Indenture Trustee and the
  Back-up Servicer........... The ____________________, a ___________________.
                              The corporate trust office of the indenture trustee is located at __________________________
                              ________________________________________________,
                              and its telephone number is ___________________. For a description of the indenture trustee and its responsibilities with respect to the notes, see "The Indenture Trustee and the Back-up Servicer" in this prospectus supplement.

The Owner Trustee............ ________________________________________________,
                              a ______________________________.  The
                              corporate trust office of the owner trustee is located at _____________________________________
                              _____________________________________________,
                              and its telephone number is
                              ______________________. For a description of the
                              owner trustee and its responsibilities with respect to the notes, see "Formation of the Trust--The Owner Trustee" in this prospectus supplement.

The Collateral Agent......... _______________________________________________,
                              a _________________________.  The corporate
                              trust office of the collateral agent is located at _____________________________________________
                              _______________________________________________,
                              and its telephone number is __________________.

[The Note Insurer............ _______________________________________________,
                              a ___________________________________. The note
                              insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A notes. For a description of the business and selected financial information of the note insurer, see "The Note Insurance Policy" and "Description of the Note Insurer" in this prospectus supplement.]

The Rating Agencies.......... ________________________________________________
                              and __________________________________ will issue
                              ratings with respect to the Class A and Class B notes.

THE NOTES AND THE
  RESIDUAL INTERESTS......... The ___________ Equipment Contract Trust 200_-_
                              will issue 5 classes of its equipment contract-backed notes, series 200_-_ the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes. The notes are being offered to you by this prospectus supplement.

                              Each class of notes will be secured primarily by a pool of receivables consisting of direct finance leases and commercial loans and the security interests in the underlying equipment.

                              Each class of notes will accrue interest at an interest rate, have an original principal balance and have a final stated maturity date as specified below:

                                                    Initial      Final Stated
                              Interest Rate         Balance        Maturity
                              -------------         -------      ------------

                                         %

                              The trust will also issue residual interests. The residual interests will represent the entire beneficial ownership interest in the trust remaining after payments on the notes have been made. The residual interest holders will be entitled to receive specified payments on each payment date, but only to the extent that all payments due under the notes have been made to the noteholders on that payment date. The residual interests are not offered by this prospectus supplement.

PAYMENTS..................... Payments on the notes will be made on each payment date to the holders of record on the record date. Payments to a holder will be made in an amount equal to the holder's percentage interest of the total amount distributed to the holder's class of notes on that distribution date.

                                o Payment Dates. Payments will be made on the 15th day of each month, or, if the 15th is not a business day, on the next business day, beginning on ________, 200_.

                                o   Record Dates.  The record date for the
                                    notes will be the last calendar day of
                                    the month preceding a payment date, or,
                                    in the case of the first payment date,
                                    the closing date.

PAYMENTS OF
  INTEREST................... On each payment date, each class of notes is entitled to receive its current interest.

                                o   Current Interest.  The current interest
                                    for a payment date is the interest which accrues on a class of notes at that class's note rate on the outstanding principal balance of the class during the accrual period.

                                o Accrual Period. The accrual period for a payment date is the period from the preceding payment date up to, but excluding, the current payment date.

                              All computations of interest accrued on the Class A-1 notes will be made on the basis of the actual number of days in the accrual period and a 360-day year. All computations of interest accrued on the other classes of notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

PAYMENTS OF
  PRINCIPAL.................. The holders of the notes and the residual interests are generally entitled to receive payments of principal on each payment date in an aggregate amount equal to the sum of the scheduled payments, final scheduled payments and any recoveries on defaulted contracts received on the contract pool during the preceding calendar month. The holders of the most senior class of notes outstanding are also entitled to receive additional principal payments on each payment date in an aggregate amount equal to the aggregate amount of prepayments, repurchases of contracts and amounts received at the end of a contract's term--up to the originator's booked residual value for the contract-from the sale or re-lease of the underlying equipment during the preceding calendar month and the unpaid amount of any contract which became a defaulted contract during the preceding calendar month.

                              However, in accordance with the subordination provisions of the transaction, principal payments will be made first, to the Class A notes, second, to the Class B notes and third, to the residual interests. Moreover, all principal payments on the Class A notes will be made sequentially, so that 100% of the principal payments made to the Class A notes will be made to the outstanding class of Class A notes with the lowest numerical designation-i.e. the Class A-1 notes-until that class is reduced to zero.

                              However, if certain restricting events relating to loss or delinquency levels on the pool occur, principal payments to the Class B noteholders and the residual holders may be suspended and those payments paid to the Class A noteholders or, after all of the Class A notes have been retired, to the Class B noteholders, as an additional payment of principal. This reallocation of payments will continue until the restricting event is cured, waived or the Class A notes or Class B notes, as applicable, are retired.

                              This general description of distributions of principal and interest on the notes is subject to floors and restricting events which may result in the reallocation of payments.

                              We refer you to "Description of the Notes--Flow of Funds" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

CREDIT ENHANCEMENT........... Credit enhancement is provided by means of the subordination [and, for the Class A notes, the
                              note insurance policy.]

SUBORDINATION................ The Class A notes are senior to the Class B notes, which are senior to the residual
                              interests. More senior classes are entitled to principal payments prior to the subordinate classes or interests, which provides credit enhancement for the senior classes. Losses resulting from defaults on the underlying contracts will be absorbed first, by the residual interest holders, second, by the Class B noteholders, and third, by the Class A noteholders.

[THE NOTE INSURANCE
  POLICY].................... [_____________________ will issue a financial guaranty insurance policy for the benefit of the holders of the Class A notes.

                              Under the note insurance policy, the note insurer will be obligated to pay:

                                o on any payment date, any shortfall in the amount of interest due to the Class A noteholders,

                                o on any payment date, the amount, if any, by which the outstanding principal balance of the Class A notes, after giving effect to all other distributions on such payment date, exceeds the outstanding aggregate discounted principal balance of the pool and the collateral value of the amount on deposit in the pre-funding account, and

                                o on the final scheduled maturity date for a Class of Class A notes, any shortfall in the funds available to pay the outstanding principal balance of that class.]

THE CONTRACTS................ The principal source of payment for the notes will be the payments received from the pool of contracts. You should not rely on the sale of the underlying leased equipment for payments on your note.

                              The contracts have the following characteristics:

                                o The contracts are small-ticket equipment leases and commercial loans, with an initial aggregate discounted principal balance expected to be approximately $__________ on the closing date.

                                o   The discounted principal balance of a
                                    contract at any time will be calculated
                                    by discounting the remaining scheduled
                                    payments and any final scheduled payment on the contract at a discount rate equal to ______%.

                                o   The contracts are triple-net leases,
                                    which means that the obligor is required to pay all taxes, maintenance and insurance associated with the leased equipment.

                                o   The contracts are noncancellable by the
                                    obligors.

                                o   A contract cannot be prepaid unless the
                                    obligor pays at least the outstanding
                                    discounted contract principal balance of the contract and any other delinquent scheduled payments due under the contract.

                                o   All payments under the contracts are
                                    absolute, unconditional obligations of the obligors.

                                o   The contracts provide that the payments
                                    are not subject to set-off or reduction
                                    without the lessor's consent.

PRE-FUNDING

Pre-funding Account.......... On the closing date, approximately $__________
                              will be deposited into a pre-funding account. These funds will be used from time to time, on or before ____________, 200_, to fund the acquisition of subsequent contracts for addition to the pool.

                              To the extent that any amounts on deposit in the pre-funding account are not used to purchase subsequent contracts by ____________, 200_, the trust will apply these amounts as a pro rata prepayment of the principal balance of the notes on the payment date immediately succeeding the end of the pre-funding period.

SERVICING OF
  THE CONTRACTS.............. ________________________ will act as servicer and will be obligated to service and administer the contracts.

OPTIONAL REDEMPTION.......... The servicer may redeem the notes on any payment date after the aggregate outstanding principal balance of the notes is less than or equal to ___% of the original aggregate principal balance of the notes.

                              If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of your note, plus any accrued and unpaid interest on your note.

FEDERAL INCOME
  TAX CONSIDERATIONS......... Cadwalader, Wickersham & Taft, special tax counsel to the trust, is of the opinion that, for federal income tax purposes,

                                o   the notes will be treated as debt, and

                                o   the trust will not be treated as an
                                    association, or publicly traded
                                    partnership, taxable as a corporation.

                              By your acceptance of a note, you agree to treat the notes as debt.

ERISA CONSIDERATIONS......... Subject to the considerations and conditions described under "ERISA Considerations" in the prospectus and in this prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and types of Keogh Plans, may purchase the notes. Investors should consult with their counsel regarding the applicability of ERISA before purchasing a note.

RATINGS...................... The trust will not issue the notes unless they have been assigned the following ratings:

                                 CLASS
                              -----------  -----------  -----------  -----------
                                  A-1
                                  A-2
                                  A-3
                                  A-4
                                   B

                              These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

   Before making an investment decision, you should carefully consider the following risks in addition to the risk factors discussed in the prospectus which we believe describe the principal factors that make an investment in the notes speculative or risky. In particular, payments on your notes will depend on payments received on and other recoveries with respect to the equipment contracts. Therefore, you should carefully consider the risk factors relating to the loans. Unless otherwise noted, all statistical percentages are based upon the contract pool that existed on a statistical calculation date of _____________, 200_.

CONCENTRATIONS OF THE OBLIGORS AND THE EQUIPMENT UNDERLYING THE CONTRACTS IN PARTICULAR GEOGRAPHIC JURISDICTIONS MAY RESULT IN LOSSES ON YOUR NOTES.

   As of the statistical calculation date, the obligors and underlying equipment with respect to approximately _____% and _____% of the contracts were located in the states of ____________ and ______________, respectively. To the extent adverse events or economic conditions are particularly severe in these jurisdictions or in the event an obligor or group of obligors in these jurisdictions were to experience financial difficulties due to the economic conditions specific to these jurisdictions, the delinquency and loss experience of the contract pool could be adversely impacted and you could experience delays in receiving payments or suffer losses on your note.

PREPAYMENTS OF PRINCIPAL MAY ADVERSELY AFFECT THE YIELD ON YOUR NOTE.

   Payments on the contracts may include several types of prepayments. These prepayments include partial and full prepayments by the obligor, payments upon the liquidation of defaulted contracts and payments by the originator or the servicer on account of breaches of representations and warranties concerning the receivables. These prepayments will be paid to the noteholders in reduction of the principal balance of the notes. The risk of reinvesting these early payments of the principal will be borne by you and we cannot assure you that you will be able to reinvest them at a yield equaling or exceeding the yield on your note.

   The yield to maturity on notes purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments. You should consider, in the case of notes purchased at a discount, the risk that a slower than anticipated rate of prepayments on the contracts could result in an actual yield that is less than the anticipated yield and, in the case of any notes purchased at a premium, the risk that a faster than anticipated rate of prepayments on the contracts could result in an actual yield that is less than the anticipated yield.

   In addition, if the funds on deposit in the pre-funding account are not fully applied to the purchase of subsequent contracts during the pre-funding period, the remaining funds will be used to make a principal prepayment on the notes following the end of the pre-funding period. The purchase of subsequent contracts is dependent on the ability of the originator to originate sufficient subsequent contracts that meet the eligibility criteria described in this prospectus supplement. The ability of the originator to originate subsequent contracts may be affected by a variety of social and economic factors, including:

   o  interest rates;

   o  unemployment levels;

   o  the rate of inflation; and

   o  consumer perception of economic conditions generally.

   If the originator does not originate sufficient subsequent contracts, there will be a prepayment on the notes. The risk of reinvesting a prepayment of the principal will be borne by you and there can be no assurance that you will be able to reinvest them at a yield equaling or exceeding the yield on your note.

PAYMENTS ON THE NOTES ARE PRIMARILY FUNDED BY COLLECTIONS ON THE CONTRACT POOL; IF CREDIT ENHANCEMENT IS EXHAUSTED FOR YOUR CLASS OF NOTES, LOSSES ON THE CONTRACTS WILL LEAD TO LOSSES ON YOUR NOTES.

   The principal source of funds for the repayment of the notes are the collections on the contract pool. Thus, losses on the contract pool may cause losses on your note. The structure of the transaction provides for a limited level of credit enhancement for the notes by means of subordination. The residual interests are in a first-loss position. Losses on the contract pool will be allocated to the residual interests prior to any losses being allocated to the notes. The Class B notes are in a second-loss position, which means that investors in the Class B notes are likely to suffer losses if the residual interests are exhausted.

   In addition, high losses or delinquencies on the contract pool may trigger a restricting event. If a restricting event occurs, principal payments on the Class B notes will be suspended and reallocated to the Class A noteholders. This allocation will continue until the restricting event is cured or the Class A notes are retired. This allocation would change the expected weighted average life of the notes and could adversely affect the yield on your note.

THE BANKRUPTCY OF THE ORIGINATOR COULD LEAD TO DELAYS IN PAYMENTS OR LOSSES ON YOUR NOTES.

   If the originator, or the third-party companies from which the originator purchased the contracts, were to file for bankruptcy, the bankruptcy trustee might seek to repudiate the contracts and/or claim an interest in the contract pool. This attempt, even if unsuccessful, could result in delays in payments on your note. If these attempts were successful, the recovery on the contracts would be limited to the then current value of the contracts. Thus, the noteholders would lose the right to future payments and could possibly incur reinvestment losses on amounts recovered.

[BECAUSE THE RATINGS OF THE CLASS A NOTES ARE DEPENDENT UPON THE
CREDITWORTHINESS OF THE NOTE INSURER, A DOWNGRADE OF THE NOTE INSURER COULD CAUSE A DOWNGRADE OF THE CLASS A NOTES.]

   The ratings of the Class A notes will depend primarily on the creditworthiness of the note insurer as the provider of the note insurance policy relating to the Class A notes. Any reduction in the note insurer's insurance financial strength or claims-paying ability ratings could result in a reduction of the ratings on the Class A notes.]

FORWARD-LOOKING STATEMENTS

   In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

   (1) economic conditions and industry competition,

   (2) political and/or social conditions, and

   (3) the law and government regulatory initiatives.

   We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered notes and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-[__] in this prospectus supplement.

                              TRANSACTION OVERVIEW

THE TRANSACTION

   Formation of the Trust and Issuance of the Residual Interests. The trust will be formed pursuant to the terms of a Trust Agreement, dated as of _____________, 200_, between the owner trustee, the depositor and the transferors. Under the Trust Agreement, the trust will also issue the residual interests to the transferors, together evidencing the entire beneficial ownership interest in the trust.

   Sale of the Receivables. The receivables have been originated or purchased by the originator pursuant to its underwriting guidelines, as described under "The Originator and the Servicer" in this prospectus supplement. The originator will sell the receivables to the transferors pursuant to the terms of a Receivables Sale Agreement, dated as of _______________, 200_, among the originator and the transferors. The Receivables Sale Agreement provides that one of the transferors, ______________________, will acquire that portion of the receivables which are characterized as "financial assets" under U.S. GAAP-which consist of, among other things, the contracts, other than the contracts, if any, which are "true" or "operating" leases-while the other transferor, ______________________, will acquire that portion of the receivables which are not characterized as "financial assets" under U.S. GAAP-which consist of, among other things, the contracts, if any, which are "true" or "operating" leases, the ownership interest or security interest of the originator in each item of equipment and any Residual Receipts. The transferors will sell the receivables to the depositor pursuant to a Receivables Sale Agreement, dated as of _____________, among the transferors and the depositor.

   Servicing of the Contracts. The servicer will service the receivables pursuant to the terms of a Sale and Servicing Agreement, dated as of _______________, 200_, among the depositor, the servicer, the originator, the transferors, the trust, the indenture trustee and the back-up servicer.

   Sale of Contracts to the Trust. The depositor will transfer the receivables to the trust pursuant to the Sale and Servicing Agreement.

   Issuance of the Notes. Pursuant to the terms of an indenture, dated as of _______________, 200_, between the trust, the servicer, the back-up servicer and the indenture trustee, the trust will pledge the trust fund to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.

   [Issuance of the Note Insurance Policy. The note insurer will issue the note insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of _______________, 200_, among the note insurer, the trust, the depositor, the transferors, the originator and the servicer.]

                                THE CONTRACT POOL

THE CONTRACTS

   The contracts consist of small-ticket leases and commercial loans acquired by the originator from third parties or originated directly by the originator or its affiliates. The receivables consist of the contracts and certain interests in the related equipment or other property. See "The Originator and the Servicer" in this prospectus supplement.

   The statistical information concerning the pool of contracts set forth in this prospectus supplement is based upon the contract pool that existed on a statistical calculation date of _______________, 200_. As of the statistical calculation date, the contracts had an Aggregate Discounted Contract Principal Balance of $_____________, which was calculated using a statistical discount rate ____%. The Aggregate Discounted Contract Principal Balance of the actual contract pool will be calculated using an actual discount rate of _____%, which is equal to the sum of the servicing fee rate, the back-up servicing fee rate, the indenture trustee fee rate and the Class B note rate. The Aggregate Discounted Contract Principal Balance of the contracts in the actual contract pool on the closing date is expected to be greater than the Aggregate Discounted Contract Principal Balance of the contracts in the statistical contract pool as set forth in this prospectus supplement. The additional contracts will represent contracts acquired by the transferors on or prior to the closing date.

   Between the statistical calculation date and the closing date, some amortization of the pool is expected to occur. In addition, certain contracts included in the pool as of the statistical calculation date may be determined not to meet the eligibility requirements for the final contract pool, and may not be included in the final contract pool. While the statistical distribution of the characteristics as of the closing date for the final contract pool and calculated at the discount rate will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date and calculated at the statistical discount rate as presented in this prospectus supplement, we do not expect that variance to be material.

   In the event that the transferors do not, as of the closing date, have the full amount of contracts which they expected, the pre-funding account will be increased accordingly. However, the Pre-Funded Collateral Amount will in no event exceed 25% of the Initial Aggregate Collateral Balance. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the Aggregate Discounted Contract Principal Balance of the statistical contract pool.

   The contracts generally require the periodic, scheduled payment of rent or other payments on a monthly basis, in arrears. In connection with all calculations required to be made under the transaction documents with respect to the determination of Discounted Contract Principal Balances, on any determination date the Discounted Contract Principal Balance for each contract will be calculated assuming:

   (1) scheduled payments are due on the last day of each collection period;

   (2) scheduled payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

   (3) scheduled payments are discounted to the last day of the collection period prior to the determination date.

   The contracts have the characteristics specified in the Transfer Agreements and the Sale and Servicing Agreement and described in this prospectus supplement. The contracts eligible to be designated as substitute contracts or subsequent contracts will conform to the characteristics specified in the Transfer Agreements or subsequent Transfer Agreements, as applicable, and in this prospectus supplement.

   References in this prospectus supplement to percentages refer in each case to the percentage of the Aggregate Discounted Contract Principal Balance of the statistical contract pool as of the statistical calculation date.

   As of the statistical calculation date, the contracts in the statistical contract pool had the following characteristics:

   o the contracts had original terms to maturity of __ to __ months, with a weighted average original term to maturity of approximately __ months;

   o the contracts had remaining terms to maturity of __ to __ months, with a weighted average remaining term to maturity of approximately __ months;

   o the Discounted Contract Principal Balances of the contracts ranged from $________ to $__________;

   o the contracts relating to the largest obligor are equal to ____% of the Aggregate Discounted Contract Principal Balance of the statistical contract pool; and

   o  the average Discounted Contract Principal Balance is $_________.

THE EQUIPMENT SUBJECT TO THE CONTRACTS

   The equipment subject to the contracts consists of equipment used in a wide variety of businesses consistent with small-ticket equipment leasing. The equipment and other property underlying the contracts may include, but is not limited to, the following: equipment utilized in the offices and clinics of dentists, medical doctors, chiropractors, optometrists, ophthalmologists, veterinarians, and other professional service providers, restaurant equipment, point of sale equipment, computer equipment, copier and facsimile equipment, telecommunications equipment, automobile servicing equipment, materials handling equipment and other general use equipment in the service sector.

SUBSEQUENT CONTRACTS

   Subject to the conditions set forth below, prior to the end of the pre-funding period, all or a portion of the balance of funds in the pre-funding account may be released for the purchase by the trust of subsequent receivables consisting of subsequent contracts and the related equipment.

   Each subsequent contract will satisfy certain representations and warranties set forth in the Sale and Servicing Agreement, including the following:

   o No selection process materially adverse to the interest of the noteholders [or the note insurer] was used in selecting the subsequent contracts;

   o [The note insurer will have approved the acceptance by the trust of the pledge of the subsequent contracts;]

   o The indenture trustee will have released from the pre-funding account, an amount up to ____% of the Aggregate Discounted Contract Principal Balance of all subsequent contracts, calculated as of the date of acquisition, to be pledged to the indenture trustee, on behalf of the trust, on the acquisition date;

   o None of the subsequent contracts then being pledged will have a final scheduled payment date later than twelve months before the Class A-4 Maturity Date; and

   o  The pledge will not occur after the end of the pre-funding period.

SUBSTITUTIONS AND MODIFICATIONS

   Under the Sale and Servicing Agreement, [with the consent of the note insurer,] one or more substitute contracts and the related equipment may be substituted for a contract and the related equipment that:

   o becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or

   o is required to be reacquired by the originator pursuant to the Sale and Servicing Agreement.

   Each substitute contract will be a contract which satisfies certain representations and warranties set forth in this prospectus supplement and in the Sale and Servicing Agreement as of the Cut-Off Date for that substitute contract. In addition, the following conditions must be satisfied:

   o With respect to contracts substituted for Defaulted Contracts, Prepayments or Early Termination Contracts, on a cumulative basis from the initial Cut-Off Date, the sum of the Discounted Contract Principal Balance of such substitute contracts, as of the Cut-Off Date for the substitute contract, would not exceed __% of the Initial Aggregate Collateral Balance;

   o As of the Cut-Off Date for the substitute contract, the substitute contracts then being pledged have an Aggregate Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the contracts being replaced;

   o As of the Cut-Off Date for the substitute contract, none of the substitute contracts then being pledged have a final scheduled maturity date later than _____ months before the Class A-4 Maturity Date;

   o The servicer makes a good faith determination, in accordance with its underwriting guidelines, that the credit quality of the substitute contract is not worse than that of the contract being replaced; and

   o No substitution will be permitted if, as a result of the substitution, the sum of the scheduled payments and any Final Scheduled Payments on all contracts, after giving effect to the substitutions, due in any collection period thereafter would be less than the sum of the scheduled payments and any Final Scheduled Payments which would otherwise be due in that collection period, prior to giving effect to the substitution.

   Under the Sale and Servicing Agreement, the servicer is permitted to allow an obligor to prepay a contract in an amount not less than the Prepayment Amount. In addition, in the event that an obligor requests an upgrade or trade-in of equipment, the servicer may remove the equipment and related contract from the pool, but only upon payment of an amount equal to the Reacquisition Amount.

   The servicer may waive, modify or vary any term of a contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the noteholders [or the note insurer]. However, the servicer will covenant in the Sale and Servicing Agreement that,

   o  it will not forgive any payment of rent or principal,

   o unless an obligor is in default, it will not permit any modification with respect to a contract which would defer the payment of any scheduled payment or Final Scheduled Payment or change the final maturity date on any contract. However, no change in the final maturity date of any contract will be permitted under any circumstances if the new maturity date for the contract is later than the maturity date of the latest maturing contract then pledged to the trust, and

   o  the servicer may accept Prepayment in part or in full;

      provided, however, that,

   o in the event of Prepayment in full, the servicer may consent to the Prepayment only in an amount not less than the Prepayment Amount, and

   o in the event of a partial Prepayment, the servicer may consent to the partial Prepayment only if:

      (1) following the partial Prepayment, all delinquent scheduled payments then due under the contract have been paid,

      (2) the partial Prepayment is paid along with an amount equal to the product of (x) one-twelfth, (y) the discount rate and (z) the Discounted Contract Principal Balance of the contract prior to the partial Prepayment and

      (3) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than the amount of the partial Prepayment.

      In the case of a partial Prepayment, the servicer is required to accurately recalculate the Discounted Contract Principal Balance of the contract, and the allocation of scheduled payments to principal and interest.

   Under the Sale and Servicing Agreement, the servicer will manage, administer, service and make collections on the contracts, in accordance with a servicing standard which satisfies the terms of the Sale and Servicing Agreement, the contracts, the servicer's current credit and collection policies and applicable law. To the extent consistent with those terms, the Servicer will service and administer in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small-ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Sale and Servicing Agreement. The servicer will use commercially reasonable best efforts consistent with the servicing standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the contract and remarket, either through sale or re-lease, the equipment and act as sales and processing agent for equipment which it repossesses. The servicer will follow the practices and procedures as are consistent with the servicing standard and as it deems necessary or advisable and as is customary and usual in its servicing of equipment leases and other actions by the servicer in order to realize recoveries upon the contract, which may include reasonable efforts to enforce any recourse obligations of obligors and repossessing and selling the equipment at a public or private sale. The foregoing is subject to the provision that, in any case in which the equipment has suffered damage, the servicer will not be required to pay for any repair or towards the repossession of the equipment unless it determines in its discretion that the repair and/or repossession will increase the proceeds and recoveries on the equipment by an amount greater than the amount of the expenses.

   The following tables set forth certain statistical information relating to the contract pool that existed on the statistical calculation date of __________, 200_ and are calculated using a statistical discount rate of ____%. Certain columns may not total 100% due to rounding.

                        DISTRIBUTION OF THE CONTRACTS BY
                  CURRENT DISCOUNTED CONTRACT PRINCIPAL BALANCE

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
            RANGE OF                                CONTRACT         CONTRACT
      DISCOUNTED CONTRACT           NUMBER OF       PRINCIPAL        PRINCIPAL
       PRINCIPAL BALANCE            CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
--------------   --------------
$                $                                 $
                                                                            %

























                                    -----------    ----------         -------
Total......................                        $                  100.00%
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                             ORIGINAL EQUIPMENT COST

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
            RANGE OF                NUMBER OF       PRINCIPAL        PRINCIPAL
    ORIGINAL EQUIPMENT COST         CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------
$                $                                 $
                                                                            %

























                                    -----------    ----------         -------
Total......................                        $                  100.00%
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                                TOP 10 INDUSTRIES

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
            INDUSTRY                CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

[Automotive dealers & service                                               %
 stations                                           $
Auto repair, services, and
 parking
Business services
Engineering & management
 services
Health services
Industrial machinery and
 __________
Legal services
Personal services
Printing and publishing
Services, n.e.c.]
Other
                                    -----------    ----------         -------
Total......................                        $                  100.00%
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                                 EQUIPMENT TYPE

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
       EQUIPMENT TYPE               CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

[100% Software                                     $                        %
Alarm/Security Systems
Automotive Repair Equipment
Cash Dispensing
Cash Registers
Cleaning/Janitorial Equipment
Communications Equipment
Construction Equipment
Copiers
Dental Equipment
Display Booth
Dry Cleaning
Fixtures
Furniture
General Computers
HVAC
Industrial Equipment
Medical Equipment
Mini Computers
Office Automation Equipment
Photo/Printing Equipment
Restaurant Equipment
Server Computer
Sound Systems
Vending Equipment
Workstation Computers]
Other
                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======

                        DISTRIBUTION OF THE CONTRACTS BY
                             OBLIGOR BILLING ADDRESS


                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
             STATE                  CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
             STATE                  CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------

Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
   Total......................



                        DISTRIBUTION OF THE CONTRACTS BY
                           REMAINING TERM TO MATURITY

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
  RANGE OF REMAINING TERM (IN       NUMBER OF       PRINCIPAL        PRINCIPAL
              MONTHS)               CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------













                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======

                         DISTRIBUTION OF THE CONTRACTS
                          BY ORIGINAL TERM TO MATURITY

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
  RANGE OF ORIGINAL TERM (IN        NUMBER OF       PRINCIPAL        PRINCIPAL
             MONTHS)                CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------













                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======



                          DISTRIBUTION OF THE CONTRACTS
                               BY AGE OF CONTRACTS

                                                                    PERCENTAGE
                                                   STATISTICAL    OF STATISTICAL
                                                   DISCOUNTED       DISCOUNTED
                                                    CONTRACT         CONTRACT
                                    NUMBER OF       PRINCIPAL        PRINCIPAL
  RANGE OF AGE OF CONTRACTS         CONTRACTS        BALANCE         BALANCE
-------------------------------     ---------      -----------    --------------
    GREATER       LESS THAN OR
      THAN          EQUAL TO
-------------    --------------













                                    -----------    ----------         -------
Total......................
                                    ===========    ==========         =======

                         THE ORIGINATOR AND THE SERVICER


            [DESCRIPTION OF ORIGINATOR AND ITS ORIGINATING PRACTICES]


              [DESCRIPTION OF SERVICER AND ITS SERVICING STANDARDS]


               [DESCRIPTION OF SERVICER'S DELINQUENCY EXPERIENCE]

                             FORMATION OF THE TRUST

   The trust, _____________ Equipment Contract Trust 200_-_, is a statutory business trust formed in accordance with the laws of the State of ________________, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described in this prospectus supplement. Prior to formation, the trust will have had no assets or obligations and no operating history. Upon formation, the trust will not engage in any business activity other than acquiring, holding and pledging the property pledged to secure the notes, issuing the notes and distributing payments on the notes. As described under "Description of the Notes--Flow of Funds," a portion of the monthly collections with respect to the contracts will be paid to the servicer as servicing compensation and to [the note insurer,] the back-up servicer, and the indenture trustee, as fees. All other expenses of the trust will be paid as provided in the Trust Agreement.

THE OWNER TRUSTEE

   _______________________________________________ is the owner trustee under the Trust Agreement. _______________________________________________, is a
____________________________, the corporate trust offices of which are located at _________________________________________________________________________.
The owner trustee's duties in connection with the trust are limited solely to its express obligations under the Trust Agreement.

                            DESCRIPTION OF THE NOTES

   The notes will be issued pursuant to the indenture to be entered into by the servicer, the trust, the back-up servicer and the indenture trustee. The servicer will provide a copy of the indenture to subsequent noteholders without charge on written request addressed to it at ________________________________
_______________________________________________________________.

   The following summary describes certain terms of the Transfer Agreements, the Sale and Servicing Agreement and the indenture, does not purport to be complete, and is subject to and qualified in its entirety by reference to the Transfer Agreements, the Sale and Servicing Agreements and the indenture. Wherever provisions of the Transfer Agreements, the Sale and Servicing Agreements and the indenture are referred to, those provisions are incorporated in this prospectus supplement by reference.

THE OFFERED NOTES

   The obligations evidenced by the offered notes are recourse to the assets of the trust only and are not recourse to the originator, the servicer, the owner trustee, the indenture trustee, or any other person.

   The trust will agree in the indenture and in the respective offered notes to pay, in each case, at the times, from the sources and on the terms and conditions set forth in the indenture and in the respective offered notes,

   o to the holders of each Class A notes (a) an amount of principal equal to the initial note principal balance of their class and (b) Class A Note Interest for their class, and

   o to the Class B noteholders (a) an amount of principal equal to the initial Class B note principal balance and (b) Class B Note Interest.

   The indenture trustee is required to make payments on the offered notes on each payment date.

   In the aggregate, the Class A notes and the Class B notes to be issued under this prospectus supplement will equal the sum of (x) approximately ____% of the initial Aggregate Discounted Contract Principal Balance of the contracts as of the initial Cut-Off Date and (y) 100% of the initial amount on deposit in the pre-funding account. Each class of offered notes will initially be issued in book-entry form only through DTC in minimum denominations of $________ and $________ increments above $________ up to the initial note principal balance of each class.

   [The Class A Insured Distribution Amount due to the Class A noteholders on each payment date is insured by the note insurer pursuant to the note insurance policy. See "The Note Insurance Policy" and "Description of the Note Insurer" in this prospectus supplement.]

THE SECURITY FOR THE NOTES

   The notes will be secured by:

   o the contract pool and recoveries on account of the equipment securing the contracts;

   o any guaranties of an obligor's obligations under a contract, including any guaranties of third-party originators;

   o with respect to any contract, an original, executed counterpart of the contract, any UCC financing statement filed in accordance with the originator's policies and procedures, as described below, and other original documents related to the contract, the application of the related obligor, documentation evidencing the information with respect to the contract input into the computerized electronic contract management system maintained by the servicer for all contracts and other agreements similar to the contracts, and any other information required by the servicer pursuant to its customary policies and procedures;

   o the insurance policies maintained by the obligors with respect to the equipment and the proceeds of those insurance policies;

   o any rights against the originator including the right to instruct the originator to exercise any unassignable rights of enforcement under the contracts and any related guaranties;

   o  funds from time to time deposited in the collection account; and

   o  and any and all income and proceeds of the foregoing.

   The servicer will be required to take the actions required to perfect the trust's interest in the receivables except as discussed below with respect to the equipment. If the originator, the transferors, the servicer, the collateral agent or the indenture trustee, while in possession of an item of receivables, sells or pledges and delivers the receivables to another party, in violation of the Transfer Agreements, the indenture and the Sale and Servicing Agreement, there is a risk that the purchaser could acquire an interest in the receivables having priority over the trust's interest.

   The originator, the transferors and the trust will file financing statements in accordance with the UCC evidencing the pledge of the trust assets to the indenture trustee as follows:

   o a UCC-1 financing statement against the equipment, naming the obligor as debtor and either (x) the originator as secured party or (y) the third-party originator, as secured party, in which case the originator has an assignment of such security interest;

   o a UCC-1 financing statement with respect to the assignment of all contracts and the related security interest in the equipment to the transferors pursuant to the related Receivables Sale Agreement;

   o a UCC-1 financing statement with respect to the pledge of all contracts and the related security interest in the equipment to the indenture trustee, on behalf of the trust, pursuant to the indenture; and

   o UCC-1 financing statements in a majority of the 50 states against the equipment, (x) naming the originator as debtor, [____________], as secured party, and the indenture trustee, as assignee, and (y) naming [____________], as debtor, and the indenture trustee, as secured party.

   Except as described in the immediately preceding paragraph, because of the administrative burden and expense that would be entailed in so doing, none of the originator, the depositor, the transferors, or the servicer has filed or will be required to file UCC financing statements against the obligor, identifying the equipment being leased which had an original cost of less than $[25,000] as collateral pledged to the indenture trustee, on behalf of the trust. In the absence of these filings, any security interest in the related equipment will not be perfected in favor of the indenture trustee and the indenture trustee shall have no liability with respect to such lack of perfection. [Upon request of the note insurer, the servicer will be required to make such filings with respect to Defaulted Contracts.]

CONVEYANCE OF RECEIVABLES

   The contracts have been originated or purchased by the originator or its affiliates. On the closing date, the originator will transfer the initial receivables under the Receivables Sale Agreement to two transferors which are both special-purpose finance subsidiaries created by the originator. The transferors will transfer the initial receivables under the Depositor Receivables Sale Agreement to the depositor. The depositor will pledge its interests in the receivables to the indenture trustee, on behalf of the trust, to secure the notes for the benefit of the noteholders [and the note insurer].

   The indenture provides that the transferors may, but will not be obligated to, designate from time to time prior to the end of the pre-funding period, subsequent receivables to be included as part of the trust fund securing the notes. The pre-funding period is the period beginning on the closing date and ending on the earliest of,

   o  the date on which an Event of Default or a Restricting Event occurs,

   o  the close of business on _____________, 200_, and

   o the date on which the amount on deposit in the pre-funding account falls below $________.

   The originator, in its capacity as originator, will make certain representations and warranties with respect to, among other things, the contracts and the underlying equipment, which representations and warranties will be collaterally assigned to the indenture trustee under the transaction documents.

   The collateral agent, on behalf of the indenture trustee, will have possession of the contracts and the contract files, and the servicer will retain copies of any other documents which relate to the receivables, any related evidence of insurance and payment, any delinquency and any related reports as maintained by the servicer in the ordinary course of business with respect to each receivable. Prior to the transfer of the receivables to the transferors, the originator will cause its electronic ledger to be marked to show that the receivables have been transferred to the transferors and then pledged to the trust. The transferors will then file UCC financing statements in favor of the Indenture Trustee reflecting the pledge of the receivables in certain jurisdictions, as required by the Transfer Agreements and the Sale and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

   The originator will make certain warranties in the Sale and Servicing Agreement with respect to the contracts, the benefits of which will be assigned to the indenture trustee. These warranties relate to the quality and characteristics of the contracts and the equipment.

   Under the terms of the Sale and Servicing Agreement, following its discovery or receipt of notice of a breach of a warranty that materially adversely affects any receivable, which breach has not been cured or waived in all material respects, the originator will be obligated to reacquire that receivable and deposit the Reacquisition Amount in the collection account on or before the earlier of (x) two weeks after discovery or receipt of notice of such breach or
(y) the end of the calendar month.

INDEMNIFICATION

   The Sale and Servicing Agreement will provide that the originator will defend and indemnify the trust, the indenture trustee, the owner trustee, [the note insurer] and the noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of:

      (x) a breach by the originator of its obligations under the Servicing Agreement, other than breach of the originator's representations and warranties, with respect to which the sole remedy is expressly limited to the originator's reacquisition of the affected receivables and the remittance of the Reacquisition Amount by the originator or

      (y) in the case of (a) the indenture trustee, its performance of its duties, except to the extent that the loss, claim, damage or liability resulted from the indenture trustee's breach of the terms of the indenture, negligence or willful misconduct or (b) the owner trustee, its performance of its duties, except to the extent that the loss, claim, damage or liability resulted from the owner trustee's breach of the terms of the Trust Agreement, gross negligence or willful misconduct.

   The Sale and Servicing Agreement will provide that the servicer will defend and indemnify the trust, the owner trustee, [the note insurer] and the noteholders against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, repossession or operation by the servicer or any affiliate of the servicer of any equipment, as well as from the failure of the servicer to perform its duties under the Sale and Servicing Agreement. The servicer's obligations to indemnify the trust, [the note insurer,] and the noteholders for acts or omissions of the servicer will survive the removal of the servicer but will not apply to any acts or omissions of a successor servicer. This indemnification does not extend to indirect, incidental, special or consequential damages.

SERVICER ADVANCES

   In the event that any obligor fails to remit the full scheduled payment or Final Scheduled Payment due from it with respect to a collection period by the determination date related to the collection period, the servicer is required to make a servicer advance from its own funds of an amount equal to the unpaid portion of a scheduled payment or Final Scheduled Payment if the servicer, in its sole discretion, determines that eventual recovery of the servicer advance is likely from collections from or on behalf of the related obligor. The Servicing Agreement provides for the reimbursement of the servicer for these servicer advances from funds available for distribution in the collection account on each subsequent payment date before the required payments to noteholders have been made as set forth in "Flow of Funds" below in this prospectus supplement. If a contract becomes a Delinquent Contract, and the servicer determines that recovery of further servicer advances is unlikely, the servicer will not be required to make a servicer advance or partial servicer advance, but will be required to enforce its remedies, including acceleration, under that contract. In addition, if at any time the originator or an affiliate is no longer the servicer, servicer advances will be permitted but will not be required. The Sale and Servicing Agreement will provide that, in the event that the servicer determines that any servicer advances previously made are not recoverable from the related obligor, or any Delinquent Contracts for which the servicer has made a servicer advance then become Defaulted Contracts, the indenture trustee will draw on the collection account to repay the servicer advances as set forth in "Flow of Funds" below in this prospectus supplement.

FLOW OF FUNDS

   On each determination date, the servicer is required to deliver to the indenture trustee, [the note insurer] and each rating agency a servicer's certificate setting forth the information needed to make payments on the upcoming payment date.

   On each payment date, the indenture trustee will be required to apply the Available Funds then on deposit in the collection account to make the following payments in the following order of priority, to the extent funds are available for the payments:

   (1) to the servicer, an amount equal to any unreimbursed servicer advances, to the extent not previously reimbursed, other than servicer advances to be made on the payment date for the related collection period;

   (2) to the servicer, an amount equal to the servicer fee then due, together with any accrued and unpaid servicer fees from prior collection periods;

   (3) to the servicer, the servicing charges, if any, deposited in the collection account;

   (4) to the back-up servicer, an amount equal to the back-up servicer fee then due, together with any accrued and unpaid back-up servicer fees from prior collection periods;

   (5) [to the note insurer, an amount equal to the Premium Amount then due, together with any accrued and unpaid Premium Amounts from prior collection periods;]

   (6) to the indenture trustee, the indenture trustee fees then due, together with any indenture trustee fees from prior collection periods;

   (7) to the indenture trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior collection periods, in an amount not to exceed in the aggregate $______ over the life of the transaction;

   (8) to the Class A noteholders, the sum of the Class A Note Interest for each class of Class A notes for that payment date, the amount being applied to each of these classes pari passu based on the Class A Note Interest due on each of these classes;

   (9) as long as no Cumulative Loss Event has occurred, to the Class B noteholders, the Class B Note Priority Interest for the related collection period, to the extent the disbursement of the Class B Note Priority Interest will not result in or cause:

      (a) an Available Funds Shortfall or

      (b) any unpaid Reimbursement Amount on the payment date;

   (10) until the note principal balance of each class of Class A notes has been reduced to zero, to the Class A noteholders, the sum of:

      (a) the Class A Base Principal Distribution Amount for that payment date, and

      (b) any Class A Overdue Principal,

the amount to be applied sequentially, with 100% of the amount being applied to reduce the note principal balance of the outstanding class of Class A notes having the lowest numerical designation to zero before applying any principal payment to the next class;

   (11) [to the note insurer, the unpaid Reimbursement Amount, if any;]

   (12) if a Cumulative Loss Event has occurred, to the Class B noteholders, the Class B Note Priority Interest for the related collection period;

   (13) to the Class B noteholders, the Class B Note Junior Interest for the related collection period;

   (14) until the Class B note principal balance has been reduced to zero, to the Class B noteholders, the sum of (a) the Class B Base Principal Distribution Amount for the payment date, and (b) any Class B Overdue Principal, allocated, first, to the Class B Collateralized Balance, and, second, to the Class B Uncollateralized Balance; provided, however, that if a Restricting Event exists on the payment date and the outstanding Class A note principal balance on the payment date-after giving effect to all payments of principal to the Class A noteholders made on the payment date pursuant to clause 10-exceeds zero, the amount otherwise required to be paid to the Class B noteholders under this clause 14, will instead be paid to the Class A noteholders pursuant to this clause 14 during such time as a Restricting Event is continuing as an additional reduction of the Class A note principal balance up to the amount necessary to reduce the Class A note principal balance to zero, the amount being paid in the sequential-pay fashion described in clause 10 above;

   (15) to the indenture trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior collection periods, in excess of the $______ limitation set forth in clause 7, in an amount not to exceed in the aggregate $______ over the life of the transaction;

   (16) to the servicer, any other amounts due the servicer as expressly provided in the Sale and Servicing Agreement; and

   (17) to the residual interest holders, any remaining Available Funds; provided, however, that:

            (A) if a Restricting Event does not exist on the payment date, but if any payment of funds to the residual interest holders on the payment date would result in the Residual Balance being less than _% of the Initial Aggregate Collateral Balance, the amount will not be paid to the residual interest holders but will instead be paid to the most senior class of notes outstanding, and, in the case of the Class A notes, such amount being paid in the sequential-pay fashion described in clause 10 above, and

            (B) if a Restricting Event exists on the payment date, the amount otherwise required to be paid to the residual interest holders under this clause 17 will instead be paid to the most senior class of notes outstanding, and, in the case of the Class A notes, the amount being paid in the sequential-pay fashion described in clause 10 above.

WITHHOLDING

   The indenture trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to noteholders of interest with respect to the offered notes. The consent of the noteholders is not required for this withholding. In the event the noteholder is other than DTC, then in the event that the indenture trustee does withhold or causes to be withheld any amount from interest payments or advances of interest payments to any noteholders under federal income tax withholding requirements, the indenture trustee will indicate the amount withheld annually to those noteholders.

REPORTS TO NOTEHOLDERS

   On each payment date, the indenture trustee will furnish or cause to be furnished with each payment to noteholders, a statement prepared by the servicer setting forth the following information:

   (1) With respect to a statement to a Class A noteholder or a Class B noteholder, the amount of the payment allocable to the payment of the Class A Base Principal Distribution Amount or Class B Base Principal Distribution Amount and Class A Overdue Principal or Class B Overdue Principal, as applicable;

   (2) With respect to a statement to a Class A noteholder or a Class B noteholder, the amount of the payment allocable to Class A Note Current Interest or Class B Note Current Junior Interest or Class B Note Current Priority Interest and Class A Overdue Interest or Class B Overdue Junior Interest or Class B Overdue Priority Interest, as applicable, for the noteholder's class;

   (3) The aggregate amount of fees and compensation received by the servicer pursuant to the Sale and Servicing Agreement for the collection period;

   (4) The outstanding aggregate principal balance of each class of notes and the ratio of the outstanding aggregate principal balance of each class of notes to the initial aggregate principal balance of that class, after taking into account all payments made on the payment date;

   (5) The Aggregate Discounted Contract Principal Balance and the ratio of the Aggregate Discounted Contract Principal Balance to the Initial Aggregate Collateral Balance, after taking into account all payments made on that payment date;

   (6) The total unreimbursed servicer advances with respect to the related collection period;

   (7) The amount of Defaulted Contract Recoveries for the related collection period and the Aggregate Discounted Contract Principal Balances for all contracts that became Defaulted Contracts during the related collection period, calculated immediately prior to the time the contracts became Defaulted Contracts;

   (8) The total number of contracts and the Aggregate Discounted Contract Principal Balances of those contracts, together with the number and Aggregate Discounted Contract Principal Balances of all contracts as to which the obligors were one, two, three or four scheduled payments delinquent, and Delinquent Contracts reconveyed; and

   (9) During the pre-funding period only, the amount on deposit in the pre-funding account and the capitalized interest account after giving effect to the withdrawals from those accounts on the payment date.

   In addition, by January 31 of each calendar year following any year during which the notes are outstanding, commencing January 31, 200__, the indenture trustee will furnish to each noteholder of record at any time during the preceding calendar year, information as to the aggregate of amounts reported pursuant to items (1) and (2) above for the calendar year to enable noteholders to prepare their federal income tax returns.

OPTIONAL REDEMPTION

   The indenture provides that, following the determination date on which the aggregate outstanding note principal balance of the notes is less than __% of the aggregate initial note principal balance of the notes, the servicer will have the option to cause the early retirement of the notes. In the event of a redemption, the entire outstanding Class A note principal balance and Class B note principal balance, together with accrued interest thereon at the related note rate, will be required to be paid to the Class A noteholders and the Class B noteholders, respectively, on the payment date[, and all amounts owed to the note insurer will be required to be paid to the note insurer, on the payment date].

SERVICING

   The servicer, as an independent contractor on behalf of the trust and for the benefit of the noteholders [and the note insurer,] as their interests may appear, will be responsible for managing, servicing and administering the receivables and enforcing and making collections on the contracts and any insurance policies and for the enforcing of any security interest in any item of equipment, all as set forth in the Sale and Servicing Agreement. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the indenture trustee [and the note insurer] with respect to distributions, making servicer advances, providing appropriate federal income tax information to noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the trust in the equipment and the contracts.

   The servicer has agreed to manage, administer and service the receivables and to enforce and make collections on the receivables and any insurance policies, exercising the degree of skill and care consistent with that which the servicer customarily exercises with respect to similar property owned, managed or serviced by it.

   For its servicing of the contracts, the servicer will receive servicing compensation including the monthly servicer fee for each collection period, which is payable on the next succeeding payment date, and servicing charges consisting of certain fees paid by obligors, including late payment fees.

   The servicing compensation will compensate the servicer for customary contract servicing activities to be performed by the servicer for the trust, additional administrative services performed by the servicer on behalf of the trust and expenses paid by the servicer on behalf of the trust.

THE SERVICER NOT TO RESIGN

   The Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the Sale and Servicing Agreement, except upon [consent of the note insurer or] a determination that the servicer's performance of its duties is no longer permissible under applicable law.

EVENTS OF SERVICING TERMINATION

   An "Event of Servicing Termination" under the Sale and Servicing Agreement includes the following:

   (1) a change of "control" of the servicer-"control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended [unless the note insurer has determined that such change in control does not have a material adverse effect on the interests of the note insurer];

   (2)  if the servicer fails to make:

        (x) any servicer advance within two business days of the related determination date, or

        (y) any other payment or deposit required under the Sale and Servicing Agreement within three business days of the date the payment or deposit is required to be made, but not more than once in any collection period;

   (3) if the servicer fails to submit a servicer's certificate within two business days following knowledge or notice of non-receipt;

   (4) (x) if the servicer fails to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement or the notes or

        (y) if any representation or warranty of the servicer in the Sale and Servicing Agreement is incorrect, and the failure or breach materially and adversely affects the rights of the indenture trustee, the note insurer or the noteholders and continues unremedied for 30 days after the earlier to occur of

             (A) written notice to the servicer by the indenture trustee or to the indenture trustee or the servicer by any noteholder or the note insurer or

             (B) the date on which any servicing officer or authorized officer of the indenture trustee knows, or reasonably should have known, of the failure or of the breach;

   (5) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days;

   (6) upon the voluntary filing of a bankruptcy petition or assignment for the benefit of creditors, the consent by the servicer to that appointment, the admission in writing by the servicer of its inability to pay its debts as they become due or the determination by a court that the servicer is generally not paying its debts as they come due;

   (7) in the event that the servicer assigns or attempts to assign its rights and duties under the Sale and Servicing Agreement except as specifically permitted in the Sale and Servicing Agreement;

   (8) a final judgment or order shall be rendered against the servicer for payment in excess of $_________ and continues for 90 days without a stay;

   (9) [upon the occurrence of any other event of servicer default specified in the insurance agreement;]

   (10) ____________________________________ shall fail to have a U.S. GAAP net worth, excluding goodwill, of at least $__________;

   (11) (x) the average Delinquency Trigger Ratio for any payment date and the two immediately preceding payment dates exceeds ___%, or

        (y) the average Net Charge-Off Ratio for any payment date and the immediately preceding two payment dates exceeds ___%; or

   (12) [any other events concerning the performance of the contract pool required by the note insurer.]

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

   If an Event of Servicing Termination has occurred and is continuing, either:

   (A) the indenture trustee (1) will, at the direction of the note insurer, or
(2) may with the consent of the note insurer or

   (B) the majority of the holders of the notes may [with the consent of the note insurer], terminate all, but not less than all, of the servicer's rights and obligations under the Servicing Agreement.

Upon the termination, a successor servicer shall be appointed by the note insurer or, if none has been so appointed, the back-up servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the Sale and Servicing Agreement. However, that the back-up servicer will not:

   o assume any obligation to reacquire receivables by reason of misrepresentations or breaches of warranties,

   o be required to make any servicer advance if the servicer advance would be prohibited by applicable law or if the back-up servicer determines that the servicer advance would not be reimbursed, or

   o be liable for acts, omissions or breaches of representations or warranties by the servicer occurring prior to transfer of the servicing functions.

   Regardless of the termination, the servicer will be entitled to payment of amounts payable to it prior to the termination for services rendered prior to the termination. The back-up servicer also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer acceptable to the note insurer in accordance with the procedures set forth in the Sale and Servicing Agreement.

EVENTS OF DEFAULT

   Upon the occurrence of an Event of Default, the indenture trustee, upon the direction of the Controlling Party, will declare the unpaid principal amount of all the notes to be due and payable together with all accrued and unpaid interest on the notes without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. An "Event of Default" includes the following events:

   (1) failure to distribute or cause to be distributed to the indenture trustee, for the benefit of the noteholders, all or part of any payment of interest required to be made on each payment date under the terms of such notes or the indenture when due and payable; or

   (2)  failure to distribute or cause to be distributed:

        (x) to the indenture trustee, for the benefit of the noteholders, on any payment date an amount equal to the principal due on the outstanding notes as of that payment date to the extent that sufficient Available Funds are on deposit in the collection account or

        (y) on the Class A Maturity Date or Class B Maturity Date, as the case may be, any remaining principal owed on the outstanding Class A notes or Class B notes, as the case may be; or

   (3) default in the performance, or breach, of any other covenant of the trust in the indenture, and continuance of such default or breach for a period of 30 days after the earliest of:

   o  any officer of the trust first acquiring the knowledge thereof,

   o  the indenture trustee's giving written notice thereof to the trust, or

   o [the note insurer or] the holders of a majority of the then aggregate outstanding note principal balance of the notes giving written notice thereof to the trust and the indenture trustee; or

   (4) any representation or warranty of the trust made in the indenture or any other writing provided to the holders of the notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by the trust will be deemed to be "material" only if it negatively affects [the note insurer or] the noteholders, the enforceability of the indenture or the notes; or

   (5) insolvency or bankruptcy events relating to the trust; or

   (6) [an event of default under the insurance agreement].

   [If payments on the Class A notes are accelerated, the accelerated payments will not be covered by the note insurer under the note insurance policy and Insured Payments on the Class A notes will remain due and payable by the note insurer in accordance with the original terms of the note insurance policy regardless of the acceleration of the Class A notes.]

AMENDMENT

   The transaction documents may be amended by the respective parties to them at any time, without consent of the noteholders, [but with the prior written consent of the note insurer,] to cure any ambiguity, upon receipt of an opinion of counsel to the servicer that the amendment will not adversely affect in any respect the interests of any noteholder.

   The transaction documents may also be amended from time to time by the respective parties to them and the majority of the holders of the notes, [with the prior written consent of the note insurer,] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders. However, this amendment may not:

   (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or payments which are required to be made on any note without the consent of the holder of the note and written confirmation from each rating agency that the amendment will not result in the reduction or removal of the rating then assigned to the notes or

   (b) reduce the percentage of noteholders required to consent to any amendment, without unanimous consent of the noteholders and written confirmation from each rating agency that the amendment will not result in the reduction or removal of the rating then assigned to the notes.

   The indenture trustee is required under the indenture to furnish the noteholders and the rating agencies with written notice of the substance of any amendment to the indenture promptly upon execution of the amendment.

                THE INDENTURE TRUSTEE AND THE BACK-UP SERVICER

   The indenture trustee and the back-up servicer, ___________________________, a [banking corporation], has a trust office at ________________________. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the Sale and Servicing Agreement.

   The indenture trustee may resign, subject to the conditions set forth below, at any time upon written notice to the transferors, [the note insurer] and the servicer, in which event the servicer will be obligated to appoint a successor indenture trustee. If no successor indenture trustee is appointed and accepted the appointment within 30 days after the giving of a notice of resignation, the resigning indenture trustee may petition a court of competent jurisdiction for the appointment of a successor indenture trustee. Any successor indenture trustee [will be acceptable to the note insurer and] will meet the financial and other standards for qualifying as a successor indenture trustee under the indenture. The servicer may, [with the consent of the note insurer,] and will, at the direction of [the note insurer, or] the noteholders of any class evidencing more than 25% of the percentage interests of such class may, [subject to consent of the note insurer], also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as the indenture trustee under the indenture and fails to resign after written request for resignation, or is legally unable to act, or if the indenture trustee is adjudicated to be insolvent. [In these circumstances, the servicer or the noteholders will also be obligated to appoint a successor indenture trustee which is acceptable to the note insurer. The note insurer will also have the right to remove the indenture trustee for "cause".] Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

DUTIES AND IMMUNITIES OF THE INDENTURE TRUSTEE

   The indenture trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the notes, other than the authentication of the notes, or of any receivable or related document. In addition, the indenture trustee will not be accountable for the use or application by the originator or the transferors of any funds paid to the transferors in consideration of the sale of any notes. If no Event of Servicing Termination has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the Sale and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the indenture trustee will be required to examine them to determine whether they conform to the requirements of the Sale and Servicing Agreement.

   No recourse is available based on any provision of the Sale and Servicing Agreement, the notes or any receivable or assignment of a receivable against __________________________, in its individual capacity. ________________________
will not have any personal obligation, liability or duty whatsoever to any noteholder or any other person with respect to these claims and the claim will be asserted solely against the trust assets or any indemnitor, except for any liability as is determined to have resulted from the indenture trustee's own negligence or willful misconduct.

   The indenture trustee will be entitled to receive, pursuant to the priority set forth in the indenture, a reasonable indenture trustee fee as compensation for its services as indenture trustee, and reimbursement for the Indenture Trustee Expenses.

DUTIES OF THE BACK-UP SERVICER

   The back-up servicer will make no representations as to the validity or sufficiency of the Sale and Servicing Agreement or of any receivable or related document. Under the Sale and Servicing Agreement, the back-up servicer agrees to reconcile the monthly servicer reports. In addition, following the resignation or removal of the servicer, the back-up servicer will assume the duties of the servicer as the successor servicer under the Sale and Servicing Agreement. The back-up servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the back-up servicer.

   The back-up servicer will be entitled to receive a monthly back-up servicer fee equal to the product of (x) one-twelfth of the back-up servicing fee rate, and (y) the Aggregate Discounted Contract Principal Balance of all contracts as of the beginning of the previous collection period, payable out of the collection account, as compensation for acting as back-up servicer.

                       PREPAYMENT AND YIELD CONSIDERATIONS

   The rate of principal payments on, and the weighted average life of, the offered notes will be directly related to the rate of payments on the underlying contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of the principal payments. Payments on the contracts may be in the form of scheduled payments, prepayments, early terminations or liquidations due to default, casualty, repurchases for breach and the like. These payments will result in payments to noteholders of amounts which would otherwise have been paid over the remaining term of the contracts. In general, the rate of these payments may be influenced by a number of factors, including general economic conditions.

   The contracts generally do not provide for the right of the obligor to prepay. Under the Sale and Servicing Agreement, the servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a contract will be allowed in an amount less than the Prepayment Amount.

   The expected final payment date for the Class A-1 notes is __________, 200_, for the Class A-2 notes is __________, 200_, for the Class A-3 notes is __________, 200_, for the Class A-4 notes is __________, 200_ and for the Class B notes is __________, 200_. These dates are the dates on which the note principal balance of the related class of notes would be reduced to zero, assuming, among other things:

   (x) Prepayments with respect to the contracts are received at a rate of _% CPR and

   (y) the modeling assumptions apply.

The weighted average life of the offered notes could be shorter than would be the case if payments actually made on the contracts conformed to the foregoing assumptions. The final payment dates with respect to the offered notes could occur significantly earlier than such final scheduled payment dates due to defaults, and because the originator is obligated to reacquire contracts in the event of breaches of representations and warranties.

   "Weighted average life" refers to the average amount of time from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor. The weighted average lives of the offered notes will be influenced by the rate at which payments on the contracts are made. Payments on contracts may be in the form of scheduled payments or prepayments. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the contracts. The weighted average lives of the offered notes will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the CPR, represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding contract pool is prepaid on each payment date, which implies that each contract in the contract pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the contract pool. The CPR measures prepayments based on the outstanding principal on the previous payment date. The CPR further assumes that all contracts are the same size and make scheduled payments at the same rate and that each contract will be either paid as scheduled or prepaid in full.

WEIGHTED AVERAGE LIVES OF THE OFFERED NOTES

   The tables below were prepared assuming, among other things, that the following modeling assumptions apply:

   (1) the closing date for the notes occurs on __________, 200_,

   (2) payments on the notes are made on the __ day of each month regardless of the day on which the payment date actually occurs, commencing in __________, 200_ in accordance with the priorities described in this prospectus supplement,

   (3) no delinquencies or defaults in the payment of scheduled payments on the contracts are experienced and the payments are timely received,

   (4) no contract is reacquired for breach of a representation and warranty or otherwise,

   (5) the actual discount rate is _____% per annum,

   (6) Prepayments with respect to the contracts are received on the last day of each calendar month, commencing on __________, 200_,

   (7) no Restricting Event occurs,

   (8) the Class A-1 note rate is ______% per annum, the Class A-2 note rate is _____% per annum, the Class A-3 note rate is _____% per annum, the Class A-4 note rate is _____% per annum and the Class B note rate is _____% per annum,

   (9) the contract pool consists of a pool of contracts with an Aggregate Discounted Contract Principal Balance equal to approximately $__________ available on the closing date that make their first payment in __________, 200_, and

   (10) the contract pool consists of a pre-funded pool of contracts with an Aggregate Discounted Contract Principal Balance equal to approximately $__________ available on __________, 200_, that make their first payment in __________, 200_.

   Since the tables were prepared on the basis of the modeling assumptions, there are discrepancies between the characteristics of the actual contracts and the characteristics of the contracts assumed in preparing the tables. These discrepancies may have an effect upon the percentages of the note principal balances outstanding and weighted average lives of the offered notes set forth in the tables. In addition, since the actual contracts in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

   The following tables set forth the percentages of the initial principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes that would be outstanding after each of the dates shown, assuming a CPR of _%, _%, _%, _%, _% and _%, respectively.

                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING
                             CLASS A-1 CERTIFICATES

                             Prepayment Speed (CPR)

Payment Date                  0%       2%       4%       5%       6%      8%
------------                  --       --       --       --       --      --

Closing Date
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
Weighted Average Life
  (years)

                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING
                             CLASS A-2 CERTIFICATES

                             Prepayment Speed (CPR)

Payment Date                  0%       2%       4%       5%       6%      8%
------------                  --       --       --       --       --      --

Closing Date
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
Weighted Average Life
  (years)


                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING
                             CLASS A-3 CERTIFICATES

                             Prepayment Speed (CPR)

Payment Date                  0%       2%       4%       5%       6%      8%
------------                  --       --       --       --       --      --

Closing Date
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
Weighted Average Life
  (years)


                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING
                             CLASS A-4 CERTIFICATES

                             Prepayment Speed (CPR)

Payment Date                  0%       2%       4%       5%       6%      8%
------------                  --       --       --       --       --      --

Closing Date
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
Weighted Average Life
  (years)

                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING
                              CLASS B CERTIFICATES

                             Prepayment Speed (CPR)

Payment Date                  0%       2%       4%       5%       6%      8%
------------                  --       --       --       --       --      --

Closing Date
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
_______________, 200_
Weighted Average Life
  (years)


   The contracts will not have the characteristics assumed above, and there can be no assurance that the contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or the weighted average lives of the offered notes will be as calculated above. Because the rate of distributions of principal of the offered notes will be a result of the actual payments, including prepayments, of the contracts, which will include contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the offered notes will differ from those set forth above, even if all of the contracts prepay at the indicated constant prepayment rates.

   The effective yield to noteholders will depend upon, among other things, the price at which the offered notes are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments of principal, is paid to the noteholders.

   Due to the subordination provisions applicable to the offered notes, it is likely that the note principal balance of the notes will amortize more rapidly than will the initial Aggregate Discounted Contract Principal Balance of the contract pool. See "Summary of Terms--Subordination Provisions" and "Description of Notes--Flow of Funds" in this prospectus supplement.

                           [THE NOTE INSURANCE POLICY]

   [The following summary of the terms of the note insurance policy does not purport to be complete and is qualified in its entirety by reference to the note insurance policy. A form of the note insurance policy may be obtained, upon request, from the transferors.

   Simultaneously with the issuance of the notes, the note insurer will deliver the note insurance policy to the indenture trustee for the benefit of the Class A noteholders. Under the note insurance policy, the note insurer irrevocably and unconditionally guarantees payment to the indenture trustee for the benefit of the Class A noteholders, of:

   (1) the Class A Insured Distribution Amount on each payment date and

   (2) the amount of any payment of Class A Note Interest on the note principal balance of any class of Class A notes which is subsequently avoided in whole or in part as a preference payment. The Class A Insured Distribution Amount will be calculated in accordance with the original terms of the Class A notes when issued and without regard to any amendment or modification of the Class A notes or the indenture except amendments or modifications to which the note insurer has given its prior written consent. Payments under the Class A notes which become due on an accelerated basis as a result of the occurrence of an Event of Default, an election by the trust to pay principal on an accelerated basis, or any other cause, do not constitute a "Class A Insured Distribution Amount", unless the note insurer elects, in its sole discretion, to pay such principal due upon acceleration, together with accrued interest to the date of acceleration.

   Payment of claims on the note insurance policy will be made by the note insurer following receipt by the note insurer of the appropriate notice for payment on the later of (a) 12:00 noon, New York City time, [on the _______ business day following receipt of the notice for payment,] and (b) 12:00 noon, New York City time, [on the relevant payment date].

   If any payment of an amount guaranteed by the note insurer pursuant to the note insurance policy is avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law, the note insurer will cause the payment to be made on the later of:

o  the date when due to be paid pursuant to the order referred to below or

o  the first to occur of

   (1) the ______ business day following receipt by the note insurer from the indenture trustee of

        (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a Class A noteholder is required to return principal or interest paid with respect to a Class A note during the term of the note insurance policy because the payments were avoidable as preference payments under applicable bankruptcy law,

        (B) a certificate of the Class A noteholder(s) that the order has been entered and is not subject to any stay, and

        (C) an assignment duly executed and delivered by the Class A noteholder(s), in a form as is reasonably required by the note insurer and provided to the Class A noteholder(s) by the note insurer, irrevocably assigning to the note insurer all rights and claims of the Class A noteholder(s) relating to or arising under the Class A notes against the debtor which made the preference payment or otherwise with respect to the preference payment, or

   (2) the date of receipt by the note insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least ____ business days prior to the date of receipt, the note insurer shall have received written notice from the indenture trustee that such items were to be delivered on that date and that date was specified in the written notice.

   The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any Class A noteholder directly. However, if a Class A noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, the payment will be disbursed to the indenture trustee for distribution to the Class A noteholder upon proof of the payment reasonably satisfactory to the note insurer.

   The terms "receipt" and "received," with respect to the note insurance policy, means actual delivery to the note insurer and to its fiscal agent, if any, prior to 12:00 p.m., New York City time, on a business day. Delivery either on a day that is not a business day or after 12:00 p.m., New York City time, will be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the note insurance policy is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the note insurer or the fiscal agent will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

   Under the note insurance policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The note insurer's obligations under the note insurance policy to make Insured Payments will be discharged to the extent funds are transferred to the indenture trustee as provided in the note insurance policy, whether or not those funds are properly applied by the indenture trustee.

   The note insurer will be subrogated to the rights of each Class A noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A notes to the extent of any payment by the note insurer under the note insurance policy. To the extent the note insurer makes an insured payment under the note insurance policy, either directly or indirectly, as by paying through the indenture trustee, to the Class A noteholders, the note insurer will be subrogated to the rights of the Class A noteholders, with respect to the insured payment and will be deemed to the extent of the payments so made to be a registered Class A noteholder for purposes of payment.

   To the fullest extent permitted by applicable law, the note insurer agrees under the note insurance policy not to assert, and waives, for the benefit of each Class A noteholder, all its rights, whether by counterclaim, setoff or otherwise, and defense, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the note insurer to avoid payment of its obligations under the note insurance policy in accordance with the express provisions of the note insurance policy.

   Claims under the note insurance policy constitute direct, unsecured and unsubordinated obligations of the note insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the note insurer for borrowed money. Claims against the note insurer under the note insurance policy and claims against the note insurer under each other financial guaranty insurance policy issued by the insurer constitute pari passu claims against the general assets of the note insurer. The terms of the note insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note insurance policy may not be cancelled or revoked prior to payment in full of the Class A notes. The note insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The note insurance policy is governed by the laws of the State of New York.

   Under the terms of the indenture, unless a note insurer default exists, the note insurer will be deemed to be the Class A noteholder for all purposes, other than with respect to payment on the notes. The note insurer will be entitled to exercise all rights of the Class A noteholders under the indenture, without the consent of the noteholders, and the Class A noteholders may exercise those rights only with the prior written consent of the note insurer. In addition, the note insurer will, as a third party beneficiary to the indenture and the Transfer Agreements, have, among others, the following rights:

   o the right to give notices of breach or to terminate the rights and obligations of the servicer under the indenture in the event of an Event of Default by the servicer and to institute proceedings against the servicer;

   o  the right to consent to or direct any waivers of defaults by the servicer;

   o  the right to remove the indenture trustee pursuant to the indenture;

   o the right to direct the actions of the indenture trustee during the continuation of a servicer default;

   o the right to require the originator to reacquire contracts for breach of representation and warranty or defect in documentation;

   o the right to direct foreclosures upon the failure of the servicer to do so in accordance with the indenture;

   o the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the transferors; and

   o  the right to direct the indenture trustee to investigate certain matters.

   The note insurer's consent will be required prior to, among other things,

   o  the removal of the indenture trustee or the servicer,

   o  the appointment of any successor indenture trustee or servicer, or

   o  any amendment to the indenture.

   The transferors, the originator, the servicer, the depositor, the trust and the note insurer will enter into the insurance agreement pursuant to which the servicer will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy. The servicer will further agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur relative to any amounts paid under the note insurance policy or otherwise in connection with the transaction and to indemnify the note insurer against certain liabilities. Except to the extent provided in the insurance agreement, amounts owing under the insurance agreement will be payable solely from the trust fund. An "event of default" under the insurance agreement will constitute an event of default under the indenture and allow the note insurer, among other things, to direct the indenture trustee to terminate the servicer. An "event of default" under the insurance agreement includes:

   (1) the originator's, the transferors' or the servicer's failure to pay when due any amount owed under the insurance agreement or certain other documents,

   (2) the inaccuracy or incompleteness in any material respect of any representation or warranty of the originator, the trust, the transferors or the servicer in the insurance agreement, the indenture or certain other documents,

   (3) the originator's, the transferors' or the servicer's failure to perform or to comply with any covenant or agreement in the insurance agreement, the indenture and certain other documents,

   (4) a finding or ruling by a governmental authority or agency that the insurance agreement, the indenture or certain other documents are not binding on the originator, the trust, the transferors or the servicer,

   (5) the originator's, the trust's, the transferors' or the servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the transferors or the servicer, and

   (6) the occurrence of certain "performance test violations" designed to measure the performance of the contracts.]


                                THE NOTE INSURER


                        [DESCRIPTION OF THE NOTE INSURER]


                        FEDERAL INCOME TAX CONSIDERATIONS

   Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U. S. Person. This summary does not address special tax rules that may apply to certain types of investors, such as banks, insurance companies and securities dealers, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Considerations," and supersedes that discussion to the extent that it is inconsistent therewith. The authorities on which this discussion is based are subject to change or differing interpretations, and that change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

   In the opinion of Cadwalader, Wickersham & Taft, special counsel to the depositor, the issuer will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes, but rather the issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the issuer.

TAXATION OF HOLDERS

   Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of the transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in the property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuer has relinquished, and the investor has obtained, substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the depositor, the notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the pledged notes or the receivables or an equity interest in the issuer.

   Interest and Original Issue Discount. Interest on the notes will be treated as income to beneficial owners as those amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the notes will not be issued with original issue discount for federal income tax purposes. Any premium or de minimis original issue discount with respect to the notes will be determined in the same manner as described under "Federal Income Tax Considerations" in the accompanying prospectus. The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 100% of the prepayment assumption, in the case of [Class A-1 notes and % CPR, in the case of the Class A-2, Class A-3 and Class A-4 Notes and % CPR, in the case of the Class B Notes].

   Sale, Exchange, Retirement or Other Disposition. Upon the sale, exchange, retirement or other disposition of a note, a beneficial owner who holds the note as a capital asset generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition of the owner's note and the owner's cost for that note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium. Long-term capital gains of non-corporate investors, generally, gains on notes held for more than one year, would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of those holders. Corporations are subject to the same tax rate on ordinary income and capital gains.

   Taxation of Certain Foreign Investors. Interest, including original issue discount, payable to beneficial owners of notes who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, i.e., any person who is not a U.S. Person, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that this Non-U.S. Person: (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C) with respect to the depositor or the issuer and (2) provides the Owner Trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the note is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the note is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a note.

   The IRS recently issued final regulations which provide alternative methods of satisfying the beneficial ownership certification requirement described above. These new regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. These new regulations will require, in the case of notes held by a foreign partnership, that:

   (a) the certification described above be provided by the partners rather than by the foreign partnership; and

   (b) the partnership provide certain information, including a United States taxpayer identification number.

   A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these new regulations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   Payments made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax of 31% of "reportable payments," including interest accruals, original issue discount, and, under certain circumstances, payments in respect of principal amount, unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax. The new regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reports of interest, original issue discount and certain information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

See "Federal Income Tax Considerations--Trusts Treated as Partnerships--Tax Characterization of the Trust as a Partnership" in the accompanying prospects.

                              ERISA CONSIDERATIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to those plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of that plan, subject to certain exceptions not relevant here. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons.

   In addition to the matters described below, purchasers of offered notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the offered notes.

   Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an "individual retirement account" or "IRA", or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such benefit plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption or "PTCE" 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a benefit plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by an appropriate Department of Labor class exemption.

   Employee plans that are government plans-as defined in Section 3(32) of ERISA-and certain church plans-as defined in Section 3(33) of ERISA-are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

   Any benefit plan fiduciary considering the purchase of a note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each benefit plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.

                                LEGAL INVESTMENT

   The Class A-1 notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the issuer to sell to each of the underwriters listed below, and each of the underwriters has agreed to purchase, the principal amount of each class of the notes set forth opposite its name below. Under the terms and conditions of the underwriting agreement, each of the underwriters is obligated to take and pay for all of the notes if any are taken.

                                           CLASS A-1    CLASS A-2    CLASS A-3     CLASS A-4     CLASS B
UNDERWRITERS                                 NOTES        NOTES        NOTES         NOTES        NOTES
------------                               ---------    ---------    ---------     ---------     -------

PaineWebber Incorporated..............     $             $            $            $             $
[--------------------].................
Total..................................

   The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth below, and to selling group members at those prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriters may allow, and the selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and such concessions may be changed.

                         PRICE TO     UNDERWRITING    SELLING
                          PUBLIC        DISCOUNT     CONCESSION    REALLOWANCE
                         --------     ------------   ----------    -----------

Class A-1 Notes                 %             %              %             %
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

   The depositor does not intend to apply for listing of the notes on a national securities exchange, but has been advised by the underwriters that they may make a market in the notes. The underwriters are not obligated, however, to make a market in the notes and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the notes.

   The depositor, the transferor and the servicer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the depositor, the transferor and the servicer.

   After the initial distribution of the notes by the underwriters, this prospectus supplement may be used by the underwriters or its successors, in connection with offers and sales relating to market making transactions in the notes. The underwriters may act as principal or agent in these transactions. The transactions will be at prices related to prevailing market prices at the time of sale. Each underwriter is a member of the New York Stock Exchange, Inc.

   The underwriter is an affiliate of the depositor.

                             ADDITIONAL INFORMATION

   PaineWebber Asset Acceptance Corporation has filed with the SEC a registration statement (Registration No. 333-_____) under the Securities Act of 1933, as amended, with respect to the notes offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in the registration statement under the rules and regulations of the SEC. You may read and copy the registration statement at the Public Reference Room at the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the SEC maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     EXPERTS

   The consolidated balance sheets of _________________________________, the note insurer, and subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of _____________________ ___________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

   The validity of the offered notes and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York. [Certain legal matters will be passed upon for the insurer by __________, __________ to the insurer.]

                                     RATINGS

   As a condition to the issuance of the Class A notes, the Class A-1 notes must be rated "____" by __________________________________ and "___" by
_____________________________, and the Class A-2 notes, the Class A-3 notes and the Class A-4 notes must be rated "___" by __________________________________
and "___" by ______________________________. As a condition to the issuance of the Class B notes, the Class B notes must be rated at least "___" by __________
________________________________.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered notes address the likelihood of the receipt by noteholders of all distributions to which such noteholders are entitled. The ratings assigned to the offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                GLOSSARY OF TERMS

   As used in this prospectus supplement, the following terms have the following meanings:

   ADVANCE PAYMENT: With respect to a contract and a collection period, any scheduled payment, Final Scheduled Payment, Purchase Option Payment or portion of either made by or on behalf of an obligor and received by the servicer during the collection period, which scheduled payment, Final Scheduled Payment, Purchase Option Payment or portion of them does not become due until a subsequent collection period. However, Advance Payments do not include Prepayment Amounts.

   AGGREGATE DISCOUNTED CONTRACT PRINCIPAL BALANCE: Means, at any time of determination and with respect to any contracts, any amount equal to the sum of the Discounted Contract Principal Balances of the contracts.

   AVAILABLE DISTRIBUTION AMOUNT: With respect to a payment date, the excess of:

      (a) the Available Funds with respect to the related collection period, over

      (b) the Trust Operating Expenses.

   AVAILABLE FUNDS: With respect to a payment date, all amounts held in the collection account on the related determination date, after taking into account all deposits required to be made on that determination date, other than any Advance Payment.

   AVAILABLE FUNDS SHORTFALL: An event which occurs on a payment date if either:

      (a) amounts are then or would otherwise be payable under the note insurance policy or

      (b) the Class A Insured Distribution Amount for such payment date exceeds the Available Distribution Amount for that payment date.

   BASE PRINCIPAL AMOUNT: With respect to any payment date, an amount equal to the excess of:

      (a) the sum of:

            (1) the Aggregate Discounted Contract Principal Balance of the contracts, as of the close of business on the last day of the second preceding collection period, and

            (2) the Pre-Funded Collateral Amount, as of the close of business on the last day of the second preceding collection period, over

      (b) the sum of

            (1) the Aggregate Discounted Contract Principal Balance of the contracts, as of the close of business on the last day of the immediately preceding collection period,

            (2) the Pre-Funded Collateral Amount, as of the close of business on the last day of the immediately preceding collection period,

            (3) the aggregate Prepayment Amounts received by the servicer during the related collection period,

            (4) any Defaulted Contract Amounts relating to the related collection period and

            (5) the amount of any funds released from the pre-funding account as a prepayment of principal on the offered notes, divided by ____%.

   CLASS A ACCELERATED PERCENTAGE: _____%.

   CLASS A ADDITIONAL PRINCIPAL DISTRIBUTION AMOUNT: Means:

      (a) with respect to any payment date prior to the Class A Termination Date, any Unscheduled Payments with respect to the related collection period; and

      (b) with respect to the Class A Termination Date, the amount described in clause (a) above, to the extent necessary to reduce the note principal balance of each class of Class A notes to zero.

   CLASS A BASE PRINCIPAL DISTRIBUTION AMOUNT: Means (a) with respect to any payment date prior to the Class A Termination Date, the sum of:

         (x) the product of (1) the Class A Percentage and (2) the Base Principal Amount for such payment date,

         (y) the Class A Additional Principal Distribution Amount, and

         (z) the product of (1) the Class A Accelerated Percentage and (2) the amount of any funds released from the pre-funding account as a prepayment of principal; and

      (b) with respect to the Class A Termination Date, the amount described in clause (a) above, to the extent necessary to reduce the note principal balance of each class of Class A notes to zero.

   CLASS A DEFAULT INTEREST: Means, for any payment date and each class of Class A notes, the product of:

      (x) the sum of clauses (1) and (2) of the definition of Class A Overdue Interest with respect to such class,

      (y) (1) for the Class A-1 notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of Class A notes, one-twelfth, and

      (z) __%.

   CLASS A INSURED DISTRIBUTION AMOUNT: Means, with respect to any payment date, the sum of the Class A Insured Distribution Amounts for each class of Class A notes. The "Class A Insured Distribution Amount" for each class of Class A notes is:

      (a) with respect to any payment date-other than any payment date which is the Class A Maturity Date for the class-the sum of (1) Class A Note Interest for the class less the amount of any Class A Default Interest for the class, and (2) the class's pro rata portion of the excess, if any, of (A) the note principal balance of the Class A notes over (B) the sum of the Aggregate Discounted Contract Principal Balance of the contracts and the Pre-Funded Collateral Amount, and

      (b) with respect to the payment date which is the Class A Maturity Date for the class, the sum of (1) Class A Note Interest for the class less the amount of any Class A Default Interest for the class and (2) the then-outstanding note principal balance for the class.

   CLASS A MATURITY DATE: Means the final stated maturity date for each class of Class A notes, as set forth below,

   o  for the Class A-1 notes, ___________, 200_,

   o  for the Class A-2 notes, ___________, 200_,

   o  for the Class A-3 notes, ___________, 200_, and

   o  for the Class A-4 notes, ___________, 200_.

   CLASS A NOTE CURRENT INTEREST: With respect to any payment date and each class of Class A notes, the interest accrued during the related Interest Accrual Period, equal to the product of:

      (x) (1) for the Class A-1 notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of Class A notes, one-twelfth,

      (y) the note rate for that class of Class A notes and

      (z) the aggregate note principal balance of that class of Class A notes outstanding on the immediately preceding payment date, after taking into account all distributions made on such payment date.

   CLASS A NOTE INTEREST: Means, for any payment date and any class of Class A notes, the sum of the Class A Current Note Interest for that class of Class A notes and the Class A Overdue Note Interest for that class of Class A notes.

   CLASS A OVERDUE INTEREST: With respect to any payment date and each class of Class A notes, the difference between (x) the sum of:

      (1) the excess, if any, of that portion of any Class A Note Interest due on the immediately preceding payment date for that class of Class A notes over that portion of the Class A Note Interest paid on such immediately preceding payment date for that class of Class A notes,

      (2) without duplication of the amount described in clause (1), the amount of the Class A Overdue Interest due and unpaid as of the immediately preceding payment date attributable to that class of Class A notes, and

      (3) the product of (x) the sum of clauses (1) and (2), (y) (1) for the Class A-1 notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other class of Class A notes, one-twelfth, and

          (z) the note rate for that class of Class A notes, and

          (y) any Class A Overdue Interest attributable to that class of Class A notes paid on that payment date.

   CLASS A OVERDUE PRINCIPAL: With respect to any payment date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior payment dates and (b) the aggregate amount of the principal, from whatever source, actually distributed to Class A noteholders on all prior payment dates.

   CLASS A PERCENTAGE: ____%.

   CLASS A TERMINATION DATE: The payment date on which the note principal balance of each class of Class A notes is reduced to zero.

   CLASS B ACCELERATED PERCENTAGE: ____%.

   CLASS B ADDITIONAL PRINCIPAL DISTRIBUTION AMOUNT: Means:

      (a) with respect to any payment date prior to the Class A Termination Date, zero;

      (b) with respect to the Class A Termination Date, the excess, if any, of
   (x) any Unscheduled Payments with respect to the related collection period, over (y) the amount of such sum necessary to reduce the note principal balance of each class of Class A notes to zero; and

      (c) with respect to any period following the Class A Termination Date, the amount described in clause (b)(x) above, to the extent necessary to reduce the Class B note principal balance to zero.

   CLASS B BASE PRINCIPAL DISTRIBUTION AMOUNT: Means:

      (a) with respect to any payment date prior to the Class A Termination Date, the sum of (x) the product of (1) the Class B Percentage and (2) the Base Principal Amount for that payment date, (y) the Class B Additional Principal Distribution Amount and (z) the product of (1) the Class B Accelerated Percentage and (2) the amount of any funds released from the pre-funding account as a prepayment of principal; and

      (b) with respect to the Class A Termination Date, the amount described in clause (a) above plus the portion of the Class A Base Principal Distribution Amount, not applied as a reduction of the note principal balance of the Class A notes, on that date.

   CLASS B COLLATERALIZED BALANCE: The positive difference, if any, of the Class B note principal balance over the Class B Uncollateralized Balance.

   CLASS B MATURITY DATE: Means the final stated maturity date for each class of Class B notes, which is ___________, 200_.

   CLASS B NOTE CURRENT JUNIOR INTEREST: With respect to any payment date, the interest accrued during the related Interest Accrual Period, equal to the product of:

      (x) one-twelfth of the Class B note rate and

      (y) the aggregate Class B Uncollateralized Balance outstanding on the immediately preceding payment date.

   CLASS B NOTE CURRENT PRIORITY INTEREST: With respect to any payment date, the interest accrued during the related Interest Accrual Period, equal to the product of:

      (x) one-twelfth of the Class B note rate and

      (y) the aggregate Class B Collateralized Balance outstanding on the immediately preceding payment date.

   CLASS B NOTE INTEREST: Means, for any payment date and any class of Class B notes, the sum of __________ and the _________.

   CLASS B NOTE JUNIOR INTEREST: With respect to any payment date, the Class B Note Current Junior Interest and the Class B Overdue Junior Interest.

   CLASS B NOTE PRIORITY INTEREST: With respect to any payment date, the Class B Note Current Priority Interest and the Class B Overdue Priority Interest.

   CLASS B OVERDUE JUNIOR INTEREST: With respect to any payment date, the difference between (x) the sum of:

      (1) the excess, if any, of any Class B Note Junior Interest due on the immediately preceding payment date over the Class B Note Junior Interest paid on the immediately preceding payment date,

      (2) without duplication of the amount described in clause (1), the amount of the Class B Overdue Junior Interest due and unpaid as of the immediately preceding payment date and

      (3) the product of (x) the sum of clauses (1) and (2), (y) one-twelfth and
   (z) the sum of the Class B note rate plus 1%, and (y) any Class B Overdue Junior Interest paid on that payment date.

   CLASS B OVERDUE PRINCIPAL: With respect to any payment date, the difference, if any, equal to:

      (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior payment dates and

      (b) the aggregate amount of the principal, from whatever source, actually distributed to Class B noteholders on all prior payment dates.

   CLASS B OVERDUE PRIORITY INTEREST: With respect to any payment date, the difference between (x) the sum of:

      (1) the excess, if any, of any Class B Note Priority Interest due on the immediately preceding payment date over the Class B Note Priority Interest paid on such immediately preceding payment date,

      (2) without duplication of the amount described in clause (1), the amount of the Class B Overdue Priority Interest due and unpaid as of the immediately preceding payment date and

      (3) the product of (x) the sum of clauses (1) and (2), (y) one-twelfth and
   (z) the sum of the Class B note rate plus 1%, and

          (y) any Class B Overdue Priority Interest paid on that payment date.

   CLASS B PERCENTAGE: ___%.

   CLASS B TERMINATION DATE: The payment date on which the Class B note principal balance is reduced to zero.

   CLASS B UNCOLLATERALIZED BALANCE: The positive difference, if any, of:

      (x) the sum of (a) the Class A note principal balance and (b) the Class B note principal balance, over

      (y) the sum of (a) the Aggregate Discounted Contract Principal Balance of all of the contracts and (b) the Pre-Funding Collateral Amount.

   CONDITIONAL PREPAYMENT RATE: Means an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts.

   CONTROLLING PARTY: [Means the note insurer, but if the note insurer has defaulted on its obligations under the note insurance policy and the default is continuing,] the Controlling Party will mean the majority of the holders of the notes.

   CUMULATIVE LOSS EVENT: Means that the sum of the Defaulted Contract Amounts, as of the first payment date for which the contract is classified as a Defaulted Contract, of all contracts which have become Defaulted Contracts, on a cumulative basis since the closing date, less any Defaulted Contract Recoveries, exceeds an amount equal to ____% of the Initial Aggregate Collateral Balance.

   CUT-OFF DATE: Means:

      (x) with respect to the initial contracts, the close of business on
   ___________, 200_, and

      (y) with respect to any subsequent contracts or substitute contracts, the close of business on the last day of the month preceding the month in which the contract was transferred to the transferors.

   DEFAULTED CONTRACT: A contract becomes a "Defaulted Contract" at the earliest of the date on which:

   o the servicer has determined in its sole discretion, in accordance with the servicing standard and its customary servicing procedures, that such contract is not collectible,

   o all or part of a scheduled payment thereunder is more than 120 days delinquent,

   o the servicer elected not to make a servicer advance or for which the servicer has determined that a prior servicer advance is not recoverable or

   o a bankruptcy proceeding has been instituted by or against the obligor, and the obligor has failed to make a scheduled payment or Final Scheduled Payment.

   DEFAULTED CONTRACT AMOUNTS: Means, with respect to any payment date, the sum of:

      (x) the present value of all of the remaining scheduled payments and any Final Scheduled Payment due or to become due under each contract which became a Defaulted Contract during the related collection period, discounted monthly at the actual discount rate and

      (y) any scheduled payments previously due and not paid by the obligor.

   DEFAULTED CONTRACT RECOVERIES: All proceeds of the sale or re-lease of equipment related to Defaulted Contracts and any amounts collected as judgments against an obligor or others related to the failure of the obligor to pay any required amounts under the related contract or to return the equipment, in each case as reduced by (x) any unreimbursed servicer advances with respect to the contract and (y) any reasonably incurred out-of-pocket expenses incurred by the servicer in enforcing the contract or in liquidating such equipment.

   DELINQUENCY TRIGGER EVENT: Exists on any payment date on which the average of the Delinquency Trigger Ratios for such payment date and the two immediately preceding payment dates exceeds _%. Once a Delinquency Trigger Event occurs, then the condition will be deemed to continue until the payment date which is the third consecutive payment date for which the average of the Delinquency Trigger Ratio for such payment date and the two immediately preceding payment dates is less than _%.

   DELINQUENCY TRIGGER RATIO: With respect to any payment date, the quotient, expressed as a percentage of:

      (a) the Aggregate Discounted Contract Principal Balance of all contracts as to which all or a portion of a scheduled payment remained unpaid for more than 60 days from its due date, determined as of the end of the immediately preceding calendar month, divided by

      (b) the Aggregate Discounted Contract Principal Balance of all contracts as of the last day of the immediately preceding calendar month.

   DELINQUENT CONTRACT: As of any determination date, any contract, other than a contract which became a Defaulted Contract prior to the determination date, with respect to which all or a portion of any scheduled payment was not received by the servicer as of 30 days from its due date.

   DEPOSITOR RECEIVABLES SALE AGREEMENT: Means the Receivables Sale Agreement, dated as of _______________, 200__, among the transferors and the depositor.

   DISCOUNTED CONTRACT PRINCIPAL BALANCE: With respect to any contract, on any determination date, the sum of the present value of all of the remaining scheduled payments and any Final Scheduled Payment becoming due under the contract after the end of the prior collection period, discounted monthly at the actual discount rate in the manner described below. However, except to the extent expressly provided in the Sale and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, Expired Contract or contract reacquired by the originator pursuant to the Sale and Servicing Agreement, will be equal to zero.

   In connection with all calculations required to be made pursuant to the transaction documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each contract will be calculated assuming:

   o scheduled payments are due on the last day of each collection period;

   o scheduled payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

   o scheduled payments are discounted to the last day of the collection period prior to the determination date.

   EARLY TERMINATION CONTRACT: Any contract that has terminated pursuant to the terms of the contract prior to its scheduled expiration date, other than a Defaulted Contract.

   EXPIRED CONTRACT: Any contract that has terminated on its scheduled expiration date.

   EVENT OF DEFAULT: Has the meaning given in "Description of the Notes--Events of Default" in this prospectus supplement.

   EVENT OF SERVICING TERMINATION: Has the meaning given in "Description of the Notes--Events of Servicing Termination" in this prospectus supplement.

   FINAL SCHEDULED PAYMENT: With respect to any contract, any payment set forth in the contract other than the regular scheduled payment which is required to be paid by the related obligor at the maturity of the contract.

   INDENTURE TRUSTEE EXPENSES: Means the sum of the reimbursement to the indenture trustee for its reasonable expenses in its capacity as indenture trustee. These expenses include, without limitation, amounts payable to the indenture trustee, in its capacity as back-up servicer, in respect of a transfer of servicing from the servicer to the back-up servicer, and indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties in connection with the transfer of servicing.

   INITIAL AGGREGATE COLLATERAL BALANCE: The sum of (x) the Aggregate Discounted Contract Principal Balance of the contracts as of the Cut-Off Date, and (y) the Pre-Funded Collateral Amount on the closing date.

   INITIAL UNPAID AMOUNT: With respect to a contract, the excess of (x) the aggregate amount of all scheduled payments due prior to the Cut-Off Date over
(y) the aggregate of all scheduled payments made prior to the Cut-Off Date with respect to the contract.

   INTEREST ACCRUAL PERIOD: With respect to any payment date, the period from and including the prior payment date to but excluding that payment date and with respect to the initial payment date,

      (x) for the Class A-1 notes, the period from and including the closing date up to but excluding that payment date, and

      (y) for each other class of notes, the period from and including __________, 200_ up to but excluding that payment date.

   NET CHARGE-OFF EVENT: Exists on any payment date on which the weighted average of the Net Charge-Off Ratio for such payment date and the two immediately preceding payment dates exceeds ___%. Once a Net Charge-Off Event occurs, then the condition will be deemed to continue until the payment date which is the fourth consecutive payment date for which the weighted average of the Net Charge-Off Ratio for such payment dates and the two immediately preceding payment dates is less than ___%.

   NET CHARGE-OFF RATIO: With respect to any payment date, twelve times the quotient, expressed as a percentage, of:

      (a) the sum of the Discounted Contract Principal Balance of all contracts that become Defaulted Contracts during the immediately preceding calendar month-regardless of whether a substitute contract was provided for them-less all recoveries received during the immediately preceding calendar month, including, but not limited to, liquidation proceeds, divided by

      (b) the Aggregate Discounted Contract Principal Balance of all contracts as of the end of the immediately preceding calendar month.

For the purposes of the calculation of the Net Charge-Off Ratio, the Discounted Contract Principal Balance of any contract which is a Defaulted Contract will not be zero, but will instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in that definition.

   "NON-U.S. PERSON" is a person who is not a U.S. Person.

   PRE-FUNDED COLLATERAL AMOUNT: As of any date of determination, is the amount on deposit in the pre-funding account, divided by ____%.

   [PREMIUM AMOUNT: With respect to any payment date, the product of:

      (a) one-twelfth,

      (b) the Premium Rate and

      (c) the outstanding Class A note principal balance as of the end of the immediately preceding collection period.]

   [PREMIUM RATE: Has the meaning given in the Premium Letter, dated as of ___________, 200_, between the originator and the note insurer.]

   PREPAYMENT: With respect to a collection period and a contract other than a Defaulted Contract, the amount received by the servicer during such collection period from or on behalf of an obligor with respect to the contract in excess of the sum of (x) any scheduled payment and any Final Scheduled Payment due during the collection period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for the contract, so long as the amount is designated by the obligor as a prepayment and the servicer has consented to the prepayment. Neither Residual Receipts nor Defaulted Contract Recoveries are Prepayments.

   PREPAYMENT AMOUNT: With respect to a payment date and a contract, an amount, without duplication, equal to the sum of:

   o the Discounted Contract Principal Balance as of the beginning of the immediately preceding collection period, without any deduction for any security deposit paid by an obligor, unless the security deposit has been deposited in the collection account under the indenture,

   o the product of (x) the Discounted Contract Principal Balance of the contract as of the beginning of the immediately preceding collection period and (y) one-twelfth of the actual discount rate, and

   o  any scheduled payments theretofore due and not paid by an obligor.

   PURCHASE OPTION PAYMENT: With respect to a contract, any payment set forth in the contract payable by the obligor, including any security deposit applied in respect of that payment, upon the exercise of a purchase option for the equipment relating to the contract at the end of the term of the contract, whether or not the obligor actually exercises the purchase option, or with respect to any contract which does not set forth a purchase option, any payment made by an obligor to purchase the equipment relating to the contract at the end of the term of the contract.

   REACQUISITION AMOUNT: With respect to a payment date and a contract, the sum, without duplication, of,

   o the Discounted Contract Principal Balance as of the beginning of the immediately preceding collection period, without any deduction for any security deposit paid by an obligor, unless such security deposit has been deposited in the collection account pursuant to the indenture,

   o the product of (x) Discounted Contract Principal Balance of the contract as of the beginning of the immediately preceding collection period and (y) one-twelfth of the actual discount rate, and

   o  any scheduled payments previously due and not paid by an obligor.

   RECEIVABLES SALE AGREEMENT: Means the receivables sale agreement, dated as of _______________, 200_, among the originator and the transferors.

   [REIMBURSEMENT AMOUNT: As of any payment date, the sum of:

      (x)(a) all insured payments under the note insurance policy previously received by the indenture trustee from the note insurer and not previously repaid to the note insurer pursuant to the indenture plus (b) interest accrued on each of the insured payments, at the late payment rate specified in the insurance agreement, not previously repaid to the note insurer from the date the indenture trustee received the related insured payment to, but not including, that payment date and

      (y)(a) any amounts then due and owing to the note insurer under the insurance agreement plus (b) interest on the amounts at the late payment rate specified in the insurance agreement.]

   RESIDUAL BALANCE: As of any payment date, the difference, if any, between:

      (a) the sum of (x) the Aggregate Discounted Contract Principal Balance of all contracts as of the end of the immediately preceding collection period and (y) the amount on deposit in the pre-funding account, and

      (b) the sum of (x) the outstanding Class A note principal balance and (y) the outstanding Class B note principal balance, each, without taking into account any previous distributions on them attributable to Residual Receipts, after taking into account any distributions on the payment date.

   RESIDUAL RECEIPTS: All Purchase Option Payments or other proceeds of the sale, re-lease or re-marketing of the underlying equipment, to the extent such proceeds exceed any scheduled payments and any Final Scheduled Payments remaining unpaid, but limited to the originator's booked residual value for the contract.

   RESTRICTING EVENT:  An event which will occur on a payment date on which,

   o an Event of Servicing Termination has occurred under the Sale and Servicing Agreement and is not cured within the grace period set forth in the Sale and Servicing Agreement,

   o [the note insurer makes an insured payment under the note insurance policy,]

   o  a Net Charge-Off Event exists,

   o  a Delinquency Trigger Event exists,

   o  a Subordination Deficiency Event exists, or

   o  a Cumulative Loss Event exists.

   SALE AND SERVICING AGREEMENT: Means the Sale and Servicing Agreement, dated as of ____________, 200__, among the depositor, the trust, the originator, the transferors, the servicers and the indenture trustee.

   SUBORDINATION DEFICIENCY EVENT: Exists on any payment date on which:

      (x) the excess of (1) the sum of (A) the Aggregate Discounted Contract Principal Balance of the contracts as of the end of the immediately preceding collection period and (B) the Pre-Funded Collateral Amount as of the end of the immediately preceding collection period, over (2) the outstanding Class A note principal balance on the payment date, after taking into account distributions which would have been made on the payment date, is less than

      (y) __% of the Initial Aggregate Collateral Balance.

   TRANSFER AGREEMENTS: Means the Depositor Receivables Sale Agreement and the Receivables Sale Agreement.

   TRUST AGREEMENT: Means the trust agreement relating to the establishment of the trust described in this prospectus supplement, dated as of ________________, 200__, between the owner trustee, the depositor and the transferors.

   TRUST OPERATING EXPENSES: With respect to any payment date, an amount equal to the amounts owing to the servicer, the back-up servicer, the note insurer and the indenture trustee pursuant to the indenture and payable out of Available Funds in priority to the Class A Note Interest then owing to the Class A noteholders.

   UNSCHEDULED PAYMENTS: With respect to any payment date, any Prepayment Amount, Residual Receipts and Reacquisition Amounts received on account of a contract during the preceding calendar month and Defaulted Contract Amounts on contracts which became Defaulted Contracts during the preceding calendar month.

   "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

===========================================  ===================================

YOU SHOULD RELY ON THE INFORMATION
CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED
PROSPECTUS. WE HAVE NOT AUTHORIZED
ANYONE TO PROVIDE YOU WITH DIFFERENT
INFORMATION.

WE ARE NOT OFFERING THESE NOTES IN ANY
STATE WHERE THE OFFER IS NOT PERMITTED.

      ------------------------------

           TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
Summary.................................S-1
Risk Factors............................S-8
Forward-Looking Statements.............S-10
Defined Terms..........................S-10
Transaction Overview...................S-10
The Contract Pool......................S-11       $___________ (APPROXIMATE)
The Originator And The Servicer........S-24
[Description Of Originator And Its                _______ EQUIPMENT CONTRACT
  Originating Practices]...............S-24               TRUST 200_-_
[Description Of Servicer And Its                          ISSUER
  Servicing Standards].................S-24
[Description Of Servicer's                     EQUIPMENT CONTRACT-BACKED NOTES,
  Delinquency Experience]..............S-24              SERIES 200_-_
Formation of the Trust.................S-24       _________________________
Description of the Notes...............S-24              SERVICER
The Indenture Trustee and the
  Back-up Servicer.....................S-37          PAINEWEBBER ASSET
Prepayment and Yield Considerations....S-38        ACCEPTANCE CORPORATION
[The Note Insurance Policy]............S-43              DEPOSITOR
The Note Insurer.......................S-46
[Description of the Note Insurer]......S-46
Federal Income Tax Considerations......S-46            $___________
ERISA Considerations...................S-49           CLASS A-1 NOTES
Legal Investment.......................S-50            $___________
Underwriting...........................S-50           CLASS A-2 NOTES
Additional Information.................S-52            $___________
Experts................................S-52           CLASS A-3 NOTES
Legal Matters..........................S-52            $___________
Ratings................................S-52           CLASS A-4 NOTES
Glossary of Terms......................S-53            $___________
                                                       CLASS B NOTES

               PROSPECTUS
Summary of Terms.......................
Risk Factors...........................
Defined Terms..........................      -----------------------------------
The Trust Funds........................             PROSPECTUS SUPPLEMENT
The Issuers............................      -----------------------------------
The Receivables........................
Pool Factors...........................
Use of Proceeds........................
The Depositor..........................           PAINEWEBBER INCORPORATED
The Trustee............................
Description of the Securities..........
Description of the Trust Agreements....
Certain Legal Aspects of the
  Receivables..........................                  _________, 200_
Federal Income Tax Considerations......
ERISA Considerations...................
Methods of Distribution ...............
Incorporation of Information by
  Reference............................
Legal Matters..........................
Financial Information..................
Additional Information.................
Ratings................................
Glossary of Terms......................

DEALERS WILL BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN
ACTING AS UNDERWRITERS OF THESE SECURITIES
AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION,
ALL DEALERS SELLING THESE SECURITIES
WILL DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS UNTIL ____________, 200_.

===========================================  ===================================

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 16, 2000


PROSPECTUS SUPPLEMENT DATED __________, 200_
(TO PROSPECTUS DATED ___________, 200_)

                          $______________ (APPROXIMATE)

                       ____________________ TRUST 200_-_
                                    (ISSUER)

          ____________________ ASSET-BACKED CERTIFICATES, SERIES 200_-_

                    $__________ ______% CLASS A CERTIFICATES

                              ____________________
                            (ORIGINATOR AND SERVICER)

                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION
                                   (DEPOSITOR)

THE TRUST FUND--

   o The trust fund consists primarily of a pool of receivables consisting of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] and security interests in the underlying assets.

THE OFFERED CERTIFICATES--

   o  The trust will issue 1 class of certificates.

CREDIT ENHANCEMENT--

   o [The Class A certificates will be unconditionally and irrevocably guaranteed as to the distribution of scheduled interest and to specified distributions of principal pursuant to the terms of a financial guaranty insurance policy to be issued by _______________]

                                   [____ LOGO]

____________________ Trust 200_-_ is issuing certificates in 1 class

                                    UNDERWRITING         PROCEEDS TO THE
          PRICE TO THE PUBLIC         DISCOUNT              DEPOSITOR
          -------------------       ------------         ---------------

                       %                     %             $


   The proceeds to depositor are less expenses, estimated at $[ ]. See "Underwriting" in this prospectus supplement.

--------------------------------------------------------------------------------

   YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ___ IN THE PROSPECTUS.

   The certificates will not represent obligations of the depositor, originator, the issuer or any other person or entity. No governmental agency will insure the certificates or the collateral securing the certificates.

   You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

--------------------------------------------------------------------------------

   NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            PAINEWEBBER INCORPORATED

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information about the offered certificates for the series 200_-_ in two separate documents that progressively include more detail:

(1) the accompanying prospectus dated ___________, 200_. The accompanying prospectus provides general information, some of which may not apply to the offered certificates for the series 200_-_.

(2) this prospectus supplement. This prospectus supplement describes the specific terms of the certificates for the series 200_-_. Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

   IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY......................................................................S-5
RISK FACTORS................................................................S-12
     Limited Liquidity May Adversely Affect Market Value Of Securities......S-12
     Prepayments On The Receivables Will Cause Prepayments On The
       Certificates Resulting In Reinvestment Risk To You...................S-12
     Prepayments On The Receivables May Affect Your Yield On Your
       Certificates.........................................................S-12
     Potential Prepayments On Certificates Due To Failure To Transfer A
       Sufficient Number Of Additional Receivables To The Trust.............S-12
     Risk Of Potential Prepayments on Certificates Due To Failure
       To Obtain Release Of Existing Lien...................................S-13
     You May Experience A Loss On Your Certificates Because The Issuer
       Has Limited Asset....................................................S-13
     [Originator Has A Limited Operating History............................S-14
     [The Originator's Internet-Based Origination Programs May Give
       Rise To Risks That Are Not Customary.................................S-15
     [You May Experience A Loss In Connection With An Event Of Default......S-15
     [Potential Losses On Your Certificates Due To Geographic
       Concentration Of Receivables.........................................S-15
FORWARD LOOKING STATEMENTS..................................................S-16
DEFINED TERMS...............................................................S-16
THE TRUST...................................................................S-16
     General................................................................S-16
     The Trustee............................................................S-17
THE TRUST FUND..............................................................S-17
THE RECEIVABLES POOL........................................................S-17
     Eligibility Criteria...................................................S-17
     Subsequent Receivables.................................................S-18
     Pool Composition.......................................................S-19
THE TRANSFEROR..............................................................S-23
THE DEPOSITOR...............................................................S-24
THE ORIGINATOR And The Servicer.............................................S-24
     General................................................................S-24
     Origination Process and Credit Evaluation Procedures...................S-24
     Contract Processing, Purchase, Servicing and Administration............S-24
     Delinquency Control and Collection Strategy............................S-24
     Delinquency and Loss Experience........................................S-24
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................................S-25
DESCRIPTION OF CERTIFICATES.................................................S-28
     General................................................................S-28
     Distributions..........................................................S-29
     The Accounts...........................................................S-29
     Collections............................................................S-30
     Flow of Funds..........................................................S-30
     Withholding............................................................S-31
[THE INSURER]...............................................................S-31
     General................................................................S-31
     Reinsurance............................................................S-32
     Rating of Claims-Paying Ability........................................S-32
     Capitalization.........................................................S-32
     Insurance Regulation...................................................S-33
[THE POLICY]................................................................S-34
     [Other Provisions of the Policy].......................................S-36

THE POOLING AND SERVICING AGREEMENT AND THE TRANSFER AGREEMENTS.............S-37
     Conveyance of Receivables..............................................S-37
     Servicing..............................................................S-37
     Certain Reports........................................................S-40
     Termination............................................................S-41
     Amendment..............................................................S-41
FEDERAL INCOME TAX CONSIDERATIONS...........................................S-42
     Tax Status of the Trust................................................S-42
     Taxation of Certificateholders.........................................S-42
     Discount and Premium...................................................S-44
     Sale of a Class A Certificate..........................................S-45
     Foreign Class A Certificateholders.....................................S-45
     Backup Withholding.....................................................S-45
ERISA CONSIDERATIONS........................................................S-45
LEGAL INVESTMENT............................................................S-48
UNDERWRITING................................................................S-49
ADDITIONAL INFORMATION......................................................S-50
EXPERTS.....................................................................S-50
LEGAL MATTERS...............................................................S-50
RATINGS.....................................................................S-50
GLOSSARY OF TERMS...........................................................S-52

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

ISSUER....................................  [__________] Trust 200_-_.

DEPOSITOR.................................  PaineWebber Asset Acceptance
                                            Corporation will assign the
                                            receivables to the issuer.
                                            PaineWebber Asset Acceptance
                                            Corporation is a Delaware
                                            corporation. The depositor's
                                            principal executive offices are
                                            located at 1285 Avenue of the
                                            Americas, New York, New York 10019,
                                            telephone number (212) 713-2000.

ORIGINATORS AND
   SUB-SERVICERS..........................  ___________ originates the receivables consisting of [auto
                                            loan] [recreational vehicle loan]
                                            [auto lease] [structured settlement]
                                            and will sell and contribute the
                                            receivables to the transferor and
                                            will act as sub-servicer of the
                                            receivables.  _______ is a _________
                                            [company], whose executive offices
                                            are located at _____________.

SERVICER..................................  ______________ will service the receivables assigned to the issuer.
                                            The servicer is a _________ with its
                                            principal place of business in
                                            __________. The servicer is a wholly
                                            owned subsidiary of __________, a
                                            ________ corporation.  The
                                            servicer's address is ____________,
                                            telephone number (___) _____._____.

TRUSTEE AND BACKUP SERVICER...............  _______________ will serve as the trustee and backup servicer under
                                            the pooling and servicing agreement.
                                            The trustee and backup servicer's
                                            address is ____________, telephone
                                            number (___) ____.____.

RELEVANT DATES

CUT-OFF DATE..............................  ________, 200_.

CLOSING DATE..............................  On or about ________, 200_.

DISTRIBUTION DATES........................  The __________ day of each month or if the __________ day is not a
                                            business day, the next succeeding
                                            business day, commencing __________.

CERTIFICATES OFFERED......................  The certificates consist of a senior class offered by this prospectus
                                            supplement, the ______% ___________
                                            Class A, and ___________ classes of
                                            subordinate certificates not offered
                                            by this prospectus supplement.  Each
                                            certificate will represent a
                                            fractional undivided interest in the
                                            trust.  The Class A certificates
                                            will be issued in fully registered
                                            form in minimum denominations of
                                            $1,000,000 and integral multiples of
                                            $1,000 in excess thereof.  However,
                                            one Class A certificate may be
                                            issued in another denomination
                                            representing any remaining portion
                                            of the initial Class A certificate
                                            balance.  The Class A certificates
                                            will evidence in the aggregate an
                                            undivided ownership interest of
                                            ____% of the trust, with the
                                            subordinate certificates
                                            representing the remainder.  The
                                            Class A certificates are senior in
                                            priority of distributions of
                                            principal and interest due on the
                                            subordinate certificates, to the
                                            extent described in this prospectus
                                            supplement.

CLASS A PASS-THROUGH RATE.................  __________% per annum, calculated on the basis of a 360-day year
                                            consisting of twelve 30-day months.

DISTRIBUTIONS OF INTEREST.................  On each distribution date, the trustee will be required to pass
                                            through and distribute pro rata with
                                            respect to the Class A certificates
                                            to the holders of record of the
                                            Class A certificates as of the last
                                            day of the immediately preceding
                                            calendar month, interest
                                            distributable with respect to the
                                            Class A certificates.  The amount of
                                            interest distributable on the Class
                                            A certificates will be an amount
                                            equal to one-twelfth of the product
                                            of the Class A pass-through rate and
                                            the Class A certificate balance as
                                            of the record date to the extent
                                            that sufficient funds are on deposit
                                            in the collection account.  The
                                            pass-through rate for the Class A
                                            certificates is ____% per annum.
                                            See "Description of The
                                            Certificates--Flow of Funds" in this
                                            prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL................  On each distribution date, the trustee will be required to
                                            distribute pro rata to the Class A
                                            certificateholders and the
                                            subordinate certificateholders as of
                                            the related record date as a
                                            distribution of principal:

                                            o   that portion of all collections
                                                on receivables, other than
                                                liquidated receivables and
                                                receivables that were purchased
                                                or repurchased from the trust
                                                under the pooling and servicing
                                                agreement allocable to
                                                principal, including all full
                                                and partial principal
                                                prepayments;

                                            o   the principal balance of all
                                                receivables, other than
                                                purchased receivables, that
                                                became liquidated receivables
                                                during the related collection
                                                period;

                                            o   (A) the portion of the purchase
                                                amount allocable to principal of
                                                all receivables that became
                                                purchased receivables as of the
                                                immediately preceding record
                                                date, and (B) [in the sole
                                                discretion of the insurer, the]
                                                principal balance as of the
                                                immediately preceding record
                                                date of all receivables that
                                                were required to be purchased as
                                                of the immediately preceding
                                                record date but were not
                                                purchased; and

                                            o   the aggregate amount of cram
                                                down losses that occurred during
                                                the related collection period.

                                            These amounts will be computed in
                                            accordance with the simple interest
                                            method.

                                            A collection period with respect to
                                            a distribution date will be the
                                            calendar month immediately preceding
                                            the month in which the distribution
                                            date occurs, or, in the case of the
                                            initial distribution date, the
                                            period from the cut-off date through
                                            the last day of the calendar month
                                            preceding the month in which the
                                            initial distribution date occurs.
                                            See "Description of The
                                            Certificates--Flow of Funds" in this
                                            prospectus supplement.

                                            Distributions of interest and
                                            principal on the subordinate
                                            certificates will be subordinated in
                                            priority of distribution to interest
                                            and principal due on the Class A
                                            certificates. The subordinate
                                            certificateholders will not receive
                                            any distributions of interest or
                                            principal with respect to a
                                            collection period until the full
                                            amount of interest and principal on
                                            the Class A certificates relating to
                                            the collection period has been
                                            distributed from the collection
                                            account.

THE TRUST.................................  The trust will be a trust established under the laws of the
                                            State of _______________.  The
                                            activities of the trust are limited
                                            by the terms of the pooling and
                                            servicing agreement to:

                                            o   purchasing, owning and managing
                                                the receivables;

                                            o   issuing and making distributions
                                                on the certificates; and

                                            o   other related activities.

                                            The trust property includes:

                                            o   receivables consisting of
                                                [automobiles] [recreational
                                                vehicles] [structured
                                                settlements];

                                            o   monies due under the receivables
                                                on or after the cut-off date;

                                            o   security interests in the
                                                [automobiles] [recreational
                                                vehicles] [structured
                                                settlements] or other property
                                                securing the receivables;

                                            o   amounts as from time to time may
                                                be held in one or more accounts
                                                established and maintained by
                                                the servicer under the pooling
                                                and servicing agreement and the
                                                related proceeds;

                                            o   [the financial guaranty
                                                insurance policy;]

                                            o   any proceeds from claims on
                                                certain insurance policies;

                                            o   certain rights under the pooling
                                                and servicing agreement, under
                                                the transfer agreements; and

                                            o   all proceeds related to property
                                                in the trust.

THE RECEIVABLES AND THE OTHER TRUST FUND
   PROPERTIES.............................  The primary assets of the issuer will be the receivables consisting
                                            of [auto loans] [recreational
                                            vehicle loans] [auto leases]
                                            [structured settlements]. The
                                            receivables will be sold and
                                            contributed by the originator to the
                                            transferor, and assigned by the
                                            transferor to the depositor, by the
                                            depositor to the issuer, and then by
                                            the issuer to the trustee for the
                                            benefit of the certificateholders on
                                            the day of closing and from time to
                                            time on subsequent transfer dates on
                                            or before __________, 200_.

THE RECEIVABLES POOL......................  As of the beginning of business on
                                            __________, 200_, the [___________]
                                            in the pool have:

                                            (1) an aggregate principal balance
                                                of $___________;

                                            (2) a weighted average annual
                                                percentage rate of approximately
                                                _____%;

                                            (3) a weighted average remaining
                                                term to stated maturity of
                                                approximately ___________
                                                months; and

                                            (4) a remaining term to stated
                                                maturity of not more than __
                                                months and not less than __
                                                months.

OTHER TRUST FUND PROPERTIES...............  In addition to the receivables, the trust fund will also include:

                                            (1) all moneys received with respect
                                                to the initial receivables after
                                                the initial cut-off date and the
                                                subsequent receivables after the
                                                applicable subsequent cut-off
                                                dates;

                                            (2) the security interests in the
                                                [automobiles] [recreational
                                                vehicles] [structured
                                                settlements] financed by the
                                                receivables;

                                            (3) any proceeds from claims under
                                                insurance policies covering the
                                                underlying assets of the
                                                receivables or the related
                                                obligors;

                                            (4) all instruments and documents
                                                relating to the receivables;

                                            (5) a security interest in amounts
                                                on deposit in certain bank
                                                accounts; and

                                            (6) all rights of the issuer under
                                                the pooling and servicing
                                                agreement.

PRE-FUNDING

PRE-FUNDING ACCOUNT.......................  On the day of closing, the transferor will deposit
                                            approximately $___________ of the
                                            proceeds of the certificates into
                                            a pre-funding account held by the
                                            trustee. The issuer will use funds
                                            on deposit in this account to
                                            acquire additional receivables from
                                            the transferor from time to time on
                                            or before __________, 200_.

                                            The receivables acquired by the
                                            issuer during the period between the
                                            day of the closing and __________,
                                            200_ will also have been originated
                                            by ___________.

                                            The characteristics of the
                                            subsequently-acquired receivables
                                            will not differ materially from the
                                            receivables acquired by the issuer
                                            on the day of the closing.

[INSURER..................................  [__________] is a financial guaranty insurance company incorporated under
                                            the laws of the State of [________].
                                            See "The Policy" and "The Insurer"
                                            in this prospectus supplement.]

[THE POLICY...............................  On the closing date, the insurer will issue the financial guaranty
                                            insurance policy to the trustee for
                                            the benefit of the Class A
                                            certificateholders under which the
                                            insurer will unconditionally and
                                            irrevocably guarantee to the Class
                                            A certificateholders payment of the
                                            guaranteed distributions for each
                                            distribution date.  See "The Policy"
                                            and "Description Of The
                                            Certificates--Flow of Funds" in this
                                            prospectus supplement.]

TRANSFER AGREEMENT........................  The purchase agreement and assignment, dated as of [_________],
                                            under which the originators will
                                            sell the receivables to the seller,
                                            and the unaffiliated seller's
                                            agreement, dated as of [__________],
                                            under which the seller will sell the
                                            receivables to the depositor.

REPURCHASE AND
   PURCHASE OBLIGATIONS...................  [__________] will be obligated to repurchase a receivable if the
                                            interests of the trust, the
                                            certificateholders [or the insurer]
                                            in the receivable or the value of
                                            the receivable is materially
                                            adversely affected by a breach of
                                            any representation or warranty made
                                            with respect to the receivable or by
                                            a breach of certain of the
                                            servicer's servicing obligations
                                            under the pooling and servicing
                                            agreement or certain other covenants
                                            with respect to the servicer, if
                                            either breach has not been cured by
                                            the deposit date of the first full
                                            calendar month following the
                                            discovery by or notice to [________]
                                            of the breach.

SERVICING FEE.............................  Each month the servicer will receive a fee for servicing the receivables
                                            plus a supplemental servicing fee.
                                            See "The Pooling And Servicing
                                            Agreement and the Transfer of
                                            Agreements--Servicing" in this
                                            prospectus supplement.

OPTIONAL PURCHASE.........................  The servicer may purchase all of the receivables as of the last day of
                                            any month in which the aggregate
                                            principal balance as a percentage of
                                            the original aggregate principal
                                            balance is 10% or less.  [The
                                            servicer's right to exercise this
                                            option will be subject to the prior
                                            approval of the insurer.]  The
                                            purchase price will be equal to the
                                            aggregate purchase amounts and will
                                            be distributed to certificateholders
                                            on the following distribution date.
                                            See

                                            "The Pooling And Servicing
                                            Agreement and the Transfer
                                            Agreements".

FEDERAL INCOME
   TAX CONSIDERATIONS.....................  In the opinion of Cadwalader,
                                            Wickersham & Taft, special tax
                                            counsel to the depositor, the trust
                                            will be classified as a grantor
                                            trust and not as an association
                                            taxable as a corporation for federal
                                            income tax purposes.  The
                                            certificateholders must report their
                                            respective allocable shares of all
                                            income earned on the trust assets,
                                            other than any amounts treated as
                                            "stripped coupons" and may deduct
                                            their respective allocable shares of
                                            reasonable servicing fees.  See
                                            "Federal Income Tax Considerations--
                                            Tax Status of the Trust" in this
                                            prospectus supplement.  Prospective
                                            investors should note that no
                                            rulings have been or will be sought
                                            from the IRS with respect to any of
                                            the federal income tax consequences
                                            discussed in this prospectus
                                            supplement, and no assurance can be
                                            given that the IRS will not take
                                            contrary positions.  See "Federal
                                            Income Tax Considerations" in this
                                            prospectus supplement.

ERISA CONSIDERATIONS......................  As described in this prospectus supplement, the Class A certificates
                                            may be purchased by employee benefit
                                            plans that are subject to ERISA or
                                            entities using assets of the plans.
                                            Any benefit plan fiduciary
                                            considering purchase of the Class A
                                            certificates should, among other
                                            things, consult with its counsel in
                                            determining whether all required
                                            conditions have been satisfied. See
                                            "ERISA Considerations" in this
                                            prospectus supplement.

RATINGS...................................  As a condition to the issuance of the Class A certificates, the Class
                                            A certificates will be rated at
                                            least "_______" by __________ on the
                                            basis of the issuance of the
                                            financial guaranty insurance policy
                                            by the insurer.  We cannot assure
                                            you that a rating will not be
                                            lowered or withdrawn by a rating
                                            agency based on a change in
                                            circumstances deemed by the rating
                                            agency to adversely affect the Class
                                            A certificates.  A rating is not a
                                            recommendation to purchase, hold or
                                            sell the Class A certificates, in as
                                            much as the rating does not comment
                                            as to market price or suitability
                                            for a particular investor. See
                                            "Ratings" in this prospectus
                                            supplement.

                                  RISK FACTORS

   BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS WHICH WE BELIEVE DESCRIBE THE PRINCIPAL FACTORS THAT MAKE AN INVESTMENT IN THE CERTIFICATES SPECULATIVE OR RISKY. IN PARTICULAR, PAYMENTS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE RECEIVABLES. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE RECEIVABLES.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF SECURITIES

   A secondary market for the certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities" in the accompanying prospectus.

PREPAYMENTS ON THE RECEIVABLES WILL CAUSE PREPAYMENTS ON THE CERTIFICATES RESULTING IN REINVESTMENT RISK TO YOU

   The receivables may be prepaid, in full or in part, voluntarily or as a result of:

   o  prepayments on the defaults;

   o  casualties to the related receivables; or

   o  other reasons.

   Since the rate of distribution of principal of the certificates depends in part on the rate of payment, including prepayments, of the principal balance of the [____________], final distribution of the certificates could occur significantly earlier than the final scheduled distribution date for each class of certificates. You will bear the risk that you may have to reinvest the principal on your certificates earlier than you expected at a rate of interest that is less than the rate of interest on your certificates.

PREPAYMENTS ON THE RECEIVABLES MAY AFFECT YOUR YIELD ON YOUR CERTIFICATES

   If you purchase your certificates at a premium, prepayments on the receivables may reduce your yield. The ratings on the certificates do not address the possibility that prepayment rates may affect your yield on your certificates.

POTENTIAL PREPAYMENTS ON CERTIFICATES DUE TO FAILURE TO TRANSFER A SUFFICIENT NUMBER OF ADDITIONAL RECEIVABLES TO THE TRUST

   If all of the funds on deposit in the pre-funding account are not used to purchase additional receivables during the pre-funding period, any remaining amount on deposit in loans to the trust will be used to make principal distributions on the certificates. See "Description of the Certificates--Distributions" in this prospectus supplement. The originator has identified an existing pool of receivables that the originator believes will satisfy the established criteria for receivables that will be assigned to the issuer on subsequent transfer dates. See "The Receivables Pool--Subsequent Receivables" in this prospectus supplement. However, we cannot assure you that the identified receivables will in fact satisfy that criteria and that there will be a sufficient number of eligible receivables to assign to the issuer.

   For example, any receivable that is more than _____ days delinquent or that has not had at least _____ scheduled payments made prior to the end of the pre-funding period will not be eligible for assignment to the issuer. The ability of the transferor to assign a sufficient number of additional receivables to the issuer.

RISK OF POTENTIAL PREPAYMENTS ON CERTIFICATES DUE TO FAILURE TO OBTAIN RELEASE OF EXISTING LIEN

   The receivables that the originator has identified for possible transfer to the to issuer on subsequent transfer dates are subject to a lien securing amounts on subsequent receivables advanced under a warehouse credit line that the originator uses to finance receivables it owns. Although the originator anticipates that amounts on deposit in the pre-funding account will be sufficient to repay the related warehouse debt and release the lien on additional receivables, we cannot assure you that those amounts will be sufficient or that the originator will have other sources of cash that could be used to repay the warehouse debt. If the related warehouse debt were not repaid and the lien released, the transferor would be unable to assign additional receivables to the issuer.

YOU MAY EXPERIENCE A LOSS ON YOUR CERTIFICATES BECAUSE THE ISSUER HAS LIMITED ASSETS

   The issuer's primary assets or source of funds for distributions on the certificates are:

   o  the receivables;

   o  the pre-funding account;

   o  [the reserve limited assets account;]

   o  [the yield supplement account;]

   o  the capitalized interest account; and

   o  [the insurance policy issued by ___________.]

   For repayment, you must rely upon payments on the receivables, amounts on deposit in the pre-funding account[, the yield supplement account, the capitalized interest account and amounts, if any, in the reserve account].

   o The pre-funding account and the capitalized interest account will only be maintained until the first distribution date after the pre-funding period.

   o The money in the pre-funding account will only be used to purchase additional receivables and is not available to cover losses on the receivables.

   o The capitalized interest account covers obligations of the issuer relating to the portion of the issuer's assets not invested in receivables and is not designed to provide protection against losses on the receivables.

   o [Although the policy will be available to cover shortfalls in distributions each month, if ___________ defaults in its obligations under the policy, the certificateholders must rely solely on:

   o amounts received with respect to the receivables without the benefit of the policy

   o  amounts, if any, on deposit in the reserve account; and

   o the amount released from the yield supplement account on each distribution date.

   If this happens, the trustee may be unable to realize on the collateral securing the receivables and the proceeds to be distributed to certificateholders on a current basis may be reduced.]

[ORIGINATOR HAS A LIMITED OPERATING HISTORY

   All of the receivables were originated by ___________ in accordance with its credit underwriting criteria. The originator was formed in ___________ and commenced its operations as an originator of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] only in __________. Since that time it has experienced rapid growth in its portfolio of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements]. The originator therefore has limited historical performance data with respect to the majority of the [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] it currently services. Although the originator has calculated and presented in this prospectus supplement its delinquency and net loss experience with respect to its entire portfolio of serviced [auto loans] [recreational vehicle loans] [auto leases] [structured settlements], we cannot assure you that the information presented will reflect actual experience with respect to the receivables. In addition, we cannot assure you that the future delinquency or loan loss experience of the servicer with respect to the receivables will be better or worse than that set forth in the table headed "Delinquency and Loss Experience" in this prospectus supplement. The originator is at an early stage of operations, is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified credit and collection personnel and support its [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] business. See "The Originator and the Servicer" in this prospectus supplement.]

[THE ORIGINATOR'S INTERNET-BASED ORIGINATION PROGRAMS MAY GIVE RISE TO RISKS THAT ARE NOT CUSTOMARY

   The originator generally uses the internet and the mail to communicate with obligors during the process of underwriting and originating [auto loans] [recreational vehicle loans] [auto leases] [structured settlements]. For a discussion of the underwriting and origination process, see "The Originator and The Servicer" in this prospectus supplement. The underwriting and origination processes and loan documentation used by the originator are novel and were developed to capitalize on the potential benefits of conducting its business over the internet and through the mail. These processes and the related loan documentation may entail risks that would not exist in a customary [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. We cannot assure you that these risks could not adversely affect the collectability or enforceability of the contracts or the security interests in the underlying assets.

[YOU MAY EXPERIENCE A LOSS IN CONNECTION WITH AN EVENT OF DEFAULT

   Unless an insurer default has occurred and is continuing, neither the trustee nor the certificateholders may declare an event of default under the pooling and servicing agreement. So long as an insurer event of default has not occurred and is not continuing, an event of default will occur only upon delivery by the insurer to the trustee of notice of the occurrence of events of default under the insurance agreement. If a default occurs under the pooling and servicing agreement, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the sale, in whole or in part, of the receivables and the other assets of the trust, which will result in a prepayment, in whole or in part, of the certificates in advance of their maturity dates. Following the occurrence of an event of default, the trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make distributions on the certificates in accordance with the terms of the pooling and servicing agreement on each distribution date. Following the occurrence of an event of default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the certificates, plus accrued interest on the certificates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on your certificates.]

[POTENTIAL LOSSES ON YOUR CERTIFICATES DUE TO GEOGRAPHIC CONCENTRATION OF RECEIVABLES

   Economic conditions in the states where the obligors under the receivables reside affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. Based on the principal balance of the original pool of receivables as of __________, 200_, ______% of the receivables were originated in ___________, _____% in ___________, and _____% in
___________. No other states have concentrations in excess of ____%. Accordingly, adverse economic conditions or other factors affecting ________, _______ or ________ could have an especially significant impact on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of distribution of principal and interest on your certificates.]

                           FORWARD-LOOKING STATEMENTS

   In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Weighted Average Life Of The Securities" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

   (1) economic conditions and industry competition,

   (2) political and/or social conditions, and

   (3) the law and government regulatory initiatives.

   We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-[__] in this prospectus supplement.

                                    THE TRUST

GENERAL

   The issuer, ___________ Trust 200_-_ is a business trust formed under the laws of the State of ___________ under a trust agreement. After its formation, the issuer will not engage in any activity other than:

   o  acquiring, holding and managing the trust fund;

   o  issuing the certificates;

   o  making distributions on the certificates issued by it; and

   o engaging in other activities that are necessary, suitable or convenient to accomplish those objectives.

   The trust's principal offices are in ___________, in care of ___________, as trustee, at the address listed below under "--The Trustee" in this prospectus supplement.

THE TRUSTEE

   ___________ is the trustee under the pooling and servicing agreement. The trustee is a ___________ and its principal offices are located at ___________.

                                 THE TRUST FUND

   The trust fund will include, among other things, the following property of the issuer:

   (1) the Receivables;

   (2) all payments due on or received under the Initial Receivables after the beginning of business on the Initial Cut-off Date and under the Subsequent Receivables after the Subsequent Cut-off Dates;

   (3) any amounts as from time to time may be held in the collection account, the Certificate Distribution Account, [the Yield Supplement Account,] the Pre-Funding Account and the Capitalized Interest Account;

   (4) an assignment of the security interests of the originator in the assets underlying the Receivables;

   (5) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the assets underlying the Receivables or the obligors;

   (6) the receivable file related to each Receivable; and

   (7) certain other rights under the trust agreements.

   The trust fund will also include an assignment of the transferor's rights against the originator and the depositor's rights against the transferor and the originator under the pooling and servicing agreement upon the occurrence of certain breaches of representations and warranties.

                              THE RECEIVABLES POOL

ELIGIBILITY CRITERIA

     The Receivables were originated by the originator in the ordinary course of its business. The pool of Receivables will consist of the Initial Receivables purchased by the issuer as of the Initial Cut-off Date and the Subsequent Receivables purchased by the issuer as of the related Subsequent Cut-off Dates. The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the portfolio of the originator for inclusion in the pool of Receivables by several criteria, including the following:

   o  each Receivable has an annual percentage rate of at least ___________%,

   o each Receivable as of the related cut-off date, was not more than ____ days past due;

   o each Receivable has a scheduled maturity not later than ____ months before __________, 20__;

   o each Receivable had an original term to stated maturity of not more than ____ months; and

   o each Receivable has had at least _____ scheduled payments received by the servicer prior to the related cut-off date.

   No selection criteria or procedures believed by the originator or the transferor to be adverse to [the insurer or] the certificateholders were used in selecting the receivables.

SUBSEQUENT RECEIVABLES

   During the Pre-Funding Period, the transferor is obligated to purchase from the originator and to assign to the depositor the Subsequent Receivables. The Subsequent Receivables will then be assigned to the issuer, on each subsequent transfer date. The aggregate principal balance of the Subsequent Receivables is anticipated by the originator to equal approximately $__________. In connection with each assignment of Subsequent Receivables, the issuer will be required to pay to the depositor a cash purchase price equal to __% of the outstanding principal balance of the Subsequent Receivables as of their Subsequent Cut-off Dates [less required deposits to the reserve account]. The depositor will pay the cash purchase price to the transferor and the transferor in turn will pay it to the originator. At this agreed upon purchase price, the Initial Pre-Funded Amount will be sufficient to purchase the entire $___________ aggregate principal balance of Subsequent Receivables that the originator anticipates will be transferred to the transferor. The purchase price will be withdrawn from the Pre-Funding Account and paid to the depositor for further payment to the transferor and the originator.

   Any assignment of Subsequent Receivables is subject to the following conditions, among others:

   o each Subsequent Receivable and the underlying assets satisfies the eligibility criteria specified under "Eligibility Criteria" above as of the related Subsequent Cut-off Date;

   o [the insurer, so long as no Insurer Default has occurred and is not continuing, will have approved in its absolute and sole discretion the assignment of the Subsequent Receivables to the issuer;]

   o neither the originator nor the transferor will have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of [the insurer or] the certificateholders;

   o the originator has delivered certain opinions of counsel with respect to the validity of the conveyance of the Subsequent Receivables;

   o the Rating Agencies will have confirmed that the ratings on the certificates have not been withdrawn or reduced as a result of the assignment of the Subsequent Receivables to the issuer; and

   o no event of default under the pooling and servicing agreement has occurred and is continuing.

   In addition, the obligation of the issuer to purchase the Subsequent Receivables on a subsequent transfer date is subject to the condition that the Receivables assigned to the issuer, including the Subsequent Receivables to be conveyed to the trust on the subsequent transfer date meet the following criteria:

   o each Subsequent Receivable assigned to the issuer will have an annual percentage rate of _______% or higher;

   o each Subsequent Receivable assigned to the issuer will have a remaining term to stated maturity of not more than __ months; and

   o not more than __% of the pool balance will have obligors whose mailing addresses are in any one state other than [_________] unless an opinion of counsel acceptable to the Rating Agencies [and the insurer] with respect to the security interest in the related [____________] is furnished by the transferor on or prior to the subsequent transfer date.

   Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire pool of Receivables included in the trust, including the composition of the Receivables, the distribution by annual percentage rate, the geographic distribution and the distribution by remaining term described in the following tables, will vary from those of the Initial Receivables.

POOL COMPOSITION

   Set forth in the following tables is information concerning the composition, distribution by geographic location, distribution by remaining Principal Balance, distribution by APR, distribution by original term to stated maturity, distribution by remaining term to stated maturity and distribution by loan purpose of the Initial Receivables to be assigned to the issuer as of the Initial Cut-off Date.

                   COMPOSITION OF THE INITIAL RECEIVABLES POOL
                         AS OF THE INITIAL CUT-OFF DATE

Aggregate Principal Balance.............................        $
Number of Receivables...................................
Average Principal Balance...............................        $
(Range).................................................
Average Original Amount Financed........................        $
(Range).................................................
Weighted Average APR....................................
(Range).................................................
Weighted Average Original Term to Stated Maturity.......
(Range).................................................
Weighted Average Remaining Term to Stated Maturity......
(Range).................................................


  DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE INITIAL RECEIVABLES AS OF
                            THE INITIAL CUT-OFF DATE

                                                                     AGGREGATE PRINCIPAL    AGGREGATE PRINCIPAL
RANGE OF REMAINING PRINCIPAL BALANCES        NUMBER OF RECEIVABLES         BALANCE              BALANCE (1)
-------------------------------------        ---------------------   -------------------    -------------------
                                                                        $                      $








---------------------------

(1) Percentages may not add to 100.00% due to rounding.

        GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES POOL AS OF THE
                              INITIAL CUT-OFF DATE

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF        AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
STATE (1)                                                RECEIVABLES             BALANCE             BALANCE (2)
------------------------------------------------         -----------       -------------------   -------------------
Alabama.........................................                              $                                %
Arizona.........................................
Arkansas........................................
California......................................
Colorado........................................
Connecticut.....................................
District of Columbia............................
Florida.........................................
Georgia.........................................
Idaho...........................................
Indiana.........................................
Iowa............................................
Kansas..........................................
Kentucky........................................
Maine...........................................
Maryland........................................
Massachusetts...................................
Michigan........................................
Minnesota.......................................
Missouri........................................
Montana.........................................
Nebraska........................................
New Jersey......................................
New Mexico......................................
New York........................................
North Carolina..................................
Ohio............................................
Oklahoma........................................
Oregon..........................................
Rhode Island....................................
South Carolina..................................
Tennessee.......................................
Texas...........................................
Utah............................................
Virginia........................................
Washington......................................
West Virginia...................................
Wisconsin.......................................
Total...........................................

---------------------------

(1) Based on mailing addresses of the obligors as of the date of origination.

(2) Percentages may not add to 100.00% due to rounding.


     DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE INITIAL RECEIVABLES AS OF
                            THE INITIAL CUT-OFF DATE

                                                                                                   PERCENTAGE OF
                                                                        AGGREGATE PRINCIPAL     AGGREGATE PRINCIPAL
      RANGE OF ANNUAL PERCENTAGE RATES         NUMBER OF RECEIVABLES          BALANCE               BALANCE (2)
      --------------------------------         ---------------------    -------------------     -------------------
                                                                           $                                  %








---------------------------

(1) Percentages may not add to 100.00% due to rounding.


 DISTRIBUTION BY ORIGINAL TERM TO STATED MATURITY OF THE INITIAL RECEIVABLES AS
                           OF THE INITIAL CUT-OFF DATE

                                                                                                   PERCENTAGE OF
                                                                        AGGREGATE PRINCIPAL     AGGREGATE PRINCIPAL
      RANGE OF ANNUAL PERCENTAGE RATES         NUMBER OF RECEIVABLES          BALANCE               BALANCE (2)
      --------------------------------         ---------------------    -------------------     -------------------
                                                                           $                                  %








---------------------------

(1) Percentages may not add to 100.00% due to rounding.

            DISTRIBUTION BY REMAINING TERM TO STATED MATURITY OF THE
               INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE

                                                                                                   PERCENTAGE OF
                                                                      AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
      RANGE OF REMAINING TERMS (1)          NUMBER OF RECEIVABLES           BALANCE                 BALANCE (2)
      ----------------------------          ---------------------     -------------------      --------------------
                                                                         $                                    %









---------------------------

(1) Defined as the number of months from the Initial Cut-off Date to stated maturity.

(2) Percentages may not add to 100.00% due to rounding.


          [DISTRIBUTION BY LOAN PURPOSE AS OF THE INITIAL CUT-OFF DATE

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF        AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
                   LOAN PURPOSE                          RECEIVABLES             BALANCE             BALANCE (2)
                   ------------                          -----------       -------------------   -------------------

[____________] Purchase.........................                               $                               %
[____________] Purchase.........................
Refinance of Existing Loan......................
Lease Buyout....................................
Total...........................................

---------------------------

(1) Percentages may not add to 100.00% due to rounding.]


                                 THE TRANSFEROR

   _________________, will be organized as a _____________ on or before the closing date and is wholly-owned by _____________. The transferor will be organized for limited purposes, which include selling and assigning receivables sold to it by the originator to the depositor and any activities incidental to and necessary or convenient for the accomplishment of that purpose. The principal executive offices of the transferor are located at _________________________, __________, ________, _______, and its telephone number is (___) ____-_____.

                                  THE DEPOSITOR

   PaineWebber Asset Acceptance Corporation, a Delaware corporation, is a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019.

                         THE ORIGINATOR AND THE SERVICER

   ______________, a _____________, was formed in ______. Its executive offices are located at _____________, and its telephone number is (___) ___-____.

GENERAL

   [DESCRIBE ORIGINATOR'S BUSINESS GENERALLY]

ORIGINATION PROCESS AND CREDIT EVALUATION PROCEDURES

   [DESCRIBE FOR SPECIFIC ORIGINATOR]

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

   [DESCRIBE FOR SPECIFIC ORIGINATOR]

DELINQUENCY CONTROL AND COLLECTION STRATEGY

   [DESCRIBE FOR SPECIFIC OBLIGOR]

DELINQUENCY AND LOSS EXPERIENCE

   [DESCRIBE FOR SPECIFIC OBLIGOR]


                             DELINQUENCY EXPERIENCE

                                             ___ MONTHS              YEAR ENDED
                                            ENDED _______           DECEMBER 31,
------------------------------------------  -------------           ------------

Number of Loans Outstanding
Delinquencies as a Percentage of Loans (1)
31-60 Days
61-90 Days
Over 90 Days

---------------------------

(1) Calculated as the number of delinquencies during the period divided by the number of loans outstanding at the end of the period.

                      NET LOSS AND REPOSSESSION EXPERIENCE
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                             ___ MONTHS              YEAR ENDED
                                            ENDED _______           DECEMBER 31,
------------------------------------------  -------------           ------------

Average Number of Loans Outstanding (1)
Average Principal Amount Outstanding (1)
Number of Repossessions
Number of Repossessions as a Percent of
  Average
Number of Loans Outstanding
(Annualized)
Principal Amount of Repossessions as a
  Percent of Average Principal Amount
  Outstanding (Annualized)
Net Losses for the Period Ended
Net Losses as a Percent of Average
  Principal Amount
Outstanding (Annualized) (2)

---------------------------

(1) Averages are calculated based on beginning and end-of-period balances.

(2) "Net Losses" are equal to the aggregate balance for all contracts which are determined to be uncollectible in the period less any recoveries on contracts in the period or any prior periods excluding expenses associated with collection, repossession and disposition of the [__________].


                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

   Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Risk Factors--Maturity and Prepayment Considerations" and "The Receivables--Maturity and Prepayment Considerations" in the prospectus. As the rate of distribution of principal of the Class A certificates depends primarily on the rate of payment including prepayments of the principal balance of the Receivables, final distribution to the Class A certificates could occur significantly earlier than the applicable Final Scheduled Distribution Date for that class. Reinvestment risk associated with early payment of the certificates will be borne exclusively by the certificateholders. It is expected that final distribution of each class of certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Class A certificates in full on or prior to the applicable Final Scheduled Distribution Date, final distribution would occur later than that date.

   Prepayments on [auto loan] [recreational vehicle loan] [auto lease] [structured settlement] receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

   The following tables have been prepared on the basis of the characteristics of the Receivables. The tables assume that:

   (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

   (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

   (3) distributions on the certificates are made on each distribution date;

   (4) [the Yield Supplement Amount is deposited into the Collection Account each period;]

   (5) the amount deposited into the Pre-Funding Account on the closing date is applied in its entirety to the purchase of Receivables transferred to the issuer during the Pre-Funding Period and to make related deposits to the [Reserve Account, the Yield Supplement Account and the] Capitalized Interest Account; and

   (6) the transferor exercises its option to purchase the Receivables.

   The tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be set up so that each pool will be fully amortized by the end of its remaining term to maturity. The scheduled monthly payment for each of the pools which is based on its aggregate principal balance, APR, original number of scheduled payments and remaining number of scheduled payments as of the related Cut-off Date.

               AGGREGATE
               PRINCIPAL                 ORIGINAL TERM TO MATURITY    REMAINING AMORTIZATION TERM
   POOL         BALANCE         APR             (IN MONTHS)                   (IN MONTHS)             CUT-OFF DATE
   ----        ---------        ---      -------------------------    ---------------------------     ------------
    1               $             %
    2
    3
    4

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivable will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of certificates.

   The following tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables, and should be read in conjunction with those assumptions.

                         PERCENT OF INITIAL CLASS A CERTIFICATE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

            DISTRIBUTION DATE                  0.00%       1.00%        1.30%       1.50%        1.70%       2.00%
            -----------------                  -----       -----        -----       -----        -----       -----
Closing Date...........................
December ___________...................
January ___________....................
February ___________...................
March ___________......................
April ___________......................
May ___________........................
June ___________.......................
July ___________.......................
August ___________.....................
September ___________..................
October ___________....................
November ___________...................
December ___________...................
January ___________....................
February ___________...................
March ___________......................
April ___________......................
May ___________........................
June ___________.......................
July ___________.......................
August ___________.....................
September ___________..................
October ___________....................
November ___________...................
December ___________...................
January ___________....................
February ___________...................
March ___________......................
April ___________......................
May ___________........................

                                                                S-27


            DISTRIBUTION DATE                  0.00%       1.00%        1.30%       1.50%        1.70%       2.00%
            -----------------                  -----       -----        -----       -----        -----       -----
June ___________.......................
July ___________.......................
August ___________.....................
September ___________..................
October ___________....................
November ___________...................
December ___________...................
January ___________....................
February ___________...................
March ___________......................
April ___________......................
May ___________........................
June ___________.......................
July ___________.......................
August ___________.....................
Weighted Average Life (years)(1)
Weighted Average Life (years)(1) (2)

---------------------------

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal distribution of the certificate by the number of years from the date of the issuance of that certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that certificate.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.

                           DESCRIPTION OF CERTIFICATES

GENERAL

   The certificates will consist of the Class A certificates and the subordinate certificates. The certificates will be issued by ____________________ Trust 200_, a trust to be organized under the laws of __________. Only the Class A certificates are offered by this prospectus supplement.

   Persons in whose name a certificate is registered in the register maintained by the trustee are the holders of the certificates. For so long as the Class A certificates are in book-entry form with DTC, the only holder of the Class A certificates will be Cede & Co. All references in this prospectus supplement to the holders of Class A certificates will mean and include the rights of Class A interest holders, as those rights may be exercised through DTC and its participating organizations, except as otherwise specified in the pooling and servicing agreement.

   The obligations evidenced by the certificates are recourse to the assets of the trust only and are not recourse to the depositor, the seller, the originators, the servicer, the trustee, or any other person, except that the Policy is a recourse obligation of the insurer.

   The percentage interest owned by a Class A certificateholder will be expressed, for voting and certain other purposes under the pooling and servicing agreement, as the percentage obtained by dividing the denomination representing the percentage interest of the Class A certificate by the Class A Principal Distributable Amount. So long as no Insurer Default has occurred and is continuing, except as otherwise specifically provided in the pooling and servicing agreement, whenever the action, consent or approval of a Class A certificateholder is required under the pooling and servicing agreement, this action, consent or approval will be deemed to have been taken or given on behalf of, and will be binding upon, all Class A certificateholders if the insurer agrees to take this action or give its consent or approval.

DISTRIBUTIONS

   The first distribution date for distributions to the Class A certificateholders will be __________. In general, the Class A certificateholders will be entitled to receive, on each distribution date, the Class A Principal Distributable Amount and the Class A Interest Distributable Amount. Distributions of principal and interest on the Class A certificates will be made by the trustee directly to Class A certificateholders in whose names the Class A certificates are registered at the close of business on the record date in accordance with the procedures set forth in the pooling and servicing agreement. These distributions will be made by check mailed to the address of the certificateholder as it appears on the register maintained by the trustee or, upon the request of any certificateholder meeting the requirements set forth in the pooling and servicing agreement, by wire transfer of immediately available funds. On the Final Scheduled Distribution Date, the Class A Principal Distribution Amount will equal the Class A Certificate Balance as of the Final Scheduled Distribution Date. The final distribution on any Class A certificate, however, will be made only upon presentation and surrender of the Class A certificate at the office or agency specified in the notice of final distribution to certificateholders.

THE ACCOUNTS

   The servicer will establish the Collection Account in the name of the trustee on behalf of the certificateholders and the insurer. Certain payments made on or with respect to the Receivables will be deposited daily in the Collection Account by the sub-servicers. On a specified date each month and prior to the distribution date, all collections relating to the prior Collection Period will be withdrawn from the Collection Account and deposited with the trustee for distribution on the related distribution date.

   The servicer will deposit all payments on Receivables received and all proceeds of Receivables collected during each Collection Period into the Collection Account no later than the ________ business day after receipt. __________ will remit the aggregate purchase amount of any Receivables required to be repurchased by it from the trust to the trustee on or before the __________ business day immediately preceding the related distribution date.

   The Collection Account will be initially established and maintained with the trustee so long as

   o the trustee's short-term unsecured debt obligations have a rating of by _____ and _____ by _____; or

   o the Collection Account is maintained in the trust department of the trustee.

COLLECTIONS

   For purposes of the pooling and servicing agreement, collections on a Receivable which are not late fees, prepayment charges, or other administrative fees and expenses collected during a Collection Period are required to be applied first to the scheduled distribution. To the extent that the collections on a Receivable during a Collection Period exceed the scheduled payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the [auto loan] [recreational vehicle loan] [auto leave] [structured settlement] Receivable during the Collection Period. However, for purposes of the pooling and servicing agreement, scheduled payments for [auto loan] [recreational vehicle loan] [auto leave] [structured settlement] Receivables are required to be allocated to principal and interest according to the actuarial method.

FLOW OF FUNDS

   On each distribution date, the trustee will, based on the information contained in the servicer's certificate delivered on the related determination date, distribute the following amounts and in the following order of priority:

   o first, from the Distribution Amount, to the servicer, the servicing fee for the related Collection Period, any supplemental servicing fees for the related Collection Period, and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the servicer has not reimbursed itself in respect of these amounts;

   o second, from the Distribution Amount, to a relevant local bank, trustee, custodian, backup servicer or a collateral agent, including the trustee if acting in an additional capacity, any accrued and unpaid fees, in each case, to the extent the person has not previously received the amount from the servicer;

   o third, from the amount available to the Class A certificateholders, the sum of (x) the Class A Interest Distributable Amount for that distribution date and (y) the Class A Interest Carryover Shortfall, if any, for that distribution date;

   o fourth, from the Amount Available to the Class A certificateholders, the sum of (x) the Class A Principal Distributable Amount for that distribution date and (y) the Class A Principal Carryover Shortfall, if any, for that distribution date;

   o fifth, from the distribution amount, to the insurer, to the extent of any amounts owing to the insurer, whether with respect to premiums or otherwise, and not paid, whether or not the originators are also obligated to pay those amounts;

   o sixth, the remaining available funds will be first deposited in certain collateral accounts maintained for the benefit of the insurer and thereafter any further excess amounts will be distributed to the subordinate certificateholders.

WITHHOLDING

   The trustee is required to comply with all federal income tax withholding requirements respecting distributions to Class A certificateholders of interest or original issue discount with respect to the Class A certificates that the trustee reasonably believes are applicable under the Code. The consent of the Class A certificateholders will not be required for this withholding. In the event that the trustee does withhold or causes to be withheld any amount from interest or original issue discount distributions or related advances to any Class A certificateholders under federal income tax withholding requirements, the trustee is required to indicate the amount withheld in its monthly report to the Class A certificateholders.

                                  [THE INSURER]

     [The following information has been obtained from _______________, the insurer, and has not been verified by the issuer, the depositor, the transferor, __________ or the underwriters. No representation or warranty is made by the issuer, the depositor, the transferor, ____________ or the underwriters.

GENERAL

   ________________ is a _______________ incorporated in ____ under the laws of the State of ___________. _____________ is licensed to engage in the financial guaranty insurance business in _____ states, the District of Columbia and Puerto Rico.

   ________________ and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled distributions of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. ________________ and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. ________________ insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy ________________'s underwriting criteria.

   [ADDITIONAL INSURER CORPORATE INFORMATION]

   The principal executive offices of ________________ are located at _________________________________, and its telephone number at that location is
______________.

REINSURANCE

   Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by ________________ or any of its domestic or [_______] operating insurance company subsidiaries are generally reinsured among those companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, ________________ reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. This reinsurance is utilized by ________________ as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit ________________'s obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

   ________________'s insurance financial strength is rated "______" by ______.
________________'s insurer financial strength is rated "______" by _______.
_____________________'s claims-paying ability is rated "______" by _____________
and ________________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

CAPITALIZATION

   The following table sets forth the capitalization of _____________ and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of _____________, 200_:

                                                               ___________, 200_
---------------------------------------------------            -----------------
                                                                  (UNAUDITED)
                                                                 (IN THOUSANDS)

    Deferred Premium Revenue (net of prepaid
      reinsurance premiums).......................               $
    Surplus Notes.................................
    Minority Interest.............................

    Shareholder's Equity:
      Common Stock................................
      Additional Paid-in Capital..................
    Accumulated Other Comprehensive...............
    Income (net of deferred income taxes).........
    Accumulated Earnings..........................

    Total Shareholder's Equity....................

    Total Deferred Premium Revenue, Surplus
      Notes, Minority Interest and Shareholder's
      Equity......................................

   For further information concerning ________________, see the Consolidated Financial Statements of ________________ and __________, and the accompanying notes, incorporated by reference in this prospectus supplement. ________________'s financial statements are included as Exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC by ___________ and may be reviewed at the EDGAR Website maintained by the SEC and at ___________' website, ____________.com. Copies of the statutory quarterly and annual statements filed with the State of __________________by ________________ are available upon request to the State of __________________.

INSURANCE REGULATION

   _____________ is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of _______, its state of domicile. In addition, _____________ and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. [As a financial guaranty insurance corporation licensed to do business in the State of _______, ____________ is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of that insurer to financial guaranty insurance and related lines, requires that the insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for the insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by the insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as __________, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]]

                                  [THE POLICY]

   [The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

   Simultaneously with the issuance of the certificates, the insurer will deliver the Policy to the trustee for the benefit of each certificateholder. Under the Policy, the insurer will unconditionally and irrevocably guarantee to the trustee for the benefit of each certificateholder the full and complete payment of:

   o  Scheduled Payments on the certificates and

   o the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

   In the event the trustee fails to make a claim under the Policy, certificateholders do not have the right to make a claim directly under the Policy, but may sue to compel the trustee to do so.

   Scheduled Payments do not include payments which become due on an accelerated basis as a result of

   o  a default by the issuer,

   o  an election by the issuer to pay principal on an accelerated basis,

   o the occurrence of an event of default under the pooling and servicing agreement or

   o any other cause, unless the insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

   In the event the insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the certificates in accordance with their original terms. Scheduled Payments will not include unless, in each case, the insurer elects, in its sole discretion, to pay the amount in whole or in part:

   o any portion of the Certificateholders' Interest Distributable Amount due to certificateholders because the appropriate notice and certificate for payment in proper form was not timely received by the insurer, or

   o any portion of the Certificateholders' Interest Distributable Amount due to certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of distribution of the amount of the Certificateholders' Interest Carryover Shortfall under to the Policy.

   Scheduled Payments will not include any amounts due in respect of the certificates attributable to any increase in interest rate, penalty or other sum payable by the issuer by reason of any default or event of default in respect of the certificates or by reason of any deterioration of the creditworthiness of the issuer nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any certificateholder by any governmental authority due in connection with the payment of any Scheduled Payment to a certificateholder.

   Payment of claims on the Policy made in respect of Scheduled Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of:

   o 12:00 noon, New York City time, on the [___ business day following receipt] of the notice for payment, and

   o 12:00 noon, New York City time, on the date on which the payment was due on the certificates.

   If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the insurer will cause the payment to be made on the later of:

   o the date when due to be paid pursuant to the order of the court or other governmental body and the first to occur of:

   o the fourth business day following receipt by the insurer from the trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that certificateholders are required to return Scheduled Payments made with respect to the certificates during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the trustee that the court order has been entered and is not subject to any stay and (C) an assignment executed and delivered by the certificateholder, in a form as is reasonably required by the insurer and provided to the certificateholder by the insurer, irrevocably assigning to the insurer all rights and claims of the certificateholder relating to or arising under the certificates against the issuer or otherwise with respect to the preference payment, and

   o the date of receipt by the insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least ___ business days prior to the date of receipt, the insurer has received written notice from the trustee that the items were to be delivered on that date and that date was specified in the notice. The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the court order and not to the trustee or any certificateholder directly, unless a certificateholder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the payment will be disbursed to the trustee for distribution to the certificateholder upon proof of the payment reasonably satisfactory to the insurer.

   In connection with the foregoing, the insurer will have the rights provided under the pooling and servicing agreement including, without limitation, the right, in the absence of an Insurer Default, to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each certificateholder in the conduct of any proceeding with respect to a preference claim.]

[OTHER PROVISIONS OF THE POLICY]

   [The terms "receipt" and "received" with respect to the Policy will mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, will be deemed to be received on the next succeeding business day. If any notice or certificate given under a Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the insurer or its fiscal agent will promptly so advise the trustee and the trustee may submit an amended notice.

   [Under the Policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in, or are authorized or obligated by law, executive order or governmental decree to be closed.]

   The Insurer's obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the trustee as provided in the Policy whether or not the funds are properly applied by the trustee.

   The insurer will be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by the insurer under the Policy.

   Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the Policy and each other financial guaranty insurance policy issued by the insurer constitute pari passu claims against the general assets of the insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of New York.

   It is a condition to issuance that the certificates be rated ______ by ______ and ______ by _______'s. The ratings by the Rating Agencies of the certificates will be based primarily on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of the rating may have an adverse effect on the liquidity and market price of the certificates.]

         THE POOLING AND SERVICING AGREEMENT AND THE TRANSFER AGREEMENTS

   The following summary describes certain terms of the pooling and servicing agreement and the transfer agreements, does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements. Wherever provisions of the agreements are referred to, the provisions are by this prospectus supplement incorporated by reference.

CONVEYANCE OF RECEIVABLES

   The Receivables were sold by the originators to the seller and sold by the seller to the depositor. At the time of issuance of the Class A certificates, the depositor will sell and assign to the trustee, without recourse, the depositor's entire interest in the Receivables, including its security interests in the underlying assets. Each Receivable will be identified in a schedule to the pooling and servicing agreement. The trustee will, concurrently with the sale and assignment, execute, authenticate and issue the certificates.

   In the pooling and servicing agreement, the depositor will appoint the trustee as the depositor's attorney-in-fact with all power independently to enforce all of the depositor's rights against the originator for breach of the representations and warranties made under the transfer agreements. This includes the originator's obligation to repurchase any Receivable from the trust if the breach of a representation or warranty relating to a Receivable materially and adversely affects the value of the Receivable or the interests of the trust, the certificateholders or the insurer in the Receivable unless the breach will have been cured by the deposit date of the first full calendar month following the discovery by or notice to the originator of the breach.

   The originator will deliver to the trustee a receivable file with respect to each Receivable containing the original contract for each Receivable and the original certificate of title or certificate of lien.

SERVICING

   The Receivables will be serviced by the servicer under the pooling and servicing agreement. However, ____________ will act as sub-servicer with respect to the Receivables it originates and __________ will act as sub-servicer with respect to the Receivables it originates.

   Each sub-servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will continue the collection procedures as each generally follows with respect to all comparable Receivables that it services for itself or others, in a manner consistent with the pooling and servicing agreement. If a sub-servicer determines that eventual payment in full of a Receivable is unlikely, each will follow its normal collection practices and procedures, including the repossession and disposition of the underlying assets securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

   Servicing Compensation. The servicer is entitled under the pooling and servicing agreement on each distribution date to the Servicing Fee for the related monthly period. The servicer may retain the Servicing Fee from collections on the Receivables. See "Description of the Trust
Agreements--Servicing Compensation" in the prospectus.

   Appointment of Subservicer. The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer upon the prior written consent of the Controlling Party. However, the servicer may refer delinquent accounts to an outside collection agency for further collection and possible repossession of the related Receivable without the consent of the Controlling Party. The servicer will remain obligated and liable to the trustee, the insurer and the certificateholders for the servicing and administering of the Receivables in accordance with the provisions of the receivables without diminution of its obligation and liability by virtue of the appointment of a subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer from time to time and none of the trustee, the insurer, the certificateholders will have any responsibility for those fees and expenses.

   Evidence as to Compliance. The pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the trustee, the backup servicer, [the insurer,] the depositor, the certificateholders and each rating agency, for the first two calendar months after the closing date and if exceptions or errors that are required by generally accepted auditing standards to be reported exist, for each month thereafter until reports for two consecutive months indicate no exceptions or errors that are required by generally accepted auditing standards to be reported, a report of its audit of the Servicer's financial statements including its examination of the servicer's and each sub-servicer's financial statements and policies and procedures as of that date. The accountant's report will also be submitted on or before __________ of each year with respect to the twelve months ended the immediately preceding __________, beginning __________.

   The pooling and servicing agreement will also provide for delivery to the trustee [and the insurer], on or before __________ of each year, commencing __________, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding twelve months, or, for the initial report, for a shorter period as will have elapsed from the date of issuance of the certificates, or, if there has been a default in the fulfillment of the obligation, describing the default.

   Copies of the statements and certificates may be obtained by the Class A certificateholders by a request in writing addressed to the trustee.

   Monthly Statement. Under the pooling and servicing agreement, the servicer will perform certain monitoring and reporting functions for the trustee and the insurer, including the preparation and delivery on the determination date to the trustee and the insurer of a statement setting forth the amounts on deposit in the Collection Account and the sources of the amounts and the amounts to be paid to certificateholders and certain other information.

   Retention and Termination of Servicer. Under the pooling and servicing agreement, the servicer will act as servicer for an initial term commencing on the closing date and ending on __________, which term will be extendible by the insurer for successive quarterly terms ending on each successive March 31, June 30, September 30 and December 31 until the termination of the trust.

   Removal of the Servicer. The pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer under the pooling and servicing agreement, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. This resignation will not become effective until the backup servicer or another successor servicer acceptable to the insurer has assumed the servicer's servicing obligations and duties under the servicing agreement. The servicer can only be removed under a servicer termination event. A servicer termination event under the pooling and servicing agreement will include:

   o the servicer's failure to deliver to the trustee in accordance with the pooling and servicing agreement any proceeds or payments required for distribution to the certificateholders which failure continues unremedied for a period of __________ business days, after written notice is received by the servicer from the trustee, [the insurer, unless an Insurer Default will have occurred and be continuing] or after discovery of the failure by a responsible officer of the servicer;

   o the servicer's failure to deliver the servicer's certificate to the trustee or to the insurer on the date on which the certificate is required, under the pooling and servicing agreement, to be delivered, or failure on the part of the servicer to observe certain of its covenants and agreements set forth in the pooling and servicing agreement;

   o failure to satisfy certain other material covenants or agreements set forth in the pooling and servicing agreement, which covenants and agreements remain uncured for a period of days after notice of the failure to satisfy those covenants or agreements;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the servicer indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations which condition remains in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or in this prospectus supplement after in effect, or another present or future federal or state bankruptcy, insolvency or similar law and the case is not dismissed within __________ days;

   o the material breach of certain of the servicer's representations or warranties and the servicer's failure to cure the breach within __________ days after notice of the breach;

   o the servicer's term not being extended as provided in the pooling and servicing agreement;

   o  [certain defaults under the insurance agreement; and]

   o  [a claim being made under the Policy.]

   In addition, a servicer termination event includes any default by either sub-servicer.

   Rights Upon a Servicer Termination Event. If a servicer termination event has occurred and is continuing, [the insurer, or, if an Insurer Default exists, either] the trustee or the majority of certificateholders may terminate all, but not less than all, of the servicer's rights and obligations under the pooling and servicing agreement. Upon this termination, all authority, powers, obligations and responsibilities of the servicer under the pooling and servicing agreement automatically then pass to the backup servicer, [or, at the direction of the insurer,] a successor servicer appointed by [the insurer, or, if an Insurer Default exists, by] the Certificate Majority.

   [Waiver of Past Defaults. The insurer may, on behalf of all certificateholders, waive any default by the Servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. This waiver will not impair the certificateholders' rights with respect to subsequent defaults.]

CERTAIN REPORTS

   Reports to Certificateholders. On each distribution date, the trustee will be required to forward to each Class A certificateholder [and, to the insurer] a statement, setting forth certain information for the Collection Period related to the distribution date based on information provided to the trustee by the servicer with respect to the preceding Collection Period. The information provided in the statement will include:

   o the amount of the distribution allocable to principal and the amount of the distribution allocable to interest;

   o the Class A Certificate Balance, after giving effect to distributions made on the distribution date;

   o the amount of fees paid to the trust with respect to the Collection Period; the Class A certificate factor;

   o  certain loss and delinquency information; and

   o  whether certain events of default have occurred.

   In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the pooling and servicing agreement, the trustee will be required to mail to each person who at any time during the calendar year will have been a Class A certificateholder a statement containing certain information related to the certificateholder's preparation of federal income tax returns.

   The "Class A certificate factor" will be a seven-digit decimal number which the servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the distribution date in that month as a fraction of the respective original outstanding principal balance of the Class A certificates. The Class A certificate factor will be 1.0000000 as of the

Cut-Off Date. After the Cut-Off Date, the Class A certificate factor will decline to reflect reductions in the Class A Certificate Balance as a result of Scheduled Payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A certificateholder's pro rata share of the Class A Certificate Balance can be determined on any date by multiplying the original denomination of the holder's certificate by the Class A certificate factor as of the close of business on the most recent distribution date.

TERMINATION

   Termination of the Trust. The obligations of the servicer, the depositor and the trustee under the pooling and servicing agreement [and of the insurer] will terminate upon the latest of:

   o the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; and

   o the payment to certificateholders of all amounts required to be paid to them under the pooling and servicing agreement, the expiration of any preference period related to the pooling and servicing agreement [and payment to the insurer of all amounts payable or reimbursable to it under the pooling and servicing agreement and the insurance agreement].

   The representations, warranties and indemnities of the depositor, the seller and the Servicer will survive any termination of the trust and the pooling and servicing agreement.

   Optional Purchase. The pooling and servicing agreement will provide that the servicer is permitted at its option to purchase from the trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than 10% of the original Aggregate Principal Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of the last day, plus the appraised value of any other property held by the trust. [This repurchase requires the consent of the insurer.]

AMENDMENT

   The pooling and servicing agreement may be amended by the servicer, the depositor and the trustee, [with the prior written consent of the insurer,] but without the consent of the certificateholders, to cure any ambiguity, or to correct or supplement any provision tin this prospectus supplement which may be inconsistent with any other provision tin this prospectus supplement. However, this amendment may not adversely affect in any material respect the interests of the certificateholders.

   The servicer, the depositor and the trustee may also amend the pooling and servicing agreement with the prior written consent of [the insurer and] the consent of the Certificate Majority to add, change or eliminate any other provisions with respect to matters or questions arising under the pooling and servicing agreement or affecting the rights of the certificateholders. However, this amendment may not:

   o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any certificate or change the pass-through rate applicable to any class of certificates; or

   o reduce the percentage of certificateholders required to consent to the amendment, without, in either case, the consent of all of the affected certificateholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of Class A certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Class A certificates as "capital assets," generally, property held for investment, within the meaning of Section 1221 of the Code. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A certificates. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

   In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Class A certificateholder will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

   Each Class A certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable, minus the portion of the interest, the excess interest, payable on the Receivable that exceeds the sum of the applicable pass-through rate on the certificates and the Servicing Fee Rate, and the ownership interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

TAXATION OF CERTIFICATEHOLDERS

   Subject to the discussion below under the heading "Discount and Premium," each Class A certificateholder is required to include for federal income tax purposes its share of the gross income of the trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables, but not including any portion of the excess interest. This gross income attributable to interest on the Receivables exceeds the Class A Pass-Through Rate by an amount equal to the Class A certificateholder's share of the expenses of the trust for the period during which it owns a Class A certificate. Each Class A certificateholder is entitled to deduct its share of the amount used to pay expenses of the trust to the extent described below. Any amounts received by a Class A certificateholder from the subordinate certificates, accounts established for the benefit of the insurer or excess interest as a result of the subordination provisions will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

   Each Class A certificateholder should report its share of the income of the trust under its usual method of accounting. Accordingly, interest would be included in a Class A certificateholder's gross income when it accrues on the Receivables, or in the case of Class A certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of the Class A certificateholders. Because

   (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and

   (2) interest collected on a Receivable generally is paid to Class A certificateholders in the following month, the amount of interest accruing to a Class A certificateholder during any calendar month will not equal the interest distributed in that month. Discount on a Receivable would be included in income as described below.

   Each Class A certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a Class A certificateholder is an individual, estate or trust, the deduction for the Class A certificateholder's share of those fees will be allowed only to the extent that all of the Class A certificateholder's miscellaneous itemized deductions, including the Class A certificateholder's share of the fees, exceed 2% of the Class A certificateholder's adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of the Class A certificateholder's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of the itemized deductions.

   To the extent that any fee is determined to be in excess of a reasonable amount, and hence not deductible, the excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Class A certificateholders should not include any amount attributable to the excess fee.

   Rule of 78s Receivables. The annual statement regularly furnished to Class A certificateholders for federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on the Rule of 78s Receivables, and the amount of the fees paid to the servicer and others. Class A certificateholders should generally be permitted to account for interest on the Rule of 78s Receivables using the actuarial method, the method used to compute the Class A certificate factor and the Class A Pass-Through Rate. However, certain of the Receivables provide that, upon a prepayment in full, the amount payable by the obligor will be determined under the Rule of 78s method of loan amortization. Prospective investors should consult their own tax advisors as to whether they may be required or permitted to use the Rule of 78s method to account for interest on the Receivables. A Class A certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Receivables under the Rule of 78s method of accounting only upon written request to the trustee, and payment of the actual costs of producing that information.

   If a Receivable is prepaid, any amount received by the trust upon prepayment in excess of the account balance using the actuarial method either

   (1) would constitute income to a Class A certificateholder who had reported income with respect to the Receivable on the actuarial method, and an amount equal to the excess will be paid to the servicer as an additional fee and be deductible, subject to the limitations described above, or

   (2) would be treated as an interest stripped from the Receivables and not sold to the Class A certificateholders.

DISCOUNT AND PREMIUM

   A certificateholder that purchases a Class A certificate at a discount, i.e., for an amount less than its face amount, must include the discount in income over the life of the Class A certificates. Distinctions in the Code between original issue discount and market discount generally are not relevant in the case of the Class A certificates.

   The rate at which discount must be included in income depends on whether it is greater or than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the de minimis computation can be done for each overall Class A certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Class A certificate times the number of full years remaining to the maturity date of the Class A certificate. It is not clear whether the maturity date for this purpose is the final maturity date or the weighted average maturity date, and whether expected prepayments are taken into account.

   If the discount is de minimis which should be the case for original purchasers of Class A certificates it would appear that the discount may be included in income as principal payments are received on the Receivables and in proportion to the principal payments. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain.

   If the discount is more than a de minimis amount, the discount must be included in income as it accrues on the basis of the yield to maturity of the Class A certificate, to the particular purchaser. It is not clear whether a prepayment assumption must be taken into account in computing this yield to maturity and how actual prepayments will affect accruals of discount. Unless the Class A certificates are originally issued with more than a de minimis amount of discount, the Servicer will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Class A certificates.

   In the event that a Receivable is treated as purchased at a premium, i.e., the Purchase Price exceeds the portion of the remaining principal balance of the Receivables allocable to the certificateholders, the premium will be amortizable by a Class A certificateholder as an offset to interest income, with a corresponding reduction in the certificateholder's basis, under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made, or was previously in effect, with respect to the Class A certificates. This election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired after that year.

SALE OF A CLASS A CERTIFICATE

   If a Class A certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A certificateholder's adjusted basis in the certificate. A certificateholder's adjusted basis will equal the certificateholder's cost for the Class A certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount, or by any offset previously allowed for accrued premium, and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Class A certificate was held as a capital asset.

FOREIGN CLASS A CERTIFICATEHOLDERS

   Interest attributable to Receivables which is received by a foreign Class A certificateholder, other than a foreign bank and certain other persons, generally will not be subject to the normal 30% withholding tax, or lower treaty rate, imposed with respect to those payments, provided that the Class A certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills certain certification requirements. Under these requirements, the holder must certify, under penalties of perjury, that it is not a U.S. Person and provide its name and address.

BACKUP WITHHOLDING

   Backup withholding of federal income tax at a rate of 31 percent may apply to payments made in respect of the Class A certificates as well as payments of proceeds from the sale of certificates, to certificateholders that are not "exempt recipients" and that fail to provide certain identifying information, such as the taxpayer identification number of the certificateholder, to the trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Class A certificates must be reported to the IRS, unless the recipient is an exempt recipient or establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a certificateholder who is required to supply information but who does not do so in the proper manner.

                              ERISA CONSIDERATIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to these Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to certain exceptions not here relevant. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for these persons.

   In addition to the matters described below, purchasers of Class A certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class A certificates.

   Under a final regulation issued by the Department of Labor concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an IRA, or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of the employee benefit plan's or the IRA's investment in that entity, the assets and properties of certain entities in which a Plan makes an equity investment could be deemed to be assets of the Plan unless certain exceptions under the final regulation apply or an exemption is available. If Plans that purchase the Class A certificates are deemed to own an interest in the underlying assets of the trust, the operations of the trust could result in prohibited transactions.

   The Department Of Labor has granted to PaineWebber Incorporated an administrative exemption, Prohibited Transaction Exemption 90-36 which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed under Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Class A certificates, provided that certain conditions set forth in the exemption are satisfied.

   If the general conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Class A certificates by Plans in the initial issue of certificates, the holding of Class A certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Class A certificates by Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.

   If the specific conditions of paragraph I.B. of Section I of the exemption are also satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

   (1) the direct or indirect sale, exchange or transfer of Class A certificates in the initial issuance of Class A certificates to a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Class A certificates is (a) an Obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of that person,

   (2) the direct or indirect acquisition or disposition in the secondary market of Class A certificates by Plans and

   (3) the holding of Class A certificates by Plans.

   Among the specific conditions that must be satisfied is the condition that immediately after the acquisition of the Class A certificates no more than 25% of the assets of the Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the date hereof, the seller believes no obligor with respect to Receivables included in the trust constitutes more than 5 percent of the aggregate unamortized principal balance of the trust.

   If the specific conditions of paragraph I.C. of Section I of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

   The exemption may provide an exemption from the restrictions imposed by
Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan, or by virtue of having certain specified relationships to that person, solely as a result of the Plan's ownership of Class A certificates.

   The exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

   (1) The acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

   (3) The certificates acquired by the Plan have received a rating at the time of the acquisition that is one of the three highest general rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

   (4) The trustee is not an affiliate of any other member of the Restricted Group;

   (5) The sum of all payments made to and retained by PaineWebber Incorporated in connection with the distribution of certificates represents not more than reasonable compensation for its services. The sum of all payments made and retained by the seller under the assignment of the Receivables to the trust represents not more than the fair market value of the Receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

   The trust must also meet the following requirements:

   (1) the Receivables must consist solely of assets of the type that have been included in other investment pools;

   (2) certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the Plan's acquisition of certificates; and

   (3) certificates evidencing interest in the other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates

   It is a condition of issuance of the Class A certificates that they be rated AAA or its equivalent by a nationally recognized rating agency. Before purchasing a Class A certificate based on the exemption, a fiduciary of a Plan should itself confirm (1) that the certificate constitutes a "certificate" for purposes of the exemption and (2) that the specific conditions and other requirements set forth in the exemption would be satisfied. Any Plan fiduciary considering the purchase of a Class A certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The subordinate certificates may not be acquired by any Plan.

                                LEGAL INVESTMENT

   The Class A certificates will be eligible securities for purchase by money market funds under the Investment Company Act of 1940.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the issuer to sell to each of the underwriters listed below, and each of the underwriters has agreed to purchase, the principal amount of each class of the certificates set forth opposite its name below. Under the terms and conditions of the underwriting agreement, each of the underwriters is obligated to take and pay for all of the certificates if any are taken.

                                                                  CLASS A
UNDERWRITERS                                                   CERTIFICATES
------------                                                   ------------

PaineWebber Incorporated................................          $
[____________________]..................................
Total...................................................

   The depositor has been advised by the underwriters that they propose initially to offer the certificates to the public at the prices set forth below, and to selling group members at those prices less a selling concession not in excess of the percentage set forth below for each class of certificates. The underwriters may allow, and the selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each class of certificates. After the initial public offering, the public offering price and such concessions may be changed.

                                       PRICE TO           UNDERWRITING           SELLING
                                        PUBLIC              DISCOUNT            CONCESSION           REALLOWANCE
                                       --------           ------------          ----------           -----------
Class A Certificates                            %                    %                    %                    %

   The depositor does not intend to apply for listing of the certificates on a national securities exchange, but has been advised by the underwriters that they may make a market in the certificates. The underwriters are not obligated, however, to make a market in the certificates and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the certificates.

   The depositor, the transferor and the servicer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the depositor, the transferor and the servicer.

   After the initial distribution of the certificates by the underwriters, this prospectus supplement may be used by the underwriters or its successors, in connection with offers and sales relating to market making transactions in the certificates. The underwriters may act as principal or agent in these transactions. The transactions will be at prices related to prevailing market prices at the time of sale. Each underwriter is a member of the New York Stock Exchange, Inc.

   The underwriter is an affiliate of the depositor.

                             ADDITIONAL INFORMATION



   PaineWebber Asset Acceptance Corporation has filed with the SEC a registration statement (Registration No. 333-_____) under the Securities Act of 1933, as amended, with respect to the certificates offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in the registration statement under the rules and regulations of the SEC. You may read and copy the registration statement at the Public Reference Room at the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the SEC maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     EXPERTS

   [The consolidated balance sheets of __________, the insurer, and subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement. These statements have been so incorporated in reliance on the report of __________, independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                  LEGAL MATTERS

   The validity of the certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft, New York, New York. [Certain legal matters will be passed upon for the insurer by __________, __________ to the insurer.]

                                     RATINGS

   As a condition to the issuance of the Class A certificates, the Class A certificates must be rated "____" by __________________________________ and
"___" by _____________________________.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings assigned to the offered certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

                                GLOSSARY OF TERMS

   "ABS" the prepayment model used in this prospectus supplement to measure prepayments on [__________].

   "AGGREGATE PRINCIPAL BALANCE" means, with respect to any Determination Date, the sum of the Principal Balances, computed as of the related record date, for all Receivables, other than (1) any Receivable that became a Liquidated Receivable during the related Collection Period and (2) any Receivable that became a Purchased Receivable on the immediately preceding Deposit Date.

   "AMOUNT AVAILABLE" means, with respect to any distribution date, the sum of
(1) the Available Funds for the immediately preceding Determination Date[, plus
(2) the Deficiency Claim Amount, if any, received by the trustee with respect to the distribution date, plus (3) the Policy Claim Amount, if any, received by the trustee with respect to the distribution date].

   "AMOUNT FINANCED" means, with respect to a Receivable, the amount advanced under that Receivable toward the purchase price or refinancing of the ____________ and any related costs, including amounts in respect of
____________, ____________, ____________ and ____________, and other items customarily financed as part of ____________.

   "APR" means annual percentage rate.

   "AVAILABLE FUNDS" means, with respect to any Determination Date, the sum of
(1) the Collected Funds for the Determination Date and (2) all Purchase Amounts deposited in the Collection Account on the related Deposit Date.

   "CAPITALIZED INTEREST ACCOUNT" is an account which is an asset of the trust established with the trustee, and will be pledged to the trustee for the benefit of the certificateholders.

   "CERTIFICATE DISTRIBUTION ACCOUNT" an account established and maintained by the servicer, in the name of the trustee, on behalf of the certificateholders [and the insurer], in which amounts released from the Collection Account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made.

   "CERTIFICATE MAJORITY" means holders of 50% or more of the aggregate principal balance of the certificates.

   "CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

   "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any distribution date, the excess of the Certificateholders' Interest Distributable Amount for the preceding distribution date, over the amount in respect of interest that was actually deposited in the Certificate Distribution Account on the preceding distribution date, plus interest on the amount of interest due but not paid to certificateholders on the preceding distribution date, to the extent permitted by law, at the interest rate borne by those certificates from the preceding distribution date to but excluding the current distribution date.

   "CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the Certificateholders' Monthly Interest Distributable Amount for the distribution date and the Certificateholders' Interest Carryover Shortfall for that distribution date.

   "CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the products for each class of Certificates of:

   (1) the product of the applicable interest rate for the class and 1/12 and

   (2) the outstanding principal amount of the class of certificates immediately preceding the distribution date.

   "CERTIFICATEHOLDERS' PERCENTAGE" will be approximately %, for each distribution date until the Class A certificates have been paid in full, and then will be equal to zero.

   "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any distribution date, the excess of the Certificateholders' Principal Distributable Amount for the preceding distribution date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on the preceding distribution date, plus interest on the amount of principal due but not paid to certificateholders on the preceding distribution date, to the extent permitted by law, at the interest rate borne by those certificates from the preceding distribution date to but excluding the current distribution date.

   "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" for any distribution date will equal the sum of:

   (1) the Certificateholders' Percentage of the Principal Distributable Amount and

   (2) any unpaid portion of the amount described in clause (1) with respect to any prior distribution date.

   "CLASS A CERTIFICATE BALANCE" means, initially, $_____ and then will equal the Class A Certificate Balance reduced by all principal distributions on the Class A certificates.

   "CLASS A INTEREST CARRYOVER SHORTFALL" means, as of the close of business on any distribution date, the excess of the Class A Interest Distributable Amount for the distribution date plus, without duplication, any outstanding Class A Interest Carryover Shortfall from the preceding distribution date plus interest on the outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from the preceding distribution date through the current distribution date, over the amount of interest that the Class A certificateholders actually received on the current distribution date.

   "CLASS A INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, 30 days of interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period, and any outstanding Class A Interest Carryover Shortfall.

   "CLASS A PASS-THROUGH RATE" means ___% per annum.

   "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of business on any distribution date, the excess of the Class A Principal distributable amount plus any outstanding Class A Principal Carryover Shortfall from the preceding distribution date over the amount of principal that the Class A certificateholders actually received on the current distribution date.

   "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means the Class A certificateholders' pro rata share of the amount equal to the sum of the following amounts with respect to the immediately preceding Collection Period, computed in accordance with the simple interest method:

   (1) that portion of all collections on Receivables allocable to principal, including all full and partial principal prepayments;

   (2) the Principal Balance of all Receivables, other than Purchased Receivables, that became Liquidated Receivables during the related Collection Period;

   (3) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date, and (B) in the sole discretion of the Certificate Insurer, the Principal Balance as of the immediately preceding Record Date of all Receivables that were required to be purchased as of the immediately preceding Record Date but were not so purchased and

   (4) the aggregate amount of Cram Down Losses that occurred during the related Collection Period.

   With respect to each distribution date, the Class A Certificateholders' pro rata share of such principal distribution (the "Class A Principal Distributable Amount") is equal to the Class A Percentage of the amounts in clauses (1) through and including (4) of the immediately preceding paragraph, provided, that on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will equal the Class A Certificate Balance as of the Final Scheduled Distribution Date.

   "CODE" means the Internal Revenue Code of 1986, as amended.

   "COLLECTED FUNDS" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period.

   "COLLECTION ACCOUNT" is an account established in the name of the trustee on behalf of the certificateholders, the certificateholders and the insurer, into which payments or other amounts received with respect to the Receivables will be deposited.

   "COLLECTION PERIOD" means, with respect to a Determination Date or a distribution date, the calendar month preceding the month in which the Determination Date or distribution date occurs, the calendar month being referred to as the "related" Collection Period with respect to the Determination Date or distribution date. With respect to a Record Date, the calendar month in which the Record Date occurs is referred to in this prospectus supplement as the "related" Collection Period to the Record Date.

   "CONTROLLING PARTY" means, the insurer, so long as no Insurer Default exists, and the trustee for the benefit of the certificateholders, for so long as an Insurer Default exists. However, the owner trustee for the benefit of the certificateholders will be the Controlling Party after all unpaid principal and interest on the certificates and all amounts owing to the insurer under the insurance agreement have been paid in full.

   "CRAM DOWN LOSS" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding will have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to the excess of the principal balance of the Receivable immediately prior to the order over the principal balance of the Receivable as so reduced or the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" will be deemed to have occurred on the date of issuance of the order.

   "CREDIT SCORE" is a [Fair, Isaac National Automotive Industry Market Score].

   "CUT-OFF DATE" means, with respect to an Initial Receivable, the Initial Cut-off Date, and, with respect to a Subsequent Receivable, the related Subsequent Cut-off Date.

   ["DEFICIENCY CLAIM AMOUNT" means, with respect to any determination date, the excess, if any, of the sum of the amounts payable on the related Distribution Date under clauses (1), (2), (3), (4) and (5) under the heading "Description Of The Certificates--Flow of Funds" over the amount of Available Funds with respect to the Determination Date.]

   ["DEFICIENCY NOTICE" means, a written notice delivered by the trustee to a collateral agent appointed by the insurer, insurer, the fiscal agent, if necessary, and the servicer specifying the Deficiency Claim Amount for the distribution date.]

   "DEPOSIT DATE" means, with respect to any Collection Period, the business day immediately preceding the related Determination Date.

   "DETERMINATION DATE" means, with respect to any Collection Period, the _____ business day preceding the distribution date in the next calendar month.

   "DISTRIBUTION AMOUNT" means, with respect to a distribution date, the sum of
(1) the Available Funds for the distribution date[, plus (2) the Deficiency Claim Amount, if any, received by the trustee with respect to the distribution date.]

   "DRAW DATE" means, with respect to any distribution date, the ______ business day immediately preceding the distribution date.

   "EXCLUDED PLAN" means, for purposes of the Class A certificates, a Plan sponsored by (1) PaineWebber Incorporated, (2) the originators, (3) the servicer, (4) the trustee, (5) the seller, (6) the depositor, (7) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (8) the insurer and (9) any affiliate or successor of a person described in (1) to (8).

   "FINAL SCHEDULED DISTRIBUTION DATE" is the Class A Final Scheduled Distribution Date.

   "INITIAL CUT-OFF DATE" is __________, 200_.

   "INITIAL PRE-FUNDED AMOUNT" a cash amount equal to approximately $__________ deposited in the Pre-Funding Account on the closing date.

   "INITIAL RECEIVABLES" are the [auto loans] [recreational vehicle loans] [auto leases] [structured settlements assigned to the issuer on the closing date.

   ["INSURER DEFAULT" means, the occurrence and continuance of any of the following events:

   (1) the insurer will have failed to make a payment required under the Policy in accordance with its terms;

   (2) the insurer will have (x) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (y) made a general assignment for the benefit of its creditors, or (z) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

   (3) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority will have entered a final and nonappealable order, judgment or decree (x) appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property or (y) authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).]

   "INSURER OPTIONAL DEPOSIT" means, with respect to any distribution date, an amount delivered by the insurer for deposit into the Collection Account for any of the following purposes:

   (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the issuer with respect to the distribution date, or

   (2) to include the funds to the extent that without those amounts a draw would be required to be made on the Policy.

   "LIQUIDATED RECEIVABLE" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Collection Period,

   (1) 60 days have elapsed since the servicer repossessed the _____________,

   (2) the servicer has determined in good faith that all amounts it expects to recover have been received,

   (3) the _____________ has been sold and the proceeds received or

   (4) all or any portion of any scheduled payment by the obligor is 120 days or more delinquent.

   "NET LIQUIDATION PROCEEDS" means, with respect to any Liquidated Receivable, all amounts, including insurance proceeds, realized with respect to the Receivable, other than amounts withdrawn from the Reserve Account and drawings under the Policy, net of:

   (1) reasonable expenses incurred by the servicer in connection with the collection of the Receivable and the repossession and disposition of the _____________ and

   (2) amounts that are required to be refunded to the obligor on that Receivable; provided that Net Liquidation Proceeds with respect to any Receivable may not be less than zero.

   "OWNER TRUST AGREEMENT" is the trust agreement under which the trust for the transactions described in this prospectus supplement is formed.

   "PERSON" means, any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

   "PLAN" is any:

   (1) employee benefit plan as defined in Section 3(3) of ERISA,

   (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, or

   (3) entity whose underlying assets include plan assets by reason of a plan's investment in entities specified in clauses (1) and (2) above.

   ["POLICY" is a financial guaranty insurance policy issued by the insurer that guarantees full and timely payment of the certificateholders' distributable amount on each distribution date.]

   ["POLICY CLAIM AMOUNT" means, with respect to any Determination Date on which the trustee has delivered a Deficiency Notice the shortfall of (y) the sum of
(1) the amount of Available

Funds with respect to the Determination Date, as stated in the servicer's certificate with respect to the Determination Date, plus (2) the amount of the Deficiency Claim Amount, if any, to be delivered by a collateral agent to the trustee under a Deficiency Notice delivered with respect to the Distribution Date, as stated in the certificate delivered on the immediately preceding Deficiency Claim Date by a collateral agent, after giving effect to the distributions required by the pooling and servicing agreement and described in clauses (1) and (2) of "Description Of The Certificates--Flow of Funds", over
(z) the amount necessary to pay the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for the related distribution date.]

   "POOL BALANCE" means, at any time, the sum of the Principal Balances of the Receivables, excluding Purchased Receivables and Liquidated Receivables.

   "PRE-FUNDED AMOUNT" is the Initial Pre-Funded Amount as reduced from time to time during the Pre-Funding Period by the amount of the Initial Pre used to purchase Subsequent Receivables in accordance with the pooling and servicing agreement.

   "PRE-FUNDING ACCOUNT" is an account which will be established with the trustee which will be an asset of the trust and will be pledged to the trustee for the benefit the certificateholders.

   "PRE-FUNDING PERIOD" is the period from the closing date until the earliest of:

   (1) the date on which the amount on deposit in the Pre-Funding Account is less than $__________,

   (2) the occurrence of a servicer default under the pooling and servicing agreement, or

   (3) __________, 200_ . --

   "PRINCIPAL BALANCE" for any Receivable, at any time, means the Amount Financed minus:

   (1) that portion of all amounts received on or prior to that date and allocable to principal in accordance with the terms of the Receivable, and

   (2) any Cram Down Loss in respect of that Receivable.

   "PRINCIPAL DISTRIBUTABLE AMOUNT" with respect to any distribution date will be an amount equal to the sum of the following amounts:

   (1) the principal portion, allocable on the basis of the simple interest method, of all Collected Funds received during the immediately preceding calendar month, other than Liquidated Receivables and Purchased Receivables, including the principal portion of all prepayments;

   (2) the Principal Balance of all Receivables that became Liquidated Receivables during the related calendar month, other than Purchased Receivables;

   (3) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related calendar month;

   (4) at the option of the insurer, the Principal Balance of the Receivables that were required to be purchased by the transferor and the servicer during the related calendar month but were not purchased; and

   (5) the aggregate amount of Cram Down Losses that have occurred during the related calendar month.

   "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable, including one month's interest on the Receivable, in the month of payment, at the APR less the servicing fee, after giving effect to the receipt of any moneys collected, from whatever source, on the Receivable, if any.

   "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or repurchased by the Transferor or the originator pursuant to the pooling and servicing agreement.

   "RATING AGENCIES" are __________ and __________ . -

   "RECEIVABLES" the Initial Receivables together with the Subsequent
Receivables.

   "RECORD DATE" with respect to any distribution date means the close of business on the business day preceding that distribution date.

   "REMAINING PRE-FUNDING AMOUNT" is any net earnings from the investment of funds on deposit in the Pre-Funding Account.

   "RESTRICTED GROUP" is any affiliate of a Person described in (1) to (8) of the definition of Excluded Plan.

   "RULE OF 78S" is the provision of payments according to a "sum of periodic balances" or "sum of monthly payments" method and under which the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal.

   "RULE OF 78S RECEIVABLES" means Receivables that provide for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method.

   "SCHEDULED PAYMENT" means payments which are scheduled to be made on the certificates during the term of the Policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the pooling and servicing agreement that has not been consented to by the insurer, which payments for each distribution date are:

   (1) the Certificateholders' Interest Distributable Amount for the distribution date and

   (2) the Certificateholders' Principal Distributable Amount.

   "SERVICER'S CERTIFICATE" means, with respect to each Determination Date, a certificate, completed by and executed on behalf of the servicer, in accordance with the applicable pooling and servicing agreement provisions.

   "SERVICING FEE" is the fee to which the servicer is entitled under the pooling and servicing agreement on each distribution date for the related monthly period equal to the sum of:

   (1) the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the monthly period and

   (2) the investment earnings, net of losses, on the Collection Account.

   "SERVICING FEE RATE" is the rate, equal to ___%, at which the Servicing Fee is paid.

   "SUBSEQUENT CUT-OFF DATE" the dates designated by the transferor from time to time as subsequent cut-off dates.

   "SUBSEQUENT RECEIVABLES" are the [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] assigned to the issuer from time to time after the closing date and prior to __________.

   "SUPPLEMENTAL SERVICING FEE" with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, collected on the Receivables during the Collection Period.

   "U.S. PERSON" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust, or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

   "WEIGHTED AVERAGE RATE" means, with respect to any date of determination, a per annum rate equal to

   (1) the product of (x) the outstanding principal amount of the Class A-1 Certificates on that date and (y) the Class A Pass-Through Rate, divided by

   (2) the outstanding principal amount of the Class A certificates on that date.

   "YIELD SUPPLEMENT ACCOUNT" is an account that the transferor will establish for the benefit of the certificateholders and the insurer, which will initially be a segregated trust account in the corporate trust department of the trustee.

   "YIELD SUPPLEMENT AMOUNT" with respect to any distribution date will determined by aggregating for all of the Receivables, one twelfth of the difference, if positive, between

   (1) the product of (a) the Principal Balance of the Receivable multiplied by
       (b) a rate equal to the Weighted Average Rate plus approximately _____%, which percentage represents the Servicing Rate plus approximately _____%, and

   (2) the product of (a) the Principal Balance of the Receivable multiplied by
       (b) the APR on that Receivable.

===========================================  ===================================

YOU SHOULD RELY ON THE INFORMATION
CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED
PROSPECTUS. WE HAVE NOT AUTHORIZED
ANYONE TO PROVIDE YOU WITH DIFFERENT
INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN
ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

  --------------------------------------

            TABLE OF CONTENTS
          PROSPECTUS SUPPLEMENT

Summary.................................S-5
Risk Factors...........................S-12
Forward-Looking Statements.............S-16
Defined Terms..........................S-16       $___________ (APPROXIMATE)
The Trust..............................S-16
The Trust Fund.........................S-17
The Receivables Pool...................S-17   _____________________TRUST 200_-_
The Transferor.........................S-23                 ISSUER
The depositor..........................S-24       ASSET-BACKED CERTIFICATES,
THE ORIGINATOR And The Servicer........S-24              SERIES 200_-_
Weighted Average Life of the
  Securities...........................S-25
Description of Certificates............S-28
[The Insurer]..........................S-31       _________________________
[The Policy]...........................S-34                SERVICER
The Pooling and Servicing AGreement
  and the Transfer Agreements..........S-37
Federal Income Tax Considerations......S-42           PAINEWEBBER ASSET
ERISA Considerations...................S-45         ACCEPTANCE CORPORATION
Legal Investment.......................S-48                DEPOSITOR
Underwriting...........................S-49              $___________
Additional Information.................S-50          CLASS A CERTIFICATES
Experts................................S-50
Legal MATTERS..........................S-50
Ratings................................S-50
Glossary of Terms......................S-52
                                             -----------------------------------
               PROSPECTUS                            PROSPECTUS SUPPLEMENT
                                             -----------------------------------
Prospectus Supplement......................
Summary of Terms...........................
Risk Factors...............................
The Trust Funds............................
The Issuers................................
The Receivables............................         PAINEWEBBER INCORPORATED
Pool Factors...............................
Use of Proceeds............................
The Depositor..............................
The Trustee................................
Description of the Securities..............              _________, 200_
Description of the Trust Agreements........
Certain Legal Aspects of the Receivables...
Federal Income Tax Considerations..........
ERISA Considerations.......................
Methods of Distribution ...................
Incorporation of Information by Reference..
Legal Matters..............................
Financial Information......................
Additional Information.....................
Ratings....................................
Glossary of Terms..........................

DEALERS WILL BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN
ACTING AS UNDERWRITERS OF THESE SECURITIES
AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION,
ALL DEALERS SELLING THESE SECURITIES
WILL DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS UNTIL ____________, 200_.

===========================================  ===================================

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 16, 2000


PROSPECTUS SUPPLEMENT DATED __________, 200_
(TO PROSPECTUS DATED ___________, 200_)

                          $______________ (APPROXIMATE)
                     ____________________ OWNER TRUST 200_-_
                                    (ISSUER)
             ____________________ ASSET-BACKED NOTES, SERIES 200_-_
                      $___________ ______% CLASS A-1 NOTES
                      $___________ ______% CLASS A-2 NOTES
                      $___________ ______% CLASS A-3 NOTES
                          [LOGO OF __________________]
                           _________________________
                            (ORIGINATOR AND SERVICER)
                    PAINEWEBBER ASSET ACCEPTANCE CORPORATION
                                   (DEPOSITOR)

THE TRUST FUND--

   o The trust fund consists primarily of a pool of receivables consisting of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] and security interests in the underlying assets.

THE OFFERED NOTES--

   o  The trust will issue 3 classes of notes.

CREDIT ENHANCEMENT--

   o [The Class A notes will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and to specified payments of principal pursuant to the terms of a financial guaranty insurance policy to be issued by ____________________]
                                   [____ LOGO]

      ____________________ Owner Trust 200_-_ is issuing notes in 3 classes

                    PRICE TO THE   UNDERWRITING  PROCEEDS TO THE
                       PUBLIC        DISCOUNT       DEPOSITOR
                    ------------   ------------  ---------------

                              %              %    $


   The price to public, underwriting discount and proceeds to depositor shown are for the Class A-1, Class A-2 and Class A-3 notes in the aggregate. This information is shown for each individual class on page S-[ ]. See "Underwriting" in this prospectus supplement.

   The proceeds to depositor are less expenses, estimated at $[ ]. See "Underwriting" in this prospectus supplement.


--------------------------------------------------------------------------------

   YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ___ IN THE PROSPECTUS.

   The notes will not represent obligations of the depositor, originator or any other person or entity other than the issuer. No governmental agency will insure the notes or the collateral securing the notes.

   You should consult with your own advisors to determine if the offered notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered notes.

--------------------------------------------------------------------------------

   NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            PAINEWEBBER INCORPORATED

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information about the offered notes for the series 200_-_ in two separate documents that progressively include more detail:

(1) the accompanying prospectus dated ___________, 200_. The accompanying prospectus provides general information, some of which may not apply to the offered notes for the series 200_-_.

(2) this prospectus supplement. This prospectus supplement describes the specific terms of the notes for the series 200_-_. Sales of the offered notes may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

   IF THE TERMS OF THE OFFERED NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE


SUMMARY........................................................................1
RISK FACTORS...................................................................8
   Limited Liquidity May Adversely Affect Market Value Of Notes................8
   Prepayments On The Receivables Will Cause Prepayments On The Notes
      Resulting In Reinvestment Risk To You....................................8
   Prepayments On The Receivables May Affect Your Yield On Your Notes..........8
   Potential Prepayments On Notes Due To Failure To Transfer A Sufficient
      Number Of Additional Receivables To The Trust............................8
   Risk Of Potential Prepayments On Notes Due To Failure To Obtain Release
      Of Existing Lien.........................................................9
   You May Experience A Loss On Your Notes Because The Issuer Has Limited
      Assets...................................................................9
   [Originator Has A Limited Operating History................................10
   [The Originator's Internet-Based Origination Programs May Give Rise To
      Risks That Are Not Customary............................................10
   You May Experience A Loss In Connection With An Event Of Default...........10
   [Potential Losses On Your Notes Due To Geographic Concentration Of
      Receivables.............................................................11
   [Risk Of Recharacterization Of True Sale As A Pledge.......................11
FORWARD-LOOKING STATEMENTS....................................................12
DEFINED TERMS.................................................................12
THE TRUST.....................................................................12
   General....................................................................12
   Capitalization of the Issuer...............................................13
   The Owner Trustee..........................................................13
   The Indenture Trustee......................................................13
THE TRUST FUND................................................................13
THE RECEIVABLES POOL..........................................................14
   Eligibility Criteria.......................................................14
   Subsequent Receivables.....................................................15
   Pool Composition...........................................................16
THE TRANSFEROR................................................................20
THE DEPOSITOR.................................................................20
THE ORIGINATOR AND THE SERVICER...............................................20
   General....................................................................20
   Origination Process and Credit Evaluation Procedures.......................21
   Contract Processing, Purchase, Servicing and Administration................21
   Delinquency Control and Collection Strategy................................21
   Delinquency and Loss Experience............................................21
WEIGHTED AVERAGE LIFE OF THE NOTES............................................22
DESCRIPTION OF THE NOTES......................................................26
   Payments of Interest.......................................................26
   Payments of Principal......................................................27
   Optional Redemption........................................................27
   Mandatory Redemption.......................................................27
   The Indenture..............................................................28
   The Indenture Trustee......................................................34
DESCRIPTION OF THE CERTIFICATES...............................................35
[THE INSURER].................................................................35
   General....................................................................35
   Reinsurance................................................................36
   Rating of Claims-Paying Ability............................................36
   Capitalization.............................................................36
   Insurance Regulation.......................................................37
[THE POLICY]..................................................................37
   Other Provisions of the Policy.............................................39

DESCRIPTION OF THE TRUST AGREEMENTS...........................................40
   Assignment of Receivables..................................................41
   Obligation to Repurchase Receivables.......................................42
   Accounts...................................................................43
   Certain Allocations........................................................45
   Payments...................................................................46
   Statements to Noteholders..................................................46
   Servicer Default; Rights Upon Servicer Default.............................47
   Servicing Compensation.....................................................48
   Appointment of Subservicer.................................................48
   Amendment..................................................................49
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES......................................50
FEDERAL INCOME TAX CONSIDERATIONS.............................................50
   General....................................................................50
   Classification of Investment Arrangement...................................50
   Taxation of Holders........................................................50
   Backup Withholding and Information Reporting...............................52
ERISA CONSIDERATIONS..........................................................52
LEGAL INVESTMENT..............................................................53
UNDERWRITING..................................................................54
ADDITIONAL INFORMATION........................................................55
EXPERTS.......................................................................55
LEGAL MATTERS.................................................................55
RATINGS.......................................................................55
GLOSSARY OF TERMS.............................................................57

                                     SUMMARY

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED NOTES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

The Issuer................... ___________ Owner Trust 200_-_, a _______ business trust, will issue the notes.

Originator................... ___________ originates the receivables consisting of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] and will sell and contribute the receivables to the transferor. The originator is a ___________ [company], whose executive offices are located at _____________.

Transferor................... ___________ will assign the receivables to the depositor. [The transferor is a ___________ and is a wholly-owned subsidiary of the originator.] The transferor's principal executive offices are located at ___________.

Depositor.................... PaineWebber Asset Acceptance Corporation will assign the receivables to the issuer. The depositor is a Delaware corporation. The depositor's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.

Servicer..................... ______________ will service the receivables assigned to the issuer. The servicer is a _________ with its principal place of business in
                              __________.  The servicer's address is __________,
                              telephone number (___) ____-____.

Indenture Trustee,
  Backup Servicer
  [and Indenture Collateral
  Agent]..................... _______________ will serve as the indenture trustee under the indenture, as backup servicer under the sale and servicing agreement, [as indenture collateral agent for the reserve account] and as custodian for the receivables files. The indenture trustee's address is _______, telephone number ( ) ____-____.

Owner Trustee................ _______________ will serve as the trustee of the issuer. The owner trustee's address is __________,
                              telephone number (   ) ___-____

Initial Cut-off Date......... Beginning of business on ________, 200_.  The issuer will receive payments due on, or received with respect to, the receivables on or after this date.

Closing Date................. The issuer will issue the notes on or about
                              ________, 200_.

Payment Dates................ The first payment date will be ____________, 200_.
                              After that, the payment dates will be the __ day of each month if the __ day is a business day. If the __ day is not a business day, then the payment date will be the following business day.

The Notes.................... Each class of notes will have the initial principal amount, interest rate and final scheduled payment date set forth in the following table.

                                          PRINCIPAL   INTEREST   FINAL SCHEDULED
                              CLASS       AMOUNT      RATE       PAYMENT DATE
                              -----       ---------   --------   ---------------

                                           $               %
                                           $               %
                                           $               %

                              If any class of notes is not repaid in full on or prior to its final scheduled payment date, an event of default will occur.

Book-Entry Registration...... The notes will be initially available only in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, or the Euroclear System, except under limited circumstances. See "Description of the Securities--Book-Entry Registration" in the prospectus.

The Receivables and
  the Other Trust Fund
  Properties................. The primary assets of the issuer will be the receivables consisting of [auto loans]
                              [recreational vehicle loans] [auto leases]
                              [structured settlements]. The receivables will be sold and contributed by the originator to the transferor, and assigned by the transferor to the depositor. The depositor will transfer the receivables to the issuer. The issuer will pledge the receivables to the indenture trustee for the benefit of the noteholders on the day of closing and from time to time on subsequent transfer dates on or before __________, 200_.

The Receivables Pool......... As of the beginning of business on __________,
                              200_, the receivables in the pool have:

                              o  an aggregate principal balance of $___________;

                              o a weighted average annual percentage rate of approximately ___________%;

                              o a weighted average remaining term to stated maturity of approximately ___________ months; and

                              o a remaining term to stated maturity of not more than __ months and not less than __months.

Other Trust Fund Properties.. In addition to the receivables, the trust fund will also include:

                              o all moneys received with respect to the initial receivables after the initial cut-off date and the subsequent receivables after the applicable subsequent cut-off dates;

                              o the security interests in the underlying assets of the receivables;

                              o any proceeds from claims under insurance policies covering the underlying assets of the receivables or the related obligors;

                              o all instruments and documents relating to the receivables;

                              o a security interest in amounts on deposit in certain bank accounts; and

                              o all rights of the issuer under the sale and servicing agreement.

PRE-FUNDING

Pre-funding Account.......... On the day of closing, the transferor will deposit approximately $___________ of the proceeds from the sale of notes into a pre-funding account held by the indenture trustee. The issuer will use funds on deposit in this account to acquire additional receivables from the transferor from time to time on or before __________, 200_.

                              The receivables acquired by the issuer during the period between the day of the closing and __________, 200_ will also have been originated by
                              ___________.

                              The characteristics of the subsequently-acquired receivables will not differ materially from the receivables acquired by the issuer on the day of the closing.

Capitalized Interest Account. On the day of closing, the transferor will also deposit $_______ into a capitalized interest account held by the indenture trustee. The amount, if any, deposited into the capitalized interest account will be applied on the payment dates occurring on or prior to __________, 200_ to fund an amount equal to the amount of interest accrued for that payment date at the weighted average interest rates on the portion of the notes having a principal balance in excess of the principal balances of the receivables pledged by the issuer. Any amounts remaining in the capitalized interest account on __________, 200_ and not used for these purposes will be paid to the transferor on that date. See "Description of the Trust Agreements-- Accounts--Capitalized Interest Account" in this prospectus supplement.

Interest Payments............ Each class of notes will bear interest each year at the rate listed in the table under "--The
                              Notes" above. Interest on each class of notes will accrue on a "30/360" basis. This means that the interest payable on each payment date on each class of notes will be the product of:

                              (1) the outstanding principal balance of the class of notes;

                              (2)  the applicable interest rate; and

                              (3)  1/12.

PRINCIPAL PAYMENTS

Calculation.................. The aggregate amount of principal payable on the notes on each payment date will be equal to an amount called the "noteholders' principal distributable amount," which will generally be equal to the noteholders' percentage of the sum of:

                              (1) the amount of principal collected on the receivables during the prior calendar month,

                              (2) the outstanding principal balance of any receivable that became a liquidated receivable during the prior calendar month,

                              (3) the principal balance of each receivable that was purchased by the originator or the transferor during the prior calendar month, and [at the option of the insurer,] the principal balance of each receivable that was required to be, but was not, so purchased,

                              (4) the aggregate amount of any reduction of the principal balance of a receivable as a result of a court order in an insolvency proceeding, and

                              (5) any unpaid portion of the amounts included in 1, 2, 3 and 4 above for a prior payment date that were not paid to the noteholders, because of insufficient available cash.

Sequential Pay Feature....... Absent an event of default which has resulted in an acceleration of the notes, the noteholders' principal distributable amount will be payable to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes in that order. This means that no principal will be paid to the Class A-2 notes until the Class A-1 notes have been paid in full, and so forth. The noteholders' principal distributable amount is more fully described under "Description of the Trust Agreements--Payments" in this prospectus supplement.

The Certificates............. The issuer will also issue $___________ aggregate principal amount of non-interest bearing certificates pursuant to a trust agreement to be dated as of __________, 200_ between the depositor and the owner trustee. The certificates are not being offered pursuant to this prospectus supplement and will initially be held by the transferor.

                              The certificates will not receive any
                              distributions on a payment date until the noteholders have received all amounts required to be distributed to them on such payment date [and until the reserve account has been fully funded and certain amounts owed to the insurer have been paid.]

[The Reserve Account]........ [The transferor will establish a reserve account for the benefit of the insurer. On the day of closing, the transferor will make an initial deposit of cash into the reserve account. On each payment date, if the amount on deposit in the reserve account is less than the required amount, additional amounts will be deposited into the reserve account from collections on the receivables that are available for this purpose. Funds will be withdrawn from the reserve account on each payment date if the amount of available funds on any payment date is not sufficient to pay:

                              o  the monthly servicing fee;

                              o accrued and unpaid fees owing to the indenture trustee, the owner trustee, the indenture collateral agent, the custodian and the backup servicer;

                              o required payments of interest and principal to the noteholders; and

                              o  amounts owed to the insurer.

                              The amount required to be on deposit in the reserve account may increase or decrease without the consent of the noteholders. As a result, you should not rely on amounts on deposit in or required to be deposited to the reserve account as a source of funds for payments on the notes.]

[The Yield Supplement
  Account]................... [The transferor will establish a yield supplement account held by indenture trustee for the benefit of the noteholders. On the day of closing, the transferor will deposit approximately $___________ in the yield supplement account.

                              On each payment date, the issuer will use funds in the yield supplement account to cover any shortfall between:

                              o the weighted average interest rate on the notes plus approximately ___________%; and

                              o  the interest rate on each receivable.]

[Insurer and the Policy]..... [__________ is a ________ financial guaranty insurance company. ___________ will issue a policy, which will guarantee the payment of timely interest and principal due on the notes, but only as set forth under the heading "The Policy" in this prospectus supplement.]

OPTIONAL REDEMPTION.......... If the aggregate principal balance of the receivables on any payment date is __% or less of the sum of the aggregate principal balance of the initial receivables as of the initial cut-off date and the aggregate principal balance of all subsequently-acquired receivables as of their subsequent cut-off dates, the transferor may reacquire the receivables. If the transferor elects to reacquire the receivables, the outstanding principal balance of the notes will be paid in full together with accrued interest.

FEDERAL INCOME
TAX CONSIDERATIONS........... In the opinion of Cadwalader, Wickersham & Taft, for federal income tax purposes, the notes will be characterized as debt, and the issuer will not be classified as a separate entity that is an association, or a publicly traded partnership, taxable as a corporation.

                              If you purchase a note, you agree to treat it as debt for tax purposes. See "Federal Income Tax Considerations" in this prospectus supplement for additional information concerning the application of federal and state tax laws to the issuer and the notes.

ERISA CONSIDERATIONS......... The notes are generally eligible for purchase by employee benefit plans that are subject to ERISA. However, administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in the prospectus and in this prospectus supplement before purchasing notes.

RATINGS...................... The notes must receive at least the following ratings from ___________ and ___________ in order
                              to be issued:

                                                              RATING
                                                              ------
                                      CLASS
                                      -----           ---------     ---------
                                       A-1
                                       A-2
                                       A-3

                                  RISK FACTORS

   BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS WHICH WE BELIEVE DESCRIBE THE PRINCIPAL FACTORS THAT MAKE AN INVESTMENT IN THE NOTES SPECULATIVE OR RISKY. IN PARTICULAR, PAYMENTS ON YOUR NOTES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE RECEIVABLES. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE RECEIVABLES.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF NOTES

   A secondary market for the notes may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your notes are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your notes. See "Risk Factors--Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities" in the accompanying prospectus.

PREPAYMENTS ON THE RECEIVABLES WILL CAUSE PREPAYMENTS ON THE NOTES RESULTING IN REINVESTMENT RISK TO YOU

   The receivables may be prepaid, in full or in part, voluntarily or as a result of:

   o  prepayments on defaults;

   o  casualties to the related assets; or

   o  other reasons.

   Since the rate of payment of principal of the notes depends in part on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of the notes could occur significantly earlier than the final scheduled payment date for each class of notes. You will bear the risk that you may have to reinvest the principal on your notes earlier than you expected at a rate of interest that is less than the rate of interest on your notes.

PREPAYMENTS ON THE RECEIVABLES MAY AFFECT YOUR YIELD ON YOUR NOTES

   If you purchase your notes at a premium, prepayments on the receivables may reduce your yield. The ratings on the notes do not address the possibility that prepayment rates may affect your yield on your notes.

POTENTIAL PREPAYMENTS ON NOTES DUE TO FAILURE TO TRANSFER A SUFFICIENT NUMBER OF ADDITIONAL RECEIVABLES TO THE TRUST

   If all of the funds on deposit in the pre-funding account are not used to purchase additional receivables during the pre-funding period, any remaining amount on deposit in the pre-funding account will be used to make principal payments on the notes. See "Description of the Notes--Mandatory Redemption" in this prospectus supplement. The originator has identified an existing pool of receivables that the originator believes will satisfy the established criteria for receivables that will be assigned to the issuer on subsequent transfer dates. See "The Receivables Pool--Subsequent Receivables" in this prospectus supplement. However, the issuer cannot assure you that the identified receivables will in fact satisfy that criteria and that there will be a sufficient number of eligible receivables to assign to the issuer.

RISK OF POTENTIAL PREPAYMENTS ON NOTES DUE TO FAILURE TO OBTAIN RELEASE OF EXISTING LIEN

   [The receivables that the originator has identified for possible transfer to the issuer on subsequent transfer dates are subject to a lien securing amounts advanced under a warehouse credit line that the originator uses to finance receivables it owns. Although the originator anticipates that amounts on deposit in the pre-funding account will be sufficient to repay the related warehouse debt and release the lien on additional receivables, we cannot assure you that those amounts will be sufficient or that the originator will have other sources of cash that could be used to repay the warehouse debt. If the related warehouse debt were not repaid and the lien released, the transferor would be unable to assign those additional receivables to the issuer and any amount remaining in the pre-funding account at the end of the pre-funding period will be used to partially redeem the notes in the manner described under "Description of the Notes--Mandatory Redemption" in this prospectus supplement.]

YOU MAY EXPERIENCE A LOSS ON YOUR NOTES BECAUSE THE ISSUER HAS LIMITED ASSETS

   The issuer's primary assets or source of funds for payments on the notes are:

   o  the receivables;

   o  the pre-funding account;

   o  [the reserve limited assets account;]

   o  [the yield supplement account;]

   o  the capitalized interest account; and

   o  [the insurance policy issued by ___________.]


   For repayment, you must rely upon payments on the receivables, amounts on deposit in the pre-funding account, [the yield supplement account, the capitalized interest account and amounts, if any, in the reserve account]. The pre-funding account and the capitalized interest account will only be maintained until the first payment date after the pre-funding period. The money in the pre-funding account will only be used to purchase additional receivables and is not available to cover losses on the receivables. The capitalized interest account covers obligations of the issuer relating to the portion of the issuer's assets not invested in receivables and is not designed to provide protection against losses on the receivables. [Although the insurance policy will be available to cover shortfalls in distributions each month, if ___________ defaults in its obligations under the insurance policy, the noteholders must rely solely on:

   o amounts received with respect to the receivables without the benefit of the insurance policy;

   o  amounts, if any, on deposit in the reserve account; and

   o the amount released from the yield supplement account on each payment date.]

   If this happens, the indenture trustee may be unable to realize on the assets underlying the receivables and the proceeds to be distributed to noteholders on a current basis may be reduced.

[ORIGINATOR HAS A LIMITED OPERATING HISTORY

   All of the receivables were originated by ___________ in accordance with its credit underwriting criteria. The originator was formed in ___________ and commenced its operations as an originator of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] only in __________. Since that time it has experienced rapid growth in its portfolio of [auto loans] [recreational vehicle loans] [auto leases] [structured settlements]. The originator therefore has limited historical performance data with respect to the majority of the [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] it currently services. Although the originator has calculated and presented in this prospectus supplement its delinquency and net loss experience with respect to its entire portfolio of serviced [auto loans] [recreational vehicle loans] [auto leases] [structured settlements], we cannot assure you that the information presented will reflect actual experience with respect to the receivables acquired by the issuer. In addition, we cannot assure you that the future delinquency or loan loss experience of the servicer with respect to the receivables will be better or worse than that set forth in the table headed "The Originator and the Servicer--Delinquency and Loss Experience" in this prospectus supplement. The originator is at an early stage of operations, is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified credit and collection personnel and support its [auto loans] [recreational vehicle loans] [auto leases] [structured settlements] business. See "The Originator and the Servicer" in this prospectus supplement.]

[THE ORIGINATOR'S INTERNET-BASED ORIGINATION PROGRAMS MAY GIVE RISE TO RISKS THAT ARE NOT CUSTOMARY

   The originator generally uses the internet and the mail to communicate with obligors during the process of underwriting and originating [auto loans] [recreational vehicle loans] [auto leases]. For a discussion of the underwriting and origination process, see "The Originator and the Servicer" in this prospectus supplement. The underwriting and origination processes and loan documentation used by the originator are novel and were developed to capitalize on the potential benefits of conducting its business over the internet and through the mail. These processes and the related documentation may entail risks that would not exist in a customary [auto loan] [recreational vehicle loan] [auto lease] origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. We cannot assure you that these risks could not adversely affect the collectibility or enforceability of the contracts or the security interests in the underlying assets.]

YOU MAY EXPERIENCE A LOSS IN CONNECTION WITH AN EVENT OF DEFAULT

   [Unless an insurer default has occurred and is continuing,] neither the indenture trustee nor the noteholders may declare an event of default under the indenture. [So long as an insurer event of default has not occurred and is not continuing, an event of default will occur only upon delivery by the insurer to the indenture trustee of notice of the occurrence of events of default under the insurance agreement.] If a default occurs under the indenture, [so long as an insurer default has not occurred and is not continuing, the insurer] will have the right, but not the obligation, to cause the sale, in whole or in part, of the receivables and the other assets of the trust, which will result in a prepayment, in whole or in part, of the notes in advance of their maturity dates. [Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make payments on the notes in accordance with the terms of the indenture on each payment date. Following the occurrence of an event of default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes.] You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on your notes.

[POTENTIAL LOSSES ON YOUR NOTES DUE TO GEOGRAPHIC CONCENTRATION OF RECEIVABLES

   Economic conditions in the states where the obligors under the receivables reside affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. Based on the principal balance of the original pool of receivables as of __________, 200_, ______% of the receivables were originated in ___________, _____% in ___________, and _____% in
___________. No other states have concentrations in excess of ____%. Accordingly, adverse economic conditions or other factors affecting ________, _______ or ________ could have an especially significant impact on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of payment of principal and interest on your notes.]

[RISK OF RECHARACTERIZATION OF TRUE SALE AS A PLEDGE

   The originator warrants to the transferor in the sale and servicing agreement that the sale and contribution of the receivables by it to the transferor is a valid sale and contribution of the receivables to the transferor. In addition, under the sale and servicing agreement the originator and the transferor have agreed to treat the transactions described in this prospectus supplement as a sale and contribution of the receivables to the transferor, and the originator will take all actions that are required under applicable law to perfect the transferor's ownership interest in the receivables. However, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the originator or the originator itself as debtor-in-possession were to take the position that the sale and contribution of the receivables from the originator to the transferor should be recharacterized as a pledge of those receivables to secure a borrowing from the originator, then delays in payments of collections of receivables could occur. Alternatively, if the court rules in favor of the trustee, debtor-in-possession or creditor, reductions in the amount of those payments could result.

   It is possible that the risk of recharacterization of the transfer between the originator and the transferor may be increased by the fact that, for accounting purposes, the transferor will treat the notes as debt and the transfer of the receivables from the transferor to the depositor as a pledge rather than a sale and contribution.

   If the transfer of receivables to the transferor were respected as a sale and contribution, the receivables would not be part of the originator's bankruptcy estate and would not be available to the originator's creditors.

   In addition, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of that debtor or the originator itself were to request a court to order that the originator should be substantively consolidated with the transferor, delays in payments on the notes could result. If the bankruptcy court rules in favor of the creditor, trustee-in-bankruptcy or the originator, reductions in those payments could result.]

FORWARD-LOOKING STATEMENTS

   In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Weighted Average Life Of The Securities" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

   (1) economic conditions and industry competition,

   (2) political and/or social conditions, and

   (3) the law and government regulatory initiatives.

   We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered notes and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-[__] in this prospectus supplement.

                                    THE TRUST

GENERAL

   The issuer, ___________ Owner Trust 200_-_ is a business trust formed under the laws of the State of ___________ under a trust agreement. After its formation, the issuer will not engage in any activity other than:

   o  acquiring, holding and managing the trust fund;

   o issuing the notes and certificates to finance its acquisition of its interest in the trust fund;

   o  making payments on the notes and the certificates issued by it; and

   o engaging in other activities that are necessary, suitable or convenient to accomplish those objectives.

   The trust's principal offices are in ___________, in care of ___________, as owner trustee, at the address listed below under "--The Owner Trustee" in this prospectus supplement.

CAPITALIZATION OF THE ISSUER

   The following table illustrates the capitalization of the issuer as of __________, 200_, as if the issuance and sale of the notes and the certificates have taken place on that date:

Class A-1___________% Asset Backed Notes......................      $
Class A-2___________% Asset Backed Notes......................
Class A-3___________% Asset Backed Notes......................
Asset Backed Certificates.....................................      ____________

      Total...................................................      $
                                                                    ============

THE OWNER TRUSTEE

   ___________ is the owner trustee under the Owner Trust Agreement. The owner trustee is a ___________ banking corporation and its principal offices where information can be obtained relating to the issuer and the notes are located at ___________. The originator, the transferor, the depositor and their respective affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

THE INDENTURE TRUSTEE

   ___________ is the indenture trustee under the indenture. The indenture trustee is a ___________ and its principal offices are located at ___________. The originator, the transferor, the depositor and their respective affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

                                 THE TRUST FUND

   The trust fund will include, among other things, the following property of the issuer:

   (1) the Receivables;

   (2) all payments due on or received under the Initial Receivables after the beginning of business on the Initial Cut-off Date and under the Subsequent Receivables after the Subsequent Cut-off Dates;

   (3) any amounts as from time to time may be held in the collection account, the Note Distribution Account, [the Yield Supplement Account,] the Pre-Funding Account and the Capitalized Interest Account;

   (4) an assignment of the security interests of the originator in the assets underlying the Receivables;

   (5) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the assets underlying the Receivables or the obligors;

   (6) the receivable file related to each Receivable; and

   (7) certain other rights under the trust agreements.

   The trust fund will also include an assignment of the transferor's rights against the originator and the depositor's rights against the transferor and the originator under the Sale and Servicing Agreement upon the occurrence of certain breaches of representations and warranties.

   The Receivables were originated by ___________, the originator, in the ordinary course of business using its underwriting criteria. All of the Receivables will be sold and assigned by the originator to __________, the transferor, assigned by the transferor to the depositor and assigned by the depositor to the issuer under the Sale and Servicing Agreement. The Subsequent Receivables will be purchased by the transferor from the originator and will be assigned from the transferor to the depositor and from the depositor to the issuer in accordance with the Sale and Servicing Agreement and one or more subsequent transfer agreements.

   Under the Indenture, the issuer will grant a security interest in the Receivables included in the trust fund in favor of the indenture trustee on behalf of the noteholders.

                              THE RECEIVABLES POOL

ELIGIBILITY CRITERIA

   The pool of Receivables will consist of the Initial Receivables purchased by the issuer as of the Initial Cut-off Date and the Subsequent Receivables purchased by the issuer as of the related Subsequent Cut-off Dates. The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the portfolio of the originator for inclusion in the pool of Receivables by several criteria, including the following:

   o  each Receivable has an annual percentage rate of at least ___________%,

   o each Receivable as of the related cut-off date, was not more than ____ days past due;

   o each Receivable has a scheduled maturity not later than ____ months before __________, 20__;

   o each Receivable had an original term to stated maturity of not more than ____ months; and

   o each Receivable has had at least _____ scheduled payments received by the servicer prior to the related cut-off date.

   No selection criteria or procedures believed by the originator or the transferor to be adverse to [the insurer], the noteholders or the certificateholders were used in selecting the receivables.

SUBSEQUENT RECEIVABLES

   During the Pre-Funding Period, the transferor is obligated to purchase from the originator and to assign to the depositor the Subsequent Receivables. The Subsequent Receivables will then be assigned to the issuer, on each subsequent transfer date. The aggregate principal balance of the Subsequent Receivables is anticipated by the originator to equal approximately $__________. In connection with each assignment of Subsequent Receivables, the issuer will be required to pay to the depositor a cash purchase price equal to __% of the outstanding principal balance of the Subsequent Receivables as of their Subsequent Cut-off Dates [less required deposits to the reserve account.] The depositor will pay the cash purchase price to the transferor and the transferor in turn will pay it to the originator. At this agreed upon purchase price, the Initial Pre-Funded Amount will be sufficient to purchase the entire $___________ aggregate principal balance of Subsequent Receivables that the originator anticipates will be transferred to the transferor. The purchase price will be withdrawn from the Pre-Funding Account and paid to the depositor for further payment to the transferor and the originator as described in the second preceding sentence.

   Any assignment of Subsequent Receivables is subject to the following conditions, among others:

   o each such Subsequent Receivable and the underlying asset satisfies the eligibility criteria specified under "--Eligibility Criteria" above as of the related Subsequent Cut-off Date;

   o [the insurer, so long as no Insurer Default has occurred and is not continuing, will have approved in its absolute and sole discretion the assignment of the Subsequent Receivables to the issuer;]

   o neither the originator nor the transferor will have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of [the insurer,] the certificateholders or the noteholders;

   o the originator has delivered certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Receivables;

   o the Rating Agencies will have confirmed that the ratings on the notes have not been withdrawn or reduced as a result of the assignment of the Subsequent Receivables to the issuer; and

   o  no event of default under the indenture has occurred and is continuing.

   In addition, the obligation of the issuer to purchase the Subsequent Receivables on a subsequent transfer date is subject to the condition that the Receivables assigned to the issuer, including the Subsequent Receivables to be conveyed to the issuer on the subsequent transfer date meet the following criteria:

   o each Subsequent Receivable assigned to the issuer will have an annual percentage rate of _______% or higher;

   o each Subsequent Receivable assigned to the issuer will have a remaining term to stated maturity of not more than __ months; and

   o not more than __% of the pool balance will have obligors whose mailing addresses are in any one state other than [_________] unless an opinion of counsel acceptable to the Rating Agencies [and the insurer] with respect to the security interest in the underlying asset is furnished by the transferor on or prior to the subsequent transfer date.

   Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the issuer, the aggregate characteristics of the entire pool of Receivables included in the trust, including the composition of the Receivables, the distribution by annual percentage rate, the geographic distribution and the distribution by remaining term described in the following tables, will vary from those of the Initial Receivables.

POOL COMPOSITION

   Set forth in the following tables is information concerning the composition, distribution by geographic location, distribution by remaining Principal Balance, distribution by APR, distribution by original term to stated maturity, distribution by remaining term to stated maturity and distribution by loan purpose of the Initial Receivables to be assigned to the issuer as of the Initial Cut-off Date.

                   COMPOSITION OF THE INITIAL RECEIVABLES POOL
                         AS OF THE INITIAL CUT-OFF DATE

Aggregate Principal Balance..............         $
Number of Receivables....................
Average Principal Balance................         $
(Range)..................................
Average Original Amount Financed.........         $
(Range)..................................
Weighted Average APR.....................
(Range)..................................
Weighted Average Original Term to Stated
  Maturity...............................
(Range)..................................
Weighted Average Remaining Term to Stated
  Maturity...............................
(Range)..................................


  DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE INITIAL RECEIVABLES AS OF
                            THE INITIAL CUT-OFF DATE

                                                    AGGREGATE       AGGREGATE
RANGE OF REMAINING PRINCIPAL         NUMBER OF      PRINCIPAL       PRINCIPAL
BALANCES                            RECEIVABLES      BALANCE        BALANCE (1)
----------------------------        -----------     ---------       -----------
                                                     $                      %












-------------------------

(1) Percentages may not add to 100.00% due to rounding.

       GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES POOL AS OF THE
                              INITIAL CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                     AGGREGATE      AGGREGATE
                                      NUMBER OF      PRINCIPAL      PRINCIPAL
STATE (1)                            RECEIVABLES      BALANCE      BALANCE (2)
---------------------------------    -----------     ---------    -------------

Alabama..........................                    $                    %
Arizona..........................
Arkansas.........................
California.......................
Colorado.........................
Connecticut......................
District of Columbia.............
Florida..........................
Georgia..........................
Idaho............................
Indiana..........................
Iowa.............................
Kansas...........................
Kentucky.........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Missouri.........................
Montana..........................
Nebraska.........................
New Jersey.......................
New Mexico.......................
New York.........................
North Carolina...................
Ohio.............................
Oklahoma.........................
Oregon...........................
Rhode Island.....................
South Carolina...................
Tennessee........................
Texas............................
Utah.............................
Virginia.........................
Washington.......................
West Virginia....................
Wisconsin........................
      Total......................

-------------------------

(1) Based on mailing addresses of the obligors as of the date of origination.
(2) Percentages may not add to 100.00% due to rounding.

     DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE INITIAL RECEIVABLES AS OF
                            THE INITIAL CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                     AGGREGATE      AGGREGATE
                                      NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF ANNUAL PERCENTAGE RATES     RECEIVABLES      BALANCE      BALANCE (2)
--------------------------------     -----------      -------      -----------
                                                      $                   %








-------------------------

(1) Percentages may not add to 100.00% due to rounding.



 DISTRIBUTION BY ORIGINAL TERM TO STATED MATURITY OF THE INITIAL RECEIVABLES AS
                           OF THE INITIAL CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                     AGGREGATE      AGGREGATE
                                      NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF ANNUAL PERCENTAGE RATES     RECEIVABLES      BALANCE      BALANCE (2)
--------------------------------     -----------     ---------    -------------

                                                     $                    %








-------------------------

(1) Percentages may not add to 100.00% due to rounding.

            DISTRIBUTION BY REMAINING TERM TO STATED MATURITY OF THE
               INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


                                                                  PERCENTAGE OF
                                                     AGGREGATE      AGGREGATE
                                      NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF REMAINING TERMS (1)         RECEIVABLES      BALANCE      BALANCE (2)
----------------------------         -----------     ---------    -------------

                                                     $                    %








-------------------------

(1) Defined as the number of months from the Initial Cut-off Date to stated maturity.

(2) Percentages may not add to 100.00% due to rounding.


                                 THE TRANSFEROR

   _________________, will be organized as a _____________ on or before the closing date and is wholly-owned by _____________. The transferor will be organized for limited purposes, which include selling and assigning receivables sold to it by the originator to the depositor and any activities incidental to and necessary or convenient for the accomplishment of that purpose. The principal executive offices of the transferor are located at _________________________, __________, ________, _______, and its telephone number is (___) ____-_____.

                                  THE DEPOSITOR

   PaineWebber Asset Acceptance Corporation, a Delaware corporation, is a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, New York, New York 10019.

                         THE ORIGINATOR AND THE SERVICER

   ______________, a _____________, was formed in ______. Its executive offices are located at _____________, and its telephone number is (___) ___-____.

GENERAL

   [DESCRIBE ORIGINATOR'S BUSINESS GENERALLY]

ORIGINATION PROCESS AND CREDIT EVALUATION PROCEDURES

   [DESCRIBE FOR SPECIFIC ORIGINATOR]

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

   [DESCRIBE FOR SPECIFIC ORIGINATOR]

DELINQUENCY CONTROL AND COLLECTION STRATEGY

   [DESCRIBE FOR SPECIFIC OBLIGOR]

DELINQUENCY AND LOSS EXPERIENCE

   [DESCRIBE FOR SPECIFIC OBLIGOR]


                             DELINQUENCY EXPERIENCE

                                            ___ MONTHS ENDED     YEAR ENDED
                                               ___________      DECEMBER 31,
                                            ----------------    ------------

Number of Receivables Outstanding
Delinquencies as a Percentage of
  Receivables (1)
31-60 Days
61-90 Days
Over 90 Days

-------------------------

(1) Calculated as the number of delinquencies during the period divided by the number of receivables outstanding at the end of the period.

                      NET LOSS AND REPOSSESSION EXPERIENCE
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                 ____ MONTHS
                                                    ENDED         YEAR ENDED
                                                 ___________     DECEMBER 31,
                                                 -----------     ------------

Average Number of Receivables Outstanding (1)
Average Principal Amount Outstanding (1)
Number of Repossessions
Number of Repossessions as a Percent of
  Average
Number of Receivables Outstanding
  (Annualized)
Principal Amount of Repossessions as a
  Percent of Average Principal Amount
  Outstanding (Annualized)
Net Losses for the Period Ended
Net Losses as a Percent of Average
  Principal Amount
Outstanding (Annualized) (2)

-------------------------

(1) Averages are calculated based on beginning and end-of-period balances.

(2) "Net Losses" are equal to the aggregate balance for all contracts which are determined to be uncollectible in the period less any recoveries on contracts in the period or any prior periods excluding expenses associated with collection, repossession and disposition of the receivables.


                       WEIGHTED AVERAGE LIFE OF THE NOTES

   Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Risk Factors--Yield is Sensitive to Rate of Principal Prepayments on Receivables" and "The Receivables--Maturity and Prepayment Considerations" in the prospectus. No principal payments on any class of notes will be made until all notes with lower class designations have been paid in full. For example, no payments on the Class A-3 notes will be made until the Class A-1 notes and Class A-2 notes have been paid in full. See "Description of the Notes--Payments of Principal" in this prospectus supplement. As the rate of payment of principal of each class of notes depends primarily on the rate of payment including prepayments of the principal balance of the Receivables, final payment of any class of the notes could occur significantly earlier than the applicable Final Scheduled Payment Date for that class. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders. It is expected that final payment of each class of notes will occur on or prior to the Final Scheduled Payment Date. However, if sufficient funds are not available to pay the notes of any class in full on or prior to the applicable Final Scheduled Payment Date, final payment of such class of notes would occur later than such date.

   Prepayments on [auto loan] [recreational vehicle loan] [auto lease] [structured settlement] receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

   The following tables have been prepared on the basis of the characteristics of the Receivables. The tables assume that:

   (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

   (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

   (3) payments on the notes are made on each payment date;

   (4) [the Yield Supplement Amount is deposited into the Collection Account each period;]

   (5) the amount deposited into the Pre-Funding Account on the closing date is applied in its entirety to the purchase of Receivables transferred to the issuer during the Pre-Funding Period and to make related deposits to [the Reserve Account, the Yield Supplement Account and] the Capitalized Interest Account; and

   (6) the transferor exercises its option to purchase the Receivables.

   The tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity. The scheduled monthly payment for each of the pools which is based on its aggregate principal balance, APR, original number of scheduled payments and remaining number of scheduled payments as of the related Cut-off Date.

                                           ORIGINAL     REMAINING
                AGGREGATE                   TERM TO    AMORTIZATION
                PRINCIPAL                MATURITY (IN      TERM
     POOL        BALANCE        APR         MONTHS)    (IN MONTHS)  CUT-OFF DATE
--------------  ---------     -------    ------------  ------------ ------------

      1        $                    %
      2
      3
      4

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivable will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

   The following tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables, and should be read in conjunction with those assumptions.

 PERCENT OF INITIAL CLASS A-1 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                  0.00%   1.00%    1.30%    1.50%    1.70%    2.00%
------------                  -----   -----    -----    -----    -----    -----

Closing Date..............
December ___________......
January ___________.......
February ___________......
March ___________.........
April ___________.........
May ___________...........
June ___________..........
July ___________..........
August ___________........
September ___________.....
October ___________.......
November ___________......
December ___________......

-------------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of that note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that Note.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.

 PERCENT OF INITIAL CLASS A-2 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                  0.00%   1.00%    1.30%    1.50%    1.70%    2.00%
------------                  -----   -----    -----    -----    -----    -----

Closing Date..............
December ___________......
January ___________.......
February ___________......
March ___________.........
April ___________.........
May ___________...........
June ___________..........
July ___________..........
August ___________........
September ___________.....
October ___________.......
November ___________......
December ___________......
Weighted Average Life
  (years)(1)
Weighted Average Life
  (years)(1) (2)

-------------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that note.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.


 PERCENT OF INITIAL CLASS A-3 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


PAYMENT DATE                  0.00%   1.00%    1.30%    1.50%    1.70%    2.00%
------------                  -----   -----    -----    -----    -----    -----

Closing Date..............
December ___________......
January ___________.......
February ___________......
March ___________.........
April ___________.........
May ___________...........
June ___________..........
July ___________..........
August ___________........
September ___________.....
October ___________.......

PAYMENT DATE                  0.00%   1.00%    1.30%    1.50%    1.70%    2.00%
------------                  -----   -----    -----    -----    -----    -----

November ___________......
December ___________......
Weighted Average Life
  (years)(1)
Weighted Average Life
  (years)(1) (2)

-------------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that note.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.


                            DESCRIPTION OF THE NOTES

   The notes will be issued pursuant to an indenture to be dated as of __________, 200_ between the issuer and the indenture trustee. A copy of the indenture will be filed with the SEC following the issuance of the notes. The following summary, together with the description in the prospectus under the heading "Description of the Securities," describes the material terms of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

PAYMENTS OF INTEREST

   The Class A-1 notes will bear interest at the rate of ___________ % per annum; the Class A-2 notes will bear interest at the rate of ___________% per annum and the Class A-3 notes will bear interest at a rate of ___________% per annum.

   Each class of the notes will constitute fixed income securities, as described under "Summary of Terms--Securities--General Nature of the Securities as Investments" in the prospectus. Interest on the principal balances of each class of the notes will accrue at the respective interest rate for that class and will be payable to the persons in whose names the notes are registered on the related Record Date monthly on each payment date commencing _________, 200_. See "Description of the Securities--Book-Entry Registration" in the prospectus.

   With respect to any payment date, interest on the outstanding amount of each class of notes will be an amount equal to one twelfth of the applicable interest rate, multiplied by the principal amount of that class of notes as of the close of business on the preceding payment date, or the closing date, for the initial payment date. Interest distributions payable for any payment date but not distributed on that payment date will be payable on the next payment date increased by an amount equal to interest on the amount at the applicable interest rate to the extent lawful. See "Description of the Trust Agreements--Payments" in this prospectus supplement.

   Interest payments to the holders of the notes of any class will have the same priority. [If an Insurer Default occurs, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. If this happens, each class of holders of notes will receive their ratable share, based upon the aggregate amount of interest payable to each class of notes of the aggregate amount available to be distributed in respect of interest on the notes.]

PAYMENTS OF PRINCIPAL

   Principal payments will be made to the noteholders on each payment date in an amount generally equal to the Noteholders' Principal Distributable Amount.

   Absent an event of default, on each payment date, to the extent of available funds, the indenture trustee will distribute an amount up to the Noteholders' Principal Distributable Amount in respect of principal on the notes first to the Class A-1 notes, then to the Class A-2 notes and then to the Class A-3 notes.

   The principal balance of the Class A-1 notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date. The principal balance of the Class A-2 notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The principal balance of the Class A-3 notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Payment Date.

   The actual date on which the aggregate outstanding principal balance of any class of notes is paid in full may be earlier than the applicable Final Scheduled Payment Date based on a variety of factors, including those described under "Weighted Average Life of the Notes" in this prospectus supplement and under the headings "Risk Factors--Yield is Sensitive to Rate of Principal Prepayments on Receivables" and "The Receivables--Maturity and Prepayment Considerations" in the prospectus.

OPTIONAL REDEMPTION

   The transferor may reacquire the Receivables when the Pool Balance as of the end of the related Collection Period has declined to __% or less of the sum of the Pool Balance as of the Initial Cut-off Date, plus the aggregate Principal Balance of the Subsequent Receivables as of their respective Subsequent Cut-off Dates. This redemption will cause an early retirement of the notes. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

MANDATORY REDEMPTION

   On the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the Pre-Funding Account, after giving effect to the purchase of all Subsequent Receivables, including any purchase on the last day of the Pre-Funding Period, exclusive of earnings from the investment of funds in the Pre-Funding Account will be applied to redeem each class of notes then outstanding. The aggregate principal amount of each class of notes to be redeemed will be an amount equal to that class's pro rata share, based on the respective current principal amount of each class of notes of these remaining funds, net of investment earnings. However, if the remaining funds, net of investment earnings, are $_____ or less, the amount will be applied exclusively to reduce the outstanding principal balance of the class of notes then entitled to receive distributions of the Noteholders' Principal Distributable Amount. It is unlikely that the aggregate principal amount of Subsequent Receivables will exactly equal the Pre-Funded Amount, and therefore it is likely that at least a nominal amount of principal will be prepaid to the noteholders at the end of the Pre-Funding Period. See "Risk Factors--Risk of Potential Prepayments on Notes Due to Failure to Obtain Release of Existing Lien" in this prospectus supplement.

THE INDENTURE

   Events of Default, Rights Upon Event of Default. [Unless an Insurer Default is continuing, "events of default is continuing" under the indenture will consist of insurance agreement indenture cross defaults, and will constitute an event of default under the indenture only if the insurer has delivered to the indenture trustee, and not rescinded, a written notice specifying that the insurance agreement indenture cross default constitutes an event of default under the indenture. Insurance agreement indenture cross defaults include, among others:

   (1) any failure of the issuer to make any payment when due on the notes;

   (2) a demand for payment being made under the Policy;

   (3) certain events of bankruptcy, insolvency, receivership or liquidation of the issuer;

   (4) the issuer is treated as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

   (5) the sum of the Available Funds with respect to any distribution date plus the amount, if any, available to be withdrawn from the reserve account is less than the sum of the amounts described in clauses 1 through 5 under "Description of the Trust Agreements--Payments" in this prospectus supplement;

   (6) the notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization having a material adverse effect on the trust, the noteholders or the insurer;

   (7) any failure by the issuer to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by the insurer; and

   (8) [the violation of certain portfolio performance tests specified in the insurance agreement.]

   Upon the occurrence of an event of default, so long as an Insurer Default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the indenture trustee to liquidate the assets of the trust fund in whole or in part, on any date or dates following the acceleration of the notes due to such event of default as the Insurer, in its sole discretion, may elect, and to distribute the proceeds of such liquidation in accordance with the terms of the indenture. The insurer may not, however, cause the indenture trustee to liquidate the trust fund in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the assets of the trust. Following the occurrence of any event of default, the indenture trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the notes. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the notes, plus any accrued interest. See "The Policy" in this prospectus supplement.]

   [If an Insurer Default has occurred and is continuing,] an "event of default" means any one of the following events, whatever the reason for such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

   (1) default in the payment of any interest on the notes when it becomes due and payable, and the default continues for a period of five days;

   (2) default in the payment of the principal of or any installment of the principal of the notes when it becomes due and payable;

   (3) default in the observance or performance of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under the indenture or in connection with the indenture proves to be incorrect in any material respect as of the time when the representation or warranty was made, and the default continues or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for a period of ____ days, or for a longer period, not in excess of ____ days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within ____ days or less and the servicer on behalf of the indenture trustee delivers an officer's certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after there is given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least [____]% of the outstanding principal balance of the notes, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a "notice of default" under the indenture;

   (4) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the originator, the transferor or the issuer.

   If an event of default occurs and is continuing, [and an Insurer Default has occurred and is continuing,] the indenture trustee may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the Note Majority if:

   o the issuer has paid to the indenture trustee a sum sufficient to pay all amounts then due; and

   o all events of default, other than nonpayment of the principal of the notes due solely as a result of such acceleration, have been cured or waived.

   If the notes have been declared due and payable following an event of default, the indenture trustee may with the consent of the Controlling Party and must, at the direction of the Controlling Party, institute proceedings to collect amounts due or foreclose on the trust fund, exercise remedies as a secured party, sell the trust fund or elect to have the issuer maintain possession of the trust fund and continue to apply collections on the trust fund as if there had been no declaration of acceleration. The indenture trustee, however, will be prohibited from selling the trust fund following an event of default if the proceeds of the sale are not sufficient to pay all outstanding principal of and accrued interest on the notes, unless:

   (1) [no Insurer Default has occurred and is continuing and] the related event of default arose from [a claim being made on the Policy or] from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuer or; and

   (2) [an Insurer Default has occurred and is continuing and] (a) the holders of all the outstanding notes consent to the sale; or (b) the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the Rating Agencies and obtains the consent of the holders of notes representing [66-2/3]% of the aggregate principal balance of the outstanding notes.

   Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Controlling Party or holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the Controlling Party will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any trust or power conferred on the indenture trustee and the Controlling Party may, in certain cases, waive any default with respect to the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

   [Neither the insurer,] nor any holder of a note will have the right to institute any proceeding with respect to the indenture unless:

   (1) [the insurer or] the holder previously gave to the indenture trustee written notice of a continuing event of default;

   (2) [the insurer or] the holders of not less than __% in principal amount of the outstanding notes made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

   (3) [the insurer or] the holder or holders offered the indenture trustee reasonable indemnity;

   (4) the indenture trustee failed to institute the proceeding for __ days; and

   (5) a Note Majority did not give any direction inconsistent with the written request to the indenture trustee during the __-day period.

   If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder [and the insurer, unless an Insurer Default has occurred and is continuing] notice of the event of default within __ days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice of an event of default and so long as it determines in good faith that withholding the notice is in the interest of the noteholders.

   In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor, the transferor, the servicer or the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   No recourse may be taken, directly or indirectly, with respect to the obligations of the issuer or the indenture trustee on the notes or under the indenture or any certificate or other writing delivered in connection with the indenture, against:

   (A) the depositor, the issuer or the indenture trustee in its individual capacity; or

   (B) any partner, owner, beneficiary, agent, officer, director, employee or agent of the depositor, the issuer or the indenture trustee or of any successor or assignee of the depositor, the issuer or the indenture trustee in its individual capacity, except as that person may have expressly agreed.

   Amendment. The indenture may be amended by the issuer, with the consent of the indenture trustee [and, if the insurer is the Controlling Party, the insurer,] but without the consent of the noteholders to cure any ambiguity, or to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture. The issuer and the indenture trustee may also amend the indenture:

   (1) [with the consent of the insurer, if the insurer is the Controlling Party; or]

   (2) [if the insurer is no longer the Controlling Party,] with the consent of a Note Majority to add, change or eliminate any other provisions with respect to matters or questions arising under the indenture or affecting the rights of the noteholders; provided that the action will not:

   o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the notes or distributions that are required to be made for the benefit of the noteholders; or

   o reduce the percentage of the noteholders required to consent to the amendment, without, in either case, the consent of the holders of all notes outstanding.

   The indenture requires the issuer to deliver to the indenture trustee [and the insurer] upon the execution and delivery of the indenture and any amendment to the indenture an opinion of counsel, satisfactory to the insurer and the indenture trustee that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the indenture trustee's interest in the trust fund.

   Certain Covenants. The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

   o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

   o such entity expressly assumes the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuer under the indenture;

   o no event of default will have occurred and be continuing immediately after the transaction;

   o the issuer has been advised that the rating of the notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the transaction;

   o the issuer has received an opinion of counsel to the effect that the transaction would have no material adverse tax consequence to the issuer, [the insurer,] any noteholder or any certificateholder;

   o any action necessary to maintain the lien and security interest under the indenture has been taken;

   o the issuer has delivered an officer's certificate and an opinion of counsel each stating that the transaction and the supplemental indenture comply with the provisions of the indenture of the issuer and that all conditions precedent in the indenture to the transaction have been complied with; and

   o [so long as no Insurer Default has occurred and is not continuing, the issuer has given the insurer written notice of the transaction at least 20 business days prior to the consolidation or merger and] the issuer or the person, if other than the issuer, formed by or surviving the consolidation or merger has a net worth, immediately prior to giving effect to the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuer immediately prior to giving effect to such consolidation or merger.

   The indenture will also provide that the issuer may not convey or transfer all or substantially all of its properties or assets to any other entity, unless the entity that acquires the assets of the issuer:

   o agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of noteholders,

   o unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the issuer against and from any loss, liability or expense arising under or related to the indenture and the notes,

   o expressly agrees to make all filings with the SEC, and any other appropriate entity, required by the Securities Exchange Act of 1934 in connection with the notes, and

   o  is organized under the laws of the United States or any state.

   The issuer will not, among other things:

   o except as expressly permitted by the Trust Agreements or certain related documents with respect to the issuer sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

   o claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the trust fund;

   o permit the validity or effectiveness of the indenture to be impaired or permit the lien in favor of the indenture trustee created by the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes except as may be expressly permitted by the indenture;

   o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than certain liens that arise by operation of law, to be created on or extend to or otherwise arise upon or burden the trust fund or any part of the trust fund, or any interest in the trust fund or the proceeds of the trust fund;

   o permit the lien of the related indenture not to constitute a valid first priority, other than certain liens that arise by operation of law, security interest in the assets of the trust fund;

   o amend, modify or fail to comply with the provisions of the trust fund or related documents without the prior written consent of the Controlling Party; or

   o assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness incurred pursuant to the notes, obligations under [the insurance agreement and] the indenture or otherwise in accordance with the trust fund or related documents.

   Annual Compliance Statement. The issuer will be required to file annually with the indenture trustee [and the insurer] a written statement as to the fulfillment of its obligations under the indenture.

   Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all noteholders a brief report relating to, among other things:

   o its eligibility and qualification to continue as indenture trustee under the indenture;

   o  any amounts advanced by it under the indenture;

   o the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity;

   o  the property and funds physically held by the indenture trustee as such;
      and

   o any action taken by it that materially affects the notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. The indenture trustee will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

   Trust Indenture Act. The indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

   The indenture trustee may resign at any time, in which event the issuer will be obligated to appoint a successor trustee eligible under the indenture [which, if there is no Insurer Default, will be acceptable to the insurer]. The issuer will remove the indenture trustee, if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the issuer will be obligated to appoint a successor trustee eligible under the indenture that, if no insurer default exists, is acceptable to the insurer. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the insurer and will not become effective until acceptance of the appointment by a successor trustee.

                         DESCRIPTION OF THE CERTIFICATES

   The certificates are not being offered by this prospectus supplement. The certificates will be issued under the Owner Trust Agreement. A copy of the Owner Trust Agreement will be filed with the SEC following the issuance of the notes.

   The certificates will initially be sold to the transferor on the closing date for cash in the amount of $____________________.

   On each payment date, all distributions on the certificates will be subordinated in priority of payment in full of the Noteholders' Principal Distributable Amount and Noteholders' Interest Distributable Amount for that payment date. The certificateholders' will not receive any distribution on any payment date unless the Noteholders' Distributable Amount has been deposited in the Note Distribution Account. See "Description of the Trust Agreements--Payments" and "--Accounts" in this prospectus supplement.

                                  [THE INSURER]

   [The following information has been obtained from _______________, the insurer, and has not been verified by the issuer, the depositor, the transferor, the originator or the underwriters. No representation or warranty is made by the issuer, the depositor, the transferor, the originator or the underwriters.

GENERAL

   ________________ is a _______________ incorporated in ____ under the laws of the State of ___________. The insurer is licensed to engage in the financial guaranty insurance business in _____ states, the District of Columbia and Puerto Rico.

   The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

   [ADDITIONAL INSURER CORPORATE INFORMATION]

   The principal executive offices of the insurer are located at
_________________________________, and its telephone number at that location is
____________________.

REINSURANCE

   Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or international operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. This reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements. This reinsurance does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

   The insurer's insurance financial strength is rated "______" by ______. The insurer's insurer financial strength is rated "______" by _______. The insurer's claims-paying ability is rated "______" by _____________ and ________________.
Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

CAPITALIZATION

   The following table sets forth the capitalization of the insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of _____________, 200_:

                                                 ___________, 200_
                                                 -----------------
                                                    (UNAUDITED)
                                                  (IN THOUSANDS)

   Deferred Premium Revenue (net of
     prepaid reinsurance premiums).........         $
   Surplus Notes...........................
   Minority Interest.......................

   Shareholder's Equity:
     Common Stock..........................
     Additional Paid-in Capital............
   Accumulated Other Comprehensive.........
   Income (net of deferred income taxes)...
   Accumulated Earnings....................

   Total Shareholder's Equity..............

   Total Deferred Premium Revenue,
     Surplus Notes, Minority Interest
     and Shareholder's Equity..............

   For further information concerning the insurer, see the Consolidated Financial Statements of ________________ and Subsidiaries, and the accompanying notes, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as Exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC by the insurer and may be reviewed at the EDGAR Website maintained by the SEC and at the insurer's website, ____________.com. Copies of the statutory quarterly and annual statements filed with the State of __________________by ________________ are available upon request to the State of __________________.

INSURANCE REGULATION

   The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of _______, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. [As a financial guaranty insurance corporation licensed to do business in the State of _______, the insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

                                  [THE POLICY]

   The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

   Simultaneously with the issuance of the notes, the insurer will deliver the Policy to the indenture trustee for the benefit of each noteholder. Under the Policy, the insurer will unconditionally and irrevocably guarantee to the indenture trustee for the benefit of each noteholder the full and complete payment of:

   o  Scheduled Payments on the notes; and

   o the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

In the event the indenture trustee fails to make a claim under the Policy, noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the indenture trustee to do so.

   Scheduled Payments do not include payments which become due on an accelerated basis as a result of:

   o  a default by the issuer,

   o  an election by the issuer to pay principal on an accelerated basis,

   o  the occurrence of an event of default under the indenture or

   o  any other cause,

unless the insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

   In the event the insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments will not include, unless the insurer elects, in its sole discretion, to pay the amount in whole or in part:

   o any portion of the Noteholders' Interest Distributable Amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely received by the insurer, or

   o any portion of the Noteholders' Interest Distributable Amount due to noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of the Noteholders' Interest Carryover Shortfall under the Policy.

   Scheduled Payments will not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the issuer by reason of any default or event of default in respect of the notes or by reason of any deterioration of the creditworthiness of the issuer no coverage will be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

   Payment of claims on the Policy made in respect of Scheduled Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of:

   o 12:00 noon, New York City time, on the [___ business day following receipt] of the notice for payment, and

   o 12:00 noon, New York City time, on the date on which the payment was due on the notes.

   If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the insurer will cause the payment to be made on the later of:

   o the date when due to be paid pursuant to the order of the court or other governmental body; and

   o  the first to occur of:

      o the fourth business day following receipt by the insurer from the indenture trustee of:

         (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that noteholders are required to return Scheduled Payments made with respect to the notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

         (B) a certificate of the indenture trustee that the court order has been entered and is not subject to any stay, and

         (C) an assignment executed and delivered by the noteholder, in a form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to the preference payment;

      o [the date of receipt by the insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least ___ business days prior to the date of receipt, the insurer has received written notice from the indenture trustee that the items were to be delivered on that date and that date was specified in the notice].

the payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the court order and not to the indenture trustee or any noteholder directly. This will be the case unless a noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the payment will be disbursed to the indenture trustee for distribution to the noteholder upon proof of the payment reasonably satisfactory to the insurer. In connection with this, the insurer will have the rights provided under the indenture including, without limitation, the right, in the absence of an Insurer Default, to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

   The terms "receipt" and "received" with respect to the Policy will mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day. Delivery either on a day that is not a business day or after 12:00 noon, New York City time, will be deemed to be received on the next succeeding business day. If any notice or certificate given under a Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the insurer or its fiscal agent will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

   Under the Policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in [___________________], [__________________], [________________] or
[____________________] are authorized or obligated by law, executive order or governmental decree to be closed.

   The Insurer's obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy whether or not the funds are properly applied by the indenture trustee.

   The insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the Policy.

   Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the Policy and each other financial guaranty insurance policy issued by the insurer constitute pari passu claims against the general assets of the insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of New York.

   It is a condition to issuance that the notes be rated ______ by ______ and ______ by _______'s. The ratings by the Rating Agencies of the notes will be based primarily on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of the rating may have an adverse effect on the liquidity and market price of the notes.]

                       DESCRIPTION OF THE TRUST AGREEMENTS

   The following summary, together with the description in the prospectus under the heading "Description of the Trust Agreements," describes certain terms of the Trust Agreements, which include the Sale and Servicing Agreement, the Owner Trust Agreement, the indenture and any subsequent transfer agreement. Copies of the Trust Agreements will be filed with the SEC following the issuance of the notes. The summary describes the material terms of the Trust Agreements, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreements.

ASSIGNMENT OF RECEIVABLES

   Under the Sale and Servicing Agreement, the originator will sell and contribute to the transferor, on or prior to the closing date, or, with respect to the Subsequent Receivables, the related subsequent transfer date, without recourse, all of its right, title and interest in and to the related Receivables including, without limitation:

   o the related Receivables, and all moneys due or received on the Receivables after the Cut-off Date;

   o an assignment of the security interests in the assets underlying the Receivables granted by obligors under the Receivables and any other interest of the originator in those assets;

   o any proceeds with respect to the Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering the assets underlying the Receivables or obligors and any proceeds from the liquidation of the Receivables;

   o all rights under any agreements providing for the repair of the related [automobile] [recreational vehicle], including any extended warranty;

   o  the related files with respect to the Receivables; and

   o  the proceeds of any and all of the foregoing.

   Also under the Sale and Servicing Agreement, the transferor will assign the Receivables and other assets to the depositor, which will in turn assign the Receivables and other assets to the issuer. Finally, pursuant to the indenture, the issuer will pledge the Receivables and other assets to the indenture trustee to secure the obligations of the issuer under the notes. The assignments of Receivables under the Sale and Servicing Agreement may be treated as pledges under the bankruptcy code and under other applicable insolvency law. See "Risk Factors--Competing Claims to Ownership of Receivables May Result in Reduced Payments on Your Securities" and "--Insolvency and Bankruptcy Proceedings Could Adversely Affect Payments on the Securities" in the prospectus and "Risk Factors--Risk of Recharacterization Of True Sale As A Pledge" in this prospectus supplement.

   In connection with the transfer and assignment of the Receivables on the closing date and each subsequent transfer date, the originator will be required to deliver or cause to be delivered to __________________________, as custodian, the following with respect to each Receivable:

   (a) [the note and security agreement or other evidence of the obligor's indebtedness to repay the Receivable;]

   (b) [a record of the information supplied by the obligor in the original credit application;]

   (c) [the original certificate of title or any documents that the servicer keeps on file, in accordance with its customary procedures, evidencing the security interest of

       _________ in the _______________, however, original certificates of title generally are not delivered to the originator for __ days, but promptly upon delivery they will be delivered to the custodian];

   (d) [the lease contract];

   (e) [the applicable structured settlement contract]; and

   (f) any and all other documents that the servicer keeps on file, in accordance with its customary procedures, relating to a Receivable, an obligor or a _______________.

   In the Sale and Servicing Agreement, the originator will represent and warrant to the transferor and the transferor will represent and warrant to the depositor and the issuer, among other things, that:

   o the information provided in the related schedule of Receivables and the related computer tape with respect to the Receivables is correct in all material respects;

   o neither the transferor nor the originator has received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes, relating to the assets underlying the Receivable, that are or may be prior to or equal to the lien granted by the Receivable;

   o as of the closing date or the applicable subsequent transfer date, if any, each of the Receivables is owned by the transferor free and clear of any lien [and is secured by a first perfected security interest in favor of the transferor in the asset underlying the Receivable];

   o each related Receivable, at the time it was originated, complied and, as of the closing date or the applicable subsequent transfer date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

   o each of the Receivables as of the related Cut-off Date satisfied the eligibility criteria for inclusion in the pool of Receivables that are described under "The Receivables Pool--Eligibility Criteria" in this prospectus supplement.

OBLIGATION TO REPURCHASE RECEIVABLES

   Under the Sale and Servicing Agreement, the originator will be obligated to repurchase a Receivable from the transferor if the interests of the issuer, [the insurer] or the noteholders are materially and adversely affected by any breach of any representation or warranty made by the originator with respect to the Receivable, if the breach has not been cured following discovery by or notice to the originator of the breach. The transferor will be obligated to repurchase a Receivable from the issuer if the interests of the issuer, [the insurer] or the noteholders are materially and adversely affected by any breach of any representation or warranty made by the transferor with respect to the Receivable, if the breach has not been cured following discovery by or notice to the originator of the breach. Each Receivable will be purchased from the trust by the originator or the transferor, as the case may be, at a price equal to the Purchase Amount. The purchase obligations will constitute the sole remedy available to the noteholders or the indenture trustee for any such uncured breaches.

   Pursuant to the Sale and Servicing Agreement, the servicer will be obligated to purchase a Receivable from the issuer if the interests of the noteholders, [the insurer] or the issuer in the Receivable are materially adversely affected by a breach of specified servicing obligations under the Sale and Servicing Agreement, if the breach has not been cured following the discovery or notice to the servicer of the breach.

ACCOUNTS

   Collection Account. The issuer will establish and maintain the Collection Account with the indenture trustee in the name of the indenture trustee on behalf of the noteholders, the certificateholders [and the insurer]. The issuer will deposit into the Collection Account payments or other amounts received with respect to the Receivables. The Collection Account will be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to [the insurer and] the Rating Agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer will, with the indenture trustee's assistance as necessary, cause the accounts to be moved within 30 days to a bank whose deposits have an acceptable rating.

   Distribution Accounts. The servicer will also establish and maintain the Note Distribution Account, in the name of the indenture trustee, on behalf of the noteholders [and the insurer]. Amounts released from the Collection Account for distribution to noteholders will be deposited into the Note Distribution Account and all distributions to noteholders will be made from the Note Distribution Account. A separate account, the Certificate Distribution Account, will be maintained for the purpose of making distributions to certificateholders.

   [Reserve Account. Pursuant to a reserve account agreement, dated as of the closing date, among the transferor, [the insurer,] the indenture trustee and ____________________, as indenture collateral agent, the transferor will cause the indenture collateral agent to establish the reserve account in the name of the indenture collateral agent [for the benefit of the insurer]. On the closing date, the transferor will make an initial deposit of cash into the reserve account. On each payment date, additional amounts will be deposited into the reserve account from collections on the Receivables to the extent funds are available for the deposit as described under "Description of the Trust Agreements--Payments" in this prospectus supplement and from amounts, if any, released from the Yield Supplement Account as described under "--Yield Supplement Account" in this prospectus supplement. Funds will be withdrawn from the reserve account on or before each payment date to pay any Deficiency Claim Amount for the payment date, including amounts needed to pay the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for that payment date.

    The amount required under the reserve account agreement to be on deposit in the reserve account at any time may increase or decrease without noteholder consent. There can be no assurance that the amounts on deposit in the reserve account will reach the amount required to be on deposit since the existence of the reserve account and any other term or provision in the reserve account agreement regarding the reserve account may be amended by the insurer without noteholder consent. Consequently, the noteholders should not rely on amounts on deposit in or to be deposited to the reserve account in evaluating the likelihood of receiving repayment of the notes.

   Amounts, if any, on deposit in the reserve account on any payment date in excess of the amount required to be on deposit in the reserve account for each payment date will be paid to the certificateholders.

   In addition, the issuer, the depositor, the insurer and the indenture collateral agent may amend the reserve account agreement, and any provisions in the insurance agreement relating to the reserve account, in any respect. The amendment may include, without limitation, reducing or eliminating the amount required to be on deposit in the reserve account and/or reducing or eliminating the funding requirements of the reserve account or permitting those funds to be used for the benefit of persons other than noteholders, without the consent of, or notice to, the indenture trustee, the owner trustee or the noteholders. The indenture collateral agent will not withhold or delay its consent with respect to any amendment that does not adversely affect the indenture collateral agent in its individual capacity. The insurer will be obligated on each payment date to fund for the benefit of the noteholders the full amount of each Scheduled Payment otherwise required to be made on such payment date in accordance with the terms of the Policy.]

   [Yield Supplement Account. The transferor will establish the Yield Supplement Account for the benefit of the noteholders and the insurer, which will initially be a segregated trust account in the corporate trust department of the indenture trustee. On the closing date, the transferor will make an initial deposit to the Yield Supplement Account in the amount specified in the Sale and Servicing Agreement.

   No later than 12:00 noon New York City time on each payment date, the indenture trustee will cause an amount equal to the Yield Supplement Amount for the payment date, determined as described below, to be transferred from the Yield Supplement Account to the Collection Account. The "Yield Supplement Amount" with respect to any Payment Date will determined by aggregating for all of the Receivables, one twelfth of the difference, if positive, between:

   (x) the product of:

       (1) the Principal Balance of such Receivable multiplied by

       (2) a rate equal to the Weighted Average Rate plus approximately ___%, which percentage represents the Servicing Fee Rate plus approximately ___%; and

   (y) the product of:

       (1) the Principal Balance of the Receivable multiplied by

       (2) the APR on the Receivable.

For purposes of calculating the Yield Supplement Amount on each payment date, the servicer will determine the principal balance of each Receivable and the Weighted Average Rate as of the first day of the related Collection Period.

   On each payment date, the amount required to be on deposit in the Yield Supplement Account, after giving effect to the transfer of the Yield Supplement Amount for the payment date to the Collection Account will be an amount equal to the sum of all projected Yield Supplement Amounts for all future payment dates, which will be determined assuming that future scheduled payments on the Receivables are made on their scheduled due dates. The amount on deposit in the Yield Supplement Account in excess of the maximum required balance on each payment date will be transferred to the reserve account.]

   Pre-Funding Account. On the closing date, the Pre-Funded Amount will be deposited in the Pre-Funding Account. The Pre-Funding Account will be an asset of the trust and will be pledged to the indenture trustee for the benefit the noteholders.

   The transferor expects that the Pre-Funded Amount will be reduced to less than $_____ on or before the end of the Pre-Funding Period. Any Pre-Funded Amount remaining at the end of the Pre-Funding Period will be payable to the noteholders as described under "Description of the Notes--Mandatory Redemption" in this prospectus supplement.

   Capitalized Interest Account. On the closing date, cash in the approximate amount of $________ will be deposited in the Capitalized Interest Account which will be established with the indenture trustee. The Capitalized Interest Account will be an asset of the trust, and will be pledged to the indenture trustee for the benefit of the noteholders. The amount, if any, deposited in the Capitalized Interest Account will be applied on the payment dates occurring on or prior to _________, 200__ to fund an amount equal to the amount of interest accrued for each of the payment dates at the weighted average interest rates on the portion of the notes having a principal balance in excess of the principal balances of the Receivables, which portion will equal the Pre-Funded Amount. Any amounts remaining in the Capitalized Interest Account on the payment date on or immediately following the last day of the Pre-Funding Period and not used for those purposes are required to be paid directly to the transferor on that date.

CERTAIN ALLOCATIONS

   On or before the Determination Date, the servicer will be required to deliver a certificate to the indenture trustee [and the insurer], specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the transferor or the servicer, all with respect to the preceding Collection Period.

   [Not later than the fourth business day prior to each payment date, the indenture trustee will, based solely on the information contained in the servicer's certificate delivered on the related Determination Date, deliver to the indenture collateral agent, [the insurer] and the servicer a written notice specifying the Deficiency Claim Amount for the payment date. The deficiency notice will direct the indenture collateral agent to transfer the Deficiency Claim Amount from amounts on deposit in the reserve account for deposit in the Collection Account.]

   On each payment date, the servicer is required to instruct the indenture trustee to distribute funds in the amounts and priority set forth below under "--Payments" in this prospectus supplement.

PAYMENTS

   On each payment date, the indenture trustee will make the following payments from the Collection Account in the following order of priority:

      (1) first, from the Distribution Amount, to the servicer, any accrued and unpaid servicing fee for the related calendar month to the extent not retained by the servicer;

      (2) second, from the Distribution Amount, pro rata, all accrued and unpaid fees and expenses due and owing the indenture trustee, the owner trustee, the backup servicer, the custodian and the indenture collateral agent;

      (3) third, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

      (4) fourth, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes--Payments of Principal" in this prospectus supplement;

      (5) [fifth, from the Distribution Amount, to the insurer, any amounts due and owing under the insurance agreement;]

      (6) [sixth, from Available Funds, to the reserve account, all Available Funds remaining after the distributions pursuant to clauses 1 through 5 above;]

      (7) [seventh, from amounts, if any, released from the reserve account on that payment date due to an excess of the amount on deposit in the reserve account over the amount required to be on deposit in the reserve account, to the Certificate Distribution Account for distribution to the certificateholders, the Certificateholders' Principal Distributable Amount; and]

      (8) [eighth, all remaining amounts released from the reserve account on that payment date, after giving effect to the payment under clause 7, to the Certificate Distribution Account for distribution to the certificateholders.]

   [In the event that the servicer's certificate indicates that the Distribution Amount will be insufficient on any payment date to make the payments required under clauses (1) through (4) above on the payment date, the indenture trustee will furnish to the insurer no later than 12:00 noon, New York City time on the third business day immediately preceding the payment date a notice of claim in the amount of the Policy Claim Amount. Amounts paid by the insurer pursuant to any notice of claim will be deposited by the insurer into the Note Distribution Account for payment to the noteholders on the related payment date.]

STATEMENTS TO NOTEHOLDERS

   On or prior to each payment date, the indenture trustee will be required to forward a statement to the noteholders, the Rating Agencies [and the insurer]. These statements will be based on the information contained in the servicer's certificate delivered by the servicer on or before the related Determination Date. Each statement will include the following information as to the notes, with respect to that payment date or the period since the previous payment date, as applicable:

   (1) the amount of the distribution allocable to interest on or with respect to the notes;

   (2) the amount of the distribution allocable to principal with respect to the notes;

   (3) the Noteholders' Interest Carryover Shortfall if any, the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

   (4) the amount of the distribution, if any, payable pursuant to a claim on the Policy;

   (5) the amount of the servicing fee paid to the servicer with respect to the related Collection Period; and

   (6) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in the Collection Period.

   Each amount set forth pursuant to subclauses (1), (2) and (3) with respect to notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

   Unless and until definitive notes are issued, the reports will be sent on behalf of the issuer to Cede & Co., as registered holder of the notes and the nominee of DTC.

   Within the required period of time after the end of each calendar year, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information that the issuer deems necessary to enable the noteholder to prepare its tax returns.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

   A "servicer default" under the Sale and Servicing Agreement will include:

   (a) any failure by the servicer to deliver to the owner trustee or the indenture trustee any deposit or payment required to be so made, which failure continues unremedied for one business day after written notice from [the insurer], the owner trustee or the indenture trustee is received by the servicer or after discovery of the failure by the Servicer,

   (b) any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the noteholders [and the insurer] and which continues unremedied after applicable grace periods,

   (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or the transferor and certain actions by the servicer or the transferor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations,

   (d) failure to deliver a servicer's certificate or annual statement of servicer's compliance within specified periods,

   (e) breach of any representation or warranty of the servicer set forth in the Sale and Servicing Agreement, which materially and adversely affects the rights of the noteholders [or the insurer] and remains uncured after applicable grace periods, and

   (f) [unless an Insurer Default has occurred and is continuing, certain defaults under the insurance agreement].

   If a servicer default occurs, then the Controlling Party or holders of notes representing not less than [25]% of the voting rights of the notes, or if the notes have been paid in full and the indenture has been discharged in accordance with its terms, by holders of certificates evidencing not less than [25]% of the voting interest of the certificates, may terminate the rights and obligations of the servicer under the Sale and Servicing Agreement. If this event occurs when __________ is the servicer, or, if ________ is terminated as servicer,
_____________ acting as backup servicer, has agreed, subject to the qualifications contained in the Sale and Servicing Agreement, to serve as successor servicer under the Sale and Servicing Agreement. As successor servicer, it will receive compensation at the Servicing Fee Rate and will no longer be entitled to receive a fee as backup servicer.

   Consistent with its customary procedures, the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule. However, no such arrangement will reduce the principal balance or APR of any Receivable or modify any Receivable if the amendment or modification would extend the final payment date of any Receivable beyond the Final Scheduled Payment Date. Some of the arrangements may result in the servicer purchasing the Receivable for the Purchase Amount. See "Risk Factors--Yield is Sensitive to Rate of Principal Prepayments on Receivables" in the prospectus. The servicer may sell the assets underlying the respective Receivable at public or private sale, or take any other action permitted by applicable law.

   The servicer may refinance any Receivable by accepting a new promissory note from the related obligor and applying the proceeds of the refinancing to pay all obligations in full of the obligor under the Receivable. The receivable created by the refinancing will not be property of the issuer.

SERVICING COMPENSATION

   The servicer is entitled on each payment date to the Servicing Fee for the related monthly period. The servicer may retain the Servicing Fee from collections on the Receivables.

APPOINTMENT OF SUBSERVICER

   The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer upon the prior written consent of the Controlling Party. However, the servicer may refer delinquent accounts to an outside collection agency for further collection and possible repossession of the related Receivable without the consent of the Controlling Party. The servicer will remain obligated and liable to the indenture trustee[, the insurer] and the noteholders for the servicing and administering of the Receivables in accordance with the provisions of the Receivables without diminution of its obligation and liability by virtue of the appointment of a subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer from time to time and none of the indenture trustee, [the insurer], the noteholders will have any responsibility for those fees and expenses.

AMENDMENT

   The Sale and Servicing Agreement may be amended from time to time by the transferor, the depositor, the indenture trustee, the originator, the servicer, the backup servicer, the custodian and the issuer, [with the consent of the insurer, so long as an Insurer Default has not occurred and is not continuing,] but without the consent of any of the noteholders or certificateholders to cure any ambiguity. This type of amendment may be made to correct or supplement any of its provisions, to comply with any changes in the code, or to make any other provisions with respect to matters or questions arising under the Internal Revenue Code of 1986, as amended, which would not be inconsistent with the provisions of the Sale and Servicing Agreement or the insurance agreement. However, [if the insurer is no longer the Controlling Party,] the action may not, as evidenced by an opinion of counsel delivered to the depositor, the owner trustee, the Rating Agencies and the indenture trustee, adversely affect in any material respect the interests of any noteholders and the certificateholders.

   The Sale and Servicing Agreement may also be amended from time to time by the transferor, the depositor, the originator, the servicer, the backup servicer, the indenture trustee and the owner trustee, with

   o [the consent of the insurer, if the insurer is the Controlling Party, but without the consent of any noteholders or certificateholders,] or

   o [if the insurer is no longer the Controlling Party,] with the consent of a Note Majority and the consent of the holders of certificates evidencing not less than a majority of the aggregate outstanding principal amount of the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the noteholders or the certificateholders.

   However, this amendment may not:

   o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholders or

   o reduce the percentage of the outstanding principal amount of the notes and the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of all the outstanding notes and the holders of all the outstanding certificates, of the class affected by the amendment.

   [In addition, if an Insurer Default has occurred and is continuing, the action may not materially adversely affect the interest of the insurer.]

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

   Information regarding certain legal aspects of the receivables is set forth under "Certain Legal Aspects of the Receivables" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U. S. Person. This summary does not address special tax rules that may apply to certain types of investors, such as banks, insurance companies and securities dealers, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Considerations," and supersedes that discussion to the extent that it is inconsistent therewith. The authorities on which this discussion is based are subject to change or differing interpretations, and that change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax considerations to them of the purchase, ownership and disposition of the notes.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

   In the opinion of Cadwalader, Wickersham & Taft, special counsel to the depositor, the issuer will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes, but rather the issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the issuer.

TAXATION OF HOLDERS

   Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax considerations of the transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in the property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuer has relinquished, and the investor has obtained, substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the depositor, the notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Receivables or an equity interest in the issuer.

   Interest and Original Issue Discount. Interest on the notes will be treated as income to beneficial owners as those amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the notes will [not] be issued with original issue discount for federal income tax purposes. Any premium or de minimis original issue discount with respect to the notes will be determined in the same manner as described under "Federal Income Tax Considerations" in the accompanying prospectus. The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 100% of the prepayment assumption, in the case of the Class A-1 notes and % CPR, in the case of the Class A-2 and Class A-3 Notes.

   Sale, Exchange, Retirement or Other Disposition. Upon the sale, exchange, retirement or other disposition of a note, a beneficial owner who holds the note as a capital asset generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition of the owner's note and the owner's cost for that note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium. Long-term capital gains of non-corporate investors, generally, gains on notes held for more than one year, would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of those holders. Corporations are subject to the same tax rate on ordinary income and capital gains.

   Taxation of Certain Foreign Investors. Interest, including original issue discount, payable to beneficial owners of notes who are nonresident aliens, foreign corporations, or other non-U.S. Persons, i.e., any person who is not a U.S. Person, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that this non-U.S. Person: (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C) with respect to the depositor or the issuer and (2) provides the owner trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the note is a non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the note is effectively connected with the conduct of a trade or business within the United States by that non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax considerations to them of owning a note.

   The IRS recently issued final regulations which provide alternative methods of satisfying the beneficial ownership certification requirement described above. These new regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. These new regulations will require, in the case of notes held by a foreign partnership, that:

   (a) the certification described above be provided by the partners rather than by the foreign partnership; and

   (b) the partnership provide certain information, including a United States taxpayer identification number.

   A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these new regulations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   Payments made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax of 31% of "reportable payments," including interest accruals, original issue discount, and, under certain circumstances, payments in respect of principal amount, unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax. The new regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reports of interest, original issue discount and certain information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

   See "Federal Income Tax Considerations--Trusts Treated as Partnerships--Tax Characterization of the Trust as a Partnership" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

   The notes may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in the assets of the issuer being deemed to constitute plan assets or in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

   Under Section 2510.3-101 of the regulations issued by the U.S. Department of Labor, when a Plan invests in an "equity interest" in an entity, including for these purposes interests that may be denominated as debt but that have substantial equity features, the Plan's assets could be deemed, for purposes of ERISA and Section 4975 of the Code, to include both the equity interest and an undivided interest in each of the underlying assets of the entity. If the underlying assets of the entity are deemed to be Plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries, Plan administrators, and parties in interest, under ERISA, and, disqualified persons under the Code, under Parts 1 and 4 of Subtitle B of Title I of ERISA and
Section 4975 of the Code, as applicable, may be expanded. As a result, there may be an increase in their liability under these and other provisions of ERISA and the Code, except to the extent, if any, that a favorable statutory or administrative exemption or exception applies. In addition, various providers of fiduciary or other services to the issuer, and any other parties with authority or control with respect to the issuer, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services. Although there is little guidance on the subject, the transferor intends to take the position that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of Section 2510.3-101. In analyzing these issues with their own counsel, prospective purchasers of notes should consider, among other things, that although special counsel has concluded that the notes are debt for federal income tax purposes, it is not clear whether the notes would be treated as issued by the issuer, the transferor or another person related to the transferor.

   Without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an affiliate, the transferor, the issuer, the servicer, the indenture trustee or the owner trustee is or becomes a party in interest, under ERISA, or disqualified person, under the Code, with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. The exemptions, even if applicable, may not apply to all possible prohibited transactions and other violations of ERISA and Section 4975 of the Code. By its acceptance of a note, each noteholder will be deemed to have represented and warranted that its purchase and holding of the note will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

   PRIOR TO MAKING AN INVESTMENT IN NOTES, EMPLOYEE BENEFIT PLAN INVESTORS, WHETHER OR NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE, AND, PARTICULARLY IN THE CASE OF NON-ERISA PLANS AND ARRANGEMENTS, ANY ADDITIONAL STATE, LOCAL AND FOREIGN LAW CONSIDERATIONS, AS APPLICABLE, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES OF AN INVESTMENT IN NOTES.

                                LEGAL INVESTMENT

   The Class A-1 notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the issuer to sell to each of the underwriters listed below, and each of the underwriters has agreed to purchase, the principal amount of each class of the notes set forth opposite its name below. Under the terms and conditions of the underwriting agreement, each of the underwriters is obligated to take and pay for all of the notes if any are taken.

                                           CLASS A-1    CLASS A-2    CLASS A-3
UNDERWRITERS                                 NOTES        NOTES        NOTES
------------                               ---------    ---------    ---------

PaineWebber Incorporated..............     $             $            $
[--------------------].................
Total..................................

   The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth below, and to selling group members at those prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriters may allow, and the selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and such concessions may be changed.


                                       PRICE TO           UNDERWRITING           SELLING
                                        PUBLIC              DISCOUNT            CONCESSION           REALLOWANCE
                                       --------           ----------            ----------           -----------
Class A-1 Notes                               %                    %                     %                     %
Class A-2 Notes
Class A-3 Notes

   The depositor does not intend to apply for listing of the notes on a national securities exchange, but has been advised by the underwriters that they may make a market in the notes. The underwriters are not obligated, however, to make a market in the notes and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the notes.

   The depositor, the transferor and the servicer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the depositor, the transferor and the servicer.

   After the initial distribution of the notes by the underwriters, this prospectus supplement may be used by the underwriters or its successors, in connection with offers and sales relating to market making transactions in the notes. The underwriters may act as principal or agent in these transactions. The transactions will be at prices related to prevailing market prices at the time of sale. Each underwriter is a member of the New York Stock Exchange, Inc.

   The underwriter is an affiliate of the depositor.

                             ADDITIONAL INFORMATION

     PaineWebber Asset Acceptance Corporation has filed with the SEC a registration statement (Registration No. 333-_____) under the Securities Act of 1933, as amended, with respect to the notes offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in the registration statement under the rules and regulations of the SEC. You may read and copy the registration statement at the Public Reference Room at the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the SEC maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     EXPERTS

   [The consolidated balance sheets of __________, the insurer, and subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement. These statements have been so incorporated in reliance on the report of __________, independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                  LEGAL MATTERS

   The validity of the notes and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft, New York, New York. [Certain legal matters will be passed upon for the insurer by __________, __________ to the insurer.]

                                     RATINGS

   As a condition to the issuance of the Class A notes, the Class A-1 notes must be rated "____" by __________________________________ and "___" by
_____________________________, and the Class A-2 notes and the Class A-3 notes must be rated "___" by ___________________ and "___" by
__________________________.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered notes address the likelihood of the receipt by noteholders of all distributions to which such noteholders are entitled. The ratings assigned to the offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                GLOSSARY OF TERMS

   "ABS" the prepayment model used in this prospectus supplement to measure prepayments on Receivables.

   "AMOUNT FINANCED" means, with respect to a Receivable, the amount advanced under that Receivable toward the purchase price or refinancing of the [automobile] [recreational vehicle] and any related costs.

   "APR" means annual percentage rate.

   "AVAILABLE FUNDS" means, with respect to any Determination Date, the sum of:

   (1) the Collected Funds for the related Collection Period,

   (2) all Purchase Amounts deposited in the Collection Account during the related Collection Period,

   (3) the Monthly Capitalized Interest Amount with respect to the related payment date,

   (4) [the Yield Supplement Amount with respect to the related payment date, and]

   (5) following the acceleration of the notes pursuant to the indenture, the amount of money or property collected by the indenture trustee with respect to the assets of the issuer, from the sale of the assets or otherwise since the preceding Determination Date.

   "CAPITALIZED INTEREST ACCOUNT" is an account which is an asset of the trust established with the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

   "CERTIFICATE DISTRIBUTION ACCOUNT" is a separate account maintained for the purpose of making distributions to certificateholders.

   "CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the Certificateholders' Percentage of the Principal Distributable Amount.

   "CERTIFICATEHOLDERS' PERCENTAGE" means

   (1) for each payment date prior to the payment date on which the Class A-3 notes are paid in full, _____%,

   (2) on the payment date on which the Class A-3 notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of:

       (a) the Principal Distributable Amount for the payment date over

       (b) the outstanding principal amount of the Class A-3 notes immediately prior to the payment date, and the denominator of which is the Principal Distributable Amount for the payment date, and

   (3) for each subsequent payment date to and including the payment date on which the Certificate Balance is reduced to zero, 100%.

   "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any payment date, the excess of the Certificateholders' Principal Distributable Amount for the preceding payment date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on that preceding payment date.

   "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Certificateholders' Monthly Principal Distributable Amount for the payment date and the Certificateholders' Principal Carryover Shortfall for the payment date. However, the Certificateholder's Principal Distributable Amount may not exceed the Certificate Balance.

   CLASS A-1 FINAL SCHEDULED PAYMENT DATE" is _______________, the date on which the Class A-1 notes will be due.

   "CLASS A-2 FINAL SCHEDULED PAYMENT DATE" is _______________, the date on which the Class A-2 notes will be due.

   "CLASS A-3 FINAL SCHEDULED PAYMENT DATE" is _______________, the date on which the Class A-3 notes will be due.

   "CODE" means the Internal Revenue Code of 1986, as amended.

   "COLLECTED FUNDS" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period.

   "COLLECTION ACCOUNT" is an account established in the name of the indenture trustee on behalf of the noteholders, the certificateholders and the insurer, into which payments or other amounts received with respect to the Receivables will be deposited.

   "COLLECTION PERIOD" is any calendar month, or, in the case of the initial Collection Period, the period from the Initial Cut-off Date to and including _______________, 200_. References to the "Collection Period" in this prospectus supplement shall mean the "remittance period" for purposes of the prospectus.

   "CONTROLLING PARTY" means, [the insurer, so long as no Insurer Default exists, and] the indenture trustee for the benefit of the noteholders, [for so long as an Insurer Default exists]. However, the owner trustee for the benefit of the certificateholders will be the Controlling Party after all unpaid principal and interest on the notes [and all amounts owing to the insurer under the insurance agreement] have been paid in full.

   "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to:

   (1) the excess of the principal balance of the Receivable immediately prior to the order over the principal balance of the Receivable as so reduced and/or

   (2) if the court has issued an order reducing the effective rate of interest on the Receivable, the net present value of the scheduled payments with respect to the Receivables as so modified or restructured. When calculating this net present value, the discount rate will be the higher of the annual percentage rate on that Receivable or the rate of interest, if any, specified by the court in that order.

         A Cram Down Loss will be deemed to have occurred on the date of issuance of the order.

   "CUT-OFF DATE" means, with respect to an Initial Receivable, the Initial Cut-off Date, and, with respect to a Subsequent Receivable, the related Subsequent Cut-off Date.

   "DEFICIENCY CLAIM AMOUNT" on any Determination Date will equal the excess, if any, of the sum of the amounts payable on the related payment date from the Distribution Amount:

   (1) to the servicer, any accrued and unpaid servicing fee for the related calendar month to the extent not retained by the servicer;

   (2) pro rata, all accrued and unpaid fees and expenses due and owing the indenture trustee, the owner trustee, the backup servicer, the custodian and the indenture collateral agent;

   (3) to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

   (4) to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes--Payments of Principal" in this prospectus supplement; and

   (5) [to the Insurer, any amounts due and owing under the Insurance Agreement; over the amount of Available Funds with respect to that Determination Date].

   "DETERMINATION DATE" is the ______ business day prior to each payment date.

   "DISTRIBUTION AMOUNT" with respect to any payment date, the sum of:

   (1) the Available Funds for the immediately preceding Determination Date, plus

   (2) [any amounts received with respect to the Deficiency Claim Amount, from the Reserve Account, an Insurer Optional Deposit or otherwise other than from draws under the Policy, by the indenture trustee, with respect to the payment date].

   "FINAL SCHEDULED PAYMENT DATES" are the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date and the Class A-3 Final Scheduled Payment Date referred to in this prospectus supplement.

   "INITIAL CUT-OFF DATE" is __________, 200_.

   "INITIAL PRE-FUNDED AMOUNT" a cash amount equal to approximately $ deposited in the Pre-Funding Account on the closing date.

   "INITIAL RECEIVABLES" are [auto loans] [auto leases] [recreational vehicle loans] [structured settlements] assigned to the issuer on the closing date.

   ["INSURER DEFAULT" means the insurer is in continuing default on its obligations under the Policy or where bankruptcy events have occurred with respect to the insurer.]

   ["INSURER OPTIONAL DEPOSIT" means, with respect to any payment date, an amount delivered by the insurer for deposit into the Collection Account for any of the following purposes:

   (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the issuer with respect to the payment date, or

   (2) to include the funds to the extent that without those amounts a draw would be required to be made on the Policy.]

   "LIQUIDATED RECEIVABLE" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Collection Period,

   (1) 60 days have elapsed since the servicer repossessed the asset underlying the Receivable,

   (2) the servicer has determined in good faith that all amounts it expects to recover have been received,

   (3) the asset underlying the Receivable has been sold and the proceeds received or

   (4) all or any portion of any scheduled payment by the obligor is 120 days or more delinquent.

   "NET LIQUIDATION PROCEEDS" means, with respect to any Liquidated Receivable, all amounts, including insurance proceeds, realized with respect to the Receivable, other than amounts withdrawn from the Reserve Account and drawings under the Policy, net of

   (1) reasonable expenses incurred by the servicer in connection with the collection of the Receivable and the repossession and disposition of the asset underlying the Receivable and

   (2) amounts that are required to be refunded to the obligor on that Receivable; provided that Net Liquidation Proceeds with respect to any Receivable may not be less than zero.

   "NON-U.S. PERSON" is a person who is not a U.S. Person.

   "NOTE DISTRIBUTION ACCOUNT" is an account established and maintained by the servicer, in the name of the indenture trustee, on behalf of the noteholders and the insurer, in which amounts released from the Collection Account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

   "NOTE MAJORITY" means holders of 50% or more of the aggregate principal balance of the notes.

   "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholder's Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

   "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any payment date,

   o  the excess of:

      (1) the Noteholders' Interest Distributable Amount for the preceding payment date, over

      (2) the amount in respect of interest that was actually deposited in the Note Distribution Account on the preceding payment date, plus

   o interest on the amount of interest due but not paid to noteholders on the preceding payment date, to the extent permitted by law, at the interest rate borne by those notes from the preceding payment date to but excluding the current payment date.

   "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholders' Monthly Interest Distributable Amount for the payment date and the Noteholders' Interest Carryover Shortfall for that payment date.

   "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the products for each class of Notes of:

   (1) the product of the applicable interest rate for the class and 1/12 and

   (2) the outstanding principal amount of the class of notes immediately preceding the payment date.

   "NOTEHOLDERS' PERCENTAGE" will be approximately %, for each payment date until the Class A-3 notes have been paid in full, and then will be equal to zero.

   "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" for any payment date will equal the sum of:

   (1) the Noteholders' Percentage of the Principal Distributable Amount and

   (2) any unpaid portion of the amount described in clause (1) with respect to any prior payment date.

   "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any payment date:

   o  the excess of:

      (1) the Noteholders' Principal Distributable Amount for the preceding payment date, over

         (2) the amount in respect of principal that was actually deposited in the Note Distribution Account on the preceding payment date, plus

   o interest on the amount of principal due but not paid to noteholders on the preceding payment date, to the extent permitted by law, at the interest rate borne by those notes from such preceding payment date to but excluding the current payment date.

   "OWNER TRUST AGREEMENT" is the trust agreement under which the trust for the transactions described in this prospectus supplement is formed.

   "PLAN" is any:

   (1) employee benefit plan as defined in Section 3(3) of ERISA,

   (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, or

   (3) entity whose underlying assets include plan assets by reason of a plan's investment in entities specified in clauses (1) and (2) above.

   ["POLICY" is a financial guaranty insurance policy issued by the insurer that guarantees full and timely payment of the noteholders' distributable amount on each payment date.]

   ["POLICY CLAIM AMOUNT" means, the amount by which (a) the portion of the Distribution Amount available to make Scheduled Payments on the notes for any payment date is less than (b) the amount necessary to make the Scheduled Payments on the notes for that payment date.]

   "POOL BALANCE" means, at any time, the sum of the Principal Balances of the Receivables, excluding Purchased Receivables and Liquidated Receivables.

   "PRE-FUNDED AMOUNT" is the Initial Pre-Funded Amount as reduced from time to time during the Pre-Funding Period by the amount of the Initial Pre-Funded Amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement.

   "PRE-FUNDING ACCOUNT" is an account which will be established with the indenture trustee which will be an asset of the trust and will be pledged to the indenture trustee for the benefit the noteholders.

   "PRE-FUNDING PERIOD" is the period from the closing date until the earliest of:

   (1) the date on which the amount on deposit in the Pre-Funding Account is less than $__________,

   (2) the occurrence of a servicer default under the Sale and Servicing Agreement, or

   (3) __________, 200_.

   "PRINCIPAL BALANCE" for any Receivable, at any time, means the Amount Financed minus:

   (1) that portion of all amounts received on or prior to that date and allocable to principal in accordance with the terms of the Receivable, and

   (2) any Cram Down Loss in respect of that Receivable.

   "PRINCIPAL DISTRIBUTABLE AMOUNT" with respect to any payment date will be an amount equal to the sum of the following amounts:

   (1) the principal portion, allocable on the basis of the simple interest method, of all Collected Funds received during the immediately preceding calendar month, other than Liquidated Receivables and Purchased Receivables, including the principal portion of all prepayments;

   (2) the Principal Balance of all Receivables that became Liquidated Receivables during the related calendar month, other than Purchased Receivables;

   (3) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related calendar month;

   (4) [at the option of the insurer,] the Principal Balance of the Receivables that were required to be purchased by the transferor and the servicer during the related calendar month but were not purchased; and

   (5) the aggregate amount of Cram Down Losses that have occurred during the related calendar month.

   "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable. This amount includes one month's interest on the Receivable, in the month of payment, at the APR less the servicing fee, after giving effect to the receipt of any moneys collected, from whatever source, on such Receivable, if any.

   "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the servicer or repurchased by the transferor or the originator pursuant to the Sale and Servicing Agreement.

   "RATING AGENCIES" are _______________ and _______________.

   "RECEIVABLES" the Initial Receivables together with the Subsequent
Receivables.

   "RECORD DATE" with respect to any payment date means the close of business on the business day preceding that payment date.

   "SALE AND SERVICING AGREEMENT" is the sale and servicing agreement dated as of , 200_, between the originator, as seller and servicer, the transferor, the depositor, the issuer and the indenture trustee, backup servicer and custodian.

   ["SCHEDULED PAYMENT" means payments which are scheduled to be made on the notes during the term of the Policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by the Insurer, which payments for each payment date are:

   (1) the Noteholders' Interest Distributable Amount for such Payment Date and

   (2) the Noteholders' Principal Distributable Amount.]

   "SERVICING FEE" is the fee to which the servicer is entitled under the Sale and Servicing Agreement on each payment date for the related monthly period equal to the sum of:

   (1) the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the monthly period and

   (2) the investment earnings, net of losses, on the Collection Account.

   "SERVICING FEE RATE" is the rate, equal to ___%, at which the Servicing Fee is paid.

   "SUBSEQUENT CUT-OFF DATE" the dates designated by the transferor from time to time as subsequent cut-off dates.

   "SUBSEQUENT RECEIVABLES" are the [auto loans] [auto leases] [recreational vehicle loans] [structured settlements] assigned to the issuer from time to time after the closing date and prior to.

   "TRUST AGREEMENT" means any of the Sale and Servicing Agreement, the Owner Trust Agreement, the indenture and any subsequent transfer agreement.

   "U.S. PERSON" means:

   (1) a citizen or resident of the United States;

   (2) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

   (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

   (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S.
      Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

   "WEIGHTED AVERAGE RATE" means, with respect to any date of determination, a per annum rate equal to:

   (1) the sum of:

       (a) the product of (x) the outstanding principal amount of the Class A-1 Notes on that date and (y) the Class A-1 Interest Rate,

       (b) the product of (x) the outstanding principal amount of the Class A-2 Notes on that date and (y) the Class A-2 Interest Rate, and

       (c) the product of (x) the outstanding principal amount of the Class A-3 Notes on that date and (y) the Class A-3 Interest Rate, divided by

   (2) the outstanding principal amount of those notes on that date.

   ["YIELD SUPPLEMENT ACCOUNT" is an account that the transferor will establish for the benefit of the noteholders and the insurer, which will initially be a segregated trust account in the corporate trust department of the indenture trustee.]

   ["YIELD SUPPLEMENT AMOUNT" with respect to any payment date will determined by aggregating for all of the Receivables, one twelfth of the difference, if positive, between

   (1) the product of (a) the Principal Balance of the Receivable multiplied by
       (b) a rate equal to the Weighted Average Rate plus approximately _____%, which percentage represents the Servicing Fee Rate plus approximately _____%, and

   (2) the product of (a) the Principal Balance of the Receivable multiplied by
       (b) the APR on that Receivable.]

===========================================  ===================================

YOU SHOULD RELY ON THE INFORMATION
CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED
PROSPECTUS. WE HAVE NOT AUTHORIZED
ANYONE TO PROVIDE YOU WITH DIFFERENT
INFORMATION.

WE ARE NOT OFFERING THESE NOTES IN ANY           $___________ (APPROXIMATE)
STATE WHERE THE OFFER IS NOT PERMITTED.

    ------------------------------

           TABLE OF CONTENTS                     __________________________
         PROSPECTUS SUPPLEMENT                     OWNER TRUST 200__-____

Summary.................................S-1
Risk Factors............................S-8
Forward-Looking Statements.............S-12
Defined Terms..........................S-12         [LOGO OF _________]
The Trust..............................S-12
The Trust Fund.........................S-13
The Receivables Pool...................S-14
The Transferor.........................S-20       ________________________
The Depositor..........................S-20       ORIGINATOR AND SERVICER
THE ORIGINATOR And The Servicer........S-20
Weighted Average Life of the NOTES.....S-22
Description of the Notes...............S-26
Description of the Certificates........S-35          PAINEWEBBER ASSET
[The Insurer]..........................S-35        ACCEPTANCE CORPORATION
[The Policy]...........................S-37              DEPOSITOR
Description of the Trust Agreements....S-40
Certain Legal Aspects of the
  Receivables..........................S-50
Federal Income Tax Considerations......S-50         ASSET-BACKED NOTES,
ERISA Considerations...................S-52           SERIES 200__-__
Legal Investment.......................S-53
Underwriting...........................S-54
Additional Information.................S-55
Experts................................S-55
Legal MATTERS..........................S-55  ----------------------------------
Ratings................................S-55        PROSPECTUS SUPPLEMENT
Glossary of Terms......................S-57  ----------------------------------

               PROSPECTUS
[Summary of Terms......................
Risk Factors...........................
Defined Terms..........................           PAINEWEBBER INCORPORATED
The Trust Funds........................
The Issuers............................
The Receivables........................
Pool Factors...........................
Use of Proceeds........................              __________, 200__
The Depositor..........................
The Trustee............................
Description of the Securities.........
Description of the Trust Agreements....
Certain Legal Aspects of the
  Receivables..........................
Federal Income Tax Considerations......
ERISA Considerations...................
Methods of Distribution ...............
Incorporation of Information by
  Reference............................
Legal
  Matters..............................
Financial
  Information..........................
Additional Information
  .....................................
Ratings................................
Glossary of Terms......................]

DEALERS WILL BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE
SECURITIES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.  IN
ADDITION, ALL DEALERS SELLING THESE
SECURITIES WILL DELIVER A PROSPECTUS
SUPPLEMENT AND PROSPECTUS UNTIL
____________, 200_.

===========================================  ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

      SEC Registration Fee......................             $264.00
      Legal Fees and Expenses...................                *
      Accounting Fees and Expenses..............                *
      Trustee's Fees and Expenses
         (including counsel fees)...............                *
      Printing and Engraving Expenses...........                *
      Rating Agency Fees........................                *
      Miscellaneous.............................                *
                                                             -------
            Total                                            $264.00
                                                             =======

*To be provided by amendment.


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            The by-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

            Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

            Section 6(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act of 1933, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with certain written information furnished to the Depositor by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Depositor for any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending against such loss, claim, damage, liability or action.

            The Pooling and Servicing Agreement for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders or the Issuer or the Noteholders, as applicable, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement and related Certificates or such Sale and Servicing Agreement and related Notes, as applicable, other than such expenses related to particular Loans.

ITEM 16.   EXHIBITS.

    1.1    Form of Underwriting Agreement for Notes.
    1.2    Form of Underwriting Agreement for Certificates.
    3.1    Certificate of Incorporation of the Registrant.
    3.2    By-Laws of the Registrant.
    4.1    Form of Pooling and  Servicing  Agreement  (including
           form of Certificates).
    4.2    Form of Trust Agreement.
    4.3    Form of Indenture (including form of Notes).
    4.4    Form of Sale and  Servicing  Agreement  (relating  to
           Notes).
    5.1    Opinion  of   Cadwalader,   Wickersham  &  Taft  with
           respect to legality.
    8.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included as part of Exhibit 5.1).
   10.1    Form of Receivables Sale Agreement.
   23.1    Consent of  Cadwalader,  Wickersham & Taft  (included
           as part of Exhibit 5.1).
   24.1    Power of Attorney (included on page II-6 of this
           Registration Statement).
------------

ITEM 17.   UNDERTAKINGS.

A.    Undertakings pursuant to Rule 415.

      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

            The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates or notes, as the case may be, in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B.     Undertaking in respect of indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, PaineWebber Asset Acceptance Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of May, 2000.

                                        PAINEWEBBER ASSET
                                           ACCEPTANCE CORPORATION


                                        By:   /s/ Joseph Piscina
                                           -------------------------------
                                           Name:  Joseph Piscina
                                           Title: President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Piscina, Daniel Leyden, Barbara Dawson, Michael T. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE                   TITLE                      DATE
---------                   -----                      ----

/s/ Joseph Piscina          President and Director     May 16, 2000
--------------------------- (Principal Executive
Joseph Piscina              Officer)

/s/ Daniel Leyden           Senior Vice President      May 16, 2000
--------------------------- (Principal Accounting
Daniel Leyden               Officer and Principal
                            Financial Officer)

/s/ Barbara Dawson          Director                   May 16, 2000
---------------------------
Barbara Dawson

/s/ Michael T. Sullivan     Director                   May 16, 2000
---------------------------
Michael T. Sullivan

                                  EXHIBIT INDEX

Number       Description of Document
------       -----------------------

  1.1        Form of Underwriting Agreement for Notes.
  1.2        Form of Underwriting Agreement for Certificates.
  3.1        Certificate of Incorporation of the Registrant.
  3.2        By-Laws of the Registrant.
  4.1        Form  of  Pooling  and  Servicing  Agreement  (including  form of
             Certificates).
  4.2        Form of Trust Agreement.
  4.3        Form of Indenture (including form of Notes).
  4.4        Form of Sale and Servicing Agreement (relating to Notes).
  5.1        Opinion  of  Cadwalader,   Wickersham  &  Taft  with  respect  to
             legality.
  8.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included as part of Exhibit 5.1).
 10.1        Form of Receivables Sale Agreement.
 23.1        Consent of  Cadwalader,  Wickersham  & Taft  (included as part of
             Exhibit 5.1).
 24.1        Power of Attorney (included on page II-6 of this Registration
             Statement).